                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(A) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        Nobel Learning Communities, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         Nobel Learning Communities, Inc. Common Stock par value $0.001 per share; Series A Preferred Stock, par value $0.001 per share; Series C Preferred Stock, par value $0.001 per share and Series D Preferred Stock, par value $0.001 per share.

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         Common Stock: 6,201,461; Series A Preferred Stock: 496,194.11; Series C Preferred Stock: 2,096,714; Series D Preferred Stock: 1,063,830; Options to purchase Common Stock: 445,599; Warrants to purchase Common
         Stock: 840,298.

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         Pursuant to the terms of the Agreement and Plan of Merger by and between Socrates Acquisition Corporation and Nobel Learning Communities, Inc. dated as of August 5, 2002 and amended as of October 2, 2002, each issued and outstanding share of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share), other than shares being exchanged for equity interests in the surviving corporation and shares owned by stockholders who are entitled to and have exercised and perfected dissenters' rights, will be converted into the rights to receive $7.75 in cash. In addition, pursuant to the terms of the Agreement and Plan of Merger, each outstanding option and warrant will be canceled in exchange for
         (i) the excess, if any, of $7.75 over the per share exercise price of the option or warrant multiplied by (ii) the number of shares of common stock subject to the option or warrant exercisable as of the effective time of the merger. The filing fee was calculated based upon (i) an aggregate cash payment of $55,315,446.75 for the proposed per share cash payment of $7.75 for 7,137,477 outstanding shares of common stock (including shares of preferred stock on an as-converted basis) (less shares that will be held by the rollover stockholders upon completion of the merger), (ii) an aggregate cash payment of $990,355.15 to holders of outstanding options to purchase an aggregate of 445,599 shares of common stock with a per share exercise price of less than $7.75 and (iii) an aggregate cash payment of $469,521.14 outstanding warrants to purchase an aggregate of 840,298 shares of common stock with a per share exercise price of less than $7.75.

     (4) Proposed maximum aggregate value of transaction: $56,775,323.04

     -------------------------------------------------------------------------

     (5) Total fee paid:  $11,355.06

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

                                                               Preliminary Copy
                                                       Filed on October 2, 2002

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    [LOGO]

                       NOBEL LEARNING COMMUNITIES, INC.
                            1615 West Chester Pike
                       West Chester, Pennsylvania 19382

                 PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT
                                                                         , 2002

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders of
Nobel Learning Communities, Inc., to be held on       , 2002 at        local
time at       . At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 5, 2002, as amended as of October 2, 2002 between Nobel Learning Communities, Inc., referred to as NLCI, and Socrates Acquisition Corporation, referred to as Socrates, and the merger contemplated by the merger agreement. Under the merger agreement, a corporation newly formed by Gryphon Partners II, L.P. and Cadigan Investment Partners, Inc., to engage in the merger, will be merged with and into NLCI, with NLCI as the surviving corporation.

   If the merger is completed, each issued and outstanding share of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) owned by you will be converted into the right to receive $7.75 in cash, without interest, unless you are one of the NLCI directors and executive officers identified in the merger agreement as a rollover stockholder exchanging your shares of NLCI common stock and/or preferred stock for an equity interest in the surviving corporation or you are a dissenting stockholder and exercise and perfect your appraisal rights under Delaware law. Each outstanding option and warrant that is exercisable as of the effective time of the merger will be canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant, multiplied by (2) the number of shares of common stock subject to the option or warrant exercisable as of the effective time of the merger, net of any applicable withholding taxes.

   The board of directors of NLCI formed a special committee, composed of independent directors who are not officers or employees of NLCI and who have no financial interest in the proposed merger different from NLCI stockholders generally, in order to eliminate any conflict of interest in evaluating, negotiating and recommending the merger proposal, including the terms of the merger agreement with Socrates.

   THE BOARD OF DIRECTORS, ACTING ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. THE SPECIAL COMMITTEE, AND, BASED IN PART UPON THE DETERMINATION AND RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS BELIEVE THAT THE TERMS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, NLCI STOCKHOLDERS OTHER THAN THE ROLLOVER STOCKHOLDERS. THEREFORE, THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

   In reaching their decisions, the board of directors and the special committee considered, among other things, the written opinion of Legg Mason Wood Walker, Incorporated, the special committee's financial advisor, that, based upon and subject to the considerations and limitations set forth in that opinion, as of August 5, 2002, the $7.75 per share cash consideration to be received by NLCI stockholders in the proposed merger was fair to NLCI stockholders other than the rollover stockholders from a financial point of view. The opinion is attached to the proxy statement as Appendix B.

   Some of the members of NLCI's management who as of       , the record date,
had the right to vote approximately 6.9% of the outstanding shares of voting stock, have agreed to vote in favor of the merger agreement and the merger.

   The enclosed proxy statement provides information about the proposed merger, the merger agreement and the special meeting. In addition, you may obtain additional information about NLCI from documents filed with the Securities and Exchange Commission. PLEASE READ THE ENTIRE PROXY STATEMENT CAREFULLY, INCLUDING THE APPENDICES.

   YOUR VOTE IS VERY IMPORTANT. THE MERGER CANNOT BE COMPLETED UNLESS THE MERGER AGREEMENT AND THE MERGER ARE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF NLCI COMMON STOCK AND PREFERRED STOCK (VOTING ON AN AS CONVERTED BASIS), VOTING AS A SINGLE CLASS. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. IF YOU COMPLETE, SIGN AND RETURN YOUR PROXY CARD WITHOUT INDICATING HOW YOU WISH TO VOTE, YOUR PROXY WILL BE COUNTED AS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. IF YOU FAIL TO RETURN YOUR PROXY CARD AND FAIL TO VOTE AT THE SPECIAL MEETING, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER FOR PURPOSES OF THE VOTE REFERRED TO ABOVE. RETURNING THE PROXY CARD DOES NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE SPECIAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                          Sincerely,

                                          /s/  A.J. CLEGG
                                          Chief Executive Officer

West Chester, Pennsylvania
          , 2002

   This proxy statement is dated           , 2002 and is first being mailed to
stockholders of NLCI on or about           , 2002.

                                    [LOGO]

                       NOBEL LEARNING COMMUNITIES, INC.
                            1615 West Chester Pike
                       West Chester, Pennsylvania 19382

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held On           , 2002

                               -----------------

   Notice is hereby given that a special meeting of stockholders of Nobel Learning Communities, Inc., a Delaware corporation, referred to as NLCI, will
be held on       , 2002 at          local time at       , for the following
purposes:

  . To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 5, 2002, as amended as of October 2, 2002, between NLCI and Socrates Acquisition Corporation, referred to as Socrates, and the merger contemplated by the merger agreement.

  . To consider and vote upon such other matters as may properly come before the meeting, including the approval of any adjournment or postponement of the meeting.

   Only holders of record of voting stock at the close of business on       ,
2002, the record date, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof.

   Stockholders of NLCI who do not vote in favor of approval and adoption of the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares if the merger is completed, but only if they submit a written demand for an appraisal before the vote is taken on the merger agreement and the merger and they comply with Delaware law as explained in the accompanying proxy statement.

   THE BOARD OF DIRECTORS, ACTING ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER. THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

   YOUR VOTE IS VERY IMPORTANT. THE MERGER CANNOT BE COMPLETED UNLESS THE MERGER AGREEMENT AND THE MERGER ARE APPROVED AND ADOPTED BY THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK OUTSTANDING (VOTING ON AN AS CONVERTED BASIS), VOTING AS A SINGLE CLASS. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

   The merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement.


                                          By Order of the Board of Directors,

                                          /s/  YVONNE DEANGELO
                                          Secretary

West Chester, Pennsylvania
          , 2002

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
   SUMMARY TERM SHEET..................................................   1
   QUESTIONS AND ANSWERS ABOUT THE MERGER..............................   3
   SUMMARY.............................................................   7
      The Participants.................................................   7
      The Merger.......................................................   8
      Opinion of Financial Advisor.....................................   8
      Interests of NLCI Directors and Officers in the Merger...........   8
      Merger Financing.................................................   9
      The Special Meeting..............................................   9
      Appraisal Rights.................................................  10
      The Merger Agreement.............................................  10
      Conditions to Completing the Merger..............................  11
      Limitation on Soliciting Transactions............................  11
      Termination......................................................  12
      Termination Fee and Expense Reimbursement........................  12
      Effects of the Merger............................................  12
      Federal Regulatory Matters.......................................  13
      Material U.S. Federal Income Tax Consequences....................  13
      Accounting Treatment of the Merger...............................  13
      Litigation Challenging the Merger................................  13
   CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.........  14
   NLCI SELECTED HISTORICAL FINANCIAL DATA.............................  15
   THE SPECIAL MEETING.................................................  16
      General..........................................................  16
      Record Date and Voting Information...............................  16
      Proxies; Revocation..............................................  17
      Expenses of Proxy Solicitation...................................  17
      Adjournments.....................................................  18
   THE PARTICIPANTS....................................................  19
      Nobel Learning Communities, Inc..................................  19
      Socrates Acquisition Corporation.................................  19
      Gryphon Partners II, L.P.........................................  19
      Gryphon Partners II-A, L.P.......................................  20
      Cadigan Investment Partners, Inc.................................  20
      Rollover stockholders............................................  20
   SPECIAL FACTORS.....................................................  21
      Background of the Merger.........................................  21
      Recommendation of the Board of Directors; Fairness of the Merger.  31
      Forward-Looking Information......................................  36
      Opinion of Financial Advisor to the Special Committee............  39
      Purpose and Structure of the Merger..............................  46
      Effects of the Merger............................................  47
      Risks That the Merger Will Not Be Completed......................  48
      Interests of NLCI Directors and Officers in the Merger...........  49
      Merger Financing.................................................  52
      Estimated Fees and Expenses of the Merger........................  55
      Accounting Treatment of the Merger...............................  55
      Federal Regulatory Matters.......................................  55
      Material U.S. Federal Income Tax Consequences....................  55

                                                                                             Page
                                                                                             ----
   Litigation Challenging the Merger........................................................  56
   Appraisal Rights.........................................................................  56
THE MERGER AGREEMENT........................................................................  61
   The Merger...............................................................................  61
   Effective Time of the Merger.............................................................  61
   Certificate of Incorporation, Bylaws and Directors and Officers of NLCI as the Surviving
     Corporation............................................................................  61
   Conversion of Common Stock and Preferred Stock...........................................  61
   Treatment of Options and Warrants........................................................  62
   Payment for Shares, Options and Warrants.................................................  62
   Transfer of Shares, Options and Warrants.................................................  63
   Representations and Warranties...........................................................  63
   Accuracy and Completeness of Information.................................................  65
   Conduct of Business Pending the Merger...................................................  65
   Notification.............................................................................  66
   Preparation of Proxy Statement; Stockholders Meeting.....................................  67
   Access to Information; Confidentiality...................................................  67
   Limitation on Soliciting Transactions....................................................  67
   Director's and Officers' Indemnification and Insurance...................................  69
   Further Action...........................................................................  70
   Consents and Filings.....................................................................  70
   Public Announcements.....................................................................  70
   Employee Benefits Matters................................................................  70
   Rights Agreement.........................................................................  71
   Stockholder Litigation...................................................................  71
   Conditions to Completing the Merger......................................................  71
   Termination..............................................................................  73
   Termination Fee and Expense Reimbursement................................................  74
   Amendment................................................................................  75
   Waiver...................................................................................  75
   Assignment...............................................................................  75
MARKETS AND MARKET PRICE....................................................................  76
COMMON STOCK AND PREFERRED STOCK PURCHASE INFORMATION.......................................  77
   Purchases By NLCI........................................................................  77
   Purchases By MCI Executive Officers and Directors........................................  77
   Recent Transactions......................................................................  77
   Purchases By Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan..................  77
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............................  78
INDEPENDENT AUDITORS........................................................................  85
FUTURE STOCKHOLDER PROPOSALS................................................................  85
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION................................................  85

--------
Appendix A The Agreement and Plan of Merger, as amended on October 2, 2002 Appendix B The fairness opinion of Legg Mason Wood Walker, Incorporated Appendix C Section 262 of the Delaware General Corporation Law
Appendix D Annual Report of NLCI on Form 10-K filed with the Securities and
           Exchange Commission on September 24, 2002
Appendix E Information relating to the directors and executive officers of NLCI Appendix F Information relating to the directors, officers and affiliates of
           Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan

                              SUMMARY TERM SHEET

   This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the Appendices. In this proxy statement, the term NLCI refers to Nobel Learning Communities, Inc.

  . Stockholder vote--You are being asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger contemplated by the merger agreement. Under the merger agreement, Socrates Acquisition Corporation, referred to as Socrates, will be merged with and into NLCI, with NLCI as the surviving corporation, referred to as the surviving corporation. Approval and adoption of the merger agreement and the merger require the affirmative vote of the holders of a majority of the outstanding shares of common stock and preferred stock (voting on an as-converted basis), voting as a single class. The common stock and the preferred stock (on an as-converted basis) are referred to as the voting stock. See "The Special Meeting" beginning on page 9.

  . Payment--In the merger, each share of NLCI common stock will be converted automatically into the right to receive $7.75 in cash, without interest, and each share of NLCI preferred stock will be converted automatically into the right to receive $7.75 in cash, without interest, for each whole share of common stock into which the share of preferred stock is then convertible under NLCI's certificate of incorporation plus the amount determined by multiplying $7.75 by the fraction (rounded to the nearest one-hundredth of a share) representing any fractional share of common stock into which any share of preferred stock is then convertible under NLCI's certificate of incorporation, in each case subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date of the merger agreement until the effective time of the merger and referred to as the merger consideration, except for:

       . 382,382 shares of voting stock held by certain NLCI directors and executive officers that will be converted into equity interests in the surviving corporation;

       . treasury shares of NLCI, all of which will be canceled without any payment; and

       . shares of voting stock held by stockholders who properly exercise and perfect appraisal rights that will be subject to appraisal in accordance with Section 262 of the Delaware General Corporation Law. See "Special Factors--Appraisal Rights" beginning on page 56.

      Each outstanding option and warrant that is exercisable as of the effective time of the merger will be canceled in exchange for an amount in cash, if any, determined by multiplying (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant, and (2) the number of shares of common stock subject to the option or warrant net of any applicable withholding taxes. See "The Merger Agreement" beginning on page 61.

  . Voting stock--The voting stock is the outstanding NLCI common stock together with the NLCI common stock into which the outstanding NLCI preferred stock is then convertible.

  . Special committee--The special committee is the committee of the NLCI board of directors formed to eliminate any conflict of interest in evaluating, negotiating and recommending the merger proposal, including the terms of the merger agreement and the proposed merger with Socrates. The special committee consists solely of directors who are not officers or employees of NLCI and who have no financial interest in the proposed merger different from NLCI stockholders generally. The members of the special committee are Peter H. Havens, Edward H. Chambers and Eugene Monaco.

  . Socrates--Socrates is Socrates Acquisition Corporation, a Delaware corporation newly formed by Gryphon Partners II, L.P. and Cadigan Investment Partners, Inc. See "The Participants" beginning on page 19.

  . Gryphon--Gryphon is Gryphon Partners II, L.P., a Delaware limited partnership which specializes in leveraged acquisitions. See "The Participants" beginning on page 19.

  . Gryphon Partners II-A, L.P.--Gryphon Partners II-A, L.P. is a Delaware limited partnership that co-invests with Gryphon in leveraged acquisitions. See "The Participants" beginning on page 19.

  . Cadigan--Cadigan is Cadigan Investment Partners, Inc., a Delaware corporation which principally engages in leveraged buyout transactions. See "The Participants" beginning on page 19.

  . Buying group--The buying group consists of Gryphon, Gryphon Partners II-A, L.P. and Cadigan. See "The Participants" beginning on page 19.

  . Rollover stockholders--A.J. Clegg, John Frock and Robert Zobel, each a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI, have agreed to retain and/or purchase an equity interest in the surviving corporation. These executive officers and directors are referred to as the rollover stockholders. The rollover stockholders may have interests that are different from, or in addition to, the interests of NLCI stockholders generally. See "Special Factors--Interests of NLCI Directors and Executive Officers in the Merger" beginning on page 49.

      A.J. Clegg and John Frock, referred to together as the continuing rollover stockholders, will acquire their interest in the surviving corporation by exchanging NLCI stock owned by them representing approximately 75% and 61.5%, respectively, of the value of the consideration they would otherwise receive in the merger if they were not exchanging their interests in NLCI for shares of capital stock of the surviving corporation. Their remaining interest in NLCI will be exchanged for the merger consideration. Robert Zobel and D. Scott Clegg, referred to together as the purchasing rollover stockholders, will receive the merger consideration for any common stock, preferred stock and options they own and will each pay $74,100 to purchase shares of capital stock of Socrates that will convert into capital stock of the surviving corporation. The rollover stockholders together are expected to own approximately 6.1% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants).

  . Fairness of the merger--The special committee and, based in part upon the determination of the special committee, the board of directors of NLCI, have each determined that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders. The special committee received an opinion from Legg Mason Wood Walker, Incorporated, its financial advisor, to the effect that as of the date of such opinion and based upon and subject to the considerations and limitations set forth in such opinion, the $7.75 per share merger consideration to be received by the stockholders, other than the rollover stockholders, in the proposed merger is fair to such stockholders from a financial point of view. The rollover stockholders, Cadigan, Gryphon, Gryphon Partners II-A, L.P. and Socrates also believe that the terms of the merger agreement and the proposed merger are fair to NLCI stockholders other than the rollover stockholders. See "Special Factors--Recommendation of the Board of Directors; Fairness of the Merger" beginning on page 31.

  . Tax consequences--The receipt of cash by you in the merger will be a taxable transaction to you. See "Special Factors--Material U.S. Federal Income Tax Consequences" beginning on page 55.

  . Conditions--The merger agreement and the merger are subject to approval by the holders of a majority of the outstanding shares of voting stock voting as a single class, as well as other conditions, including obtaining the necessary financing in accordance with the terms of existing commitments to complete the merger and obtaining required consents and approvals. See "The Merger Agreement--Conditions to Completing the Merger" beginning on page 71.

  . After the merger--Upon completion of the merger, the buying group and the rollover stockholders are expected to own approximately 93.9% and 6.1%, respectively, of the surviving corporation's capital stock outstanding immediately after the merger (excluding options and warrants). In addition, NLCI will no longer be a public company and NLCI's stock will no longer be listed on the Nasdaq National Market. See "Special Factors--Interests of NLCI's Directors and Executive Officers in the Merger" beginning on page 49.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What am I being asked to vote upon? (see page 16)

A: You are being asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger contemplated by the merger agreement. Under the merger agreement, Socrates will be merged with and into NLCI, with NLCI as the surviving corporation. Socrates is a Delaware corporation newly formed by Gryphon and Cadigan to engage in the merger. If the merger agreement and the merger are approved and adopted and the merger is completed, NLCI will no longer be a publicly held corporation and, unless you are a rollover stockholder, you will no longer own NLCI capital stock.

Q: What will I receive in the merger? (see page 61)

A: In the merger, each share of NLCI common stock, other than shares owned by the continuing rollover stockholders, treasury shares and shares of voting stock as to which appraisal rights have been exercised and perfected, will be converted automatically into the right to receive $7.75 in cash, without interest, and each share of NLCI preferred stock will be converted automatically into the right to receive $7.75 in cash, without interest, for each whole share of common stock into which the share of preferred stock is then convertible under NLCI's certificate of incorporation plus the amount determined by multiplying $7.75 by the fraction (rounded to the nearest one-hundredth of a share) representing any fractional share of common stock into which any share of preferred stock is then convertible under NLCI's certificate of incorporation, in each case subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date of the merger agreement until the effective time of the merger and referred to as the merger consideration.

   All outstanding options and warrants exercisable as of the effective time of the merger will be canceled in exchange for an amount in cash, if any, determined by multiplying (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant, and (2) the number of shares of common stock subject to the option or warrant, net of any applicable withholding taxes.

Q: Who are the rollover stockholders? (see page 20)

A: The rollover stockholders are A.J. Clegg, John Frock and Robert Zobel, each of whom is a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI.

Q: Can I choose to be a rollover stockholder?

A: No. The rollover stockholders will include only the individuals designated in the merger agreement and described above.

Q: Why is the board of directors recommending that I vote in favor of the merger agreement and the merger? (see page 31)

A: The special committee of the board of directors, consisting solely of directors who are not officers or employees of NLCI and who have no interest in the proposed merger different from NLCI stockholders generally, and, based in part on the determination of the special committee, the board of directors of NLCI, have each determined that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders. The board of directors, based in part on the unanimous recommendation of the special committee, recommends that you vote for the approval and adoption of the merger agreement and the merger.

Q: What are the consequences of the merger to present members of management and the board of directors? (see page 49)

A: It is expected that the members of our current management will continue as management of the surviving corporation. Like all other NLCI stockholders, members of management and the board of directors will be entitled to receive $7.75 per share in cash for each of their shares of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share), other than the shares that the continuing rollover stockholders will exchange for equity interests in the surviving corporation. With respect to options, like all other NLCI employees, the members of management and the rollover stockholders who own eligible options will receive an amount equal to (1) the excess, if any, of $7.75 over the per share exercise price of the option, and (2) the number of shares of common stock subject to the option exercisable as of the effective time of the merger, net of any applicable withholding taxes. Upon completion of the merger, the rollover stockholders collectively are expected to own approximately 6.1% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants).

Q: Is the merger subject to the satisfaction of any conditions? (see page 71)

A: Yes. Before completion of the transactions contemplated by the merger agreement, a number of closing conditions must be satisfied or waived. These conditions include, among others, obtaining all financing necessary to complete the transactions contemplated by the merger agreement and obtaining the requisite stockholder vote and other necessary consents and approvals. If these conditions are not satisfied or waived, the merger will not be completed even if the stockholders vote to approve and adopt the merger agreement and the merger.

Q: When do you expect the merger to be completed?

A: The parties to the merger agreement are working toward completing the merger as quickly as possible. If the merger agreement is approved and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting.

Q: What are the U.S. federal income tax consequences of the merger to me? (see page 55)

A: Stockholders of NLCI who receive cash for their shares will recognize gain or loss for federal income tax purposes equal to the difference between their basis for their shares and the amount of cash received. If a stockholder holds NLCI shares as a capital asset, such gain or loss will be capital gain or loss. If the stockholder has held the shares for one year or less, the gain or loss will be short-term gain or loss. If the stockholder has held the shares for more than one year, the gain or loss will be long-term gain or loss. TAX MATTERS ARE VERY COMPLEX AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Q: When and where is the special meeting?

A: The special meeting of NLCI stockholders will be held at          local time
   on         , 2002 at    .

Q: Who can vote on the merger agreement?

A: Holders of voting stock at the close of business on         , 2002, the
   record date for the special meeting, may vote in person or by proxy on the merger agreement and the merger at the special meeting.

Q: How many votes do I have?

A: You have one vote for each share of common stock that you owned at the close
   of business on         , 2002 and, for each share of preferred stock that
   you owned at the close of business on           , 2002, you have the number
   of votes equal to the number of shares of common stock into which your preferred stock is then convertible.

Q: What vote is required to approve and adopt the merger agreement and the merger?

A: The approval and adoption of the merger agreement and the merger require the affirmative vote of the holders of at least a majority of the outstanding shares of voting stock voting as a single class. The rollover stockholders have entered into separate voting agreements with Socrates under which each agreed to vote shares of voting stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger.

Q: What do I need to do now?

A: You should read this proxy statement carefully, including its Appendices, and consider how the merger affects you. Then, mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of NLCI stockholders.

Q: What happens if I do not return a proxy card?

A: The failure to return your proxy card will have the same effect as voting against the merger agreement and the merger unless you vote for the merger agreement and the merger in person at the special meeting.

Q: May I vote in person?

A: Yes. You may attend the special meeting of NLCI stockholders and vote your shares in person regardless of whether you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the record holder.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of NLCI common stock and preferred stock for the merger consideration, without interest.

Q: What rights do I have to seek an appraisal of my shares? (see page 56)

A: If you wish, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law as described on pages 56 through 60 and in Appendix C of this proxy statement. Depending upon the determination of the Delaware Court of Chancery, the appraised fair value of your shares of NLCI common stock or preferred stock, which will be paid to you if you seek an appraisal, may be more than, less than or equal to the per share consideration to be paid in the merger.

Q: Who can help answer my questions?

A: The information provided above in question-and-answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read the entire proxy statement, including the Appendices. If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

   [Proxy Solicitor]

                                    SUMMARY

   This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read this entire proxy statement carefully, including the Appendices.

The Participants (see page 19)

  Nobel Learning Communities, Inc.

   NLCI, headquartered in West Chester, Pennsylvania, is a for-profit provider of education and school management services for the pre-elementary through 12th grade market. NLCI's programs are offered through a network of private schools, charter schools, schools for learning challenged students, and special purpose high schools, under the global brand name "Nobel Learning Communities." These schools typically provide summer camps and before-and-after school programs. NLCI's credo is "Quality Education Maximizing a Child's Life Opportunities." As of September 20, 2002, NLCI operated 179 schools in 15 states, with an aggregate capacity of approximately 27,000 children. NLCI was organized in 1984 as the Rocking Horse Childcare Centers of America, Inc. In 1985, NLCI was merged into the Petrie Corporation (originally incorporated under the name Petrie Method, Inc., a Delaware corporation organized on March 30, 1983). In 1993, NLCI changed its name to Nobel Education Dynamics, Inc. and in 1998, NLCI changed its name to Nobel Learning Communities, Inc. Information about the directors and executive officers of NLCI is set forth as Appendix E to this proxy statement.

  Socrates Acquisition Corporation

   Socrates Acquisition Corporation, referred to as Socrates, is a Delaware corporation that was formed by Gryphon and Cadigan. Socrates was formed solely for the purpose of completing the merger and has not participated in any activities to date other than those incident to its formation and the transactions contemplated by the merger agreement.

  Gryphon Partners II, L.P.

   Gryphon Partners II, L.P., referred to as Gryphon in this proxy statement, is a Delaware limited partnership. Gryphon is a San Francisco-based private equity fund specializing in leveraged acquisitions.

  Gryphon Partners II-A, L.P.

   Gryphon Partners II-A, L.P. is a Delaware limited partnership. Gryphon Partners II-A, L.P. is a San Francisco-based private equity fund that co-invests with Gryphon in leveraged acquisitions.

  Cadigan Investment Partners, Inc.

   Cadigan Investment Partners, Inc., referred to as Cadigan in this proxy statement, is a Delaware corporation. Cadigan is a New York-based leveraged buyout firm.

  Rollover Stockholders

   A.J. Clegg, John Frock and Robert Zobel, each a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI, have each agreed to retain and/or purchase an equity interest in the surviving corporation. These executive officers and directors are referred to as the rollover stockholders. The rollover stockholders may have interests that are different from, or in addition to, the interests of NLCI stockholders generally. See "Special Factors--Interests of NLCI Directors and Executive Officers in the Merger" beginning on page 49.

The Merger (see page 61)

   Under the merger agreement, Socrates will merge with and into NLCI, and each issued and outstanding share of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) will be converted into the right to receive $7.75 in cash, without interest, except that:

  . 382,382 shares of NLCI common stock (including preferred stock convertible into common stock) held by the continuing rollover stockholders that will be converted into equity interests in the surviving corporation;

  . treasury shares of NLCI, all of which will be canceled without any payment; and

  . shares of common stock and preferred stock convertible into common stock (on an as-converted basis) held by stockholders who properly exercise and perfect appraisal rights that will be subject to appraisal in accordance with Delaware law. See "Special Factors--Appraisal Rights" beginning on page 56.

  Payment for Stock Certificates

   Promptly after the merger, the paying agent for the merger will send a letter of transmittal to you to be used for surrendering your NLCI stock certificates in exchange for the merger consideration. You should not send in your NLCI stock certificates until you receive the letter of transmittal.

  Recommendation of the Board of Directors; Fairness of the Merger (see page 31)

   The special committee, composed solely of directors who are not officers or employees of NLCI and who have no interest in the proposed merger different from NLCI stockholders generally, and, based in part on the unanimous determination of the special committee, the board of directors believe that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders. The board of directors (with the three rollover stockholders who are directors abstaining), based in part upon the unanimous recommendation of the special committee, has approved the merger agreement and recommends that you vote FOR the approval and adoption of the merger agreement and the merger.

Opinion of Financial Advisor (see page 39)

   In deciding to approve the terms of the merger agreement and the merger, one of the factors that the special committee and the NLCI board of directors considered was the opinion of the special committee's independent financial advisor, Legg Mason Wood Walker, Incorporated, referred to as Legg Mason, that, based upon and subject to the considerations and limitations set forth in the opinion, as of August 5, 2002, the $7.75 per share merger consideration to be received by NLCI's stockholders in the proposed merger was fair, from a financial point of view, to NLCI's stockholders other than the rollover stockholders. The complete Legg Mason opinion, including applicable limitations and assumptions, describes the basis for the opinion and is attached as Appendix B to this proxy statement. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY. Legg Mason's opinion is directed to the special committee and does not constitute a recommendation to any stockholder as to any matter relating to the merger.

Interests of NLCI Directors and Officers in the Merger (see page 49)

   Some of NLCI's executive officers and members of NLCI's board of directors have interests in the transaction that are different from, or in addition to, the interests of NLCI's stockholders generally. For example:

  . 382,382 shares of voting stock held by the continuing rollover stockholders will be converted into equity interests in the surviving corporation;

  . the purchasing rollover stockholders will receive the merger consideration for their common stock, preferred stock and options, and will each purchase $74,100 of equity interests in Socrates that will convert into shares of capital stock of the surviving corporation;

  . A.J. Clegg, Chairman and Chief Executive Officer of NLCI will continue as Chairman and Chief Executive Officer of NLCI after the merger and the members of the current management of NLCI will continue as members of management of the surviving corporation;

  . Daniel Russell, a member of the NLCI board of directors, is also a principal of Allied Capital Corporation, which holds warrants that will become exercisable in connection with the merger and will be canceled in exchange for cash in the merger;

  . some members of management are entitled to severance payments and/or change in control payments if their employment is terminated within a specified time after completion of the merger;

  . the rollover stockholders and other executive officers are expected to continue their employment with NLCI, or will be entitled to severance payments in the event their employment is terminated;

  . in connection with the merger, all outstanding options (including those held by NLCI's directors and executive officers) will become immediately exercisable and canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option, multiplied by (2) the number of shares of common stock subject to the option exercisable as of the effective time of the merger; and

  . the rollover stockholders and some other members of management will be granted options to purchase shares of capital stock of the surviving corporation after the merger is completed.

   These interests are more fully described under "Special Factors--Interests of NLCI Directors and Officers in the Merger" beginning on page 49.

   The special committee and NLCI's board of directors were aware of these interests and considered them, among other factors, when approving the merger agreement.

Merger Financing (see page 52)

   It is anticipated that the total amount of funds necessary to consummate the merger and related transactions will be approximately $110 million. Socrates expects that this amount will be funded through equity commitments, new credit facilities, and the issuance by NLCI of senior subordinated notes and warrants. Socrates has received equity commitment letters from each of Gryphon and Cadigan, subject to the satisfaction of all conditions precedent to Socrates' obligations under the merger agreement (excluding the equity financing condition). Socrates has also received commitment letters from each of the rollover stockholders, which are subject to each of Gryphon and Cadigan fulfilling their obligations under their respective commitment letters. Gryphon and Cadigan have received a commitment letter from BNP Paribas to provide up to $50 million in senior secured financing to fund a portion of the merger consideration and related expenses. The commitment letter also includes a commitment from BNP Paribas to provide $20 million in senior subordinated financing in the form of senior subordinated notes to be issued by NLCI and warrants to purchase the capital stock of NLCI. Receipt of third-party financing in accordance with the terms of the equity and debt commitment letters or substitute financing on terms no less favorable in the aggregate to the buying group is a condition to completion of the merger. Following completion of the merger, the senior credit facility and senior subordinated notes are expected to be repaid through cash flow generated from operations in the ordinary course of business and/or through refinancing.

The Special Meeting (see page 16)

   Time, Date and Place.  A special meeting of the stockholders of NLCI will be
held on       , 2002, at               at          local time, to consider and
vote upon the proposal to approve and adopt the merger agreement and the merger.

   Record Date and Voting Information.  You are entitled to vote at the special
meeting if you owned shares of voting stock at the close of business on       ,
2002, which is the record date for the special meeting. You will have one vote at the special meeting for each share of common stock you owned at the close of business on the record date and the number of votes equal to the number of shares of common stock into which your preferred stock is then convertible. On
the record date, there were       shares of voting stock (common stock and
preferred stock, calculated on as an as-converted basis) entitled to be voted at the special meeting.

   Required Vote. The approval and adoption of the merger agreement and the merger requires the affirmative vote of the holders of a majority of the shares of voting stock, voting together as a single class, outstanding at the close of business on the record date. Abstentions and broker non-votes are not included as votes cast on the proposal.

   Voting Agreements by the Rollover Stockholders. The rollover stockholders, who, as of the record date, had the right to vote approximately 6.9% of the outstanding shares of voting stock, have agreed to vote shares of voting stock owned by them in favor of the merger agreement and merger, and have granted to Socrates an irrevocable proxy to vote shares of voting stock owned by them for the adoption and approval of the merger agreement and the merger.

Appraisal Rights (see page 56)

   NLCI is a corporation organized under Delaware law. Under Section 262 of the Delaware General Corporation Law, if you do not vote in favor of the merger and instead follow the appropriate procedures for demanding and perfecting appraisal rights as described on pages 56 through 60 and in Appendix C, you will receive a cash payment for the "fair value" of your shares of voting stock, as determined by the Delaware Court of Chancery, instead of the $7.75 per share merger consideration to be received by the NLCI stockholders in connection with the merger. The price determined by the Delaware Court of Chancery may be more than, less than or equal to the merger consolidation you would have received for each of your shares of common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) in the merger if you had not exercised your appraisal rights. Generally, in order to exercise appraisal rights, among other things:

  . you must not vote for approval and adoption of the merger agreement and the merger; and

  . you must make written demand for appraisal in compliance with Delaware law prior to the vote on the merger agreement and the merger.

   Merely voting against the merger agreement and the merger will not preserve your appraisal rights under Delaware law. Appendix C to this proxy statement contains the Delaware statute relating to your appraisal rights. IF YOU WANT TO EXERCISE YOUR APPRAISAL RIGHTS, PLEASE READ AND CAREFULLY FOLLOW THE PROCEDURES DESCRIBED ON PAGES 56 THROUGH 60 AND IN APPENDIX C. FAILURE TO TAKE ALL OF THE STEPS REQUIRED UNDER DELAWARE LAW MAY RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

The Merger Agreement (see page 61)

   The merger agreement, including the conditions to the closing of the merger, is described on pages 61 through 75 and is attached as Appendix A to this proxy statement. You should carefully read the entire merger agreement as it is the legal document that governs the merger. In addition to other termination rights provided in the merger agreement, and subject to the exceptions listed in the merger agreement, each of the parties has the right to terminate the merger agreement if the merger is not completed on or before January 31, 2003.

Conditions to Completing the Merger (see page 71)

   The obligations of NLCI and Socrates to complete the merger are each subject to the satisfaction or waiver of certain conditions, including but not limited to the following:

  . the merger agreement and the merger must have been approved by the affirmative vote of the holders of at least a majority of NLCI's outstanding voting stock, voting together as a single class;

  . the representations and warranties in the merger agreement made by the other party must be true and correct at the effective time of the merger, or as of the date specified in the merger agreement, subject to specified materiality qualifications;

  . the other party must have performed or complied with the agreements and covenants in the merger agreement;

  . no law, rule, regulation, judgment, decree, injunction, executive order, award of any court or governmental entity or court order can be in effect which prohibits the merger;

  . the applicable waiting period (including any extension) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the HSR Act, and any applicable foreign regulations must have expired, terminated or been waived;

  . all consents, approvals and authorizations legally required to be obtained to consummate the merger must have been obtained from all governmental entities; and

  . no litigation, suit, claim, action, proceeding or investigation may have been brought by any governmental entity and remain pending that seeks to prevent the merger.

   In addition, the obligation of Socrates to complete the merger is subject to the satisfaction or waiver of the following conditions:

  . NLCI must have obtained all third-party consents required by the merger agreement;

  . there must not have occurred any event, change or circumstance that would reasonably be expected to have a material adverse effect on NLCI;

  . there must not be any claim or proceeding brought by a government entity or any other person that would reasonably be expected to have a material adverse effect on NLCI; and

  . either (1) the funding by BNP Paribas, Gryphon and Cadigan, in accordance with the terms of their commitment letters must have been consummated, or
      (2) Socrates must have used its commercially reasonable efforts to obtain financing on terms no less favorable in the aggregate to those contained in the commitment letters.

   In addition, the obligation of NLCI to complete the merger is subject to the satisfaction or waiver of the condition that NLCI receive a certificate of Socrates regarding its solvency after the merger.

Limitation on Soliciting Transactions (see page 67)

   NLCI has agreed that, except as otherwise provided in the merger agreement, until the effective time of the merger or the termination of the merger agreement, it and its subsidiaries will not initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, an acquisition transaction. NLCI has also agreed that it will, and will use its reasonable best efforts to cause any officer, director or employee of NLCI, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to directly or indirectly initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any acquisition transaction. In addition, NLCI agreed immediately to cease and terminate all activities, discussions or negotiations with respect to any acquisition proposal.

Termination (see page 73)

   The merger agreement can be terminated and the merger abandoned at any time by mutual written consent of the boards of directors of each of NLCI and Socrates. In addition, either party may terminate the merger agreement if:

  .   the merger is not completed on or before January 31, 2003;

  . NLCI stockholders do not approve and adopt the merger agreement and the merger;

  . a court or other governmental entity issues a law or order which is final and nonappealable preventing the completion of the merger; or

  . the other party breaches any representation, warranty, covenant or agreement in the merger agreement such that a closing condition is not satisfied, and the breach is not cured within 15 days.

   Socrates may terminate the merger agreement if:

  . the special committee or NLCI board of directors withdraws or modifies in a manner adverse to Socrates its approval or recommendation of the merger agreement or the merger;

  . the special committee or NLCI board of directors approves, recommends, or enters into an agreement regarding, an alternative proposal from another person or entity;

  . another person or entity announces an alternative acquisition proposal and the special committee or NLCI does not affirm its recommendation of the merger agreement or the merger or recommend against the alternative proposal, in either case after being asked to do so by Socrates;

  . NLCI materially or intentionally breaches its agreement not to initiate, solicit, negotiate, encourage or discuss with any third party any alternative acquisition proposal, or its agreement not to provide any non-public or confidential information to any third party; or

  . a tender offer or exchange offer for 30% or more of the outstanding shares of the common stock of NLCI is commenced.

   NLCI may terminate the merger agreement if prior to the effective time of the merger, the NLCI board of directors approves a superior proposal from another person or entity subject to the conditions in the merger agreement.

Termination Fee and Expense Reimbursement (see page 74)

   If the merger agreement is terminated, all fees and expenses will be paid in the manner described in the merger agreement. Certain terminations require the payment by NLCI of a termination fee of $1,500,000 and/or an expense reimbursement of up to $1,500,000.

Effects of the Merger (see page 47)

   Upon the effective time of the merger, current NLCI stockholders, other than the rollover stockholders, will cease to have ownership interests in NLCI or rights as NLCI stockholders. Therefore, the current stockholders of NLCI, other than the rollover stockholders, will not participate in any future earnings or growth of NLCI and will not benefit from any appreciation in value of NLCI. Upon completion of the merger, the buying group, and rollover stockholders are expected to own approximately 93.9% and 6.1%, respectively, of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants). As a result of the merger, NLCI will be a privately held corporation, and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the Nasdaq National Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, will be terminated.

Federal Regulatory Matters (see page 55)

   The HSR Act, and the rules and regulations promulgated thereunder, require that NLCI and the ultimate parent entity of Socrates file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the United States Department of Justice and the U.S. Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. NLCI and Gryphon plan to file with the Department of Justice and the Federal Trade Commission the forms necessary to comply with the HSR Act. NLCI and Gryphon expect to request early termination of the waiting period. However, the Department of Justice and the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before its completion or to compel rescission or divestiture at any time subsequent to the merger.

Material U.S. Federal Income Tax Consequences (see page 55)

   Stockholders of NLCI who receive cash for their shares will recognize gain or loss for federal income tax purposes equal to the difference between their basis for their shares and the amount of cash received. If a stockholder holds NLCI shares as a capital asset, such gain or loss will be capital gain or loss. If the stockholder has held the shares for one year or less, the gain or loss will be short-term gain or loss. If the stockholder has held the shares for more than one year, the gain or loss will be long-term gain or loss. TAX MATTERS ARE VERY COMPLEX AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

Accounting Treatment of the Merger (see page 55)

   The merger will be accounted for under the purchase method of accounting in accordance with United States generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective time of the merger.

Litigation Challenging the Merger (see page 56)

   On August 7, 2002, a civil action was commenced in the Court of Chancery in the State of Delaware in New Castle County. The plaintiff seeks to represent a putative class consisting of the public stockholders of NLCI. Named as defendants in the complaint are NLCI, members of the NLCI board of directors and one former member of the NLCI board of directors. The plaintiff alleges, among other things, that the proposed merger is unfair and that the current and former NLCI directors breached their fiduciary duties by failing to disclose fully material non-public information related to the value of NLCI and by engaging in self-dealing. The complaint seeks an injunction, damages and other relief. NLCI was served with the complaint on August 22, 2002. While no response is yet due, NLCI believes that the complaint lacks merit.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

   This proxy statement includes statements that are not historical facts. These forward-looking statements are based on NLCI's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements would include the projections under the caption "Forward Looking Information" and other information concerning NLCI's possible or assumed future results of operations and also include those statements preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "should," "plans," "targets" and/or similar expressions.

   The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this proxy statement, other factors that could cause actual results to differ materially include the performance of any schools, particularly new schools, the impact of potential regulatory and licensing developments, the hiring and retention of skilled principals and teachers, the loss of key personnel, competitive factors, NLCI's ability to execute its business strategy, fluctuations in enrollment, price and general and administrative expenses, and general economic conditions. In addition, NLCI's plans for new school locations and timing of openings depend upon, among other things, successful completion of lease negotiations, timely project development and school construction, obtaining appropriate regulatory approvals, management of costs and recruitment of qualified operating personnel. These and other factors are discussed in Appendix D and elsewhere in this proxy statement. Except to the extent required under the federal securities laws, NLCI does not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

                    NLCI SELECTED HISTORICAL FINANCIAL DATA

   The NLCI selected historical financial data presented below as of and for the five fiscal years ended June 30, 2002 are derived from the audited financial statements of NLCI. The following selected historical financial data should be read in conjunction with NLCI's financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in NLCI's Annual Report on Form 10-K for the year ended June 30, 2002, which is attached as Appendix D to this proxy statement.

                                                                                                      Six Months
                                                               For the fiscal years ending June 30,     Ended     Year Ended
                                                              --------------------------------------  ---------- ------------
                                                                                                       June 30,  December 31,
                                                                2002      2001      2000      1999       1998        1997
                                                              --------  --------  --------  --------  ---------- ------------
                                                                           (in thousands, except per share data)
Selected Financial Data
Revenue...................................................... $156,279  $147,952  $127,407  $109,762   $ 48,995    $80,980
School operating expenses....................................  136,190   129,786   110,078    96,475     42,643     70,258
School operating profit......................................   20,089    18,166    17,329    13,287      6,352     10,722
General and administrative expenses..........................   11,776    11,004     9,742     7,717      3,391      5,973
Restructuring expense........................................       --        --        --        --         --      2,960
Operating income.............................................    8,313     7,162     7,587     5,570      2,961      1,789
Interest expense.............................................    3,637     4,171     3,373     2,998      1,044      2,047
Other income.................................................     (160)     (424)     (145)     (248)      (102)      (158)
Minority interest............................................       34        23        88        74         35         86
Income (loss) before income taxes............................    4,802     3,392     4,271     2,746      1,984       (186)
Income tax expense...........................................    1,968     1,596     1,793     1,153        833        250
Net (loss) income before Cumulative effect of change in
 accounting principle and extraordinary item.................    2,834     1,796     2,478     1,593      1,151       (436)
Cumulative effect of accounting change.......................       --       295        --        --         --         --
Extraordinary item...........................................       --        --        --        --         --        449
Net income (loss)............................................    2,834     1,501     2,478     1,593      1,151       (885)
Preferred dividends..........................................       82        81        82        83         51        102
Net income available to common stockholders.................. $  2,752  $  1,420  $  2,396  $  1,510   $  1,100    $  (987)

Basic earnings per share:
Net income (loss) before Cumulative effect of change in
 accounting principle and extraordinary item................. $   0.44  $   0.29  $   0.40  $   0.25   $   0.18    $ (0.09)
Cumulative effect of accounting change (a)...................       --     (0.05)       --        --         --         --
Extraordinary item...........................................       --        --        --        --         --      (0.07)
Net income (loss)............................................ $   0.44  $   0.24  $   0.40  $   0.25   $   0.18    $ (0.16)

Dilutive earnings per share:
Net income (loss) before Cumulative effect of change in
 accounting principle and extraordinary item................. $   0.38  $   0.24  $   0.33  $   0.22   $   0.15    $ (0.09)
Cumulative effect of accounting change.......................       --     (0.04)       --        --         --         --
Extraordinary item...........................................       --        --        --        --         --      (0.07)
Net income (loss)............................................ $   0.38  $   0.20  $   0.33  $   0.22   $   0.15    $ (0.16)
EBITDA (b) (earnings before interest, taxes, depreciation and
 amortization expenses)...................................... $ 14,514  $ 14,624  $ 13,943  $ 11,123   $  5,243    $ 4,803

Balance Sheet Data:
Working capital deficit...................................... $(13,325) $(15,453) $(16,946) $(12,087)  $(10,221)   $(7,946)
Goodwill and intangibles, net................................   49,521    50,012    51,447    47,319     43,754     37,923
Total assets.................................................  102,980   101,784    98,618    81,025     75,020     74,398
Short-term debt and current portion of long-term debt........    4,488     6,414     6,293     2,209      2,031      2,793
Long-term debt...............................................   35,729    36,941    36,509    29,147     26,477     28,470
Stockholders' equity.........................................   42,487    38,601    36,558    34,145     32,736     31,636

--------
(a) Cumulative effect of accounting change represents the effect of the adoption of Staff Accounting Bulletin 101, Revenue Recognition.
(b) EBITDA is defined by NLCI as its net income before interest expense, income taxes, depreciation, amortization and cumulative effect of a change in accounting principle. EBITDA is not intended to indicate that cash flow is sufficient to fund all of NLCI's cash needs or represent cash flow from operations as defined by accounting principles generally accepted in the United States. EBITDA should not be used as a tool for comparison as the computation may not be similar for all companies.

NLCI's book value per share of common stock was $6.29 at June 30, 2002. No pro forma data is provided. NLCI does not believe that pro forma data is material to stockholders in evaluating the merger and the merger agreement because the merger consideration is all cash and, if the merger is completed, NLCI stockholders, other than the rollover stockholders, will no longer have any equity interest in NLCI.

                              THE SPECIAL MEETING

General

   The enclosed proxy is solicited by NLCI on behalf of the board of directors
of NLCI for use at a special meeting of stockholders to be held on      , 2002,
at          local time at        , or at any adjournments or postponements
thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. NLCI intends to mail this proxy
statement and accompanying proxy card on or about       , 2002 to all
stockholders entitled to vote at the special meeting.

   At the special meeting, the stockholders of NLCI are being asked to consider and vote upon a proposal to approve and adopt the merger agreement and the merger contemplated by the agreement and plan of merger dated as of August 5, 2002 between Socrates and NLCI, as amended, referred to as the merger agreement. Under the merger agreement, Socrates will be merged with and into NLCI and each issued and outstanding share of NLCI common stock will be converted into the right to receive $7.75 in cash, without interest, and each issued and outstanding share of NLCI preferred stock will be converted into the right to receive $7.75 in cash, without interest, for each whole share of common stock into which the share of preferred stock is then convertible under NLCI's certificate of incorporation plus the amount determined by multiplying $7.75 by the fraction (rounded to the nearest one-hundredth of a share) representing any fractional share of common stock into which any share of preferred stock is then convertible under NLCI's certificate of incorporation, except for:

  . 382,382 shares of voting stock held by the continuing rollover stockholders that will continue as, or be converted into, equity interests in the surviving corporation;

  . treasury shares of NLCI, all of which will be canceled without any payment; and

  . shares of voting stock held by stockholders who properly exercise and perfect appraisal rights that will be subject to appraisal in accordance with Delaware law.

   At the effective time of the merger, each outstanding option and warrant then exercisable will be canceled in exchange for an amount in cash, if any, determined by multiplying (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant, and (2) the number of shares of common stock subject to the option or warrant, net of any applicable withholding taxes.

   NLCI is also soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. NLCI does not expect a vote to be taken on any other matters at the special meeting. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

   THE BOARD OF DIRECTORS, ACTING ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS APPROVED THE TERMS OF THE MERGER AGREEMENT AND THE PROPOSED MERGER. THE BOARD OF DIRECTORS, BASED IN PART ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

Record Date and Voting Information

   Only holders of record of voting stock at the close of business
on        will be entitled to notice of and to vote at the special meeting. At the close of business on September 20, 2002, there were outstanding and entitled to vote 6,327,952 shares of NLCI common stock, 1,023,694.11 shares of NLCI Series A preferred stock (which were convertible into 300,966 shares of common stock), 2,499,940 shares of NLCI Series C preferred stock (which were convertible into 624,985 shares of common stock) and 1,063,830 shares of NLCI Series D preferred stock (which were convertible into 265,957 shares of common stock) (in the aggregate, 7,519,860 shares of voting common stock). There are no shares of NLCI Series B preferred stock issued and outstanding. A list of the NLCI stockholders will be available for review at NLCI's executive offices during regular business hours for a period of 10 days before the special meeting. Each holder of record of voting stock on the record date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting.

   All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the approval and adoption of non-routine matters, such as the merger agreement and the merger; proxies submitted without a vote by the brokers on these matters are referred to as broker non-votes. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

   The affirmative vote of the holders of a majority of the outstanding shares of voting stock voting as a single class is required to approve and adopt the merger agreement and the merger. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote AGAINST approval and adoption of the merger agreement and the merger. Accordingly, the special committee and the board of directors urge the stockholders to complete, sign, date and return the enclosed proxy card in the accompanying self-addressed postage prepaid envelope as soon as possible.

   The rollover stockholders each have entered into separate voting agreements with Socrates under which each agreed to vote shares of voting stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger and, with respect to certain other extraordinary corporate transactions, in any manner Socrates in its sole discretion may deem fit. As of the record date, the rollover stockholders had the right to vote 515,925 shares of voting stock, representing approximately 6.9% of the outstanding shares of voting stock. See "Special Factors--Interests of NLCI Directors and Officers in the Merger."

   Stockholders who do not vote in favor of approval and adoption of the merger agreement and the merger, and who otherwise comply with the applicable statutory procedures of the Delaware General Corporation Law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their shares as set forth in Section 262 of the Delaware General Corporation Law. See "Special Factors--Appraisal Rights."

Proxies; Revocation

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of NLCI at NLCI's executive offices located at 1615 West Chester Pike, West Chester, Pennsylvania, 19382, a written notice of revocation or a duly executed proxy bearing a later date, or a proxy may be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. Furthermore, if a stockholder's shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain from the record holder a proxy issued in the stockholder's name.

Expenses of Proxy Solicitation

   Except as provided below, NLCI will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders.
NLCI has retained       to assist in the solicitation of proxies. The buying
group will pay the cost of $       plus reimbursement of expenses of the proxy
solicitor. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of voting stock beneficially owned by others to forward to the beneficial owners. NLCI may reimburse persons representing beneficial owners of voting stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of NLCI or by representatives
of    . No additional compensation will be paid to directors, officers or other regular employees for their services in connection with the solicitation of proxies.

Adjournments

   Although it is not expected, the special meeting may be adjourned for the purpose of soliciting additional proxies. Any adjournment of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the outstanding shares of voting stock present in person or represented by proxy at the special meeting, whether or not a quorum exists. NLCI is soliciting proxies to grant discretionary authority to vote in favor of adjournment of the special meeting. In particular, discretionary authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes to approve and adopt the merger agreement and the merger. THE BOARD OF DIRECTORS RECOMMENDS THAT NLCI STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING.

   PLEASE DO NOT SEND IN STOCK CERTIFICATES AT THIS TIME. IN THE EVENT THE MERGER IS COMPLETED, NLCI WILL DISTRIBUTE INSTRUCTIONS REGARDING THE PROCEDURES FOR EXCHANGING EXISTING NLCI STOCK CERTIFICATES FOR THE MERGER CONSIDERATION.

                               THE PARTICIPANTS

Nobel Learning Communities, Inc.
1615 West Chester Pike
West Chester, Pennsylvania, 19382
(484) 947-2000

   NLCI is a for-profit provider of education and school management services for the pre-elementary through 12th grade market. NLCI's programs are offered through a network of private schools, charter schools, schools for learning challenged students, and special purpose high schools, under the global brand name "Nobel Learning Communities". These schools typically provide summer camps and before-and-after school programs. Our credo is "Quality Education Maximizing a Child's Life Opportunities." Our schools are located in Arizona, California, Florida, Georgia, Illinois, Maryland, Nevada, New Jersey, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Virginia, and Washington. The schools operate under various names, including Chesterbrook Academy (East, South and Midwest), Merryhill School (West), Evergreen Academy (Northwest), Paladin Academy (learning challenged) and Saber Academy (special purpose high schools). As of September 20, 2002, NLCI operated 179 schools in 15 states, with an aggregate capacity of approximately 27,000 children.

   If the merger agreement and the merger are approved and adopted by the NLCI stockholders at the special meeting and the merger is completed as contemplated, NLCI will continue its operations following the merger as a private company. NLCI was organized in 1984 as the Rocking Horse Childcare Centers of America, Inc. In 1985, NLCI was merged into The Petrie Corporation (originally incorporated under the name Petrie Method, Inc.), a Delaware corporation organized on March 30, 1983. In 1993 NLCI changed its name to Nobel Education Dynamics, Inc. and in 1998, NLCI changed its name to Nobel Learning Communities, Inc.

   A more detailed description of NLCI's business and financial results is contained in NLCI's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, which is included in this proxy statement as Appendix D. See also "Where Stockholders Can Find More Information."

Socrates Acquisition Corporation
c/o Gryphon Partners II, L.P.
One Embarcadero Center
San Francisco, California, 94111
(415) 217-7400

   Socrates Acquisition Corporation, referred to as Socrates, is a Delaware corporation that was organized by Gryphon and Cadigan. Socrates was formed solely for the purpose of engaging in the merger and has not participated in any activities to date other than those incident to its formation and the transactions contemplated by the merger agreement. Information regarding the directors and executive officers of Socrates is set forth in Appendix F to this proxy statement.

Gryphon Partners II, L.P.
One Embarcadero Center
San Francisco, California, 94111
(415) 217-7400

   Gryphon Partners II, L.P., referred to as Gryphon, is a Delaware limited partnership. Gryphon is a private equity fund specializing in leveraged acquisitions, principally of middle-market companies, often in partnership with experienced management. Information regarding the affiliates of Gryphon is set forth in Appendix F to this proxy statement.

Gryphon Partners II-A, L.P.
One Embarcadero Center
San Francisco, California, 94111
(415) 217-7400

   Gryphon Partners II-A, L.P. is a Delaware limited partnership. Gryphon Partners II-A, L.P. is a private equity fund that co-invests with Gryphon in leveraged acquisitions, principally of middle-market companies, often in partnership with experienced management. The investors in Gryphon Partners II-A, L.P. are employees of affiliates of Gryphon. Information regarding the affiliates of Gryphon Partners II-A, L.P. is set forth in Appendix F to this Proxy Statement.

Cadigan Investment Partners, Inc.
712 Fifth Avenue, 45th Floor
New York, New York, 10019
(212) 405-5053

   Cadigan Investment Partners, Inc, referred to as Cadigan, is a Delaware corporation. Cadigan is a leveraged buyout firm. Cadigan's principals collectively have over 40 years of experience in private equity investments and management buyouts, and have made these investments across widely varying economic climates, stock market conditions and interest rate environments. Information regarding the directors and executive officers of Cadigan is set forth in Appendix F to this proxy statement.

Rollover stockholders

   A.J. Clegg, John Frock and Robert Zobel, each a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI, have agreed to retain an equity interest in the surviving corporation. These executive officers and directors are referred to as the rollover stockholders. The rollover stockholders may have interests that are different from, or in addition to, the interests of NLCI stockholders generally. See "Special Factors--Interests of NLCI Directors and Officers in the Merger."

   A.J. Clegg and John Frock, referred to together as the continuing rollover stockholders, will acquire their shares in the surviving corporation by exchanging NLCI stock owned by them representing approximately 75% and 61.5%, respectively, of the value of the consideration they would otherwise receive in the merger if they were not exchanging their interests in NLCI for shares of capital stock of the surviving corporation. Robert Zobel and D. Scott Clegg, referred to together as the purchasing rollover stockholders, will receive the merger consideration for any common stock, preferred stock and options they own, and will each pay $74,100 to purchase equity interests in Socrates that will convert into shares of capital stock of the surviving corporation. The rollover stockholders together are expected to own approximately 6.1% of the shares of capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants).

                                SPECIAL FACTORS

Background of the Merger

   NLCI has been engaged in an on-going effort to raise additional growth capital almost every year since 1992. From 1993 through 2001, NLCI engaged in discussions with a wide variety of potential strategic as well as financial partners about possible debt or equity funding or acquisition transactions, including Children's Discovery Centers, a subsidiary of Knowledge Universe, Inc., referred to as KU, Goldman Sachs, Leeds Weld & Co., referred to as Leeds, and Sylvan Learning Systems, Inc., referred to as Sylvan.

   During this process, in order to protect stockholder value, NLCI approved a stockholder rights plan, referred to as the rights agreement, in May 2000, under which preferred stock purchase rights were distributed to its stockholders. The rights are activated when a person or group acquires a specified percentage (based on the acquiring person's or group's interest in NLCI on May 16, 2000) of NLCI's outstanding common stock, and by other triggers listed in the rights agreement. In June 2000, NLCI engaged an investment bank other than Legg Mason on an exclusive basis to assist and advise NLCI in connection with a possible private placement of equity securities of NLCI or a sale or merger of NLCI. This arrangement was terminated on or about December 2000. As a result of the discussions regarding possible funding or acquisition transactions, some of the parties presented to NLCI term sheets for possible transactions. However, prior to 2001, NLCI did not enter into any term sheets or engage in any transactions as a result of these discussions.

   From time to time commencing in 1999, members of management and the NLCI board of directors had multiple meetings and discussions with representatives of KU, a stockholder of NLCI holding approximately 25.3% of the NLCI voting stock. On or about March, 2001, the conversations between KU and NLCI began to focus on the possible merger of KU's childcare operations with and into NLCI, with NLCI as the surviving entity. Due diligence and negotiations continued for approximately eight months, whereupon the negotiations terminated due to NLCI's and KU's inability to reach agreement over relative values and strategy considerations.

   During the time that NLCI was in discussions with KU, NLCI engaged two investment banking firms other than Legg Mason, one on June 28, 2001 and the other on July 24, 2001, to assist and advise NLCI, on a non-exclusive basis, in connection with a possible private placement of equity or equity-linked securities of NLCI. As a result of introductions made by one of the firms, NLCI or its representatives met or had telephone conversations with at least nine entities in 2001 and at least six entities in 2002, to explore the possibility of engaging in financing or other transactions with NLCI. Although all of these entities entered into confidentiality agreements with NLCI, and several of these entities conducted due diligence on NLCI, none of these discussions culminated in an offer for a transaction.

   In November 2001, Mr. William Walton, then a member of the NLCI board of directors and Chief Executive Officer of Allied Capital Corporation, referred to as Allied, requested that the NLCI board of directors discuss the possibility of a going private transaction for NLCI. On November 14, 2001, the NLCI board of directors discussed strategic alternatives including going private in a leveraged buyout transaction. Mr. Walton recommended the going private alternative, and indicated that Allied would be interested in providing debt or equity financing for a going private transaction. At the NLCI annual stockholder meeting on November 15, 2001, management discussed the frustration of investors and management with NLCI's stock performance, the potential causes and the various strategic alternatives NLCI was investigating to maximize stockholder value, including a going private transaction. The meeting was broadcast via the internet.

   On November 28, 2001, Mr. A.J. Clegg and Mr. Rusty Bailey, then NLCI's Chief Financial Officer, were introduced to Mr. Pericles Navab and other members of Cadigan. At that time, Cadigan delivered a confidentiality agreement to NLCI. After Cadigan expressed an initial interest in exploring a leveraged buyout of NLCI, Mr. A.J. Clegg introduced Cadigan to Allied, who had expressed their own interest in funding this type of transaction to members of the NLCI board of directors. Cadigan and Allied had numerous conversations regarding their joint participation in a possible leveraged buyout transaction. During these discussions, Cadigan and Allied considered an $8.00 per share figure, and discussed with each other a leveraged buyout at that price.

   In early December, 2001, Mr. Navab, after evaluating the different financing structures required to execute the transaction, concluded that it would be beneficial to invite another equity investor to participate in the transaction. Cadigan began discussions in mid-December 2001 with Mr. Jeff Ott and other representatives of Gryphon as a potential equity co-sponsor for the leveraged buyout transaction being discussed, and in early January 2002 came to an agreement with Gryphon to pursue such a transaction jointly.

   During its January 9, 2002 meeting, the NLCI board of directors discussed the going private conversations in which management and Allied had participated. Mr. A.J. Clegg informed the board that some members of management were considering participating in a leveraged buyout transaction. Mr. Daniel Russell, a member of the NLCI board of directors and principal of Allied, informed the board that Allied was in discussions regarding its participation in a leveraged buyout transaction. Mr. Russell stated that Allied had discussions with representatives of KU and Edison Venture Fund, another significant stockholder of NLCI, regarding whether they would be interested in selling their interests in NLCI at a per share price of $8.00, but that neither of them viewed the price favorably. The NLCI board of directors formed an independent special committee to consider a leveraged buyout transaction if one were to be proposed which involved members of the NLCI board of directors. The members of the special committee are Mr. Edward Chambers, Mr. Peter Havens and Mr. Eugene Monaco. Mr. Havens was elected as Chairman of the special committee. In connection with this meeting, Mr. Frock sent a memo to the NLCI board of directors, informing the directors that the cash situation at NLCI was very tight, and recommending that the special committee consider NLCI's cash position and be prudent relative to expense and cash commitments.

   In early February, Mr. Havens and Mr. Chambers met with law firms to select legal advisors for the special committee, and thereafter, the special committee engaged Dechert.

   During February 2002, members of management of NLCI had discussions with several parties regarding alternative transactions with NLCI. During a meeting, one of these parties asked Mr. A.J. Clegg if he would step down as NLCI's Chief Executive Officer in connection with a transaction, and he responded that he would if requested to do so and if the stockholders were offered a fair price to sell their shares. Cadigan continued its discussions with NLCI and introduced NLCI to representatives of Gryphon, as a potential equity sponsor for the leveraged buyout transaction that was being discussed. The buying group began conducting due diligence and expressed increased interest in a possible transaction.

   On February 1, 2002, Mr. Randy Read of KU contacted Mr. A.J. Clegg to schedule a meeting for the middle of February to discuss maximizing shareholder value. After consulting with legal counsel, Mr. A.J. Clegg had a discussion with Mr. Read to arrange the meeting. During this call, Mr. Read acknowledged that he was aware that NLCI was considering a leveraged buyout transaction and that he wanted to arrange the meeting to discuss how to achieve maximum value for NLCI stockholders during the negotiations. Mr. A.J. Clegg invited Mr. Read and representatives of KU to meet with the NLCI board of directors on February 19 or 20. Before KU would attend the meeting, Mr. Read wanted the NLCI board of directors to waive the provisions of the rights agreement, insofar as the provisions might apply to KU, and forwarded a draft waiver for NLCI to sign. The NLCI board of directors determined, on the advice of legal counsel, not to sign the requested waiver because it was broader than necessary and so informed the KU representatives. On February 20, 2002, representatives of NLCI had a telephone conversation with KU inviting them to an NLCI board meeting to discuss strategic alternatives and maximizing shareholder value. KU and Mr. A.J. Clegg corresponded through the middle of March regarding a possible meeting and the requested rights agreement waiver but were not able to come to an agreement as to the terms of a waiver and therefore a meeting did not take place.

   On March 1, 2002, Mr. A.J. Clegg and Mr. John Frock filed an amendment to the Schedule 13D that they had previously filed with the Securities and Exchange Commission, referred to as the Commission, to update

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

their holdings in NLCI. In addition, the filing stated that the two of them might, from time to time, acquire additional shares of common stock by various means, including in open market or private transactions, or pursuant to a tender offer, exchange offer or similar means (the result of which might be that they would own a controlling interest in NLCI). Although no final terms for any transaction had been proposed or agreed to, the filing also stated that Messrs. A.J. Clegg and Frock had, and may in the future continue to have, discussions with the NLCI board of directors, other key employees of NLCI, potential investors, including groups specializing in management-led buyouts, and outside advisors regarding the possibility of engaging in a management-led buyout of NLCI. The filing of the amendment was covered by the press and the closing price of NLCI's common stock increased from $5.50 per share on February 28 to $6.70 per share on March 4.

   On March 4, 2002, the buying group submitted a bid letter to the special committee offering to acquire all of the outstanding NLCI common stock through the merger of a newly-formed company owned by the buying group with and into NLCI at a price per share of $7.75 and requesting a period of exclusivity to negotiate a transaction. The bid letter indicated that the buying group expected to offer senior management and some other stockholders the opportunity to participate in a portion of the transaction as equity investors or financing sources. The buying group planned to finance the acquisition with equity of $40 million, subordinated debt of $20 million and senior secured debt of $40 million. The bid letter further provided that the buying group expected to deliver a draft merger agreement and debt commitment letters over the next week.

   On March 7, 2002, Mr. Havens met with Mr. Navab and Mr. Ott to discuss the terms of the bid letter and the process the special committee would undertake to evaluate the proposal. Mr. Havens informed Mr. Navab that the special committee intended to meet with several potential financial advisors the following week and that the special committee would not respond to the buying group until after the special committee engaged a financial advisor.

   On March 12, the NLCI board of directors met. Prior to the meeting, the special committee requested the authority to solicit other bidders if it deemed appropriate. Because Mr. A.J. Clegg did not attend this meeting, he delivered to Mr. Frock a memo to be read into the minutes that expressed Mr. A.J. Clegg's concerns that the special committee carry out its duties in the most cost efficient manner possible. Discussed at the meeting were the extreme adverse economic impact which permitting the special committee to solicit bids from third parties would have on NLCI, and the fact that other entities were currently expressing an interest in the transaction. Following this discussion, the board of directors determined that any further expansion of the special committee's powers would require further approval of the NLCI board of directors. The board of directors then approved resolutions forming the special committee and authorizing it to negotiate with the buying group for the purpose of making a recommendation with respect to the proposal. The resolutions provided that upon consent of the NLCI board of directors, the special committee would have the sole power and authority to negotiate any other offer presented to NLCI while the special committee was considering the buying group's offer (because members of NLCI's board of directors were expected to participate in the transaction with the buying group). The resolutions also conferred upon the special committee the power to reject an offer which the special committee determined that it could not favorably recommend to the NLCI board of directors. Additionally on March 12, the special committee received the draft merger agreement from the buying group.

   On March 13, the buying group presented the special committee with debt financing term sheets. One of the term sheets contained a proposal from Allied to acquire $20 million of subordinated notes in connection with the buying group transaction which was subject to the approval of its credit committee and due diligence. Fleet National Bank, referred to as Fleet, also provided a non-binding term sheet to arrange $30 million of senior secured debt financing, with Fleet providing up to $20 million of that financing. Fleet's proposal also was subject to its successful completion of due diligence and credit committee approval.

   On March 15, the special committee had its organizational meeting, during which it was advised by Dechert of its fiduciary duties. After the meeting, the special committee and Dechert interviewed potential financial advisors. As a result of Legg Mason's familiarity with NLCI and the education industry and the presentations made at the interviews, the special committee selected Legg Mason as its financial advisor. Legg Mason had been selected by NLCI previously to assist NLCI in its evaluation of the potential transaction with KU in 2001. Legg Mason was not engaged in connection with that transaction. Legg Mason had previously assisted NLCI in connection with financing transactions with Allied and Summit Bank in 1995.

   In March, members of NLCI management were contacted by other parties about potential financing and acquisition transactions. NLCI continued to have preliminary discussions with these and other parties from time to time over the next few months, and where interest was expressed, these parties were referred to Mr. Havens for consideration by the special committee.

   On March 21, the buying group submitted to NLCI's senior management the terms that the buying group proposed for management's participation in the transaction.

   The special committee negotiated an engagement letter pursuant to which Legg Mason agreed to advise the special committee for a retainer of $100,000, a fee upon delivery of a fairness opinion of $200,000 and a fee upon closing of a transaction with the buying group for which a fairness opinion had been delivered of $50,000. On April 5, 2002, the NLCI board of directors met at the request of the special committee to consider the proposed engagement of Legg Mason. During the meeting, the NLCI board of directors discussed the buying group's bid of $7.75 per share and all agreed that they could not then support a transaction with the buying group at that price. The NLCI board of directors unanimously authorized the engagement of Legg Mason by the special committee subject to an increase in the buying group's offer price from $7.75 to at least $8.00 per share. Mr. Havens then informed Mr. Navab by telephone call that the offer would have to be increased before the special committee could engage Legg Mason.

   The buying group submitted a bid letter on April 9 with a revised per share purchase price of $8.00, and with revised financing of $50 million of equity, $20 million of subordinated debt and $35 million of senior secured debt. The offer was conditioned upon the buying group's receipt of NLCI's comments to the draft merger agreement and agreement on the per share price by April 24, as well as the grant by NLCI of an exclusivity period. The revised bid letter was accompanied by several alternate non-binding proposals from financing sources for the debt financing. Also on April 9, 2002, the special committee engaged Legg Mason to act as its financial advisor. Over the next two weeks, Legg Mason met with representatives from NLCI and received information regarding NLCI's financial condition and its prior discussions with third parties about acquisition and financing transactions.

   On April 19, Mr. A.J. Clegg sent a letter to the special committee expressing concern about legal costs given NLCI's goal to keep its costs down relative to its revenues, and stating that the members of the special committee, as directors of NLCI, have the fiduciary responsibility to keep costs at reasonable levels. Mr. Havens sent a response to Mr. A.J. Clegg on April 22, 2002, stating that he was aware of the legal costs and that the special committee was fulfilling its fiduciary responsibility to the NLCI stockholders by properly using legal counsel to guide the special committee throughout the process.

   On April 23, 2002, Legg Mason presented its preliminary valuation analysis in a meeting with the special committee and representatives of Dechert. Legg Mason described the methodologies it used, including the analysis of information it received from NLCI as well as publicly available information about NLCI and other public companies and transactions in the education industry. Legg Mason gave the special committee its initial view of the $8.00 per share price that had been proposed by the buying group. Representatives of Legg Mason and Dechert also reported their findings about NLCI's prior discussions regarding acquisition and financing transactions to the special committee. Based on the information discussed at the meeting, the special committee instructed Legg Mason to inform the buying group that the special committee was not satisfied with the proposed price of $8.00 per share but would proceed with negotiations at a price of at least $9.00 per share.

   On April 24, 2002, Legg Mason informed Mr. Navab and Mr. Ott that the special committee would proceed with negotiations only if the per share purchase price were increased to $9.00. The buying group informed Legg Mason that it was their view that the valuation of NLCI would not support a price that high. Legg Mason subsequently had conversations with representatives of Ernst & Young, referred to as E&Y, and Marsh McClennan, who had conducted diligence for the buying group to discuss the diligence findings, and relayed these conversations to members of the special committee. Members of the special committee discussed selected E&Y and Marsh McClennan findings with NLCI to obtain management's and NLCI's auditors' point of view about the issues raised.

   On April 25, Mr. A.J. Clegg sent a letter to the special committee expressing concern that a negative impact on the morale of management was being created by rumors about the special committee's conclusions regarding the proposed transaction. Mr. A.J. Clegg requested that the special committee provide management with whatever information was possible regarding whether the special committee had reached a decision whether to recommend the proposed transaction. Mr. Havens subsequently spoke with Mr. A.J. Clegg and informed him of the status of discussions with the buying group.

   On May 2, the special committee had a telephonic meeting with representatives of Legg Mason and Dechert. Legg Mason reported to the special committee about information that it had received from NLCI about the discussions with KU in 2001 regarding a business combination with Knowledge Learning Corporation and the terms for two proposed financings that NLCI had received within the prior year and a half, as well as the discussions with E&Y and Marsh McClennan. Legg Mason stated that the additional information supported its initial view on valuation of $8.00 per share. Legg Mason also discussed recent comparable transactions and recent comparable termination fees with the special committee. Based on these discussions with its advisors and its own views, the special committee instructed Legg Mason that the special committee would require a per share price of at least $8.25 and would agree to a termination fee only if the per share price were closer to $9.00. In addition, the special committee told Legg Mason that the $4 million termination fee originally requested by the buying group in the draft merger agreement was too high.

   At the special committee's request, a board meeting was held on May 3. That morning, all of the members of the NLCI board of directors received a letter from counsel for KU. The letter stated that KU understood that management was continuing to pursue a buyout transaction and advised management that it should actively pursue strategic alternatives and not enter into any agreement that would adversely affect other acquisition proposals or dissipate corporate assets. The letter requested a discussion with NLCI. At the May 3 board meeting, the special committee requested authority to approach KU to discuss whether KU would be supportive of $8.00 per share in connection with the transaction. After discussing its concerns about selective disclosure to KU, as only one of its stockholders, the NLCI board of directors did not grant this authority. The NLCI board of directors authorized Mr. A.J. Clegg to send a letter in response to KU's letter stating that NLCI continued to be willing to meet with KU at any time, but was unwilling to agree to the waiver to its rights agreement previously requested by KU. On May 6, Mr. A.J. Clegg sent this letter to counsel for KU.

   Over the next several days, Legg Mason had numerous pricing discussions with the buying group. Legg Mason informed them that the special committee would be willing to proceed at a per share price of $9.00 with a customary termination fee but at any price less than that the special committee would not agree to a termination fee. In either case, any expense reimbursement obligation would be capped at $1 million. The buying group ultimately proposed a per share price of $8.25 with no termination fee and a cap on expense reimbursement of $1.5 million on the condition that NLCI grant the buying group exclusivity to negotiate an agreement. After consultation with Mr. Havens, Legg Mason informed the buying group that the special committee would request that the board grant the buying group exclusivity on these terms. The special committee requested a board meeting for the afternoon of May 7. On May 6, the buying group presented the special committee with a letter of intent that set forth the $8.25 price and the previously agreed upon expense reimbursement, but also included a binding obligation on the special committee to negotiate in good faith and a minimum three and a half week exclusivity provision with no exceptions. The special committee objected to the good faith provision and the exclusivity provisions in the form presented by the buying group.

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

   On May 6, Messrs. A.J. Clegg, John Frock and Robert Zobel met with Mr. Douglas Becker, Chairman and Chief Executive Officer of Sylvan, and Peter Cohen, also from Sylvan, to discuss a potential transaction between the companies and the companies entered into a confidentiality agreement. Sylvan expressed interest in a potential transaction and Mr. A.J. Clegg immediately advised Mr. Becker to contact Mr. Havens. On May 7, Mr. Havens received a voice message from Mr. Becker informing Mr. Havens of the meeting with management of NLCI on May 6 and his desire to discuss a potential transaction with the special committee.

   On May 8, Legg Mason informed the buying group that the NLCI board of directors was not willing to grant exclusivity but that the special committee remained willing to move forward on the economic terms discussed and would present a markup of the draft merger agreement to the buying group if it remained willing to proceed. In subsequent discussions, representatives of the buying group stated that without exclusivity they would only proceed with a termination fee of $3 million plus the expense reimbursement of up to $1.5 million. The special committee continued to advise the buying group that any termination fee was unacceptable but agreed to provide a markup of the draft merger agreement.

   Again at the request of the special committee, a board meeting was held on May 8. Members of management of NLCI referred to the special committee the two inquiries that they had received from Sylvan and Leeds. Mr. Havens informed the NLCI board of directors about the call he received from Mr. Becker. Mr. A.J. Clegg informed the NLCI board of directors that representatives of Sylvan had been given a tour of NLCI's school facilities. The NLCI board of directors authorized the special committee to engage in discussions with Sylvan and also with Jeffrey Leeds, of Leeds, who had recently contacted NLCI about a potential transaction. The special committee then requested authority to approach other parties who had not contacted NLCI. After discussing the impact on NLCI in conducting an auction, the NLCI board of directors did not grant the authority. As a result of the NLCI board of directors' decision to authorize the special committee to enter into discussions with those potentially interested parties, the board did not grant exclusivity to the buying group.

   Later that week, Mr. Havens spoke to Mr. Becker. Mr. Becker informed Mr. Havens that his team would conduct its due diligence review and he would contact Mr. Havens thereafter. On May 14, NLCI entered into a confidentiality agreement with Leeds, and began providing requested information to them.

   Mr. A.J. Clegg sent a letter to the special committee on May 13 raising concerns about the mounting costs and the strains on NLCI and management as a result of the uncertainty with the buying group transaction and its involvement in a lengthy, time-consuming diligence process. The special committee convened to discuss Mr. A.J. Clegg's letter and determined to request a meeting of the board to discuss questions raised by Mr. A.J. Clegg's letter. A board meeting was scheduled for May 20. Mr. Havens responded to the letter on May 15 informing Mr. Clegg that the special committee was carrying out the responsibilities delegated to it by the NLCI board of directors and requesting a meeting of the board to discuss questions raised by Mr. Clegg's letter.

   On May 15, Dechert delivered a markup of the draft merger agreement to Ropes & Gray, counsel to the buying group. During a conference call on May 17, Mr. Navab informed Mr. Havens, Ms. Kathy Herman, General Counsel of NLCI, Dechert and Legg Mason that the buying group objected to the markup of the merger agreement. Mr. Navab also questioned NLCI's recent performance and its affect on the buying group's valuation analysis. Mr. Navab stated that the buying group was reconsidering whether it was interested in pursuing a transaction with NLCI given the "value gap" resulting from the recent drop in projected EBITDA for fiscal 2002. The buying group was planning to meet with NLCI on May 21 to discuss NLCI's financial condition and would let the special committee know sometime after that meeting if the group was still interested in pursuing a transaction.

   On May 19, the buying group delivered a letter to the NLCI board of directors containing the buying group's key issues raised by the merger agreement markup. The buying group letter further requested a revised markup of the merger agreement to reflect the positions set forth in the letter.

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

   On May 20, the NLCI board of directors met to discuss the concerns raised in Mr. A.J. Clegg's May 13 letter to the special committee. Present at the meeting at the invitation of the NLCI board of directors were representatives of Dechert and Morgan Lewis, counsel to NLCI. The NLCI board of directors also discussed the May 19 letter from the buying group, the closing conditions requested by the buying group and the buying group's position that it would not provide a "parent" guarantee. Counsel for the special committee described the overall terms of the proposal including the financing condition contained in the draft merger agreement and the financing letters received with the most recent bid letter. The special committee asked members of management to inform the NLCI board of directors of their interest in participating in a merger and to report on any additional contacts with KU since May 3. Mr. A.J. Clegg informed the NLCI board of directors that the management team had not reached any agreement with the buying group and had not had further contacts with KU. The special committee requested that Mr. A.J. Clegg send another letter to KU inviting them to meet with NLCI. After the board meeting, the special committee met with Dechert to discuss the May 19 letter. The special committee requested that Mr. Havens follow up with Mr. Ott and Mr. Navab.

   On May 21, Mr. A.J. Clegg informed Mr. Havens that management had discussions with the buying group and expected to agree to terms upon which management would participate in the proposed transaction. Mr. A.J. Clegg also sent a letter to Mr. Read of KU inviting KU to meet with NLCI, and indicated that NLCI did not believe that such a meeting would trigger the provisions of the rights agreement. Mr. A.J. Clegg did not receive a response to that letter, although Mr. Russell informed Mr. A.J. Clegg that Mr. Read indicated that he was checking his schedule to get back to Mr. A.J. Clegg.

   On May 21, NLCI provided the buying group with revised projections reflecting lower projected earnings in all periods. The drop in projected earnings was due to the fact that NLCI was experiencing softness in enrollment all year but even more dramatically in the last quarter, which reduced materially revenue and EBITDA projections. In addition, preschool enrollments had declined from the end of the second quarter due to economic conditions in the geographic areas in which NLCI has the highest concentration of schools--North Carolina, Northern Virginia, Northern California and Seattle. Further, although NLCI instituted a reduction in force, it was not able to cut costs as quickly as revenue dropped due to regulated coverage ratios in its preschools and fixed teacher contracts in its elementary schools.

   On May 23, Legg Mason discussed with Mr. Havens, Mr. Monaco and Dechert the impact on valuation of NLCI's revised projections and recent downward trends in the trading price of stock of comparable public companies. Legg Mason informed the special committee that financial buyers generally would determine a price for NLCI as a multiple of EBITDA. On that basis, the reduction in NLCI's projected EBITDA would lead to a corresponding reduction in the per share price from $8.25 to $7.60.

   Over the next couple of weeks, Mr. Havens and representatives of Legg Mason had several discussions with Mr. Ott of Gryphon, and Mr. Navab and Mr. Luttway of Cadigan. On May 28, Mr. Navab informed Legg Mason that the buying group would not continue to evaluate an appropriate price for NLCI unless it knew the special committee would agree to the merger agreement points raised in the buying group's May 19 letter. Mr. Havens informed the buying group that the special committee was willing to entertain entering into a merger transaction on the financial terms previously agreed to (including formation of a merger subsidiary and a financing condition) if the buying group presented the special committee with satisfactory binding commitments for the debt financing and satisfactory commitments for the equity financing from Gryphon and Cadigan. The special committee was willing to discuss the other issues raised in the May 19 letter regarding the non-solicitation covenant, termination provisions, representations and warranties, closing conditions and covenants pending closing but requested a specific list of points that the buying group required in order to proceed. On May 30, Mr. Havens sent a letter to the buying group responding to its May 19 letter.

   On June 4, as a result of these discussions, the buying group sent a letter to Mr. Havens explaining its view on provisions of the merger agreement relating principally to non-solicitation, termination and closing conditions. Mr. Havens met with representatives of Legg Mason and Dechert on June 5 to review the issues presented in the June 4 letter. On June 6, Mr. Havens and Legg Mason spoke to the buying group to discuss the issues from the June 4 letter as well as purchase price. The buying group stated that an acceptable range of per share purchase prices for NLCI was, as a result of the deterioration in NLCI's EBITDA, $7.60 to $7.80 and that an appropriate termination fee under the merger agreement would be $3 million plus expense reimbursement of up to $1.5 million. The parties discussed the June 4 letter and Mr. Havens told the buying group that the special committee would be willing to discuss most of the points raised in the letter if the parties reached agreement on purchase price.

   On June 10, the special committee met with Legg Mason and Dechert to discuss the new offer terms. Legg Mason advised the special committee with respect to recent stock performance of comparable companies and the size and nature of termination fees in comparable transactions. Mr. Havens then informed the special committee about the status of negotiations with other potential bidders. Mr. Havens had called Mr. Becker from Sylvan but Mr. Becker never returned the call. KU had not made further attempts to contact NLCI. Mr. Havens had spoken with a representative of Leeds who was waiting for a meeting with NLCI that was being rescheduled. In addition, Mr. Havens had been contacted by Mr. Steve Hart of Hart Capital who had previously had discussions with NLCI and Goldman Sachs about a potential "going-private" transaction. Mr. Hart informed Mr. Havens that Goldman Sachs was no longer interested in pursuing the transaction but that Hart Capital remained interested and would explore the opportunity. The special committee scheduled a meeting for June 12 and requested that Legg Mason engage in discussions with NLCI prior to the meeting to better understand the basis for the revised projections.

   At the June 12 meeting of the special committee, Legg Mason reported on discussions with Mr. Zobel, NLCI's Chief Financial Officer, about the drop in NLCI's projected earnings and the reasons for the earnings drop. The special committee discussed the buying group's proposed price range and termination fee and the special committee's view of the importance of a low termination fee. Legg Mason was instructed to negotiate price and termination fees with the buying group.

   On June 12, Legg Mason had discussions with the buying group who agreed to a price of $7.75 per share with a termination fee of $1.5 million and reimbursement for reasonable and ordinary expenses related to the transaction of up to $1.5 million. The parties agreed to have their legal advisors discuss the issues raised in the June 4 letter. Representatives of Dechert and Ropes & Gray discussed the issues on June 14 but did not come to any agreement. An all hands meeting was scheduled for June 18 to attempt to resolve the issues.

   Over the next several weeks, the buying group and the special committee, and their representatives, had meetings and phone calls to negotiate the terms of the merger agreement.

   Beginning in mid-June and continuing through the end of July, management had several discussions and due diligence meetings with Leeds and provided Leeds with requested information.

   On June 19, Allied told NLCI management that it had been informed by KU that KU would schedule a meeting with the NLCI board of directors. KU never followed up to schedule a meeting. Mr. Russell informed Mr. A.J. Clegg, Mr. Frock and Mr. Zobel that Allied was no longer interested in participating in the subordinated debt portion of the leveraged buyout transactions proposed by the buying group at the levels previously contemplated.

   On June 24, Messrs. A.J. Clegg, Frock, Zobel and Bailey met with Messrs. Leeds, Andrees Nessen and Robert Bernstein of Leeds, to discuss a potential transaction, and Mr. A.J. Clegg advised Mr. Leeds to contact Mr. Havens regarding any future interest.

   On June 27, the United States Supreme Court rendered a favorable opinion in Zelman v. Simmons-Harris regarding school vouchers. On June 28, NLCI issued a press release announcing NLCI's position regarding this decision. On the day before the press release, NLCI stock closed at $5.65 per share, and on the day that the press release was issued, NLCI stock closed at $5.79 per share.

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   On July 8, the buying group delivered to the special committee a non-binding financing letter from BNP Paribas. The letter was subject to the approval of BNP Paribas' credit committee and due diligence.

   On July 13, the special committee received a letter from Leeds indicating its interest in pursuing a transaction to acquire NLCI at a per share price of $7.75. The letter was non-binding and the proposal was subject to completion of due diligence. On July 15, the special committee met with Legg Mason and Dechert by conference call to discuss the Leeds indication of interest. After discussion and consultation with its advisors, the special committee determined that Mr. Havens should request Leeds' best offer and ask Leeds what additional diligence it would have to complete to confirm the offer. Mr. Havens had a subsequent discussion with Leeds during which Leeds agreed to move forward with diligence and to submit a request list to management of NLCI. In addition, the special committee instructed Legg Mason to inform the buying group that the special committee received another offer and that the buying group should be prepared to submit their best and final offer, to deliver equity and debt commitments and to resolve any open items on the agreements. Mr. Navab and Mr. Ott told Legg Mason they would review the overall status of the potential transaction and get back to the special committee. In a call on July 18, Mr. Navab and Mr. Ott informed Legg Mason that $7.75 per share was their best and final offer.

   On July 17, Leeds submitted a due diligence request list to NLCI. Mr. A.J. Clegg sent a memo to the special committee on July 18 expressing concern about the increasing demands on the management of NLCI and the negative impact on their capacity to operate NLCI as a result of the scope of diligence being conducted by the buying group and the new request from Leeds. Mr. Havens spoke with Mr. A.J. Clegg and asked that management do their best to cooperate with all requests by providing all readily available information. Management complied with Mr. Havens' request. At this time and in subsequent conversations, Mr. Havens informed Leeds that Leeds needed to proceed quickly because the special committee was considering alternative transactions and might need to act on them.

   Throughout the month of July, the buying group, the special committee and their respective advisors worked together to finalize the terms of the merger agreement and discussed proposed terms for voting agreements to be entered into by the rollover stockholders.

   On July 29, the buying group delivered a debt financing commitment letter from BNP Paribas and draft equity commitments from Cadigan and Gryphon. NLCI delivered an initial draft of the merger agreement disclosure schedules to the buying group. Pursuant to the debt commitment letter, BNP Paribas agreed to provide $50 million of senior secured debt financing and $20 million of subordinated debt financing. The commitment was subject to specified conditions, including absence of changes in NLCI, BNP Paribas' satisfaction with results of diligence, receipt by BNP Paribas of syndication marketing materials from Socrates by a specified date, and absence of adverse market conditions (including adverse changes in the syndication market). The special committee's markup of the debt commitment letter, among other things, requested deletion of the diligence and syndication-related conditions in the letter. Mr. Navab and Mr. Ott informed Mr. Havens that the debt commitment letter had already been fully negotiated and that the buying group would not be able to obtain the changes requested by the special committee. After discussions with its legal and financial advisors, the special committee accepted the BNP Paribas commitment in the form provided.

   The special committee objected to the form of the draft equity commitments to the extent they contained conditions in addition to Socrates' conditions under the merger agreement, that they were not enforceable by NLCI, and that they did not provide recourse by NLCI for a default by Socrates. Over the next three days, the parties had numerous discussions about NLCI's ability to recover for a breach by Socrates under the merger agreement. The buying group objected to any guarantee of Socrates' obligations. The special committee met by conference call on August 1 with Dechert to discuss this issue. Also on August 1, the special committee informed Mr. A.J. Clegg about the buying group's unwillingness to guarantee the obligations of Socrates. At the request of the special committee, further conversations occurred among the buying group, the special committee and Mr. A.J. Clegg, as a result of which the buying group agreed that if Socrates were to willfully and materially breach its obligations under the merger agreement and, as a result, the closing of the transactions contemplated by the merger agreement did not occur, the buying group would pay up to an aggregate amount of $1.5 million of the damages, if any, that Socrates becomes obligated to pay to NLCI as a result of the breach. The members of the special committee discussed this proposal and agreed to accept it.

   Prior to entering into discussions with the rollover stockholders, the buying group presented the special committee with an amendment containing a limited waiver to NLCI's rights agreement to permit it to finalize discussions with management without raising a concern about triggering the rights. The buying group also provided the special committee with a rights agreement amendment in connection with the execution of the merger agreement and the consummation of the merger and related transactions. On August 1, Dechert provided comments to Ropes & Gray on the proposed form of amendments. The comments were intended to narrow the scope of waiver requested and to make a further change to amend the definition of "Acquiring Person" under the rights agreement so that the dilutive effect of the rights was not triggered by the announcement of a public bid. NLCI made the latter change to address the provision in the rights agreement to which KU had objected. The buying group initially objected to this amendment but ultimately agreed to go forward with the buying group's acquisition proposal despite the amendment.

   On August 2, Mr. Havens contacted representatives of Leeds, informing them that they needed to deliver their best and final offer. Leeds informed Mr. Havens that it was not prepared to submit an offer at that time.

   Over the next few days, the merger agreement and the related documents were substantially completed. The amendment to the rights agreement to permit discussions among the buying group and management was entered into on August 4, 2002.

   On August 5, 2002, the special committee met with its financial and legal advisors to consider the merger, the merger agreement and the related agreements. Mr. Havens reviewed the recent negotiations with the buying group and the status of discussions with other potential bidders and Dechert summarized for the special committee the principal terms of the merger agreement and related agreements, including those in which the rollover stockholders had a personal interest. Mr. A.J. Clegg was asked to give a report to the special committee on the status of discussions regarding alternative transactions with third parties and management's proposed arrangements with the buying group. Legg Mason provided the special committee with an update to Legg Mason's financial analysis of the proposed merger and rendered its verbal opinion (subsequently confirmed in writing) to the special committee to the effect that, based upon its analysis and subject to the qualifications, assumptions and limitations set forth in its opinion, as of August 5, 2002, the amount of consideration to be paid to the stockholders (other than the rollover stockholders) in the merger was fair to them, from a financial point of view. The special committee also discussed with its advisors the conditions to the merger. Following discussion among members of the committee, and based in part on the opinion of Legg Mason, the special committee unanimously (1) determined that the merger and the merger agreement are fair from a financial point of view to, and in the best interests of, the stockholders (other than the rollover stockholders), (2) approved the merger and the merger agreement, and
(3) decided to recommend that NLCI's board of directors approve the merger and merger agreement. The special committee's recommendation was contingent on the amendment to the rights plan so that the dilutive effect of the rights was not triggered by the announcement of a public bid.

   Following the special committee meeting, a meeting of the full board of directors was convened. All directors were present and were joined by representatives of Dechert, Morgan Lewis and Legg Mason. The special committee advised the NLCI board of directors of its recommendation. Dechert reviewed with the directors the terms of the merger agreement and related agreements, and the activities of the special committee over the preceding five months. Management reported on the status of discussions regarding alternative transactions with third parties and the terms of their proposed arrangements with the buying group. Mr. Russell confirmed to the board that Allied would not be participating in the proposed transaction. Legg Mason then reviewed with the NLCI board of directors the verbal opinion (subsequently confirmed in writing) it gave the special committee to the effect that the amount of consideration to be paid to the stockholders (other than the rollover stockholders) in the merger was fair to them, from a financial point of view. Morgan Lewis then summarized the fiduciary standard applicable to directors in approving transactions of this nature.

   After consideration of all the factors, including the facts and circumstances, the special committee's recommendation and its own review of the proposed merger agreement, the board of directors approved the merger agreement and related transactions and the amendment to the rights agreement, by the affirmative vote of the special committee members and Mr. Russell, with A.J. Clegg, John Frock and Robert Zobel abstaining from the vote.

   On August 5, 2002, the merger agreement was executed by both parties, the voting agreements were executed by Socrates and the rollover stockholders and the second amendment to the rights agreement was entered into.

   In September 2002, Mr. A.J. Clegg discovered an error in his equity commitment letter with Socrates, dated August 5, 2002, with respect to the amount of shares which Mr. A.J. Clegg had committed to convert into equity interests of the surviving corporation. Subsequently, Mr. A.J. Clegg discussed his concerns with the buying group, and the parties agreed that Mr. A.J. Clegg's commitment letter would be amended to reflect the appropriate number of shares of NLCI common stock and preferred stock he would convert into equity interests of the surviving corporation. In addition, Gryphon agreed to amend its commitment letter to increase its commitment as a result of the amendment of Mr. A.J. Clegg's commitment letter.

   On October 2, 2002, NLCI and Socrates entered into an amendment to the merger agreement. The amendment was approved by the NLCI board of directors and special committee, and the Socrates board of directors. The amendment reflected the amount of shares Mr. A.J. Clegg committed to convert into equity interests of the surviving corporation in his amended commitment letter. In addition, the amendment extended from December 5, 2002 to January 31, 2003 the date after which either party may terminate the merger agreement, so long as the terminating party's improper action or failure to act did not cause the failure of the merger to occur on or before that date. The amendment also corrected the disclosure schedule relating to NLCI options. Also on October 2, 2002, the buying group obtained an extension of the financing commitment from BNP Paribas until January 31, 2002.

Recommendation of the Board of Directors; Fairness of the Merger

   The special committee of the board of directors has unanimously determined that the terms of the merger agreement, including the merger consideration of $7.75 per share of common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share), and the proposed merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders. The special committee unanimously recommended to the board of directors that the merger agreement and the merger be approved and adopted. The special committee considered a number of factors, as more fully described above under "--Background of the Merger" and as described below under "--Reasons for the special committee's determination," in determining to make its recommendation. The board of directors, based in part upon the determination and unanimous recommendation of the special committee, determined that the terms of the merger agreement and the proposed merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders and approved the merger agreement and the merger. The board of directors, based in part upon the unanimous recommendation of the special committee, recommends that NLCI stockholders vote FOR the approval and adoption of the merger agreement and the merger.

   Reasons for the special committee's determination. In recommending approval and adoption of the merger agreement and the merger to the board of directors, the special committee considered a number of factors that it believed supported its recommendation, including:

  . the fact that the merger consideration of $7.75 per share represented a substantial premium over the market price of NLCI common stock before the public announcement of the merger agreement, namely a 32.5% premium over the market closing price of $5.85 per share on August 2, 2002;

  . the fact that historical market prices for NLCI common stock from late-2001 until the public announcement of the merger agreement in August 2002 were largely below the merger consideration of $7.75 per share;

  . current market and economic conditions and negative performance trends for education companies in the pre-elementary through 12/th/ grade market;

  . Legg Mason's written valuation analysis presented at the August 5, 2002 meeting, including the opinion of Legg Mason as to the fairness, from a financial point of view, of the $7.75 per share merger consideration to the holders of voting stock other than the rollover stockholders, which valuation analysis the special committee relied on in its totality, rather than relying on one analysis or subgroup of analyses;

  . that the terms of the merger agreement were reasonable insofar as they would not likely deter a third party from offering a proposal that is more favorable;

  . that the merger agreement permits NLCI to terminate the merger agreement to accept a superior acquisition proposal;

                                     31.1

  . that the merger agreement permits NLCI to provide information and participate in negotiations with respect to unsolicited acquisition proposals in the circumstances described in the merger agreement;

  . that the termination fee of $1.5 million plus capped expenses represents 1.4% of NLCI's enterprise value, which is significantly less than publicly-disclosed termination fees in comparable deals involving education companies;

  . the fact that since January, 2002, NLCI and the special committee had received unsolicited inquiries from, and held discussions with, several prospective financial and strategic buyers, and that all but one of these prospective buyers ultimately declined to pursue a possible transaction with NLCI;

  . that one other prospective buyer had submitted an indication of interest to purchase NLCI for $7.75 per share, the same per share price as the merger consideration;

  . the nature of the financing commitments received by Socrates with respect to the merger, including the conditions to the obligations of the institutions to fund the commitments; and

  . the limitations that NLCI suffered and would likely continue to suffer as a public company, including its low trading volume, limited institutional sponsorship and lack of attention from research analysts for NLCI's common stock, all of which adversely affects the trading market and market value of NLCI common stock.

   The special committee also determined that the merger is procedurally fair because, among other things:

  . the NLCI board of directors established a special committee to consider and negotiate the merger agreement;

  . the resolutions establishing the special committee also conferred upon the special committee the power to reject an offer which the special committee determined that it could not favorably recommend to the NLCI board of directors;

  . the special committee, which consists solely of directors who are not officers or employees of NLCI and have no financial interest in the proposed merger different from NLCI stockholders generally, was given exclusive authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transaction;

  . members of the special committee will have no continuing interest in NLCI after completion of the merger;

  . the special committee retained and received advice from its own independent legal counsel and financial advisor in evaluating, negotiating and recommending the terms of the merger agreement;

  . the $7.75 per share merger consideration and other terms and conditions of the merger agreement resulted from arm's-length bargaining between the special committee and its representatives, and the buying group and its representatives;

  . under Delaware law, NLCI stockholders have the right to demand appraisal of their shares; and

  . the affirmative vote of the holders of a majority of the outstanding NLCI shares entitled to vote on the matter is required under Delaware law to approve and adopt the merger agreement.

   The special committee also considered a variety of risks and other potentially negative factors concerning the merger, including, among other things:

  . if the merger is not consummated under circumstances further discussed in "The Merger Agreement -- Termination" and "The Merger
      Agreement--Termination Fee and Expense Reimbursement," NLCI may be required to pay to Socrates specified termination fees and expenses;

  . certain terms in the merger agreement prohibit NLCI and its representatives from soliciting third-party bids and accepting, approving or recommending third-party bids except in specified circumstances and upon payment to Socrates of specified termination fees and expenses, and these terms could have the effect of discouraging a third party from making a bid to acquire NLCI;

  . as discussed in "--Interests of NLCI Directors and Officers in the Merger," the rollover stockholders have potential conflicts of interest, including equity interests in and continued employment with the surviving corporation;

  . the obligation of Socrates to complete the merger is conditioned upon financing being made available to Socrates, as discussed in "--Merger Financing," and Socrates may not secure financing for a variety of reasons, including reasons beyond the control of NLCI or Socrates;

  . in the event of a willful or material breach of the merger agreement, the amount of damages NLCI can recover from Socrates and the buying group is capped at $1.5 million; and

  . following the merger, NLCI stockholders, other than the rollover stockholders, will cease to participate in any future earnings growth of NLCI or benefit from any increase in the value of NLCI.

   The special committee did not ask Legg Mason to attempt to determine the liquidation value of NLCI and gave little consideration to the book value of NLCI (which was $6.29 per share at March 31, 2002) because it believed that those measures of asset value were not relevant to the market value of NLCI's business and would be less than the merger consideration of $7.75 per share. While the special committee reviewed with Legg Mason its various financial analyses and reviewed with the executive officers of NLCI its historical and projected results, the special committee did not independently generate its own separate financial analysis of the merger.

   After considering these factors, the special committee concluded that the positive factors relating to the merger outweighed the negative factors. Because of the variety of factors considered, the special committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. In addition, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after consideration of all of the factors together.

   Reasons for the board of directors' determination. The NLCI board of directors consists of seven directors, three of whom serve on the special committee. Of the remaining directors, three are rollover stockholders and one, Daniel Russell, is a non-employee member of the board who is also a principal of Allied. In 1998, NLCI issued a $10 million senior subordinated note to Allied, the principal and interest of which it is anticipated will be repaid in connection with the closing of the merger. In 1995 and in 1998, NLCI issued Common Stock Purchase Warrants in favor of Allied, which will become exercisable at the time of the merger and canceled in exchange for approximately $469,521 in cash in the merger. Mr. Russell, because of his position with Allied, may have a financial interest in the proposed merger different from, or in addition to, the NLCI stockholders generally. In reporting to NLCI's board of directors regarding its determination and recommendation, the special committee, with its independent legal and financial advisors participating, advised the other members of the board of directors of the course of negotiations with the buying group and its legal counsel, its review of the merger agreement and the related financing commitments and the factors it took into account in reaching its determination that the terms of the merger agreement, including the offer price of $7.75 per share, and the merger are fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders. In view of the wide variety of factors considered in its evaluation of the proposed merger, the board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, the board based its position on the totality of the information presented and considered. In connection with its consideration of the determination by the special committee, as part of its determination with respect to the merger, the board of directors adopted the conclusion, and the analysis underlying such conclusion, of the special committee based upon its view as to the reasonableness of that analysis.

   At the August 5, 2002 meeting of the board of directors, the merger was approved by Messrs. Havens, Chambers and Monaco (the three members of the special committee) and by Mr. Russell. The remaining three members of the board of directors, A.J. Clegg, John Frock and Robert Zobel, abstained from the vote approving the merger transaction because they had agreed to retain and/or purchase equity interests in the surviving corporation and may have other interests in the merger that are different from, or in addition to, the interests of NLCI stockholders generally.

   Board of directors position as to fairness of the merger to disinterested stockholders. The board of directors believes that the merger agreement and the proposed merger are substantively and procedurally fair to, and in the best interests of, NLCI stockholders other than the rollover stockholders for all of the reasons set forth above. In addition, with respect to procedural fairness, the board established the special committee, consisting of three directors of NLCI, none of whom is an officer or employee of NLCI or has an interest in the proposed merger different from that of NLCI stockholders generally.

   In reaching these conclusions, the board of directors considered it significant that:

  . the merger consideration of $7.75 in cash per share of common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) was the highest price the buying group indicated it was then willing to pay, following arm's-length negotiations between the special committee and representatives of the buying group;

  . no member of the special committee has an interest in the proposed merger different from that of NLCI stockholders generally;

  . the special committee retained its own financial and independent legal advisors who have extensive experience with transactions similar to the merger and who assisted the special committee in its negotiations with the buying group; and

  . Legg Mason was retained to advise the special committee as to the fairness, from a financial point of view, of the proposal received from the buying group, and Legg Mason had reached the conclusion expressed in its written opinion dated August 5, 2002, that, subject to the considerations and limitations set forth in the opinion, the $7.75 per share merger consideration was fair, from a financial point of view, to the stockholders of NLCI other than the rollover stockholders.

   The board of directors believes that the merger agreement and the proposed merger are substantively and procedurally fair to NLCI stockholders other than the rollover stockholders for all of the reasons and factors described above, even though no disinterested representative, other than the special committee and its advisors, was retained to act solely on behalf of the disinterested stockholders.

   THE BOARD OF DIRECTORS, BASED ON THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, RECOMMENDS THAT NLCI STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

   Position of the rollover stockholders as to the fairness of the merger. Under a potential interpretation of the Exchange Act rules governing "going private" transactions, one or more of the rollover stockholders may be deemed affiliates of NLCI. The rollover stockholders are making the statements included in this subsection solely for purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. Although the rollover stockholders may have interests in the merger that are different from, or in addition to, the interests of NLCI stockholders generally, each of the rollover stockholders believes that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to the disinterested NLCI stockholders based on the facts and information available to him.

   Although the rollover stockholders were not members of the special committee and did not participate in the deliberations of the special committee, the rollover stockholders have considered the same factors examined by the special committee described above under "--Reasons for the special committee's determination" and have adopted the conclusion, and the analysis underlying the conclusion, of the special committee, based upon their view as to the reasonableness of that analysis. In addition, A.J. Clegg, John Frock and Robert Zobel, as members of the board of directors, participated in the consideration of the merger transaction by the board of directors as discussed above under "--Reasons for the board of directors' determination." Based on these factors, as well as all of the reasons and factors described above under "--Reasons for the special committee's determination," considered together, the rollover stockholders believe that the terms of the merger agreement and the proposed merger are substantively and procedurally fair to NLCI stockholders other than the rollover stockholders. They have formed this belief with respect to substantive and procedural fairness even though no disinterested representative, other than the special committee and its advisors, was retained to act solely on behalf of the disinterested stockholders.

   The rollover stockholders believe these analyses and factors provide a reasonable basis to form their belief that the merger is fair to NLCI's stockholders other than the rollover stockholders. This belief should not, however, be construed as a recommendation by the directors and executive officers who are also rollover stockholders to NLCI's public stockholders to vote to approve and adopt the merger agreement and the merger.

   Position of Socrates and the buying group as to fairness of the merger. Socrates and each member of the buying group believes that the merger is substantively and procedurally fair to NLCI stockholders other than the rollover stockholders. However, neither Socrates nor the members of the buying group has undertaken any formal evaluation of the fairness of the merger to NLCI stockholders. With respect to the substantive fairness of the merger, Socrates and each member of the buying group considered the factors examined by the special committee and the board of directors described in detail above. In particular, Socrates and each member of the buying group observed the following:

  . The $7.75 per share merger consideration represents a 32.5% premium over the market closing price of $5.85 per share on August 2, 2002, the last trading day prior to the public announcement of the merger. This was viewed as a substantial premium to the trading value and therefore indicated that the consideration offered in the merger is fair.

  . A special committee of independent directors was established to negotiate at arm's-length and evaluate the merger.

  . The special committee unanimously recommended to the board of directors that the merger and the merger agreement be approved and adopted. Both the special committee and the NLCI board of directors have determined that the merger and the merger agreement are advisable and in the best interests of NLCI stockholders other than the rollover stockholders and recommend that stockholders approve and adopt the merger agreement and the merger. In light of their fiduciary duties to the NLCI stockholders and their careful consideration of the proposed transaction, the fact that the special committee and the board of directors reached these conclusions indicated that the merger and the consideration offered in the merger are fair.

  . Socrates and each member of the buying group believes that, under present circumstances, NLCI can be operated more efficiently as a private company than as a public company, in part because it can focus on long-term initiatives rather than quarter-to-quarter results that the public markets often demand.

  . As of August 5, 2002, to the knowledge of Socrates and each member of the buying group, no third party had proposed a superior transaction. The fact that no other party was willing to propose a superior transaction for NLCI indicated that the consideration offered in the merger is fair.

  . Legg Mason opined on August 5, 2002, that, as of that date, the $7.75 per share merger consideration to be received by the holders of voting stock other than the rollover stockholders was fair, from a financial point of view, to the stockholders. While the buying group did not specifically adopt the analyses and conclusions of Legg Mason, each member of the buying group observed that, in view of Legg Mason's reputation and expertise, the fact that Legg Mason reached the conclusions it did helps to support a conclusion that the consideration offered in the merger is fair.

   With respect to the procedural fairness of the merger, Socrates and each member of the buying group considered the factors examined by the special committee and the board of directors described in detail above. In particular, Socrates and each member of the buying group observed the following:

  . A special committee of independent directors was established. The special committee retained its own financial and legal advisors and conducted a vigorous and lengthy arm's length process of evaluation and negotiation of the transaction. Arm's-length negotiations were considered to be an important element of a fair bargaining process and the fact that there were effective arm's length negotiations in this case indicated that the process leading to the execution of the merger agreement was fair.

  . NLCI and the special committee had received unsolicited inquiries from, and held discussions with, several prospective financial and strategic buyers, and all but one of these prospective buyers ultimately declined to pursue a possible transaction with NLCI. One other prospective buyer submitted an indication of interest to purchase NLCI for $7.75 per share, the same per share price as the merger consideration. The fact that third parties that were likely to have been willing and able to propose a competing transaction were given ample opportunity to do so and the fact that the one other prospective buyer submitted an indication of interest to purchase NLCI for the same per share price as the merger consideration indicated that the process leading to the execution of the merger agreement was fair.

  . Under Delaware law, NLCI stockholders have the right to demand appraisal of their shares.

  . The affirmative vote of the holders of a majority of the outstanding NLCI shares entitled to vote on the matter is required under Delaware law to approve and adopt the merger agreement and the merger.

   Socrates and each member of the buying group believes that these analyses and factors considered together provide a reasonable basis for them to believe that the merger is substantively and procedurally fair to NLCI's stockholders other than the rollover stockholders, even though no disinterested representative, other than the special committee and its advisors, was retained to act solely on behalf of the disinterested stockholders. Socrates and the members of the buying group did not consider the net book value, liquidation value or going concern value of NLCI in evaluating the fairness of the merger to NLCI's disinterested stockholders. Socrates and the members of the buying group do not believe that these factors have any significant impact on the market value of NLCI's business. In view of the variety of factors considered in reaching its decision, Socrates and the members of the buying group did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered reaching its conclusions and recommendations.

   The rollover stockholders have granted Socrates an irrevocable proxy to vote shares of voting stock owned by them in favor of the adoption and approval of the merger agreement and the merger, and Socrates intends to vote the shares in favor of the adoption and approval of the merger agreement and the merger. Neither Socrates nor any member of the buying group makes any recommendation as to how you should vote on the merger agreement and the merger.

Forward-Looking Information

   NLCI does not, as a matter of course, make public projections as to future sales, earnings or other results. However, in connection with the possible merger, NLCI's management prepared and, in March 2002, provided to Legg Mason and Socrates the projections set forth below under the caption "Projections Prepared by NLCI--March 2002" for the five fiscal years ending June 30, 2007. Later in June 2002, NLCI's management prepared another set of projections, through the five fiscal years ending June 30, 2007, which were furnished to Legg Mason and Socrates. These projections assumed that the merger had occurred and that NLCI would be operated as a privately held entity. In addition, in June 2002, NLCI's management prepared and provided to the NLCI board of directors the projections set forth below under the caption "Projections Prepared by NLCI Assuming Continued Operation as a Public Company--June 2002." These projections assumed that the merger had not occurred and that NLCI would continue to operate as a public company.

   The projections below were not prepared with a view to public disclosure or compliance with published guidelines of the Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections. Neither NLCI's independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to these projections, nor have they expressed any opinion or other form of assurance with respect to these projections or their achievability, and assume no responsibility for, and disclaim any association with, them. The inclusion of these projections in this proxy statement should not be regarded as a representation by NLCI, the NLCI board of directors, the special committee, Socrates or any of their advisors, agents or representatives that these projections are or will prove to be correct. Projections of this type are based on a number of significant uncertainties and contingencies, all of which are difficult to predict and most of which are beyond NLCI's control. As a result, there can be no assurance that any of these projections will be realized.

   The projections below are or involve forward-looking statements and are based upon a variety of assumptions, including NLCI's ability to achieve strategic goals, objectives and targets over the applicable period. These assumptions involve judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond NLCI's control. Many important factors, in addition to those discussed elsewhere in this proxy statement, could cause NLCI's results to differ materially from those expressed or implied by the forward-looking statements. These factors include NLCI's competitive environment, its ability to open new schools on a timely basis and the performance of those schools, general economic and other market conditions in which it operates and matters affecting business generally, all of which are difficult to predict and many of which are beyond NLCI's control. Accordingly, there can be no assurance that any of the projections are indicative of NLCI's future performance or that actual results will not differ materially from those in the projections set forth below. See "Cautionary Statement Concerning Forward-Looking Statements."

Projections Prepared by NLCI--March 2002
(Dollars in thousands, except school data)

                                            FY Ended June 30
                            ------------------------------------------------
                              2003      2004      2005      2006      2007
                            --------  --------  --------  --------  --------
  Schools..................      188       202       214       226       238
  Revenue.................. $168,149  $185,389  $209,454  $236,640  $265,098
  School Contribution(a)...   20,715    26,535    31,854    38,930    46,142
  EBITDA(b)................   15,153    21,149    24,542    30,452    36,605
  Capital Expenditures.....    7,729     8,257     8,798     9,722    10,549
  Change in Working Capital   (1,140)   (1,254)   (1,379)   (1,517)   (1,668)
  Cash Taxes...............      905     2,811     4,348     6,558     8,749
  Depreciation.............    6,315     7,001     7,887     8,760     9,836
  Interest Expense.........    5,119     4,811     4,405     3,837     3,351
  Total Senior Debt........   34,440    24,023    16,531     5,490         0
  Total Debt...............   56,372    46,902    40,662    31,020    27,015
  Total Net Debt(c)........   55,051    45,581    39,341    29,699    16,371

--------
(a) School Contribution is defined as income from school operations before general and administrative expenses and interest expense.
(b) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
(c) Total Net Debt is defined as total debt less cash and cash equivalents.

   In preparing the above financial projections, NLCI employed the following key assumptions:

   GENERAL. Each existing school was projected individually for each of the five years. New schools were projected based on new school projections for each type of school (i.e., pre-elementary schools, elementary schools, schools for learning challenged and special purpose high schools).

   PROJECTED SCHOOL OPENINGS. The projections assumed that 15 new schools would be opened in fiscal year 2003, 14 new schools would be opened in fiscal year 2004 and 13 new schools would be opened in each of fiscal years 2005, 2006 and 2007.

   REVENUE. Revenue projections were based on projected comparable school revenue growth, together with projected annual school revenues for new schools. Tuition increases for comparable schools were projected to be 4% for fiscal years 2003, 2004, 2005 and 5% for fiscal year 2006 and 2007. Total revenues were projected to increase at a compound annual growth rate of 10.2%.

   EXPENSES. Expenses for comparable schools were projected to increase year over year by approximately the same percentage increase as revenue. General and administrative expenses were projected to be 7.5% of revenue for each year in the projection.

   EBITDA. EBITDA was projected to increase at a compound annual growth rate of 16.5%.

Projections Prepared by NLCI--June 2002
(Dollars in thousands, except school data)

                                            FY Ended June 30
                            ------------------------------------------------
                              2003      2004      2005      2006      2007
                            --------  --------  --------  --------  --------
  Schools..................      188       202       214       226       238
  Revenue.................. $171,625  $187,352  $210,053  $235,934  $263,026
  School Contribution......   20,487    24,954    28,947    34,659    40,499
  EBITDA...................   15,108    19,180    23,090    28,506    34,141
  Capital Expenditures.....    7,779     8,322     8,834     9,697    10,503
  Change in Working Capital   (1,140)   (1,254)   (1,379)   (1,517)   (1,668)
  Cash Taxes...............      518     1,523     2,959     4,658     6,351
  Depreciation.............    7,238     8,196     9,839    11,511    13,311
  Interest Expense.........    5,119     4,829     4,447     3,889     3,378
  Total Senior Debt........   34,147    24,494    17,143     6,177         0
  Total Debt...............   56,079    47,373    41,275    31,707    27,015
  Total Net Debt...........   54,758    46,052    39,954    30,386    17,106

   In preparing the above financial projections, NLCI employed the following key assumptions:

   GENERAL. Each existing school was projected individually for each of the five years. New schools were projected based on new school projections for each type of school (i.e., pre-elementary schools, elementary schools, schools for learning challenged and special purpose high schools).

   PROJECTED SCHOOL OPENINGS. The projections assumed that 15 new schools would be opened in fiscal year 2003, 14 new schools would be opened in fiscal year 2004 and 13 new schools would be opened in each of fiscal years 2005, 2006 and 2007.

   REVENUE. Revenue projections were based on projected comparable school revenue growth, together with projected annual school revenues for new schools. Tuition increases for comparable schools were projected to be 4% for fiscal years 2003, 2004, 2005 and 5% for fiscal years 2006 and 2007. Total revenues were projected to increase at a compound annual growth rate of 10.1%.

   EXPENSES. Expenses for comparable schools were projected to increase year over year by approximately the same percentage increase as revenue. General and administrative expenses were projected to be 7.5% of revenue for each year in the projection.

   EBITDA. EBITDA was projected to increase at a compound annual growth rate of 15.2%.

Projections Prepared by NLCI Assuming Continued Operation as a Public Company--June 2002
(Dollars in thousands, except school data)

                                            FY Ended June 30
                            ------------------------------------------------
                              2003      2004      2005      2006      2007
                            --------  --------  --------  --------  --------
  Schools..................      188       188       188       188       188
  Revenue.................. $171,469  $181,149  $192,669  $205,933  $218,919
  School Contribution......   20,569    26,525    29,280    32,941    35,909
  EBITDA...................   14,690    20,307    23,414    27,284    30,732
  Capital Expenditures.....    7,764     6,514     6,753     7,272     7,705
  Change in Working Capital   (2,768)   (1,602)   (1,762)   (1,938)   (2,132)
  Cash Taxes...............    1,516     3,430     4,807     6,301     7,605
  Depreciation.............    7,220     7,835     9,073    10,304    11,731
  Interest Expense.........    3,563     3,126     2,654     1,676       490
  Total Senior Debt........   23,524    17,698    12,236     3,279         0
  Total Debt...............   34,465    28,446    23,009     9,022       713
  Total Net Debt...........   32,465    18,661     7,710    (6,277)  (23,329)

   In preparing the above financial projections, NLCI employed the following key assumptions:

   MERGER. The projections assumed that the merger had not occurred and that NLCI would continue to operate as a public company.

   GENERAL. Each existing school was projected individually for each of the five years.

   PROJECTED SCHOOL OPENINGS. The projections assumed that 13 new schools would be opened in fiscal year 2003 and that no new schools would be opened in fiscal years 2004 through 2007.

   REVENUE. Revenue projections were based on projected comparable school revenue growth, together with projected annual school revenues for new schools. Tuition increases for comparable schools were projected to be 4% for fiscal years 2003, 2004, 2005 and 5% for fiscal years 2006 and 2007. Total revenues were projected to increase at a compound annual growth rate of 6.7%.

   EXPENSES. Expenses for comparable schools were projected to increase year over year by approximately the same percentage increase as revenue. General and administrative expenses were projected to be 7.5% of revenue for each year in the projection.

   EBITDA. EBITDA was projected to increase at a compound annual growth rate of 13.2%.

Opinion of Financial Advisor to the Special Committee

  Introduction

   In March 2002, NLCI's Chairman and Chief Executive Officer, A.J. Clegg, and John Frock filed a Schedule 13D/A in which they disclosed that there had been, and could be more, conversations regarding a potential management-led buyout of NLCI. In April 2002, the special committee of the NLCI board of directors retained Legg Mason to act as the special committee's independent financial advisor to assist the special committee in evaluating and negotiating the terms of the merger and, if requested by the special committee or the NLCI board of directors, to provide Legg Mason's opinion as to the fairness, from a financial point of view, of the merger consideration to be received in the merger by NLCI's stockholders, other than the rollover stockholders. The special committee and the NLCI board of directors selected Legg Mason to serve as financial advisor with respect to the merger based on Legg Mason's prior experiences with NLCI as well Legg Mason's reputation as a nationally recognized investment banking firm that has substantial experience in the valuation of education companies and securities in connection with mergers and acquisitions. Legg Mason has represented NLCI in the past for which Legg Mason has received customary fees.

   At the August 5, 2002 meeting of the NLCI board of directors, Legg Mason delivered its opinion to the special committee and the NLCI board of directors that, based on and subject to the assumptions and conditions set forth therein, as of August 5, 2002, the merger consideration of $7.75 per share to be paid to NLCI's stockholders, other than the rollover stockholders, is fair to such stockholders, from a financial point of view.

   The full text of the opinion, which sets forth the assumptions made, matters considered and the scope and limitations of the review undertaken by Legg Mason in rendering its opinion, is attached as Appendix B to this proxy statement, and Legg Mason has consented to its attachment to this proxy statement. You are urged to read the entire Legg Mason opinion carefully. The opinion is directed only to the fairness, from a financial point of view, to NLCI stockholders, other than the rollover stockholders, of the merger consideration of $7.75 per share to be paid to such stockholders. The opinion does not constitute a recommendation of the merger over any other alternative transaction (including the alternative to not effect the merger) that may be available to NLCI and does not address the underlying business decision of the special committee and the NLCI board of directors to proceed with or to effect the merger. Also, Legg Mason is not making any recommendation to NLCI's stockholders as to whether or not they should vote for or against the merger or seek their statutory appraisal rights in respect of the merger. In requesting Legg Mason's opinion, the special committee did not give any special instructions to Legg Mason or impose any limitation upon the scope of investigation that Legg Mason deemed necessary to enable it to deliver its opinion.

   In arriving at its opinion, Legg Mason has, among other things:

  . reviewed the material terms of the merger, including a draft dated July 12, 2002, of the merger agreement and the commitment letter of the lender;

  . reviewed certain publicly available audited and unaudited financial statements of NLCI and certain other publicly available information concerning NLCI;

  . reviewed certain internal information, primarily financial in nature, concerning NLCI prepared by its management;

  . reviewed forecasted financial statements of NLCI prepared and furnished to Legg Mason by the senior management of NLCI;

  . held discussions with certain executive officers and employees of NLCI concerning the operations, financial condition and future prospects of NLCI;

  . reviewed certain publicly available financial and stock market data relating to selected public companies that Legg Mason considered relevant to its inquiry;

  . reviewed certain publicly available data regarding transactions that Legg Mason considered relevant to its inquiry; and

  . conducted such other financial studies, analyses and investigations and considered such other information as Legg Mason deemed necessary or appropriate.

   In connection with its evaluation and preparation of the opinion, Legg Mason assumed and relied upon the accuracy and completeness of all financial and other information supplied to Legg Mason by NLCI's management and all publicly available information, and did not independently verify the information. Legg Mason also relied upon NLCI's management as to the reasonableness and achievability of the financial projections (and the assumptions and bases in the projections) that the senior management of NLCI provided to Legg Mason, and Legg Mason assumed that the projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of NLCI's management as to NLCI's future operating performance. In arriving at its opinion, Legg Mason relied upon the financial data for 2001 through 2007 presented to the NLCI board of directors at its meeting on August 5, 2002. The projected financial data for 2002 through 2007 were NLCI's latest available projections provided to Legg Mason by NLCI's management as of the date the opinion was rendered. NLCI does not customarily disclose internal management projections of the type provided to Legg Mason in connection with the evaluation and preparation of the opinion. These projections were not prepared with the expectation of public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Legg Mason was not requested to make, and did not make, an independent appraisal or evaluation of NLCI's assets, properties, facilities or liabilities, and Legg Mason has not been furnished with any appraisals or evaluations.

   The Legg Mason opinion is necessarily based on economic and other conditions and circumstances as they existed or were in effect on, and the information made available to it as of July 31, 2002. Legg Mason expressed no opinion as to what the value of voting stock actually would be when the merger is consummated or as to the price or trading range at which NLCI's common stock was expected to trade following the announcement of the merger.

   In connection with rendering its opinion, Legg Mason assumed in all respects material to its analyses, that the merger will be consummated according to the terms and conditions described in the merger agreement without any waiver of material terms or conditions by any party thereto, including NLCI and the buying group, and that satisfying any other conditions for completing the merger would not have an adverse effect on NLCI.

   The following is a summary of the principal financial and valuation analyses performed by Legg Mason in connection with its preparation of the opinion. These analyses were presented to the special committee and the NLCI board of directors at their meetings on August 5, 2002.

  Summary of Legg Mason's Valuation Analysis

   Legg Mason utilized a series of valuation methodologies customary among investment professionals to determine an estimated value for NLCI before giving effect to the merger. These valuation methodologies included (1) comparable public companies analysis, (2) premium paid analysis, (3) comparable transactions analysis, (4) discounted cash flow, or DCF analysis, and (5) leveraged buyout, or LBO analysis. Legg Mason regarded each of these analyses to be appropriate and reflective of generally accepted valuation methodologies given NLCI's trading volume relative to total shares outstanding, the accessibility of comparable publicly traded companies and available information regarding similar transactions in the education industry. In each analysis, Legg Mason calculated the implied equity value per share of NLCI common stock. Legg Mason then compared the implied equity values that it calculated to the $7.75 per share merger consideration.

  Comparable Companies Analysis

   Legg Mason compared NLCI's relevant historical and current financial and operating results with the operating results of selected publicly traded companies that are engaged in K-12 education, collectively referred to as the comparable companies. The comparable companies were chosen by Legg Mason based on general business, operating and financial characteristics representative of companies in the industry in which NLCI operates. No company or business used in the analysis of comparable companies is identical or substantially identical to NLCI.

   In performing its analysis, Legg Mason calculated multiples of, among other things, each comparable company's TTM Revenues (trailing twelve months ended March 31, 2002 revenues), TTM EBITDA (earnings before interest, taxes, depreciation and amortization) and TTM EBIT (earnings before interest and taxes), collectively referred to as the Enterprise Value Multiples.

   In using the comparable companies analysis to value NLCI before giving effect to the merger, Legg Mason analyzed financial information, which included:

  .   operating performance;

  .   growth rates;

  .   capitalization ratios; and

  .   ratios of enterprise value to TTM Revenues, TTM EBITDA and TTM EBIT.

   For the purposes of this analysis, the comparable companies selected by Legg Mason were three companies that operate in the K-12 industry as listed below:

  .   Bright Horizons Family Solutions, Inc.;

  .   Childtime Learning Centers, Inc., referred to as Childtime; and

  .   Edison Schools, Inc.

      This analysis produced the following valuation data:

                                                  TTM     TTM   TTM
           Enterprise Value Multiples           Revenues EBITDA EBIT
           --------------------------           -------- ------ -----
              Mean.............................   0.4x    7.5x  16.1x
              Childtime Learning Centers, Inc..    0.1     3.8    NMF

   Using the above-referenced information, Legg Mason derived a range of estimated values by applying the above-referenced mean Enterprise Value Multiples of the comparable companies to NLCI's appropriate financial statistics. Legg Mason ultimately derived an equity value per share for each multiple after taking into account NLCI's cash of $1.9 million as of March 31, 2002, NLCI's debt of $40.7 million as of March 31, 2002 and NLCI's diluted number of shares outstanding of 7,710,779 as of March 31, 2002. In cases where Legg Mason's analysis indicated that the multiple for a particular comparable company was not meaningful (e.g., because of recently depressed financial and operating performance), Legg Mason excluded that multiple and relied upon the mean multiples of the other comparable companies. Legg Mason applied the comparable companies' mean multiples to NLCI's TTM Revenues, TTM EBITDA and TTM EBIT and calculated an equity value per share. The resulting implied equity values per share were $3.04, $9.45 and $12.55, respectively.

   In general, the data in the comparable companies analysis was compromised by the lack of ample data points. For example, Bright Horizons Family Solutions, Inc., a solid and consistent financial performer with broad analyst coverage, was the only comparable company yielding an EBIT multiple. Additionally, Edison Schools, Inc.'s stock price on August 5, 2002 had decreased approximately 95.5% since August 6, 2001. Legg Mason therefore performed a second comparable companies analysis by eliminating all of the comparable companies except Childtime, which Legg Mason believed was most comparable to NLCI. Childtime, like NLCI, has been characterized by lack of research analyst coverage, low trading volume, market capitalization below $100 million and the announcement of organizational and strategic changes.

   Legg Mason applied Childtime's mean multiples to NLCI's TTM Revenues and TTM EBITDA (Childtime has negative EBIT and thus does not yield a meaningful EBIT multiple) and calculated an equity value per share. The resulting implied equity values per share were $(3.29) and $2.43, respectively.

  Premium Paid Analysis

   Legg Mason conducted an analysis of premiums paid in merger and acquisition transactions involving K-12 education companies as a method of valuing NLCI. A premium paid analysis reviews and analyzes transactions and the resulting implied share prices involving comparable public companies that have been acquired. By comparing a target's share price prior to the announcement date of the acquisition to the price at which it is acquired, a premium paid analysis determines what percentage of a premium or discount the acquiror paid.

   In performing this analysis, Legg Mason analyzed the five public target acquisitions that were used in the comparable transactions analysis discussed below to derive mean and median percentage premiums paid on a one day, one week and one month prior to announcement date and compared these results to NLCI's price on July 31, 2002.

   For the purposes of this analysis, the transactions selected by Legg Mason were the following acquisitions of K-12 companies:

  . Kids Holdings, Inc. & Ameris Acquisition, Inc.'s acquisition of Children's Comprehensive Services, Inc.;

  .   Correctional Services Corp.'s acquisition of Youth Services
      International, Inc.;

  .   Corporate Family Solutions, Inc.'s acquisition of Bright Horizons, Inc.;

  . Knowledge Universe, LLC's acquisition of Children's Discovery Centers of America; and

  . Kohlberg Kravis Roberts & Co.'s acquisition of KinderCare Learning Centers, Inc.

   This analysis produced the following valuation data:

                                One Day One Week One Month
                     % Premium   Prior   Prior     Prior
                     ---------  ------- -------- ---------
                        Mean...  18.6%    17.4%    22.0%
                        Median.  17.8%    16.7%    22.0%

   Using the above-mentioned information, Legg Mason derived a range of estimated equity share prices based upon applying the above-mentioned mean and median premiums paid to NLCI's share price as of July 31, 2002. The resulting implied equity values per share ranged from $7.00 to $7.32.

  Comparable Transactions Analysis

   Legg Mason conducted an analysis of merger and acquisition transactions involving K-12 education companies, collectively referred to as the comparable transactions, as a method of valuing NLCI. A comparable transactions analysis reviews and analyzes transactions and the resulting implied multiples, involving companies in the same or similar industries as NLCI. In performing this analysis, Legg Mason considered that the merger and acquisition transaction environment varies over time because of, among other things, interest rate and equity market fluctuations and industry results and growth expectations. Likewise, valuations and their implied multiples will vary over time with market conditions. No acquired company or business used in the comparable transactions analysis is identical or substantially identical to NLCI.

   Legg Mason analyzed the acquisition of publicly traded and privately held K-12 companies and calculated the acquisition multiples paid for these companies. The range of multiples of these transactions was then applied to NLCI's financial results. These multiples included enterprise value to TTM Revenues, enterprise value to TTM EBITDA and enterprise value to TTM EBIT. Legg Mason calculated the mean and median multiples for each of these categories based on these comparable transactions.

   For the purposes of this analysis, the comparable transactions selected by Legg Mason were the following acquisitions of K-12 companies:

  . Kids Holdings, Inc. & Ameris Acquisition, Inc.'s acquisition of Children's Comprehensive Services, Inc.;

  .   Correctional Services Corp.'s acquisition of Youth Services
      International, Inc.;

  .   Corporate Family Solutions, Inc.'s acquisition of Bright Horizons, Inc.;

  . Chase Manhattan Corp./Chase Capital Partners' acquisition of La Petite Academy, Inc.;

  . Knowledge Universe, LLC's acquisition of Children's Discovery Centers of America; and

  . Kohlberg Kravis Roberts & Co.'s acquisition of KinderCare Learning Centers, Inc.

   This analysis produced the following valuation data:

                                             TTM     TTM   TTM
                Enterprise Value Multiples Revenues EBITDA EBIT
                -------------------------- -------- ------ -----
                           Mean...........   1.0x    6.7x  12.9x
                          Median..........   0.9x    6.8x  11.3x

   Using the above-mentioned information, Legg Mason derived a range of estimated values based upon implied enterprise values and equity values derived by applying the above-mentioned mean and median Enterprise Value Multiples of the comparable transactions analysis to NLCI's appropriate financial statistics. In cases where Legg Mason's analysis indicated that the multiple for a particular comparable transaction was not meaningful, Legg Mason excluded that multiple and relied upon the multiples of the other comparable transactions.

   Legg Mason then applied the comparable transactions multiples obtained to NLCI's TTM Revenues, TTM EBITDA and TTM EBIT to determine an approximate valuation after taking into account NLCI's cash of $1.9 million and NLCI's debt of $40.7 million as of March 31, 2002. In deriving the equity value per share, Legg Mason used the fully-diluted number of NLCI shares of common stock outstanding of 7,710,779 as of March 31, 2002. The resulting implied equity values per share ranged from $7.38 to $14.05. Legg Mason placed little emphasis on the per share values implied by the revenue mean and median multiples ($14.05 and $13.58), primarily because merger transactions involving companies with positive cash flow are generally valued on multiples of EBITDA and EBIT rather than revenue.

  Discounted Cash Flow Analysis

   Legg Mason performed a discounted cash flow analysis premised upon the assumptions summarized below. The discounted cash flow analysis was based upon the financial and operating information relating to NLCI's business, operations and prospects supplied by NLCI's management and covering fiscal years 2003 through 2007.

   Using a discount rate of 10%, Legg Mason calculated the present value of the projected stream of net unlevered cash flow (as defined below) for fiscal years 2003 through 2007 and the present cash value of NLCI's terminal value at June 30, 2007. Legg Mason applied the discount rate derived from NLCI's implied weighted average cost of capital (using a pricing model known as the capital asset pricing model and based on general and systemic risk factors reflected by
NLCI). "Net unlevered cash flow," as used in the analysis, means, for each period, projected EBIT, less taxes at an estimated rate of 41.0%, plus projected depreciation and amortization, less projected capital expenditures, plus or minus projected changes in non-cash working capital. The terminal value was computed by multiplying NLCI's projected EBITDA by terminal multiples of 4.0x to 6.0x. Legg Mason adjusted the calculated present value of the net unlevered cash flow and terminal value by adding NLCI's cash and cash equivalents and subtracting NLCI's debt, to calculate a range of equity values for NLCI.

   This analysis produced the following valuation data:

                                             Terminal EBITDA Multiple
                                             ------------------------
              Discount Rate 10%               4.0x     5.0x    6.0x
              -----------------               ------  ------  ------
              Implied Equity Value per Share $10.78   $13.52  $16.25

   Based on the discount rate and range of terminal multiples referred to above, Legg Mason calculated a range of equity values of $83.1 million to $125.3 million, after adding NLCI's cash of $1.9 million as of March 31, 2002 and subtracting its debt of $40.7 million as of March 31, 2002. Legg Mason then derived the implied equity value per share using the fully-diluted number of NLCI shares of common stock outstanding as of March 31, 2002. The implied equity value per share is a range of $10.78 to $16.25. Legg Mason placed little emphasis on this analysis primarily because the resulting implied per share values were based on management prepared financial projections, which reflected substantial increases in EBITDA from 2003 through 2007 in contrast to NLCI's historical results for the last two years.

  Leveraged Buyout Analysis

   Legg Mason performed a leveraged buyout analysis as a means of establishing NLCI's value assuming that NLCI was purchased by a financial buyer. A leveraged buyout involves the acquisition or recapitalization of a company financed primarily by incurring debt that is serviced by the post-leveraged buyout operating cash flow of NLCI.

   Legg Mason calculated three leveraged buyout analysis scenarios based on different required investor returns on investments. Scenario 1 assumes that at a 4.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders. Scenario 2 assumes that at a 5.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders. Scenario 3 assumes that at a 6.0x EBITDA multiple, there will be a 33.0% rate of return to equity investors and a 22.0% return to subordinated debt holders.

   These analyses produced the following valuation data:

                                          Scenario Scenario Scenario
                                             1        2        3
                                          -------- -------- --------
            Implied NLCI Enterprise Value  $83.05   $91.20   $99.30
            Implied NLCI Equity Value....  $44.25   $52.40   $60.50
            Implied NLCI Share Price.....  $ 5.74   $ 6.80   $ 7.85

   Based on these analyses, Legg Mason calculated NLCI's equity value as ranging between $44.3 million and $60.5 million. The implied equity range of value per share calculated using the number of NLCI's diluted shares outstanding as of March 31, 2002 is $5.74 to $7.85.

   The above summary does not purport to be a complete description of the analyses performed by Legg Mason or of its presentation to the special committee. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Legg Mason. In arriving at its fairness determination, Legg Mason considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Legg Mason made its determination as to fairness on the basis of its experience and professional judgment after considering, among other things, that the merger consideration of $7.75 per share to be received by holders of voting stock, other than the rollover stockholders, fell within the range implied by the results of such analyses. No company or transaction used in any of the above analyses as a comparison is directly comparable to NLCI or the merger. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses.

   In consideration of Legg Mason's services as the special committee's financial advisor, NLCI paid Legg Mason a nonrefundable fee of $100,000 upon execution of the engagement letter and $200,000 upon its delivery of the Legg Mason Opinion. No portion of the initial fee would have been refundable if Legg Mason was unable to provide an opinion that the consideration to be paid in the merger was fair, from a financial point of view, and no portion of either fee would have been refundable if NLCI determined not to proceed with the merger. If the merger closes, NLCI has agreed to pay Legg Mason an additional fee of $50,000.

   NLCI has also agreed to reimburse Legg Mason for up to $50,000 of its out-of-pocket expenses incurred in connection with the performance of its services rendered under the engagement letter, and to indemnify Legg Mason and certain affiliated parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by Legg Mason under its engagement letter.

Purpose and Structure of the Merger

   The purpose of the merger for NLCI is to allow its stockholders (including the rollover stockholders with respect to the shares owned by them for which they will receive the merger consideration) to realize the value of their investment in NLCI in cash at a price that represents a premium to the market price of NLCI common stock before the public announcement of the merger. For the rollover stockholders, the purpose of the merger is also to allow them to share in any future earnings and growth of NLCI after its common stock ceases to be publicly traded. The rollover stockholders have determined to participate in the merger at this time because the merger provides an opportunity to retain an equity interest in the surviving corporation. Moreover, management and the NLCI board of directors had originally determined to pursue the merger because they believed that, for a variety of reasons, NLCI common stock was undervalued in the public market and NLCI's past efforts to enhance stockholder value had been disappointing. At the same time, public company status imposed a number of limitations on NLCI and its management in conducting NLCI's operations, including restraints associated with meeting the expectations of market analysts and the costs of being a public company such as accounting and transfer agent fees and expenses associated with the reporting obligations under the Exchange Act. Accordingly, one of the purposes of the merger for the rollover stockholders is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its focus on the quarter-to-quarter performance often emphasized by the public markets. The merger is also intended to enable NLCI to use in the operations of NLCI those funds that would otherwise be expended in complying with requirements applicable to public companies. The immediate availability of liquidity for stockholders, particularly in light of the relatively low volume of trading in the common stock, is also a factor. The special committee and the board of directors believe that these factors continue to be of consequence to NLCI at this time. As a result, the special committee and the board of directors believe, notwithstanding the reduction in the offer price to $7.75 per share, that the merger continues to be in the best interests of the stockholders at this time.

   The purpose of the merger for Socrates and the buying group is to acquire 93.9% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants). Despite NLCI's impressive financial performance during the last four years, NLCI's stock price has generally declined since late 2001 and NLCI's past efforts to enhance stockholder value have been disappointing. NLCI also suffers from a low trading volume, limited institutional sponsorship and lack of attention from research analysts for NLCI's common stock. The buying group believes that these factors have prevented stockholders from realizing appropriate value for their interests in NLCI. As a private company, NLCI will have the flexibility to focus on continuing improvements to its business without the constraints and distractions caused by the public market's present disfavor of education companies in the pre elementary to 12th grade market, and without the various and substantial costs of remaining a public company, including the legal, accounting and transfer agent fees and expenses and printing costs necessary to satisfy the reporting obligations under the Exchange Act. Each member of the buying group, in deciding to engage in the merger, considered these factors as well as the projections for revenues and earnings prepared by NLCI's management described under the caption "Forward-Looking Statements."

   The transaction has been structured as a cash merger in order to provide the public stockholders of NLCI with cash for all of their shares and to provide a prompt and orderly transfer of ownership of NLCI with reduced transaction costs.

Effects of the Merger

   Upon the effective time of the merger, current NLCI stockholders, other than the rollover stockholders, will cease to have ownership interests in NLCI or rights as NLCI stockholders. Therefore, the current stockholders of NLCI, other than the rollover stockholders, will not participate in any future earnings or growth of NLCI and will not benefit from any appreciation in value of NLCI. Upon completion of the merger, the buying group and the rollover stockholders are expected to own approximately 93.9% and 6.1%, respectively, of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants). The rollover stockholders intend to retain their equity investment in the surviving corporation. Although their equity investment in NLCI involves substantial risk resulting from the limited liquidity of the investment, the high debt-to-equity ratio and consequent substantial fixed charges that will apply to NLCI following the merger, if NLCI is able to increase earnings and cash flow sufficient to retire its debt, Socrates, the rollover stockholders and any other holder of the surviving corporation's equity interests will be the sole beneficiaries of the future earnings and growth of NLCI, if any.

   NLCI's common stock is currently registered under the Exchange Act and is quoted on the Nasdaq National Market under the symbol "NLCI". As a result of the merger, NLCI will be a privately held corporation, and there will be no public market for its common stock. After the merger, the common stock will cease to be quoted on the Nasdaq National Market, and price quotations with respect to sales of shares of common stock in the public market will no longer be available. In addition, registration of the common stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders' meetings, no longer applicable to NLCI. After the effective time of the merger, NLCI will also no longer be required to file periodic reports with the Commission.

   At the effective time of the merger, the directors of the surviving corporation will be Jeff Ott, David Andrews, Will Lynn, Bruce Krysiak, Pericles Navab, Jack Clegg and John Frock, and the officers of NLCI immediately prior to the effective time of the merger will remain the officers of the surviving corporation. At the effective time of the merger, the certificate of incorporation of NLCI as in effect immediately prior to the effective time of the merger will be amended to be identical to the certificate of incorporation of Socrates (except that the name of Socrates will be changed to Nobel Learning Communities, Inc.) and will become the certificate of incorporation of the surviving corporation. The by-laws of Socrates in effect immediately prior to the effective time of the merger will become the by-laws of the surviving corporation.

   It is expected that, following completion of the merger, the operations of NLCI will be conducted substantially as they are currently being conducted. Neither NLCI, Socrates nor any of the continuing directors and officers has any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger that would involve NLCI's corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, NLCI, the buying group and the continuing directors and officers will continue to evaluate NLCI's business and operations after the merger and may develop new plans and proposals that NLCI, Socrates, the buying group or the continuing directors and officers consider to be in the best interests of NLCI and its stockholders.

   Each outstanding option and warrant exercisable as of the effective time of the merger will be canceled in exchange for an amount in cash, if any, determined by multiplying (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant, and (2) the number of shares of common stock subject to the option or warrant, net of any applicable withholding taxes.

   Upon completion of the merger, Gryphon and Cadigan will receive transaction fees of approximately $2.6 million and $1.7 million, respectively, for various advisory services they provided to NLCI related to the merger. These services include arranging and negotiating the financing of the merger, arranging and structuring the transaction, including forming Socrates and planning the capital structure of Socrates and the surviving corporation, and related services. In addition, A.J. Clegg and John Frock will receive transaction fees of approximately $108,557 and $9,982, respectively, and Robert Zobel and D. Scott Clegg will each receive a transaction fee of approximately $2,964.

   The following table sets forth for each of the rollover stockholders, his interest in the net book value and net income of NLCI, based upon the approximate percentage of his beneficial ownership of NLCI common and preferred stock as of June 30, 2002:

                                Ownership Net Book      Net
                                 Percent  Value (1)  Income (2)
                                --------- ---------- ----------
                 A.J. Clegg....   5.91%   $2,509,531  $167,393
                 John Frock....   0.43%   $  181,929  $ 12,135
                 Robert Zobel..   0.12%   $   49,177  $  3,280
                 D. Scott Clegg    0.0%           --        --

--------
(1) Based on NLCI stockholders' equity as of June 30, 2002.
(2) Based on NLCI's net income for the fiscal year ended June 30, 2002.

   The following table sets forth for each of the rollover stockholders and Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan, his or its interest in the net book value and net income of NLCI after the merger, based upon the approximate percentage of his or its expected ownership of the capital stock of the surviving corporation outstanding immediately after the merger (assuming, for the purpose of this table, that different classes of common stock of the surviving corporation represent equivalent interests and thus can be combined to determine a stockholder's percentage ownership interests):

                                        Ownership  Net Book      Net
                                         Percent   Value (1)  Income (2)
                                        --------- ----------- ----------
       A.J. Clegg......................    5.29%  $ 2,298,822  $ 10,633
       John Frock......................    0.49%  $   212,934  $    985
       Robert Zobel....................    0.14%  $    60,838  $    281
       D. Scott Clegg..................    0.14%  $    60,838  $    281
       Socrates Acquisition Corporation       0%  $         0  $      0
       Gryphon Partners II, L.P........   82.30%  $35,764,288  $165,423
       Gryphon Partners II-A, L.P......    5.79%  $ 2,516,102  $ 11,638
       Cadigan Investment Partners.....    5.85%  $ 2,542,176  $ 11,759

--------
(1) Based on the surviving corporation's projected pro-forma net book value of approximately $43,456,000 as of September 30, 2002, which gives effect to the merger as if it occurred on September 30, 2002.
(2) Based on the surviving corporation's projected pro-forma net income of approximately $201,000 for the twelve months ending September 30, 2002, which gives effect to the merger as if it occurred on September 30, 2001.

Risks that the Merger will not be Completed

   Completion of the merger is subject to various risks, including, but not limited to, the following:

  . that the merger agreement and the merger will not be approved and adopted by the holders of at least a majority of the outstanding shares of voting stock voting together as a single class;

  . that NLCI will experience a circumstance, event, occurrence, change or effect that, individually or in the aggregate has, or would reasonably be expected to have, a material adverse effect on NLCI;

  . that Socrates will not secure the financing necessary to complete the merger on the terms and conditions set forth in the current financing commitments already obtained or other financing arrangements with no greater cost of capital and upon other terms no less favorable in the aggregate to Socrates than those of the original financing commitments, as further described in "--Merger Financing;"

  . that the parties will not have performed in all material respects their obligations contained in the merger agreement at or before the effective time of the merger;

  . that NLCI will not secure required governmental and third-party consents to and authorizations for the merger;

  . that the representations and warranties made by the parties in the merger agreement will not be true and correct to the extent provided in the merger agreement immediately before the effective time of the merger; and

  . that there may be brought or pending any action or proceeding that has, or would reasonably be expected to have, a material adverse effect on NLCI.

   As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite stockholder approval is obtained. It is expected that, if NLCI stockholders do not approve and adopt the merger agreement and the merger or if the merger is not completed for any other reason, the current management of NLCI, under the direction of the board of directors, will continue to manage NLCI as an ongoing business.

Interests of NLCI Directors and Executive Officers in the Merger

   In considering the recommendations of the board of directors, NLCI stockholders should be aware that some of NLCI's executive officers and members of NLCI's board of directors have interests in the transaction that are different from, or in addition to, the interests of NLCI stockholders generally. The board of directors appointed the special committee, consisting solely of directors who are not officers or employees of NLCI and who have no financial interest in the proposed merger different from NLCI stockholders generally, to evaluate, negotiate and recommend the merger agreement and to evaluate whether the merger is in the best interests of NLCI stockholders other than the rollover stockholders. The special committee was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the merger agreement and the merger and in recommending to the board of directors that the merger agreement and the merger be approved and adopted.

   Special Committee Fees. The board of directors determined that the chairman of the special committee would receive $25,000 and each other member of the special committee would receive $15,000 for his service on the special committee, regardless of whether any proposed transaction was entered into or completed.

   Executive Officers of the Surviving Corporation. It is currently expected that the members of the current management of NLCI will remain as members of management of the surviving corporation. The executive officers of NLCI that are expected to remain officers of NLCI following completion of the merger are A.J. Clegg (chairman and chief executive officer), John Frock (vice chairman--corporate development), Robert Zobel (vice chairman--corporate affairs and chief financial officer) and D. Scott Clegg (vice chairman--operations, president and chief operating officer).

   Options. In connection with the merger, all outstanding options (including those held by NLCI's directors and executive officers) will become immediately exercisable and canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option, multiplied by (2) the number of shares of common stock subject to the option exercisable as of the effective time of the merger.

   Interests of Daniel Russell. Daniel Russell is a non-employee member of the NLCI board of directors who is also a principal of Allied. In 1998, NLCI issued a $10 million senior subordinated note to Allied, the principal and interest of which it is anticipated will be repaid in connection with the closing of the merger. In 1995 and the 1998, NLCI issued Common Stock Purchase Warrants in favor of Allied, which will become exercisable at the time of the merger and be canceled in exchange for approximately $469,521 cash in the merger. Mr. Russell, because of his position with Allied, may have a financial interest in the proposed merger different from, or in addition to, the NLCI stockholders generally.

   Interests of Rollover Stockholders. A.J. Clegg, John Frock and Robert Zobel, each a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI, have agreed to retain and/or purchase an equity interest in the surviving corporation as follows:

  . A.J. Clegg has agreed to convert 350,182 shares of voting stock that he owns, either solely or jointly with his wife (consisting of 108,991 shares of NLCI common stock, 477,500 shares of NLCI Series A preferred stock and 403,226 shares of NLCI Series C preferred stock), which represents approximately 75% of the value of the consideration he would otherwise receive in the merger if he were not exchanging his interest in NLCI, into shares of capital stock of the surviving corporation representing approximately 5.29% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants), instead of receiving merger consideration for the shares. Mr. A.J. Clegg will receive approximately $904,636 in merger consideration for his remaining equity interest in NLCI.

  . John Frock has agreed to convert 32,200 shares of voting stock owned by him (consisting of 17,500 shares of NLCI common stock and 50,000 shares of NLCI Series A preferred stock), which represents approximately 61.5% of the value of the consideration he would otherwise receive in the merger if he were not exchanging his interest in NLCI, into shares of capital stock of the surviving corporation representing approximately 0.49% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants), instead of receiving merger consideration for the shares. Mr. Frock will receive approximately $156,583 in merger consideration for his remaining equity interest in NLCI.

  . Robert Zobel has agreed to pay $74,100 to purchase shares of capital stock of Socrates immediately prior to the merger that will convert into shares of capital stock of the surviving corporation representing approximately 0.14% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants). Mr. Zobel will receive approximately $190,956 in merger consideration for his equity interest in NLCI.

  . D. Scott Clegg has agreed to pay $74,100 to purchase shares of capital stock of Socrates immediately prior to the merger that will convert into shares of capital stock of the surviving corporation representing approximately 0.14% of the capital stock of the surviving corporation outstanding immediately after the merger (excluding options and warrants). Mr. D. Scott Clegg will receive approximately $123,500 in merger consideration for his equity interest in NLCI.

   In addition, A.J. Clegg and John Frock will receive transaction fees of approximately $108,557 and $9,982, respectively, and Robert Zobel and D. Scott Clegg will each receive a transaction fee of approximately $2,964.

   The buying group expects that the rollover stockholders will enter into a shareholders agreement with the buying group that will provide for a customary voting agreement regarding the election of directors, transfer restrictions, tag-along rights, drag-along rights, preemptive rights, registration rights and call rights on the capital stock held by the rollover stockholders upon termination of their employment for cause.

   The rollover stockholders, who, as of the record date, had the right to vote approximately 6.9% of the outstanding shares of voting stock, have entered into voting agreements with Socrates. Subject to the terms of the voting agreements, the rollover stockholders have agreed to grant an irrevocable proxy to Socrates to vote all of the capital stock of NLCI that they own for the adoption and approval of the merger agreement, and in any manner as Socrates, in its sole discretion, may see fit with respect to any extraordinary corporate transaction (other than the merger). In addition, if Socrates elects not to exercise its right to vote the capital stock pursuant to the irrevocable proxies, the rollover stockholders will vote all of the capital stock of NLCI that they own for the adoption and approval of the merger agreement or as otherwise directed by Socrates if the issue on which the rollover stockholder is requested to vote is an extraordinary corporate event. The voting agreements were entered into by the rollover stockholders in consideration of the execution and delivery by Socrates of the merger agreement and Socrates did not pay additional consideration in connection with the execution and delivery of the voting agreements.

   The rollover stockholders have understandings with Socrates as to the management of the surviving corporation after the consummation of the merger, as reflected in signed term sheets between each of the rollover stockholders, on the one hand, and the buying group, on the other hand. The term sheets provide for employment arrangements, including salary and benefits. The buying group expects that the rollover stockholders will receive salaries at the following annual rates: A.J. Clegg--$330,000, John Frock--$180,000 (based on a four-day work week), Robert Zobel--$250,000 and D. Scott Clegg--$225,000, each with a bonus potential of up to 125% of their base salary. In addition, the buying group expects that the rollover stockholders will receive options to purchase equity securities of the surviving corporation, half of which will be subject to four-year time-based vesting and half of which will be subject to performance-based vesting (based on achieved earnings targets) with a six-year cliff vesting period. The buying group anticipates that the rollover stockholders will be granted options representing the following percentage of the outstanding equity (on a fully-diluted basis) of the surviving corporation:
A.J. Clegg--4.75%, John Frock--1.49%, Robert Zobel--1.49% and D. Scott Clegg--1.49%. A.J. Clegg will have discretion to allocate options to purchase an additional 1.53% of the equity of the surviving corporation to other members of NLCI management.

   Item 11 of NLCI's Annual Report on Form 10-K for fiscal year ended June 30, 2002, filed with the Commission on September 24, 2002, discusses severance arrangements NLCI has in place for its executive officers under the headings "Executive Severance Plan," "Senior Executive Severance Plan," "Employment Agreements with Executive Officers," and "Other Agreements with Executive Officers." Each of these paragraphs is incorporated by this reference into this proxy statement.

   Indemnification of Directors and Officers; Directors' and Officers' Insurance. The merger agreement provides that, from and after the effective time of the merger, and to the fullest extent permitted by law, Socrates will cause the surviving corporation to honor all of NLCI's obligations to indemnify, defend and hold harmless (including advancing funds for expenses) the current and former directors and officers of NLCI and its subsidiaries against all losses, claims, damages or liabilities arising out of their acts or omissions occurring prior to the effective time of the merger to the maximum extent that the obligations exist on the date of the merger agreement, whether under NLCI's certificate of incorporation, by-laws or contracts or the Delaware General Corporation Law. The indemnification obligation will survive the merger and will continue in full force and effect in accordance with the terms of NLCI's certificate of incorporation, by-laws or contracts or the Delaware General Corporation Law until the expiration of the applicable statute of limitations. If the enforcement of the indemnification obligation is required, the surviving corporation is required to reimburse the officer or director for reasonable attorney's fees and expenses, including advance payment of fees and expenses upon receipt of an undertaking to repay the payment except upon adjudication that the director or officer was entitled to payment.

   NLCI will maintain, through the effective time of the merger, NLCI's existing directors' and officers' insurance in full force and effect without reduction of coverage. For six years after the effective time of the merger, Socrates will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by NLCI (or substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) covering claims arising from or related to facts or events which occurred at or before the effective time of the merger, but Socrates is not obligated to make annual premium payments for the insurance to the extent premiums exceed 200% of the current annual premiums paid. If insurance coverage cannot be obtained at all, or can only be obtained with an annual premium in excess of 200% of the current premium, Socrates must maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to 200% of the current annual premium.

   The certificate of incorporation or by-laws of the surviving corporation will contain the indemnification provisions contained in NLCI's current by-laws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights of individuals who at or at any time prior to the effective time of the merger were directors, officers, employees or other agents of NLCI (and during this period the certificate of incorporation of the surviving corporation will not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying any such provisions of the by-laws).

   If the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity and the continuing or surviving entity does not assume the indemnification obligations of the surviving corporation, or (2) transfers all or substantially all of its properties and assets to any person, then, proper provision must be made so that the successors and assigns of the surviving corporation assume the indemnification obligations.

Merger Financing

   The buying group anticipates that the total amount of funds necessary to complete the merger and the related transactions is approximately $110 million (assuming that no NLCI stockholders exercise and perfect their appraisal rights), including approximately $59.7 million to pay NLCI's stockholders and certain option holders, other than the rollover stockholders, approximately $38.6 million of debt to be refinanced, $1.7 million of existing promissory notes that will remain outstanding and between $9 million and $10 million to pay fees and expenses related to the merger. These funds are currently expected to come from the following sources:

  . equity investments by Gryphon, Gryphon Partners II-A, L.P, Cadigan and the rollover stockholders;

  . borrowings by NLCI from BNP Paribas under a senior secured credit facility; and

  .   the issuance by NLCI of senior subordinated notes and warrants to BNP
      Paribas.

  Equity Commitments.

   Socrates has received a commitment letter from Gryphon to purchase equity securities of Socrates for an aggregate purchase price of $45.2 million and a commitment letter from Cadigan to purchase equity securities of Socrates for an aggregate purchase price of $3 million, which equity securities will convert into the capital stock of the surviving corporation as described in the merger agreement. Gryphon and Cadigan may allocate a portion of their respective investments to other investors. It is expected that Gryphon Partners II-A, L.P. will purchase $3.0 million of the $45.2 million of equity securities to be purchased by Gryphon. Gryphon's and Cadigan's obligations under the commitment letters are subject to the satisfaction of all conditions precedent to Socrates' obligations under the merger agreement (but excluding the equity financing condition). The obligations of Gryphon and Cadigan under the commitment letters will terminate upon the termination of Socrates' obligations under the merger agreement except in the event of a willful and material breach of the merger agreement by Socrates, in which case Gryphon and Cadigan may be liable for up to $1.5 million in damages, if any, suffered by NLCI.

   Socrates has received a commitment letter from A.J. Clegg to convert shares of NLCI common stock, shares of Series A preferred stock and shares of Series C preferred stock into the capital stock of the surviving corporation as described in the merger agreement in lieu of receiving cash for such shares. Socrates has also received a commitment letter from John Frock to convert shares of NLCI common stock and shares of Series A preferred stock into the capital stock of the surviving corporation as described in the merger agreement in lieu of receiving cash for such shares. Socrates has also received commitment letters from Robert Zobel and D. Scott Clegg to purchase equity securities of Socrates for a purchase price of $74,100 each, which equity securities will convert into the capital stock of the surviving corporation as described in the merger agreement. The obligations of each of A.J. Clegg, John Frock, Robert Zobel and D. Scott Clegg under their respective commitment letters are subject to each of Gryphon and Cadigan fulfilling their obligations under their respective commitment letters described above. The obligations of each of A.J. Clegg, John Frock, Robert Zobel and D. Scott Clegg under their respective commitment letters will terminate upon the termination of Socrates' obligations under the merger agreement.

  Senior Secured Credit Facility

   Gryphon and Cadigan have received a commitment letter from BNP Paribas to provide up to $50 million in senior secured financing to fund a portion of the merger consideration and related expenses and to provide for the ongoing working capital needs of the surviving corporation. It is expected that the senior secured financing will be in the form of a $35 million term loan facility and a $15 million revolving facility ($2 million of which will be drawn upon at the effective time of the merger). The term and revolving facilities are expected to mature on June 30, 2008. Amounts borrowed under the revolving facilities are expected to bear interest initially at a rate of 4.25% over the reserve adjusted interbank Eurodollar rate, or, in the alternative, 3.0% over the base rate as defined in a customary manner in the senior secured credit agreement, in each case the margin is subject to reduction if NLCI's leverage ratio decreases. Amounts borrowed under the term facilities are expected to bear interest at a rate of 4.25% over the reserve adjusted interbank Eurodollar rate, or, in the alternative, 3.0% over the base rate as defined in a customary manner in the senior secured credit agreement.

   The senior secured credit facility will be secured by a first priority lien on substantially all of the existing and after-acquired tangible and intangible property of NLCI and its subsidiaries and a pledge of all the capital stock of NLCI and its subsidiaries, subject to customary exceptions to be agreed upon. Additionally, NLCI's subsidiaries will guarantee the loans under the senior secured credit facility. The senior secured credit facility will contain customary financial and other covenants, including a minimum fixed charge coverage test, a minimum interest coverage test, a minimum EBITDA test and a maximum leverage test and restrictions on liens, investments, mergers, consolidations and sales of assets, the payment of dividends and the incurrence of other debt.

   The commitment for the senior secured financing is subject to customary conditions, including the preparation and execution of definitive loan agreements and related documents and the absence of any material adverse change in the business, assets, condition, operations, liabilities, properties, projections or prospects of NLCI, Socrates and their respective subsidiaries taken as a whole. The following is a summary of certain of the other material conditions to be satisfied in order for BNP Paribas to fund the amounts contemplated by the commitment letter:

  . the absence of any material disruption or material adverse change in the financial or capital markets generally or in the market for syndicated credit facilities that could be expected to materially adversely affect the syndication of the senior secured credit facility;

  . the receipt of at least $45.1 million in equity contributions described under "Equity Commitments" above and the receipt of cash proceeds of $20 million from the issuance of the senior subordinated notes and warrants described under "Senior Subordinated Notes/Warrants" below, in each case on terms and conditions satisfactory to BNP Paribas;

  . the refinancing and/or repayment of NLCI's existing debt, except for certain existing indebtedness to be mutually agreed upon;

  . the satisfactory completion by BNP Paribas of its legal and environmental due diligence;

  . BNP Paribas not becoming aware of any material information not previously disclosed to BNP Paribas, or constituting material new information or material additional developments concerning conditions or events previously disclosed to BNP Paribas;

  . all governmental, stockholder and third party approvals necessary or desirable in connection with the merger being obtained, and all applicable waiting periods expiring without any action being taken or threatened which would restrain, prevent or impose adverse conditions on the merger or its financing, and no law or regulation then applicable which could reasonably be expected to have such effect;

  . BNP Paribas receiving and being satisfied with the audited financial statements of NLCI and its subsidiaries for the fiscal year ended June 30, 2002, and pro-forma financial statements for the 12-months ending on the closing date giving effect to the merger and the financing of the merger, in each case consistent with financial statements and projected results previously provided to BNP Paribas;

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

  . NLCI achieving pro-forma earnings before interest, taxes, depreciation and amortization of not less than $14.7 million for the 12-month period ended September 30, 2002; and

  . the absence of any pending or threatened action, suit, litigation or investigation that could reasonably be expected to have a material adverse effect on the merger or its financing, or any of the parties thereto.

  Senior Subordinated Notes/Warrants

   The commitment letter received by Gryphon and Cadigan from BNP Paribas also includes a commitment by BNP Paribas to provide $20 million in senior subordinated financing in the form of senior subordinated notes to be issued by the surviving corporation and warrants to purchase the capital stock of the surviving corporation. It is anticipated that the senior subordinated notes will have the following features:

  .   a maturity of seven years from the issue date;

  .   bear interest at a rate of 12%;

  . be unsecured obligations and rank equal in right of payment with all other senior subordinated indebtedness of NLCI;

  . be subordinated to all existing and future senior debt obligations of NLCI, including the senior secured credit facility; and

  .   be guaranteed by NLCI's subsidiaries.

   The buying group expects that the senior subordinated notes will also contain covenants that are customary for this type of financing. The commitment for the senior subordinated financing is subject to the same conditions as the senior secured financing.

   Holders of the senior subordinated notes will receive warrants exercisable to purchase an equity interest in NLCI as the surviving corporation that will contain customary anti-dilution provisions. The warrants will expire on the tenth anniversary of the closing of the financing and will be exercisable at a nominal per share price.

  Repayment of Indebtedness

   The senior secured credit facility and the senior subordinated notes are expected to be repaid through cash flow generated from operations in the ordinary course of business and/or through refinancing. Although there can be no assurance, the buying group believes that cash flow from operations should be sufficient to service its interest and principal repayment obligations under the indebtedness incurred to effect the merger.

Estimated Fees and Expenses of the Merger

   Regardless of whether the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses. Under certain circumstances described in "The Merger Agreement--Termination Fee and Expense Reimbursement," NLCI will reimburse Socrates for its reasonable out-of-pocket expenses incurred in connection with the merger and proposed financing. Fees and expenses of the merger are estimated at this time to be as follows:

Description                                                                             Amount
-----------                                                                           ----------
Filing Fees (Commission and HSR)..................................................... $56,355.06
Debt financing fees and expenses.....................................................        *
NLCI's and the special committee's legal, accounting and financial advisors' fees and
  expenses...........................................................................        *
NLCI's printing, mailing, solicitation and other costs associated with the special
  meeting............................................................................        *
Special committee fees and expenses..................................................        *
Total................................................................................   $    *
                                                                                      ==========

--------
*  To be added by amendment of this proxy statement.

   These expenses will not reduce the merger consideration to be received by the NLCI stockholders.

Accounting Treatment of the Merger

   The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective time of the merger.

Federal Regulatory Matters

   The HSR Act and the rules and regulations promulgated thereunder require that NLCI and Gryphon, as the ultimate parent entity of Socrates, file notification and report forms with respect to the merger and related transactions with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission. The parties thereafter are required to observe a waiting period before completing the merger. NLCI and Gryphon plan to file with the Department of Justice and the Federal Trade Commission the forms necessary to comply with the HSR Act. NLCI and Gryphon expect to request early termination of the waiting period. However, the Department of Justice, the Federal Trade Commission, state antitrust authorities or a private person or entity could seek to enjoin the merger under the antitrust laws at any time before its completion or to compel rescission or divestiture at any time subsequent to the merger.

Material U.S. Federal Income Tax Consequences

   The following discussion summarizes the material U.S. federal income tax consequences of the merger that are generally applicable to stockholders of NLCI. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, referred to as the Code, existing and proposed Treasury Regulations promulgated under the Code, and current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could alter the tax consequences to the NLCI stockholders.

   The following discussion does not address tax issues relevant to certain classes of taxpayers, such as banks, insurance companies, tax-exempt investors, S corporations, entities classified as partnerships for federal income tax purposes or taxpayers who hold NLCI shares as dealers. It does not address issues raised for taxpayers who hold NLCI shares as part of a "straddle," a "hedge" or a "conversion transaction" as those terms are defined under the Code. It does not address tax consequences to warrant holders, stockholders who acquired their shares through the exercise of employee or director stock options or other compensation arrangements, stockholders whose stock is "qualified small business stock" within the meaning of Section 1202 of the Code, or stockholders subject to the alternative minimum tax. Nor does it deal with tax issues relevant to stockholders who are neither citizens nor residents of the United States. ALL SUCH STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN THEIR PARTICULAR SITUATIONS.

   Stockholders of NLCI who receive cash for their shares will recognize gain or loss for federal income tax purposes equal to the difference between their basis for their shares and the amount of cash received. If a stockholder holds NLCI shares as a capital asset, the gain or loss will be capital gain or loss. If the stockholder has held the shares for one year or less, the gain or loss will be short-term gain or loss. If the stockholder has held the shares for more than one year, the gain or loss will be long-term gain or loss.

   The merger may result in state and/or local income (or other) tax consequences to stockholders of NLCI. STOCKHOLDERS SHOULD CONSULT THEIR OWN ADVISORS CONCERNING SUCH CONSEQUENCES.

   It is intended that the exchange of NLCI common stock and preferred stock in the merger for a continuing equity interest in NLCI by the continuing rollover stockholders will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Code. Subject to the limitations and exceptions discussed above with respect to certain classes of stockholders, and assuming that the exchange qualifies as a reorganization within the meaning of Section 368(a)(1)(E) of the Code, the continuing rollover stockholders, who will receive cash for a portion of their shares pursuant to the merger will generally recognize gain (but not loss) in the amount of the lesser of (1) the cash received in the merger, or (2) the total gain realized upon receipt of all of the cash and capital stock of the surviving corporation received by them in the merger. Any gain so recognized will be treated as capital gain from the disposition of the NLCI shares held by them at the time of the merger, unless the cash received by a particular continuing rollover stockholder has the "effect of the distribution of a dividend," in which case the recognized gain will be taxed at ordinary income rates as a dividend. The determination of the "effect of a distribution of a dividend" is made with respect to the individual circumstances of each stockholder, and in particular whether the merger transaction has materially reduced the stockholder's interest in NLCI (taking into account stock held by certain related persons and entities).

   EACH CONTINUING ROLLOVER STOCKHOLDER IS STRONGLY URGED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO HIS PERSONAL TAX CONSEQUENCES OF THE MERGER TRANSACTION.

Litigation Challenging the Merger

   On August 7, 2002, a civil action was commenced in the Court of Chancery in the State of Delaware in New Castle County. The plaintiff seeks to represent a putative class consisting of the public stockholders of NLCI. Named as defendants in the complaint are NLCI, members of the NLCI board of directors and one former member of the NLCI board of directors. The plaintiff alleges, among other things, that the proposed merger is unfair and that the NLCI directors breached their fiduciary duties by failing to fully disclose material non-public information related to the value of NLCI and by engaging in self-dealing. The complaint seeks an injunction, damages and other relief. NLCI was served with the complaint on August 22, 2002. While no response is yet due, NLCI believes that the complaint lacks merit.

Appraisal Rights

   Under Delaware law, if (1) any holder of voting stock properly makes a demand for appraisal in writing prior to the vote taken at the special meeting, and (2) the stockholder's shares are not voted in favor of the merger agreement or the merger, the stockholder will be entitled to exercise appraisal rights under Section 262 of the Delaware General Corporation Law, referred to as the "DGCL".

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

   Under Section 262 of the DGCL, any holder of voting stock who does not wish to accept the per share merger consideration in cash for the holder's shares may exercise appraisal rights under the DGCL and elect to have the fair value of the holder's shares on the date of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the holder in cash, together with a fair rate of interest, if any, provided that the holder complies with the provisions of
Section 262 of the DGCL.

   The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to the full text of Section 262, which is provided in its entirety as Appendix C to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of voting stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF VOTING STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

   Under Section 262, where a proposed merger is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice to the holders of voting stock, and the applicable statutory provisions of the DGCL are attached to this proxy statement as Appendix C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve that right should review carefully the following discussion and Appendix C to this proxy statement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the voting stock, NLCI believes that stockholders who consider exercising such appraisal rights should seek the advice of counsel, which counsel or other appraisal services will not be paid for by NLCI. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 IN A TIMELY AND PROPER MANNER WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

   Filing Written Objection. Any holder of voting stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

  . as more fully described below, the holder must deliver to NLCI a written demand for appraisal of the holder's shares before the vote on the merger agreement and the merger at the special meeting, which demand must reasonably inform NLCI of the identity of the holder and that the holder intends to demand the appraisal of the holder's shares;

  . the holder must not vote the holder's shares of voting stock in favor of the merger agreement and the merger at the special meeting nor consent thereto in writing pursuant to Section 228 of the DGCL; and, as a result, a stockholder who submits a proxy and wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger, because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement and the merger; and

  . the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of voting stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares.

   The written demand for appraisal must be in addition to and separate from any proxy or vote. Neither voting (in person or by proxy) against, abstaining from voting or failing to vote on the proposed merger agreement and the merger will constitute a written demand for appraisal within the meaning of Section 262.

   Only a holder of record of shares of voting stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the applicable stock certificates, should specify the stockholder's name and mailing address, the number of shares of voting stock owned and that the stockholder intends to demand appraisal of the stockholder's shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more other beneficial owners while not exercising appraisal rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS ARE URGED TO CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY THE NOMINEE.

   Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

   Any stockholder may withdraw its demand for appraisal and accept the per share merger consideration by delivering to NLCI a written withdrawal of the stockholder's demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than $7.75 per share.

   A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382, Attn.: General Counsel.

   Notice by NLCI. Within 10 days after the effective time of the merger, the surviving corporation must send notice of the effectiveness of the merger to each former stockholder of NLCI who (1) has made a written demand for appraisal in accordance with Section 262, and (2) has not voted to approve and adopt, nor consented to, the merger agreement and the merger.

   Under the merger agreement, NLCI has agreed to give Socrates prompt notice of any demands for appraisal received by NLCI. Socrates has the right to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. NLCI will not, except with the prior written consent of Socrates, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

   Within 120 days after the effective time of the merger, any former stockholder of NLCI who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

   Filing a Petition for Appraisal. Within 120 days after the effective time of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of voting stock held by all such stockholders. NLCI is under no obligation, and has no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time and the manner prescribed in Section 262. Inasmuch as NLCI has no obligation to file such a petition, the failure of a stockholder to do so within the time specified could nullify the stockholder's previous written demand for appraisal.

   A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Delaware Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

   Determination of Fair Value. After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

   STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE $7.75 PER SHARE THEY WOULD RECEIVE UNDER THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

   In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation." Furthermore, the court may consider "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation."

   The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware

Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal.

   ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE APPRAISAL RIGHTS. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL MAY RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS.

                             THE MERGER AGREEMENT

   The following is a summary of the material provisions of the merger agreement and is qualified in its entirety by the merger agreement. The full text of the merger agreement is included in this proxy statement as Appendix A and is incorporated herein by reference. Stockholders are urged to read the entire merger agreement.

The Merger

   The merger agreement provides that, at the effective time of the merger, Socrates, will merge with and into NLCI. Upon completion of the merger, Socrates will cease to exist and NLCI will continue as the surviving corporation.

Effective Time of the Merger

   The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger, which time is referred to as the effective time. NLCI and Socrates have agreed to file the certificate of merger as soon as practicable, but in any event within three days after the satisfaction or waiver of the conditions to closing of the merger set forth in the merger agreement.

Certificate of Incorporation, By-laws and Directors and Officers of NLCI as the Surviving Corporation

   When the merger is completed:

  . the certificate of incorporation of NLCI as in effect immediately prior to the effective time of the merger will be amended to be identical to the certificate of incorporation of Socrates (except that the name of Socrates will be changed to Nobel Learning Communities, Inc.) and will become the certificate of incorporation of the surviving corporation;

  . the by-laws of Socrates in effect immediately prior to the effective time of the merger will become the by-laws of the surviving corporation;

  . the directors of the surviving corporation will be Jeff Ott, David Andrews, Will Lynn, Bruce Krysiak, Pericles Navab, A.J. Clegg and John Frock; and

  . the officers of NLCI immediately prior to the effective time of the merger will remain the officers of the surviving corporation.

Conversion of Common Stock and Preferred Stock

   At the effective time of the merger, each share of NLCI common stock outstanding immediately before the effective time of the merger will be converted automatically into the right to receive $7.75 in cash, without interest, and each share of NLCI preferred stock outstanding immediately before the effective time of the merger will be converted automatically into the right to receive $7.75 in cash, without interest, for each whole share of common stock into which the share of preferred stock is then convertible under NLCI's certificate of incorporation plus the amount determined by multiplying $7.75 by the fraction (rounded to the nearest one-hundredth of a share) representing any fractional share of common stock into which any share of preferred stock is then convertible under NLCI's certificate of incorporation, in each case subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date of the merger agreement until the effective time of the merger, and referred to as the merger consideration, except for:

  . 382,382 shares of voting stock held by the continuing rollover stockholders that will be converted into equity interests in the surviving corporation;

  . treasury shares of NLCI, all of which will be canceled without any payment; and

  . shares of voting stock held by stockholders who properly exercise and perfect appraisal rights that will be subject to appraisal in accordance with Delaware law.

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

   At the effective time of the merger, each share of capital stock of Socrates outstanding immediately before the effective time of the merger will be converted into and exchanged for one fully paid and non-assessable share of the same class and series of capital stock of the surviving corporation.

Treatment of Options and Warrants

   At the effective time of the merger, each outstanding option granted under the NLCI option plans and other options listed in the merger agreement will be canceled in exchange for an amount in cash, if any, determined by multiplying
(1) the excess, if any, of $7.75 over the per share exercise price of the option, and (2) the number of shares of common stock subject to the option exercisable as of the effective time of the merger, net of any applicable withholding taxes. Prior to the effective time of the merger, NLCI and Socrates, as the case may be, will use all commercially reasonable efforts to take all actions necessary to provide that the cancellation and cash-out of the options will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act.

   At the effective time of the merger, each outstanding warrant will be canceled in exchange for an amount in cash, if any, determined by multiplying
(1) the excess, if any, of $7.75 over the per share exercise price of the warrant, and (2) the number of shares of common stock subject to the warrant exercisable as of the effective time of the merger, net of any applicable withholding taxes.

   NLCI will use all commercially reasonable efforts to obtain all necessary consents, waivers or releases from holders of the options and warrants relating to the exchange of the options and warrants, except that NLCI will not be required to pay any additional consideration to the holders to obtain any consents, waivers or releases.

Payment for Shares, Options and Warrants

   Prior to the effective time of the merger, Socrates will select a bank or trust company in the United States, reasonably acceptable to NLCI, to act as paying agent for the payment of the consideration upon surrender of certificates representing the common stock and preferred stock and, at the option of the surviving corporation, upon surrender of the options and warrants. Socrates will take all steps necessary to provide to the paying agent at the effective time of the merger cash necessary to pay for the shares of common stock and preferred stock, and, if the surviving corporation elects to use the paying agent for such payments, for the options and warrants converted into the right to receive cash. If for any reason (including losses) there are inadequate funds to pay the requisite consideration for shares of common stock and preferred stock surrendered, and, if the surviving corporation elects to use the paying agent for such payments, for the options and warrants, the surviving corporation must promptly, but in any event within five business days, deposit with the paying agent additional cash sufficient to pay the requisite consideration, and the surviving corporation will in any event be liable for payment of the consideration.

   Promptly after the effective time of the merger, the surviving corporation will cause to be mailed to each record holder of NLCI common stock or preferred stock (other than the continuing rollover stockholders) immediately prior to the effective time of the merger whose shares were converted into the right to receive the merger consideration a letter of transmittal and instructions to effect the surrender of their share certificate(s) in exchange for payment of the merger consideration. The holder will be entitled to receive the merger consideration only upon surrender to the paying agent of a share certificate, together with the letter of transmittal and other required documentation, duly completed in accordance with the instructions. If payment of the merger consideration is to be made to a person whose name is other than that of the person in whose name the share certificate is registered, it will be a condition of payment that (1) the share certificate so surrendered be properly endorsed or otherwise in proper form for transfer, and (2) the person requesting the payment pay any transfer or other taxes that may be required or establish to the satisfaction of Socrates that the tax has been paid or is not

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applicable. Until properly surrendered, each share certificate will be deemed to represent only the right to receive the merger consideration, without interest. If any share certificate is lost, mutilated or destroyed, the holder may deliver an affidavit in lieu of the certificate, and if required by the paying agent, an indemnity bond in form and substance and with surety reasonably satisfactory to the surviving corporation. No interest will be paid or accrued on the cash payable upon the surrender of the share certificate.

   Promptly after the effective time of the merger, the surviving corporation will mail to each holder of options granted under the option plans and the warrants that were converted into the right to receive cash consideration, materials and instructions necessary to surrender the underlying option agreement or warrant. A holder will be entitled to receive the cash consideration only upon surrender to the surviving corporation of the underlying option agreement or warrant, together with any other required documentation. Until properly surrendered, each option agreement and warrant will be deemed to represent only the right to receive the amount of cash, without interest, into which the option or warrant was converted. If any option agreement or warrant is lost, mutilated or destroyed, the holder may deliver an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the surviving corporation. No interest will be paid or accrue on the cash payable upon surrender of any option agreement or warrant.

   Nine months following the effective time of the merger, the surviving corporation will be entitled to require the paying agent to deliver to it any funds, including any interest received on the funds, which have been deposited with the paying agent and which have not been disbursed to holders of share certificates. Thereafter, holders of certificates representing shares, options or warrants outstanding before the effective time of the merger will be entitled to look only to the surviving corporation for payment of any consideration to which they may be entitled, without interest or dividends. None of Socrates, NLCI, the surviving corporation or the paying agent nor any of their respective officers, directors, agents or counsel will be liable to any person in respect of any cash from the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate, option agreement or warrant has not been surrendered prior to five years after the effective time of the merger (or immediately prior to such earlier date on which the consideration payable would otherwise escheat to or become the property of any governmental authority), any such shares, cash, dividends or distributions in respect of such share certificate, option agreement or warrant will, to the extent permitted by applicable law, become the property of the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Transfer of Shares, Options and Warrants

   After the effective time of the merger there will be no further registration on the stock transfer books of the surviving corporation (1) of transfers of shares of common stock or preferred stock, or (2) of the exercise of stock options or warrants, in any case that were outstanding immediately prior to the effective time of the merger.

   If, after the effective time of the merger, any certificates formerly representing shares of common stock or preferred stock, any option agreements formerly representing stock options granted under the option plans or any warrants are presented to the surviving corporation or the paying agent for any reason, they will be canceled and exchanged. All consideration paid upon surrender for exchange of those shares, options and warrants in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares, options or warrants.

Representations and Warranties

   The merger agreement contains various representations and warranties made by NLCI to Socrates, subject to identified exceptions, including representations and warranties relating to:

  . the due organization, valid existence and good standing of NLCI and its subsidiaries;

  . the validity of, and NLCI's compliance with, its certificate of incorporation and by-laws;

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  .   the capitalization of NLCI and its subsidiaries;

  . the authorization, execution, delivery and enforceability of the merger agreement;

  . the requisite corporate power and corporate authority of NLCI to execute and deliver the merger agreement;

  .   the fairness of the merger to the NLCI stockholders;

  . the absence of any conflicts between the merger agreement and NLCI's certificate of incorporation, by-laws and material agreements or any judgments and laws applicable to NLCI or its subsidiaries;

  .   required consents or approvals to the merger;

  . the adequacy and valid issuance of, and compliance with, NLCI's and its subsidiaries', licenses and permits;

  . the completeness and accuracy in all material respects of filings made by NLCI with the Commission since June 30, 2000 and that all filings required to be made since that time were made;

  . the preparation and fair presentation in accordance with generally accepted accounting principles of consolidated financial statements of NLCI contained in NLCI's filings with the Commission since June 30, 2000;

  . the absence of certain changes in NLCI's business, capitalization or accounting practices since June 30, 2001;

  . the absence of any litigation, suit, claim, action, proceeding, investigation, order, injunction, judgment or decree against NLCI or its subsidiaries;

  . NLCI's employee benefit plans and the Employee Retirement Income Security Act of 1974;

  . a listing of, and the validity, binding nature and absence of defaults with respect to, material contracts of NLCI and its subsidiaries;

  .   environmental matters;

  . NLCI's and its subsidiaries' title to all owned properties and NLCI's and its subsidiaries' leasehold interest in all leased properties;

  . the right to use, absence of infringement of, and maintenance of confidentiality of, the intellectual property of NLCI and its subsidiaries;

  .   tax matters;

  .   the listing and effectiveness of insurance policies;

  .   the inapplicability of state takeover statutes;

  . the NLCI rights agreement and other matters relating to "stockholder rights" plans and other anti-takeover plans and devices;

  .   the compliance by NLCI and its subsidiaries with applicable laws;

  . the maintenance of, and compliance with, school licenses by NLCI and its subsidiaries;

  .   the receipt of a fairness opinion from Legg Mason;

  .   the absence of certain brokerage fees and commissions;

  . estimated fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby;

  .   the absence of labor disputes and other labor matters; and

  .   the absence of affiliate transactions.

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   Some of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty has a material adverse effect on NLCI or would be reasonably likely to prevent or delay the consummation of the merger. For purposes of the merger agreement, material adverse effect refers to any circumstances, event, occurrence, change or effect that materially and adversely affects the business, operations, condition (financial or otherwise), assets or results of operations of NLCI or its subsidiaries.

   The merger agreement also contains various representations and warranties by Socrates to NLCI, subject to identified exceptions, including representations and warranties relating to:

  . the due organization, valid existence, good standing and requisite corporate power and authority of Socrates;

  .   the purpose for which Socrates was formed;

  .   ownership of NLCI common stock by Socrates;

  .   the capitalization of Socrates;

  . the authorization, execution, delivery and enforceability of the merger agreement;

  . the absence of any conflicts between the merger agreement and Socrates' certificate of incorporation, by-laws and agreements, judgments and laws applicable to Socrates;

  .   required consents or approvals to the merger;

  . the effectiveness of the financing commitments obtained by Socrates for the merger;

  .   the absence of brokerage fees and commissions;

  . the absence of any litigation, suit, claim, action, proceeding or investigation against Socrates; and

  .   the absence of agreements to sell NLCI after the merger.

   Some of the representations and warranties listed above will not be considered breached unless the breach of the representation or warranty would be reasonably likely to prevent or materially delay the ability of Socrates to consummate the merger.

   None of the representations and warranties in the merger agreement will survive after the completion of the merger.

Accuracy and Completeness of Information

   Each of NLCI and Socrates agreed that information supplied by them for inclusion in this proxy statement or the Statement on Schedule 13E-3 would be complete and accurate to the extent provided in the merger agreement.

Conduct of Business Pending the Merger

   Before the effective time of the merger, unless otherwise provided in the merger agreement or consented to by Socrates (which consent may not be unreasonably withheld), NLCI and its subsidiaries must conduct their respective business only in the ordinary course and consistent with past practice and NLCI must use all commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of NLCI and its subsidiaries and to preserve the current relationships of NLCI and its subsidiaries with customers, students, suppliers, licensors, licensees and other persons with which NLCI or any subsidiary has significant business relations. NLCI has agreed, with limited exceptions, that neither it nor any of its subsidiaries will do any of the following, except as expressly

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contemplated by the merger agreement or otherwise consented to in writing by
Socrates (which consent may not be unreasonably withheld):

  . amend or change its certificate of incorporation, by-laws or equivalent organizational documents;

  . sell, issue, grant, authorize or otherwise transfer or encumber any shares of capital stock of NLCI or its subsidiaries;

  . except with respect to trademarks in the ordinary course and consistent with past practice, grant any licenses, develop intellectual property or disclose any confidential intellectual property unless such disclosure is made subject to a confidentiality agreement;

  . authorize, declare or set aside any dividend payment or other distributions;

  . redeem or otherwise acquire any outstanding shares of capital stock or other equity interests of NLCI or its subsidiaries;

  .   split, combine or reclassify any shares of NLCI capital stock;

  . acquire or agree to acquire any business or any assets of any other person for a purchase price in excess of $250,000;

  . incur any additional indebtedness for borrowed money, except pursuant to its outstanding credit line or with a maturity of not more than one year in a principal amount not in excess of $150,000, or make any loans, except as provided in the merger agreement;

  .   make any capital expenditures, except as provided in the merger agreement;

  . waive any stock repurchase or acceleration rights or amend any outstanding options, warrants or restricted stock;

  . increase compensation, grant or amend any severance package or forgive indebtedness of certain officers, directors and employees of NLCI;

  . pay, settle or otherwise satisfy or cancel any claims, liabilities or obligations in excess of $300,000 in the aggregate outside the ordinary course of business, or cancel any indebtedness in excess of $50,000 in the aggregate;

  . make or revoke any tax election, adopt or change any tax accounting method, settle any tax liabilities or take any action with respect to the computation of taxes or preparation of a tax return;

  .   effect any change in any accounting method;

  . adopt or amend any employee benefit plan or collective bargaining agreement; or

  .   agree to take any of the foregoing actions.

Notification

   Socrates has agreed to give prompt notice to NLCI, and NLCI has agreed to give prompt notice to Socrates, of (1) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty in the merger agreement made by it to be untrue or inaccurate, or (B) any covenant, condition or agreement in the merger agreement applicable to it not to be complied with or satisfied, and (2) any failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it in the merger agreement. The merger agreement provides that no notification will limit or otherwise affect the remedies available to the party so notified.

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Preparation of Proxy Statement; Stockholders Meeting

   The merger agreement provides that NLCI will duly call, give notice of, convene and hold a special meeting of NLCI's stockholders as promptly as practicable, which is the special meeting to which this proxy statement relates, to consider and adopt the merger agreement and the merger. The merger agreement also provides that, as soon as practicable after execution of the merger agreement, NLCI will prepare and file with the Commission this proxy statement in preliminary form. Except as provided in the merger agreement, this proxy statement will include the recommendation of the board of directors that the stockholders approve the merger agreement and the merger. Socrates has agreed to vote all of the shares of NLCI owned by it in favor of the approval
of the merger agreement and the merger. As of             , Socrates did not
own of record any shares of voting stock.

Access to Information; Confidentiality

   Prior to the effective time of the merger, NLCI and its subsidiaries will
(1) provide to Socrates and its representatives reasonable access to all of their properties, books, contracts, commitments, personnel and records, and (2) promptly make available to Socrates information concerning its business, properties, assets, customers, consultants and personnel reasonably requested by Socrates. In addition, NLCI consented, and agreed to cause its subsidiaries to consent, to Socrates and its representatives contacting, in a reasonable fashion, real estate developers and landlords of NLCI and its subsidiaries and will, upon reasonable notice from Socrates, request the real estate developers and landlords to cooperate during normal business hours prior to the effective time of the merger with any reasonable requests made by or on behalf of Socrates. The merger agreement provides that all information so obtained by Socrates and its representatives will be subject to the confidentiality agreement between NLCI and the buying group dated November, 2001.

Limitation on Soliciting Transactions

   NLCI has agreed that, except as described below, until the effective time of the merger or the termination of the merger agreement, it will not, and will not permit any of its subsidiaries, to directly or indirectly initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, an acquisition transaction. NLCI has also agreed that it will, and will use its reasonable best efforts to cause any officer, director or employee of NLCI, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of its subsidiaries, not to directly or indirectly initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any acquisition transaction. In addition, NLCI agreed to immediately cease and cause to be terminated all activities, discussions or negotiations with respect to any acquisition proposal.

   Under the merger agreement, an acquisition transaction is defined as a proposal or offer to acquire any part of the business or properties of NLCI constituting 30% or more of the net revenues, net income or the assets of NLCI or more than 30% of the capital stock of NLCI (including any capital stock then owned by the person or group making the offer or proposal), whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof and an acquisition proposal is defined as an unsolicited written bona fide offer or proposal with respect to an acquisition transaction.

   The board of directors of NLCI or the special committee may furnish information to any person in response to an acquisition proposal if:

  . the board of directors or special committee determines in good faith, after consultation with its independent financial advisor and legal counsel, that the proposal is, or could reasonably be expected to lead to, a superior proposal, as discussed below;

  .   NLCI provides written notice in the manner summarized below; and

  . the person, prior to the disclosure of any non-public information, enters into a confidentiality agreement with NLCI on terms set forth in the merger agreement.

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   Under the merger agreement, a superior proposal is defined as a bona fide acquisition proposal that is made by a third party:

  . that the board of directors or special committee determines in its good faith judgment, after consultation with its financial advisor, to be more favorable to NLCI's stockholders other than the rollover stockholders from a financial point of view than the merger, after taking into account any adjustment to the terms of the merger agreement and the transactions contemplated by the merger agreement proposed by Socrates in response to the acquisition proposal;

  . that is expected to result in the acquiring person or group and any of its or their respective affiliates owning more than eighty-five percent of the outstanding shares of NLCI common stock and preferred stock (including any capital stock of NLCI then owned by the person or group) or substantially all of the assets of NLCI; and

  . that the board of directors or the special committee determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects and all contingencies (including, without limitation, any financing contingencies) of the proposal.

   The board of directors or the special committee may engage in discussions or negotiations with any person in response to an acquisition proposal if, and only to the extent that:

  . the board of directors or special committee determines in good faith, after consultation with its independent financial advisor and legal counsel that the acquisition proposal is, or could reasonably be expected to lead to, a superior proposal;

  . the board of directors or special committee determines in good faith, after consultation with its legal counsel, that failure to do so could reasonably be expected to constitute a breach of its fiduciary duties to NLCI stockholders under applicable law;

  . NLCI complies with the notice requirements summarized below (and includes in the notice provided to Socrates the material terms of the acquisition proposal); and

  . if not previously obtained, the board of directors or special committee obtains a confidentiality agreement on terms set forth in the merger agreement.

   The board of directors or the special committee may (1) approve, recommend or propose to approve or recommend an acquisition proposal, (2) cause NLCI to accept an acquisition proposal, or (3) enter into any letter of intent, acquisition agreement or other similar agreement or arrangement to consummate an acquisition proposal if, and only to the extent that:

  . the board of directors or special committee determines in good faith and after consultation with its independent financial advisor and legal counsel that the acquisition proposal would constitute a superior proposal;

  . the board of directors or special committee determines in good faith, after consultation with its legal counsel, that failure to do so would reasonably be expected to constitute a breach of its fiduciary duties to NLCI stockholders under applicable law;

  . NLCI complies with the notice requirements summarized below and in addition, notifies Socrates in writing at least three business days prior to taking such action, which notice must identify and detail the proposed terms of the superior proposal;

  . the proposal continues to be a superior proposal in light of any improved transaction proposed by Socrates prior to the expiration of the three business day period referred to above; and

  . if the merger agreement is terminated by NLCI, NLCI pays a termination fee, reimburses Socrates for its expenses, and complies with its other obligations under the termination provisions of the merger agreement. See "The Merger Agreement"--"Termination" and --"Termination Fee and Expense Reimbursement."

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   NLCI must notify Socrates orally within one business day and in writing within two business days after its receipt of an acquisition proposal, indication of interest, request for non-public information relating to NLCI or any subsidiary in connection with an acquisition proposal or request for access to the properties, books or records of NLCI or any subsidiary by any person or group that informs the board of directors of NLCI or the subsidiary or the special committee that it is considering making, or has made, an acquisition proposal. The notice to Socrates must indicate in reasonable detail the identity of the person making the acquisition proposal, inquiry or request and the material terms of the proposal. NLCI must use its reasonable best efforts to keep Socrates informed of the status and details of any acquisition proposal.

   The board of directors of NLCI may take and disclose to the stockholders of NLCI a position required by Rule 14e-2 under the Exchange Act, without violating any limitations on soliciting transactions in the merger agreement.

Directors' and Officers' Indemnification and Insurance

   The merger agreement provides that, from and after the effective time of the merger, and to the fullest extent permitted by law, Socrates will cause the surviving corporation to honor all of NLCI's obligations to indemnify, defend and hold harmless (including advancing funds for expenses) the current and former directors and officers of NLCI and its subsidiaries against all losses, claims, damages or liabilities arising out of their acts or omissions occurring prior to the effective time of the merger to the maximum extent that the obligations exist on the date of the merger agreement, whether under NLCI's certificate of incorporation, by-laws or contractsor the DGCL. The indemnification obligation will survive the merger and will continue in full force and effect in accordance with the terms of NLCI's certificate of incorporation, by-laws or contractsor the DGCL until the expiration of the applicable statute of limitations. If the enforcement of the indemnification obligation is required, the surviving corporation is required to reimburse the director or officer for reasonable attorney's fees and expenses, including advance payment of fees and expenses upon receipt of an undertaking to repay the payment except upon adjudication that the director or officer was entitled to payment.

   NLCI will maintain, through the effective time of the merger, NLCI's existing directors' and officers' insurance in full force and effect without reduction of coverage. For six years after the effective time of the merger, Socrates will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by NLCI (or substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) covering claims arising from or related to facts or events which occurred at or before the effective time of the merger; provided, however, that Socrates is not obligated to make annual premium payments for the insurance to the extent premiums exceed 200% of the current annual premiums paid. If insurance coverage cannot be obtained at all, or can only be obtained with an annual premium in excess of 200% of the current premium, Socrates must maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to 200% of the current annual premium.

   The certificate of incorporation or by-laws of the surviving corporation will contain the indemnification provisions contained in NLCI's current by-laws, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would affect adversely the rights of individuals who at or at any time prior to the effective time of the merger were directors, officers, employees or other agents of NLCI (and during this period the certificate of incorporation of the surviving corporation will not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying any such provisions of the by-laws).

   If the surviving corporation or any of its successors or assigns (1) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity and the continuing or surviving entity does not assume the indemnification obligations of the surviving corporation, or (2) transfers all or substantially all of its properties and assets to any person, then, proper provision must be made so that the successors and assigns of the surviving corporation assume the indemnification obligations.

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Further Action

   Each of NLCI and Socrates has agreed, subject to the terms and conditions in the merger agreement, to use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with each other in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement. These things include: (1) obtaining all necessary actions or nonactions, waivers, consents and approvals from governmental entities and the making of all necessary registrations and filings (including filings with governmental entities, if any) and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity, (2) obtaining all necessary consents, approvals or waivers from third parties, (3) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the merger agreement or the consummation of the transactions contemplated by the merger agreement, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed, and (4) executing and delivering any additional instruments necessary to consummate the transactions contemplated by the merger agreement and to carry out fully the purposes of the merger agreement. Without limiting the foregoing, NLCI and the board of directors will, at the request of Socrates: (1) take all action within its power reasonably requested by Socrates as necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the merger agreement or the transactions contemplated by the merger agreement, and (2) if any state takeover statute or similar statute or regulation becomes applicable to the merger agreement or the transactions contemplated by the merger agreement, take all action within its power (unless the taking of such action would reasonably be expected to be a breach of its fiduciary obligations to NLCI's stockholders), reasonably requested by Socrates as necessary to ensure that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the merger agreement. The merger agreement provides that none of its provisions may be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

Consents and Filings

   Socrates and NLCI have agreed to file as soon as practicable after the date of the merger agreement any required notifications under the HSR Act and to respond as promptly as practicable to all inquiries or requests for additional information or documentation under the HSR Act or otherwise received from any State Attorney General or other governmental entity in connection with antitrust matters. Socrates and NLCI will cooperate with each other in making of all such filings or responses, including providing copies of filings and responses to the other party and its advisors prior to filing or responding.

Public Announcements

   Socrates, on the one hand, and NLCI, on the other hand, have agreed to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the NASDAQ National Market) with respect to the transactions contemplated by the merger agreement and have agreed not to issue any such press release or make any such public statement prior to consultation, except as may be required by applicable law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange.

Employee Benefits Matters

   For one year following the effective time of the merger and effective upon the merger, Socrates will, or will cause the surviving corporation to, provide medical, 401(k), life and disability benefits and cash compensation to employees of the surviving corporation (except to the extent that any such employee is party to a contract with

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NLCI that governs compensation and benefits) that, in the aggregate, are comparable to the medical, 401(k), life and disability benefits and cash compensation (other than employee benefit plans, programs, contracts or arrangements providing for stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation) customarily provided to the similarly situated employees of comparable companies engaged in for-profit businesses substantially similar to that of NLCI and its subsidiaries.

Rights Agreement

   The board of directors of NLCI has taken all action to render the rights issued with respect to shares of common stock and preferred stock of NLCI under the Rights Agreement dated as of May 16, 2000 between NLCI and Stocktrans, Inc., referred to as the rights agreement, inapplicable to the transactions contemplated by the merger agreement. Unless otherwise approved in writing by Socrates, the board of directors may not (1) authorize, approve or effectuate any amendment to the rights agreement, (2) authorize, approve or effectuate any redemption of the rights granted under the rights agreement, or (3) take any action with respect to, or make any determination under, the rights agreement, in each case to permit or facilitate the consummation of any acquisition proposal unless the merger agreement has been terminated as provided in the merger agreement.

Stockholder Litigation

   NLCI is required to give Socrates the opportunity to participate in the defense or settlement of any stockholder litigation against NLCI and/or its directors relating to the merger agreement or the transactions contemplated by the merger agreement. In addition, Socrates may prevent NLCI from entering into any such settlement without the consent of Socrates, which consent may not be unreasonably withheld or delayed.

Conditions to Completing the Merger

   Conditions to each party's obligation. The obligations of NLCI and Socrates to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

  . the merger agreement must have been approved by the affirmative vote of the holders of at least a majority of NLCI's outstanding voting stock, voting together as a single class;

  . no law, rule, regulation, judgment, decree, injunction, executive order or award of any court or governmental entity shall be in effect which would make the merger illegal or otherwise prohibit consummation of the merger;

  . the applicable waiting period (including any extension) under the HSR Act and any applicable foreign regulations must have expired or been terminated or obtained;

  . all consents, approvals and authorizations legally required to be obtained to consummate the merger shall have been obtained from all governmental entities; and

  . no litigation, suit, claim, action, proceeding or investigation shall have been brought by any governmental entity and remain pending that seeks to prevent the consummation of the transactions contemplated by the merger agreement.

   Conditions to Socrates' obligation. The obligation of Socrates to complete the merger is subject to the satisfaction or waiver of the following conditions:

  .   NLCI's representations and warranties in Sections 3.03 (capitalization),
      3.04 (authority), 3.17 (state takeover statutes and the rights agreement) and 3.21 (brokers) of the merger agreement (1) that do not have materiality or material adverse effect qualifications must be true and correct in all material respects as of the closing date, unless they address matters as of a particular date, in which case they must be true and correct in all material respects as of such date, and (2) that have materiality or material adverse effect qualifications must be true and correct in all respects as of the closing date, as though made at and

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      as of the closing date, except that those representations and warranties that address matters as of a particular date must remain true and correct in all respects as of such date, and Socrates shall have received a certificate of the chief executive officer or chief financial officer of NLCI to that effect;

  . NLCI's other representations and warranties in the merger agreement must be true and correct as of the closing date, as though made at and as of the closing date (except that those representations and warranties that address matters only as of a particular date must remain true and correct as of such date) except for any inaccuracies that would not and would not reasonably be expected to have a material adverse effect and would not and would not be reasonably likely to prevent or delay consummation of the merger (provided, that materiality and material adverse effect qualifications shall be disregarded), and Socrates shall have received a certificate of the chief executive officer or chief financial officer of NLCI to that effect;

  . NLCI must have performed or complied in all material respects with the agreements and covenants required to be complied with by it under the merger agreement at or prior to the effective time of the merger, and Socrates shall have received a certificate of NLCI's chief executive officer or chief financial officer to that effect;

  . NLCI must have obtained third-party consents required in connection with the merger as listed in the merger agreement;

  . there must not have occurred any event, change or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on NLCI;

  . no litigation, suit, claim, action, proceeding or investigation shall have been brought and remain pending by any governmental entity or other person that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on NLCI;

  . the committed financing shall have been consummated on the terms set forth in the related commitment letters, provided, however, that if the financing is not consummated pursuant to such terms, Socrates must have used commercially reasonable efforts to obtain financing with no greater cost of capital to Socrates and other terms no less favorable in the aggregate to Socrates than those contained in the commitment letters; and

  . NLCI shall have delivered certified copies of resolutions of the board of directors and the special committee in connection with the merger agreement and the merger, the NLCI certificate of incorporation and by-laws and tabulation of the stockholder vote taken at the stockholders' meeting.

   Under the merger agreement, a material adverse effect on NLCI is defined as any circumstance, event, occurrence, change or effect that materially and adversely affects the business, operations, condition (financial or otherwise), assets (tangible or intangible) or results of operations of NLCI and its subsidiaries taken as a whole other than any circumstance, event, occurrence, change or effect resulting from the public announcement of the transactions contemplated by the merger agreement.

   Conditions to NLCI's obligation. The obligation of NLCI to complete the merger is subject to the satisfaction or waiver of the following conditions:

  . Socrates' representations and warranties in the merger agreement must be true and correct as of the closing date, as though made at and as of the closing date (except that those representations and warranties that address matters only as of a particular date must remain true and correct as of such date) except for any inaccuracies that would not and would not reasonably be expected to have a material adverse effect and would not and would not be reasonably likely to prevent or delay consummation of the merger (provided, that materiality and material adverse effect qualifications shall be disregarded), and NLCI shall have received a certificate of the chief executive officer or chief financial officer of Socrates to that effect;

  . Socrates must have performed and complied in all material respects with the agreements and covenants required to be performed and complied with by it under the merger agreement at or prior to the effective time of the merger and NLCI shall have received a certificate of the chief executive officer or chief financial officer of Socrates to that effect;

  . Socrates shall have delivered certified copies of the resolutions of Socrates' board of directors and stockholders authorizing the merger agreement and the certificate of incorporation and the by-laws of Socrates; and

  . NLCI shall have received a certificate of Socrates addressing the matters regarding its solvency specified in the merger agreement.

Termination

   Socrates and NLCI may agree by mutual written consent duly authorized by their respective boards of directors to terminate the merger agreement at any time before the effective time of the merger. In addition, either company may terminate the merger agreement if:

  . the merger is not completed on or before January 31, 2003, unless the failure to consummate the merger is attributable to improper action or a failure on the part of the party seeking to terminate the merger agreement to perform any obligation;

  . a court or other governmental entity issues a law or order which is final and nonappealable preventing consummation of the merger;

  . the NLCI stockholders do not approve and adopt the merger agreement and the merger by the requisite vote; or

  . prior to consummation of the merger, upon breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the merger agreement (subject to any materiality thresholds), or if any of the non-terminating party's representations or warranties in the merger agreement shall have become untrue, in either case such that the non-terminating party is unable to satisfy the closing condition with respect to such representations and warranties, covenants and agreements, and the breach is not cured within 15 days of notification by the terminating party or the breach is not otherwise waived by the terminating party.

   Socrates may terminate the merger agreement if any of the following occurs, which are each referred to as a Socrates termination event:

  . the NLCI board of directors or the special committee withdraws or modifies, or publicly resolves to withdraw or modify, its recommendation of the merger agreement and the merger in a manner adverse to Socrates;

  . the NLCI board of directors or the special committee fails to recommend to the NLCI stockholders that they approve the merger;

  . the NLCI board of directors or the special committee publicly approves or recommends, or resolves to approve or recommend an acquisition proposal other than the merger;

  . the NLCI board of directors or the special committee enters into any letter of intent or similar document or any agreement, contract or commitment accepting any superior proposal;

  . if requested to do so by Socrates if an alternative acquisition proposal is publicly announced at any time prior to the special meeting, the NLCI board of directors or special committee fails within a reasonable time (but in any event within ten business days after the request) to publicly reconfirm its recommendation that the stockholders approve the merger or fails to publicly announce that the board of directors is not recommending the alternative acquisition proposal (provided that the right to terminate only exists for 30 days after the expiration of the ten day period);

  . NLCI materially or intentionally breaches its agreement not to initiate, solicit, negotiate or encourage or provide nonpublic or confidential information to facilitate any acquisition proposals, or to engage in discussions or negotiations with respect to acquisition proposals other than as permitted under the merger agreement; or

  . a tender offer or exchange offer for 30% or more of the outstanding shares of the common stock of NLCI (assuming conversion of preferred stock and including shares of common stock and/or preferred stock already held by the person or group commencing the tender or exchange offer) is commenced, and the board of directors or the special committee of NLCI fails to recommend against acceptance by its stockholders within ten business days of its commencement; provided that Socrates' right to terminate expires if not exercised within 30 days of such failure.

   NLCI may also terminate the merger agreement, in the event, referred to as the NLCI termination event, that prior to the approval by the stockholders of the merger:

  . the board of directors of NLCI authorizes NLCI, subject to complying with the terms of the merger agreement, to enter into a definitive agreement for a superior proposal;

  . NLCI notifies Socrates in writing within two business days after receiving the superior proposal that it intends to enter into the agreement;

  . the superior proposal continues to be a superior proposal after taking into account any adjustment of the terms and conditions proposed in writing by Socrates within three business days of its receipt of the notice from NLCI; and

  . NLCI delivers the termination fee and expenses as described in "--Termination Fee and Expense Reimbursement".

   Subject to limited exceptions, including the survival of any obligations to pay the termination fee and expenses, if the merger agreement is terminated, then it will be of no further force or effect. Except as otherwise provided, there will be no liability on the part of Socrates or NLCI or their respective officers or directors and all rights and obligations of the parties will cease. However, no party will be relieved from its obligations with respect to any willful breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Termination Fee and Expense Reimbursement

   If the merger agreement is terminated, all fees and expenses will be paid by the party incurring them, except as described below.

   If Socrates terminates the merger agreement due to NLCI's breach of its representations, warranties, covenants or agreements, NLCI will pay all reasonable out of pocket expenses incurred by Socrates not to exceed $1,500,000 within two business days of termination. NLCI will pay to Socrates a non-refundable fee equal to $1,500,000 plus all reasonable out of pocket expenses incurred by Socrates not to exceed $1,500,000 if:

  . Socrates terminates the merger agreement in connection with a Socrates termination event, in which case payments are due within two business days of termination;

  . (1) Socrates or NLCI terminates the merger agreement because the requisite stockholder approval is not obtained, (2) prior to the termination an acquisition proposal was made known to NLCI's stockholders generally or any person publicly announced its intention (whether or not conditional) to make an acquisition proposal; and (3) on or prior to the 12-month anniversary of the termination, NLCI enters into an agreement or letter of intent (or the board of directors resolves or announces an intention to do so) with respect to, or consummates, any business combination with any person, entity or group, in which case the payments are due prior to consummation of the business combination;

  . NLCI terminates the merger agreement in connection with a NLCI termination event, in which case payments are due prior to termination; or

  . Socrates terminates the merger agreement as provided therein due to NLCI's breach of its representations, warranties, covenants or agreements and within 12 months of such termination, NLCI enters into an agreement or letter of intent (or the board of directors resolves or announces an intention to do so) with respect to, or consummates, any business combination with any person, entity or group, in which case the payments are due prior to the consummation of the business combination.

   As used in the merger agreement, "business combination" means (1) a merger, consolidation, share exchange, business combination or similar transaction involving NLCI as a result of which the NLCI stockholders prior to the transaction cease to own at least 50% of the voting securities of the entity surviving or resulting from the transaction (or the ultimate parent entity) in the proportion they owned the shares prior to the transaction, (2) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of more than 50% of the assets of NLCI and its subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or
(3) the acquisition, by a person (other than Socrates or its affiliates) or group of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of NLCI's common stock (assuming conversion of NLCI's preferred stock and taking into consideration any shares of common stock and/or preferred stock already held by the person or group), in either case, whether by tender or exchange offer or otherwise.

Amendment

   The merger agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors and by the special committee at any time prior to the effective time of the merger. After the merger agreement is adopted by the NLCI stockholders, no amendment that reduces the amount or changes the type of merger consideration can be made without the further approval of NLCI's stockholders. All amendments must be in writing.

   On October 2, 2002, NLCI and Socrates entered into an amendment to the merger agreement. The amendment reflected the amount of shares Mr. A.J. Clegg committed to convert into equity interests of the surviving corporation in his amended commitment letter. In addition, the amendment extended from December 5, 2002 to January 31, 2003 the date after which either party may terminate the merger agreement, so long as the terminating party's improper action or failure to act did not cause the failure of the merger to occur on or before that date. The amendment also corrected the disclosure schedule relating to NLCI options.

Waiver

   At any time prior to the effective time of the merger, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party, (b) waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement, and (c) waive compliance with any agreement or condition contained in the merger agreement. Any extension or waiver must be in writing, and any waiver by NLCI must be authorized or approved by the special committee. The failure of any party to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

Assignment

   Before assignment by one party to the merger agreement of the merger agreement or any of its rights, interests or obligations under the merger agreement, the assigning party must obtain the prior written consent of the non-assigning party, except that Socrates may assign the merger agreement and any rights, interests or obligations under the merger agreement to any affiliate without NLCI's consent, provided that the assignment will not relieve Socrates of its obligations under the merger agreement.

                           MARKETS AND MARKET PRICE

   Shares of NLCI common stock are listed and principally quoted on the Nasdaq National Market System under the symbol "NLCI." The following table shows, for the periods indicated, the reported high and low sale prices per share on the Nasdaq National Market for NLCI common stock.

                                                          HIGH   LOW
                                                         ------ -----
          FISCAL YEAR 2003
             First Quarter (through September 26, 2002). $ 7.40 $5.01

          FISCAL YEAR 2002
             First Quarter.............................. $ 9.00 $6.26
             Second Quarter............................. $ 8.25 $4.80
             Third Quarter.............................. $ 7.48 $5.05
             Fourth Quarter............................. $ 7.23 $5.15

          FISCAL YEAR 2001
             First Quarter.............................. $10.00 $7.75
             Second Quarter............................. $ 8.88 $4.69
             Third Quarter.............................. $10.25 $5.52
             Fourth Quarter............................. $10.00 $7.55

          FISCAL YEAR 2000
             First Quarter.............................. $ 6.13 $4.25
             Second Quarter............................. $ 9.00 $5.13
             Third Quarter.............................. $ 9.31 $6.50
             Fourth Quarter............................. $ 8.19 $5.94

   On August 5, 2002, the last full trading day before the public announcement of the merger agreement, there were no shares of NLCI common stock traded on the Nasdaq National Market. On August 2, 2002, the high and low sale prices for NLCI common stock as quoted on the Nasdaq National Market were $5.99 and $5.40 per share, respectively, and the closing sale price on that date was $5.85 per
share. On                   , the last practicable trading day for which
information was available prior to the date of the first mailing of this proxy statement, the closing price per share of NLCI common stock as quoted on the
Nasdaq National Market was $    . Stockholders should obtain a current market
quotation for NLCI common stock before making any decision with respect to the merger. On September 20, 2002, there were approximately 343 holders of record of NLCI common stock.

   NLCI has never declared or paid cash dividends on its common stock and does not plan to pay any cash dividends in the foreseeable future. NLCI's current credit facility and financing documents with private placement lenders limit NLCI's ability to pay dividends on its common stock. In addition, under the merger agreement, NLCI has agreed not to pay any cash dividends on its common stock before the closing of the merger.

             COMMON STOCK AND PREFERRED STOCK PURCHASE INFORMATION

Purchases By NLCI

   Since September 30, 2000, NLCI has not purchased any of its voting stock.

Purchases By NLCI Executive Officers and Directors

   The table below sets forth the information regarding purchases by each of the NLCI executive officers and directors of NLCI common stock or preferred stock since September 30, 2000, including the number of shares purchased, the range of prices paid and the average purchase price:

 Name                   Date   No. of Shares Price Range Average Purchase Price
 ----                  ------- ------------- ----------- ----------------------
 A.J. Clegg(1)........ 8/17/01    20,161        $4.00            $4.00
 Edward H. Chambers(2) 9/09/02     6,750        $3.75            $3.75
 Peter H. Havens(2)... 9/10/02     6,750        $3.75            $3.75

--------
(1) These shares were purchased through the exercise of a warrant issued by NLCI and held by Mr. A.J. Clegg to purchase 20,161 shares of NLCI common stock.
(2) These shares were purchased through the exercise of stock options.

Recent Transactions

   Except as disclosed herein, neither NLCI nor any of the rollover stockholders has engaged in any transaction with respect to NLCI common stock or preferred stock within 60 days of the date of this proxy statement.

Purchases By Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan

   None of Socrates, Gryphon, Gryphon Partners II-A, L.P. or Cadigan or any of their respective officers, directors or affiliates listed in Appendix F of this proxy statement, has engaged in any transaction with respect to NLCI common stock or preferred stock since September 30, 2000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

   The following table sets forth certain information regarding the beneficial ownership of NLCI common stock as of September 20, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its common stock (including preferred stock convertible into common stock); (2) each director; (3) each executive officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382.

                                                                Beneficial  Ownership
                                                                Number of   Percent of
Beneficial Owner                                                  Shares   Total (1)(2)
----------------                                                ---------- ------------
KU Learning, L.L.C.(3)......................................... 1,903,500      30.1%
Edison Venture Fund II, L.P.(4)................................   654,018       9.5
Allied Capital Corporation(5).................................. 1,106,256      14.9
Dimensional Fund Advisors Inc.(6)..............................   354,900       5.6
Socrates Acquisition Corporation(7)............................   890,168      12.8
Cadigan Investment Partners, Inc.(7)...........................   890,168      12.8
Gryphon Partners II, L.P.(7)...................................   890,168      12.8
Gryphon Partners II-A, L.P.(7).................................   890,168      12.8
A.J. Clegg(8)..................................................   750,021      11.0
Robert E. Zobel(9).............................................    15,265         *
John R. Frock(10)..............................................   124,882       1.9
Daniel L. Russell(11)..........................................         0         *
Peter H. Havens(12)............................................    20,109         *
Edward H. Chambers(13).........................................    27,730         *
Eugene G. Monaco(14)...........................................    10,500         *
D. Scott Clegg(15).............................................         0         *
Daryl A. Dixon(16).............................................         0         *
Lynn A. Fontana(17)............................................     5,000         *
All executive officers and directors as a group (9 persons)(18)   953,507      13.6%

--------
*  Less than one percent
(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the Commission. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to voting agreements with Socrates under which each agreed to vote shares of voting stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger, and
    (b) as otherwise indicated in the footnotes to this table.
(2) Applicable percentages are based on 6,327,952 shares of common stock outstanding on September 20, 2002, adjusted as required by rules promulgated by the Commission.
(3) Based on Schedule 13D/A filed with the Commission on November 10, 1999. KU Learning, L.L.C. ("KU Learning") may be deemed to share voting and dispositive power with its sole member, Knowledge Universe Learning, Inc., and Knowledge Universe, Inc., the sole stockholder of Knowledge Universe Learning, Inc. Includes 20,000 shares over which KU Learning and its affiliates do not have dispositive power and as to which KU Learning and its affiliates disclaim beneficial ownership. The address of the principal business office of KU Learning, Knowledge Universe Learning, Inc. and Knowledge Universe, Inc. is 844 Moraga Drive, Los Angeles, California, 90049.
(4) Based on information provided to NLCI in connection with its 2001 annual meeting. Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner. Includes 524,179 shares issuable upon conversion of 2,096,714 shares of Series C preferred stock. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 997 Lenox Drive #3, Lawrenceville, New Jersey, 08648.
(5) Includes warrants to purchase 840,298 shares and 265,958 shares issuable upon conversion of 1,063,830 shares of Series D preferred stock owned by Allied Capital Corporation and its affiliates, all of which are closed-end management investment companies registered under the Investment Company Act of 1940, as amended. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C., 20006.
(6) Based on Schedule 13G/A filed with the Commission on February 12, 2002. Dimensional Fund Advisors Inc. is an investment advisor registered under
    Section 203 of the Investment Company Act of 1940, as amended and serves as investment manager to certain other commingled group trusts and separate accounts that own the shares. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over the shares owned by the funds it manages or advises. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address of the principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11/th/ Floor, Santa Monica, California, 90401.
(7) As a result of the voting agreements between Socrates and each of A.J. Clegg, John Frock, Robert Zobel and D. Scott Clegg, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 890,168 shares of NLCI's common stock (determined on an as-converted basis), which includes options to acquire 374,243 shares exercisable within 60 days of September 20, 2002, 159,789 shares issuable upon the conversion of 543,500 shares of Series A preferred stock and 100,806 shares issuable upon conversion of 403,226 shares of Series C preferred stock, representing approximately 12.3% of the outstanding NLCI common stock. Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates, Gryphon and Gryphon Partners II-A, L.P. is One Embarcadero Center, San Francisco, California, 94111. The address of the principal business office of Cadigan is 712 Fifth Avenue, 45/th/ Floor, New York, New York, 10019.
(8) Includes options to acquire 275,000 shares exercisable within 60 days of September 20, 2002, 140,385 shares issuable upon conversion of 477,500 shares of Series A preferred stock and 100,806 shares issuable upon conversion of 403,226 shares of Series C preferred stock. Also includes 24,854 shares held by Mr. A.J. Clegg's children, over which Mr. A.J. Clegg has sole voting authority, 6,000 shares held by Mr. A.J. Clegg's grandchildren, over which Mr. A.J. Clegg has sole voting and dispositive power, and 170,815 shares held jointly by Mr. A.J. Clegg and his spouse, over which Mr. A.J. Clegg and his spouse have joint voting and dispositive authority. Does not include 8,500 shares of common stock owned by Mr. A.J. Clegg's wife, as to which Mr. A.J. Clegg disclaims beneficial ownership. Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(9) Includes options to acquire 6,561 shares exercisable within 60 days of September 20, 2002. Also includes 4,000 shares held of record by a closely-held Florida corporation over which Mr. Zobel has sole voting power. Also includes 4,704 shares issuable upon conversion of 16,000 shares of Series A preferred stock held by a family partnership of which Mr. Zobel is a general partner and over which he has sole voting power, and as to which Mr. Zobel disclaims beneficial ownership. Does not include 1,000 shares held in a custodian account for Mr. Zobel's children, of which Mr. Zobel's wife is custodian, as to which Mr. Zobel disclaims beneficial ownership. Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(10) Includes options to acquire 92,682 shares exercisable within 60 days of September 20, 2002 and 14,700 shares issuable upon conversion of 50,000 shares of Series A preferred stock. Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(11) Does not include 265,958 shares issuable upon conversion of 1,063,830 shares of Series D preferred stock owned by Allied Capital Corporation and 840,298 shares of common stock issued upon the exercise of warrants held by Allied Capital Corporation that may be deemed to be beneficially owned by Mr. Russell. Mr. Russell disclaims beneficial ownership of any shares held by Allied Capital Corporation. Mr. Russell's address is c/o Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C., 20006.
(12) Includes options to acquire 8,000 shares exercisable within 60 days of September 20, 2002 and 3,234 shares issuable upon conversion of 11,000 shares of Series A preferred stock. Does not include 375 shares held by J.P. Havens TFBO his son and 500 shares held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership. Also does not include 6,250 shares held by his spouse over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.
(13) Includes options to acquire 8,000 shares exercisable within 60 days of September 20, 2002 and 1,470 shares issuable upon conversion of 5,000 shares of Series A preferred stock.
(14) Includes options to acquire 7,500 shares exercisable within 60 days of September 20, 2002 and 3,000 shares held in joint tenancy with his wife.
(15) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(16) Mr. Dixon's address is c/o Reflectx Staffing Services, 3317 Oakmonst Terrace, Longwood, Florida, 32779.
(17) Includes options to acquire 5,000 shares exercisable within 60 days of September 20, 2002.
(18) Includes information contained in the notes above, as applicable.

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

Series A Preferred Stock

   The following table sets forth certain information regarding the beneficial ownership of NLCI Series A preferred stock as of September 20, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its Series A preferred stock; (2) each director; (3) each executive officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382.

                                                                 Beneficial  Ownership
                                                                 Number of  Percent of
Beneficial Owner                                                   Shares   Total(1)(2)
----------------                                                 ---------- -----------
Socrates Acquisition Corporation(3).............................  543,500      53.1%
Cadigan Investment Partners, Inc.(3)............................  543,500      53.1
Gryphon Partners II, L.P.(3)....................................  543,500      53.1
Gryphon Partners II-A, L.P.(3)..................................  543,500      53.1
A.J. Clegg(4)...................................................  477,500      46.6
Robert E. Zobel(5)..............................................   16,000       1.6
John R. Frock(6)................................................   50,000       4.9
Daniel L. Russell...............................................        0         *
Peter H. Havens(7)..............................................   11,000       1.1
Edward H. Chambers..............................................    5,000         *
Eugene G. Monaco................................................        0         *
D. Scott Clegg(8)...............................................        0         *
Daryl A. Dixon..................................................        0         *
Lynn A. Fontana.................................................        0         *
Emanuel Shemin(9)...............................................  101,487       9.9
All executive officers and directors as a group (9 persons) (10)  559,500      54.7%

--------
 * Less than one percent
(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the Commission. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to voting agreements with Socrates under which each agreed to vote shares of voting stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger, and
    (b) as otherwise indicated in the footnotes to this table.
(2) Applicable percentages are based on 1,023,694.11 shares outstanding on September 20, 2002, adjusted as required by rules promulgated by the Commission.
(3) As a result of the voting agreements between Socrates and each of A.J. Clegg, John Frock, Robert Zobel and D. Scott Clegg, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 543,500 shares of Series A preferred stock. Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates, Gryphon and Gryphon Partners II-A, L.P. is One Embarcadero Center, San Francisco, California, 94111. The address of the principal business office of Cadigan is 712 Fifth Avenue, 45/th/ Floor, New York, New York, 10019.
(4) Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(5) Consists of 16,000 shares of Series A preferred stock held by a family partnership of which Mr. Zobel is a general partner and over which he has sole voting power. Mr. Zobel disclaims beneficial ownership of these shares. Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(6) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(7) Does not include 4,000 shares of Series A preferred stock held by J.P. Havens TFBO his son and 5,000 shares of Series A preferred stock held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.
(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(9) As reflected on the records of NLCI's stock transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, Florida, 33432.
(10) Includes information contained in the notes above, as applicable.

Series C Preferred Stock

   The following table sets forth certain information regarding the beneficial ownership of NLCI Series C preferred stock as of September 20, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its Series C preferred stock; (2) each director; (3) each executive officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382.

                                                               Beneficial  Ownership
                                                               Number of  Percent of
Beneficial Owner                                                 Shares   Total(1)(2)
----------------                                               ---------- -----------
Socrates Acquisition Corporation(3)...........................   403,226     16.1%
Cadigan Investment Partners, Inc.(3)..........................   403,226     16.1
Gryphon Partners II, L.P.(3)..................................   403,226     16.1
Gryphon Partners II-A, L.P.(3)................................   403,226     16.1
Edison Venture Fund II, L.P.(4)............................... 2,096,714     83.9
A.J. Clegg(5).................................................   403,226     16.1
Robert E. Zobel(6)............................................         0        *
John R. Frock(7)..............................................         0        *
Daniel L. Russell.............................................         0        *
Peter H. Havens...............................................         0        *
Edward H. Chambers............................................         0        *
Eugene G. Monaco..............................................         0        *
D. Scott Clegg(8).............................................         0        *
Daryl A. Dixon................................................         0        *
Lynn A. Fontana...............................................         0        *
All executive officers and directors as a group (9 persons)(9)   403,226     16.1%

--------
 * Less than one percent
(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the Commission. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to voting agreements with Socrates under which each agreed to vote shares of voting stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger, and
    (b) as otherwise indicated in the footnotes to this table.

(2) Applicable percentages are based on 2,499,940 shares outstanding on September 20, 2002, adjusted as required by rules promulgated by the Commission.
(3) As a result of the voting agreements between Socrates and each of A.J. Clegg, John Frock, Robert Zobel and D. Scott Clegg, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 403,226 shares of Series C preferred stock. Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates, Gryphon and Gryphon Partners II-A, L.P. is One Embarcadero Center, San Francisco, California, 94111. The address of the principal business office of Cadigan is 712 Fifth Avenue, 45/th/ Floor, New York, New York, 10019.
(4) Based on information provided to NLCI in connection with its 2001 annual meeting. Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 997 Lenox Drive #3, Lawrenceville, New Jersey, 08648.
(5) Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(6) Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(7) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(9) Includes information contained in the notes above, as applicable.

Series D Preferred Stock

   The following table sets forth certain information regarding the beneficial ownership of NLCI Series D preferred stock as of September 20, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its series D preferred stock; (2) each director; (3) each executive officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382.

                                                               Beneficial  Ownership
                                                               Number of  Percent of
Beneficial Owner                                                 Shares   Total(1)(2)
----------------                                               ---------- -----------
Allied Capital Corporation(3)................................. 1,063,830      100%
A.J. Clegg(4).................................................         0        *
Robert E. Zobel(5)............................................         0        *
John R. Frock(6)..............................................         0        *
Daniel L. Russell(7)..........................................         0        *
Peter H. Havens...............................................         0        *
Edward H. Chambers............................................         0        *
Eugene G. Monaco..............................................         0        *
D. Scott Clegg(8).............................................         0        *
Daryl A. Dixon................................................         0        *
Lynn A. Fontana...............................................         0        *
All executive officers and directors as a group (9 persons)(9)         0        *

--------
 * Less than one percent
(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the Commission. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.
(2) Applicable percentages are based on 1,063,830 shares outstanding on September 20, 2002, adjusted as required by rules promulgated by the Commission.
(3) Consists of 1,063,830 shares of Series D preferred stock owned by Allied Capital Corporation and its affiliates, all of which are closed-end management investment companies registered under the Investment Company Act of 1940, as amended. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C., 20006.
(4) Mr. A.J. Clegg has agree to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(5) Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(6) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(7) Does not include 1,063,830 shares of Series D preferred stock owned by Allied Capital Corporation that may be deemed to be beneficially owned by Mr. Russell. Mr. Russell disclaims beneficial ownership of any shares owned by Allied Capital Corporation. Mr. Russell's address is c/o Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., Suite 300, Washington, D.C., 20006.
(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.
(9) Includes information contained in the notes above, as applicable.

                             INDEPENDENT AUDITORS

   NLCI's financial statements as of June 30, 2001 and June 30, 2000, and for each of the years in the three-year period ended June 30, 2002, included in this proxy statement as part of Appendix D, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report included in NLCI's Annual Report on Form 10-K for the year ended June 30, 2002, which is included in this proxy statement as Appendix D. Representatives of PricewaterhouseCoopers LLP are expected to be available at the special meeting to respond to appropriate questions of stockholders and to make a statement if they desire to do so.

                         FUTURE STOCKHOLDER PROPOSALS

   If the merger is completed, there will be no public participation in any future meetings of stockholders of NLCI. However, if the merger is not completed, NLCI stockholders will continue to be entitled to attend and participate in NLCI stockholders' meetings. If the merger is not completed, NLCI will inform its stockholders, by press release or other means determined reasonable by NLCI, of the date by which stockholder proposals must be received by NLCI for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Commission then in effect.

                 WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

   NLCI files annual, quarterly and special reports, proxy statements and other information with the Commission. In addition, because the merger is a "going private" transaction, NLCI has filed a Rule 13e-3 Transaction Statement on
Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about NLCI. Exhibits (c)(1) through (c)(6) and
(d)(1) through (d)(3) of the Schedule 13E-3 will be made available for inspection and copying at NLCI's executive offices during regular business hours by any NLCI stockholder or a representative of a stockholder as so designated in writing.

   NLCI stockholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by NLCI at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Office of the Commission: The Woolworth Building, 233 Broadway, New York, New York, 10279. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. NLCI's filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission located at: "http://www.sec.gov."

   NLCI has included in this proxy statement the following document filed with the Commission under the Exchange Act:

  . Appendix D--NLCI's Annual Report on Form 10-K for the year ended June 30, 2002.

   The following documents are incorporated by reference in this proxy statement and are deemed to be a part hereof:

  .   NLCI's Annual Report on Form 10-K for the year ended June 30, 2002;

  .   NLCI's Current Report on Form 8-K filed on August 8, 2002; and

  .   NLCI's Current Report on Form 8-K filed on September 24, 2002.

   However, any references in these documents to the Private Securities Litigation Reform Act and "safe harbor" protection for forward-looking statements are specifically not included in this proxy statement.

   This proxy statement does not constitute an offer to sell or to buy, or a solicitation of an offer to sell or to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction.

                                                                      Appendix A

                                                                Execution Draft
                                                                ---------------



                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                        SOCRATES ACQUISITION CORPORATION

                                       and

                        NOBEL LEARNING COMMUNITIES, INC.


                           Dated as of August 5, 2002

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I
THE MERGER .....................................................................   2
     SECTION 1.01  The Merger ..................................................   2
     SECTION 1.02  Closing; Effective Time  ....................................   2
     SECTION 1.03  Effect of the Merger ........................................   2
     SECTION 1.04  Subsequent Actions ..........................................   3
     SECTION 1.05  Certificate of Incorporation; By-Laws  ......................   3
     SECTION 1.06  Directors and Officers ......................................   3
ARTICLE II
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; PAYMENT FOR
SHARES .........................................................................   3
     SECTION 2.01  Effect on Capital Stock .....................................   3
     SECTION 2.02  Payment for Company Common Stock, Company Preferred Stock
                   Company Stock Options and Company Warrants in the Merger  ...   7
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................................  11
     SECTION 3.01  Organization and Qualification; Subsidiaries  ...............  12
     SECTION 3.02  Certificate of Incorporation and By-Laws ....................  12
     SECTION 3.03  Capitalization  .............................................  12
     SECTION 3.04  Authority Relative to This Agreement  .......................  14
     SECTION 3.05  No Conflict; Required Filings and Consents  .................  15
     SECTION 3.06  Permits; Compliance  ........................................  16
     SECTION 3.07  SEC Filings; Financial Statements  ..........................  16
     SECTION 3.08  Absence of Certain Changes or Events ........................  17
     SECTION 3.09  Absence of Litigation .......................................  18
     SECTION 3.10  Employee Benefit Matters ....................................  19
     SECTION 3.11  Material Contracts ..........................................  21
     SECTION 3.12  Environmental Matters .......................................  22
     SECTION 3.13  Title to Properties; Absence of Liens and Encumbrances ......  23
     SECTION 3.14  Intellectual Property  ......................................  23
     SECTION 3.15  Taxes .......................................................  23
     SECTION 3.16  Insurance ...................................................  26
     SECTION 3.17  State Takeover Statutes; Company Rights Agreement  ..........  26
     SECTION 3.18  Compliance with Applicable Laws .............................  27
     SECTION 3.19  School Licenses .............................................  27
     SECTION 3.20  Opinion of Financial Advisor ................................  27
     SECTION 3.21  Brokers .....................................................  27
     SECTION 3.22  Fee and Expense Estimate ....................................  28
     SECTION 3.23  Employees ...................................................  28
     SECTION 3.24  Transactions with Affiliates ................................  28
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER ........................................  28

     SECTION 4.01  Organization and Qualification; Subsidiaries .................  28
     SECTION 4.02  Ownership of Buyer; No Prior Activities ......................  28
     SECTION 4.03  Authority Relative to this Agreement .........................  29
     SECTION 4.04  No Conflict; Required Filings and Consents. ..................  29
     SECTION 4.05  Brokers ......................................................  29
     SECTION 4.06  Financing ....................................................  30
     SECTION 4.07  Absence of Litigation ........................................  30
     SECTION 4.08  No Agreements or Understandings to Sell Assets or Stock ......  30
ARTICLE V
CONDUCT OF BUSINESSES PENDING THE MERGER ........................................  30
     SECTION 5.01  Conduct of Business by the Company Pending the Merger ........  30
     SECTION 5.02  Notification of Certain Matters ..............................  33
ARTICLE VI
ADDITIONAL AGREEMENTS ...........................................................  33
     SECTION 6.01  Preparation of Proxy Statement; Stockholders Meeting. ........  33
     SECTION 6.02  Access to Information; Confidentiality .......................  35
     SECTION 6.03  No Solicitation of Transactions  .............................  36
     SECTION 6.04  Directors' and Officers' Indemnification and Insurance  ......  38
     SECTION 6.05  Further Action; Consents; Filings  ...........................  39
     SECTION 6.06  Public Announcements .........................................  40
     SECTION 6.07  Certain Employee Benefits Matters ............................  40
     SECTION 6.08  Rights Agreement .............................................  41
     SECTION 6.09  Stockholder Litigation .......................................  41
     SECTION 6.10  Solvency .....................................................  41
ARTICLE VII
CONDITIONS TO THE MERGER ........................................................  41
     SECTION 7.01  Conditions to the Obligations of Each Party ..................  41
     SECTION 7.02  Conditions to the Obligations of Buyer .......................  42
     SECTION 7.03  Conditions to the Obligations of the Company .................  43
ARTICLE VIII
TERMINATION, AMENDMENT, WAIVER AND EXPENSES .....................................  44
     SECTION 8.01  Termination ..................................................  44
     SECTION 8.02  Effect of Termination ........................................  46
     SECTION 8.03  Expenses  ....................................................  46
ARTICLE IX
GENERAL PROVISIONS ..............................................................  47
     SECTION 9.01  Non Survival of Representations, Warranties and Agreements ...  47
     SECTION 9.02  Notices ......................................................  48
     SECTION 9.03  Certain Definitions ..........................................  49
     SECTION 9.04  Amendment ....................................................  50
     SECTION 9.05  Waiver .......................................................  50
     SECTION 9.06  Severability .................................................  50
     SECTION 9.07  Assignment; Binding Effect; Benefit ..........................  51
     SECTION 9.08  Specific Performance .........................................  51
     SECTION 9.09  Governing Law; Forum .........................................  51
     SECTION 9.10  Headings .....................................................  51

     SECTION 9.11  Counterparts ............................................  51
     SECTION 9.12  Entire Agreement ........................................  51

EXHIBIT 1  Form of Voting Agreement
EXHIBIT 2  Directors of the Surviving Corporation
EXHIBIT 3  "knowledge" Individuals

SCHEDULE I Rollover Shares

                            GLOSSARY OF DEFINED TERMS

                                                              Location of
Defined Term                                                   Definition
------------                                                   -----------
Acquisition Proposal .....................................    Section 6.03(b)
Acquisition Transaction ..................................    Section 6.03(a)
Action ...................................................    Section 3.09
Affiliate or affiliate ...................................    Section 9.03(a)
Affiliated Group .........................................    Section 3.15(j)
Agreement ................................................    Preamble
Appraisal Shares .........................................    Section 2.01(e)
Business Combination .....................................    Section 8.03(e)
business day .............................................    Section 9.03(b)
Buyer ....................................................    Preamble
Buyer Class C Common Stock ...............................    Section 2.01(d)
Buyer Class P Common Stock ...............................    Section 2.01(d)
Buyer Confidentiality Agreement ..........................    Section 6.03(b)(i)
Buyer Material Adverse Effect ............................    Section 4.01
Buyer Shares .............................................    Section 2.01(d)
Buyer Stockholder ........................................    Section 2.02(c)
Certificate of Merger ....................................    Section 1.02(b)
Certificates .............................................    Section 2.02(b)
Closing ..................................................    Section 1.02(a)
Closing Date .............................................    Section 1.02(a)
Code .....................................................    Section 2.02(j)
Commitment Letter ........................................    Section 4.06
Company ..................................................    Preamble
Company Balance Sheet ....................................    Section 3.07(b)
Company Board ............................................    Recitals
Company By-Laws ..........................................    Section 3.02
Company Capital Stock ....................................    Section 3.03(a)
Company Charter ..........................................    Section 2.01(b)
Company Common Stock .....................................    Recitals
Company Disclosure Schedule ..............................    Article III
Company Intellectual Property ............................    Section 3.14(b)
Company Material Contracts ...............................    Section 3.11(a)
Company Option Plans .....................................    Section 2.01(f)
Company Permits ..........................................    Section 3.06(a)
Company Preferred Stock ..................................    Section 3.03(a)
Company Rights ...........................................    Section 2.01
Company Rights Agreement .................................    Section 2.01
Company SEC Reports ......................................    Section 3.07(a)
Company Series A Junior Preferred Stock ..................    Section 3.03(a)
Company Series A Preferred Stock .........................    Section 3.03(a)

Company Series C Preferred Stock ..........................   Section 3.03(a)
Company Series D Preferred Stock ..........................   Section 3.03(a)
Company Stock Options .....................................   Section 2.01(f)
Company Stockholder Approval ..............................   Section 3.04(c)
Company Stockholders Meeting ..............................   Section 6.01(b)
Company Subsidiary ........................................   Section 9.03(c)
Company Warrants ..........................................   Section 2.01(g)
Confidentiality Agreement .................................   Section 6.03(b)(i)
Consent ...................................................   Section 3.05(b)
Contract ..................................................   Section 3.15(f)
control ...................................................   Section 9.03(d)
Controlled Group of Corporations ..........................   Section 3.10(h)
DGCL ......................................................   Section 1.01
Effective Time ............................................   Section 1.02(b)
Employee Benefit Plan .....................................   Section 3.10(h)
Employee Pension Benefit Plan .............................   Section 3.10(h)
Employee Welfare Benefit Plan .............................   Section 3.10(g)
Environmental Laws ........................................   Section 9.03(e)
Environmental Permits .....................................   Section 3.13
ERISA .....................................................   Section 3.10(a)
Exchange Act ..............................................   Section 3.07(a)
Expenses ..................................................   Section 8.03(a)
Fiduciary .................................................   Section 3.10(g)
Filed Company SEC Documents ...............................   Section 3.08
Financing .................................................   Section 4.06
Governmental Entity .......................................   Section 2.02(h)
Hazardous Substances ......................................   Section 9.03(f)
HSR Act ...................................................   Section 3.05(b)
Intellectual Property .....................................   Section 9.03(g)
Judgment ..................................................   Section 3.05(a)
knowledge .................................................   Section 9.03(h)
Law .......................................................   Section 1.02(b)
Liability .................................................   Section 3.10(h)
Licensed Intellectual Property ............................   Section 3.14(c)
Liens .....................................................   Section 3.01(b)
Material Adverse Effect ...................................   Section 9.03(i)
Maximum Premium ...........................................   Section 6.04(b)
Merger ....................................................   Recitals
Merger Consideration ......................................   Section 2.01(b)
Multiemployer Plan ........................................   Section 3.10(h)
Option Agreement ..........................................   Section 2.02(d)
Option Consideration ......................................   Section 2.01(f)
Order .....................................................   Section 7.01(b)
Paying Agent                                                  Section 2.02(a)
Payment Fund ..............................................   Section 2.02(a)
PBGC ......................................................   Section 3.10(h)

Person or person ..........................................   Section 9.03(j)
Prohibited Transaction ....................................   Section 3.10(h)
Proxy Statement ...........................................   Section 3.05(b)
Rollover Shares ...........................................   Section 2.01(c)
Rollover Options ..........................................   Section 2.01(f)
Rollover Stockholder ......................................   Recitals
Schedule 13E-3 ............................................   Section 6.01(e)
Scheduled Options .........................................   Section 2.01(f)
SEC .......................................................   Section 3.05(b)
Securities Act ............................................   Section 3.07(a)
Special Committee .........................................   Recitals
subsidiary ................................................   Section 9.03(k)
Superior Proposal .........................................   Section 6.03(b)
Surviving Corporation .....................................   Section 1.01
Surviving Corporation Class C Common Stock ................   Section 2.01(c)
Surviving Corporation Class P Common Stock ................   Section 2.01(c)
Tax Return ................................................   Section 3.15(j)
Tax or Taxes ..............................................   Section 3.15(j)
Transactions ..............................................   Recitals
Trademarks ................................................   Section 9.03(l)
U.S. GAAP .................................................   Section 3.07(b)
Voting Company Debt .......................................   Section 3.03(c)
Warrant Consideration .....................................   Section 2.01(g)(i)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of August 5, 2002 (this "Agreement") is by and between SOCRATES ACQUISITION CORPORATION, a Delaware corporation ("Buyer"), and Nobel Learning Communities, Inc., a Delaware corporation (the "Company"). All terms not otherwise defined herein shall have the meanings ascribed to them in Section 9.03 hereof.

         WHEREAS, a special committee of the Board of Directors of the Company (the "Company Board") consisting solely of disinterested directors (the "Special Committee"), subject to the terms and conditions set forth herein, has unanimously (i) determined that (A) the merger (the "Merger") of Buyer with and into the Company is advisable and in the best interests of the Company and its public stockholders (other than those stockholders of the Company identified on Schedule I hereto (each, a "Rollover Stockholder" and collectively, the "Rollover Stockholders")), and (B) the cash consideration to be received for outstanding shares of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") and outstanding shares of Company Preferred Stock (as defined in Section 3.03 hereof) in the Merger is fair to the stockholders of the Company who will be entitled to receive such cash consideration (other than the Rollover Stockholders), (ii) recommended that the Company Board approve and adopt this Agreement, the Merger and the other transactions contemplated hereby (collectively, the "Transactions") and (iii) recommended approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

         WHEREAS, the Company Board, subject to the terms and conditions set forth herein and after the unanimous recommendation of the Special Committee, has (i) determined that (A) the Merger is advisable and in the best interests of the Company and its public stockholders (other than the Rollover Stockholders), and (B) the cash consideration to be received for outstanding shares of Company Common Stock and Company Preferred Stock in the Merger is fair to the stockholders of the Company who will be entitled to receive such cash consideration (other than the Rollover Stockholders), (ii) approved and adopted this Agreement and the Transactions and (iii) recommended approval and adoption by the stockholders of the Company of this Agreement and the Transactions;

         WHEREAS, the Board of Directors of Buyer has unanimously approved this Agreement and the Transactions;

         WHEREAS, the Rollover Stockholders shall retain all or a portion of their equity interest in the Company in connection with the Merger, as more fully described herein;

         WHEREAS, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the Transactions and also to prescribe various conditions to the Merger; and

         WHEREAS, certain stockholders of the Company have, concurrently with the execution of this Agreement, executed voting agreements, dated as of the date hereof, pursuant to which such stockholders have agreed to vote any shares of Company Common Stock and Company

         Preferred Stock owned by such stockholders in favor of the approval and adoption of this Agreement and the Transactions.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

         SECTION 1.01 The Merger. Upon the terms of this Agreement and subject to the conditions set forth in Article VII, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in
Section 1.02(b) hereof), Buyer shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

         SECTION 1.02 Closing; Effective Time.

              (a)     The closing of the Merger (the "Closing") shall take place
(i) at 10:00 a.m. (Eastern Daylight Savings Time) at the offices of Ropes & Gray, 885 Third Avenue, Suite 3200, New York, New York as soon as practicable, but in any event within three (3) business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as Buyer and the Company may agree in writing (the "Closing Date").

              (b) At the Closing, the Company and Buyer shall cause a certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and make all other filings or recordings required by applicable statute, law (including principles of common law), legislation, legally binding interpretation, ordinance, rule or regulation of any Governmental Entity, domestic or foreign (collectively, "Laws") in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

         SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all obligations, debts, liabilities and duties of the Company and Buyer shall become the obligations, debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Buyer or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company and Buyer, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and Buyer or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

         SECTION 1.05 Certificate of Incorporation; By-Laws.

              (a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended to be identical to that of Buyer, as in effect immediately prior to the Effective Time, except that Article I shall state that the name of the Company is Nobel Learning Communities, Inc. Such Certificate of Incorporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended, subject to the requirements of
Section 6.04 hereof, in accordance with the terms thereof and of the DGCL.

              (b) At the Effective Time, the By-Laws of Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended, subject to Section 6.04 hereof, in accordance with the terms thereof, and of the Certificate of Incorporation of the Surviving Corporation and of the DGCL.

         SECTION 1.06 Directors and Officers. The individuals set forth on
Exhibit 2 hereto shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II
          EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                               PAYMENT FOR SHARES

         SECTION 2.01 Effect on Capital Stock. For purposes of this Section 2.01, references to Company Common Stock, Company Preferred Stock and Rollover Shares (as defined in Section 2.01(c) hereof) include the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of May 16, 2000 (as amended and in effect as of the date hereof, the "Company Rights Agreement") between the Company and Stocktrans, Inc., a Pennsylvania corporation, as Rights Agent, that are associated with such Company Common Stock, Company Preferred Stock and Rollover Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, Company Preferred Stock or any shares of capital stock of Buyer:

         (a) Cancellation of Treasury Stock and Buyer-Owned Stock. Each share of Company Common Stock or Company Preferred Stock that, immediately prior to the Effective Time, is owned directly by the Company or Buyer shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.

         (b) Conversion of Company Common Stock and Company Preferred Stock. Except as otherwise set forth in Sections 2.01(a), 2.01(c) and 2.01(e) hereof, by virtue of the Merger and without any action on the part of holder thereof:
(i) each issued share of Company Common Stock shall be converted into the right to receive $7.75 in cash and (ii) each issued share of Company Preferred Stock shall be converted into the right to receive $7.75 in cash for each whole share of Company Common Stock into which such share of Company Preferred Stock is then convertible pursuant to the Company's Certificate of Incorporation, as amended to date (the "Company Charter") plus the amount determined by multiplying $7.75 by the fraction (rounded to the nearest one-hundredth of a share) representing any fractional share of Company Common Stock in which any share of Company Preferred Stock is then convertible pursuant to the Company Charter, in each case subject to adjustment for any stock split, stock dividend or combination of stock that may occur from the date hereof and prior to the Effective Time. The cash payable upon the conversion of each share of Company Common Stock or Company Preferred Stock, as the case may be, pursuant to this Section 2.01(b) is referred to as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock and Company Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock or Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with this Section 2.01(b), without interest.

         (c) Rollover Shares. Each issued share of Company Common Stock or Company Preferred Stock held by a Rollover Stockholder and designated on
Schedule I under the column designated "Rollover Shares" (each a "Rollover Share" and together the "Rollover Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) the aggregate number of shares of Class C Common Stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Class C Common Stock") and (ii) the aggregate number of shares of Class P Common Stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Class P Common Stock") set forth on Schedule I next to the name of each such Rollover Stockholder in the columns designated "Surviving Corporation Class C Common Stock" and "Surviving Corporation Class P Common Stock," respectively. All such Rollover Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Rollover Shares shall thereafter cease to have any rights with respect to such Rollover Shares, except the right to receive the Surviving Corporation Class C Common Stock and the Surviving Corporation Class P Common Stock for such Rollover Shares as set forth in Schedule I upon the surrender of such certificate in accordance with this Section 2.01(c).

         (d) Capital Stock of Buyer. Each issued and outstanding share of Class C Common Stock, par value $.01 per share, of Buyer (the "Buyer Class C Common Stock") shall be converted into and become one fully paid and non-assessable shares of Surviving Corporation Class C Common Stock, and each issued and outstanding share of Class P Common Stock, par value $.01 per share, of Buyer (the "Buyer Class P Common Stock") shall be converted into and become one fully paid and non-assessable shares of Surviving Corporation Class P Common Stock. All such shares of Buyer Class C Common Stock and Buyer Class P Common Stock (collectively "Buyer Shares"), by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Buyer Shares shall thereafter cease to have any rights with respect to such Buyer Shares, except the right to receive Surviving Corporation Class C Common Stock or Surviving Corporation Class P Common Stock as set forth above.

         (e) Appraisal Rights. Notwithstanding any provisions of this Agreement to the contrary, shares of Company Common Stock and Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by any Person who has not voted such shares of Company Common Stock or Company Preferred Stock in favor of the Merger, who shall have delivered a written demand for appraisal of such shares of Company Common Stock or Company Preferred Stock in the manner provided by the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal (the "Appraisal Shares") shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Appraisal Shares who becomes entitled to payment for such shares of Company Common Stock or Company Preferred Stock pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any such holder of Appraisal Shares shall have failed to establish its entitlement to appraisal rights as provided in Section 262 of the DGCL, (ii) if any such holder of Appraisal Shares shall have effectively withdrawn its demand for appraisal of such shares of Company Common Stock or Company Preferred Stock or lost its right to appraisal and payment for its shares of Company Common Stock or Company Preferred Stock under Section 262 of the DGCL, or (iii) if neither any holder of Appraisal Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Appraisal Shares within the time provided in Section 262 of the DGCL, such holder shall forfeit the right to appraisal of such shares of Company Common Stock or Company Preferred Stock and each such share of Company Common Stock and Company Preferred Stock shall be treated as if such share of Company Common Stock or Company Preferred Stock had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from the Surviving Corporation as provided in Section 2.01(b) hereof. The Company shall give Buyer prompt notice of any demands received by the Company for appraisal of Company Common Stock or Company Preferred Stock, and, until the Effective Time, Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or settle or offer to settle, any such demands.

         (f) Company Stock Options. As part of the Transactions, the Company and the Surviving Corporation shall cause any outstanding options to purchase Company Common

Stock ("Company Stock Options") granted pursuant to the Company's 1986 Stock Option and Stock Grant Plan, 1988 Stock Option and Stock Grant Plan, 1995 Stock Incentive Plan and 2000 Stock Option Plan for Consultants (collectively the "Company Option Plans") and the other Company Stock Options disclosed in Section 3.03(d) of the Company Disclosure Schedule (the "Scheduled Options") to be treated as follows:

          (i) Except as set forth in clause (ii) below, at the Effective Time, all then outstanding Company Stock Options shall be canceled and in lieu thereof, each holder of a Company Stock Option shall receive from the Surviving Corporation, an amount in cash (if any) equal to the product of
     (i) the excess, if any, of the per share Merger Consideration over the per share exercise price of such Company Stock Option and (ii) the number of shares of Company Common Stock subject to such Company Stock Option exercisable as of the Effective Time, net of any applicable withholding taxes (the "Option Consideration").

          (ii) Each Company Stock Option held by a Rollover Stockholder and designated on Schedule I under the column designated "Rollover Options" (each a "Rollover Option" and together the "Rollover Options") shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive the aggregate number of options for Surviving Corporation Class C Common Stock and the aggregate number of options for Surviving Corporation Class P Common Stock set forth on Schedule I next to the name of each such Rollover Stockholder in the columns designated "Surviving Corporation Class C Options" and "Surviving Corporation Class P Options", respectively. All such Rollover Options, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate or agreement representing any such Rollover Options shall thereafter cease to have any rights with respect to such Rollover Options, except the right to receive options for the Surviving Corporation Class C Common Stock and options for the Surviving Corporation Class P Common Stock for such Rollover Options as set forth in Schedule I upon the surrender of such certificate or agreement in accordance with this Section 2.01(f).

          (iii) Each of the Company and the Surviving Corporation, as the case may be, covenants that prior to the Effective Time it will use all commercially reasonable efforts to take all actions necessary to provide that the cancellation and cash-out and/or rollover of Company Stock Options pursuant to this Section 2.01(f) will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act (as defined in Section 3.07(a) hereof).

          (iv) The Company shall use all commercially reasonable efforts to obtain all necessary consents, waivers or releases from holders of Company Stock Options and shall take such action as may be reasonably necessary to give effect to, and accomplish, the transactions contemplated by this
     Section 2.01(f); provided, however, that in no event shall this Section 2.01(f)(iv) require the Company to pay any consideration to the holders of the Company Stock Options to obtain such consents, waivers or releases.

          (v) Except as otherwise provided herein or agreed to by the parties, the Company Option Plans shall terminate effective as of the Effective Time and the Company shall use all commercially reasonable efforts to cause the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary to be canceled as of the Effective Time.

          (g) Company Warrants. As part of the Transactions, the Company and theSurviving Corporation shall cause any outstanding warrants to purchase Company Common Stock ("Company Warrants") granted pursuant to the Common Stock Purchase Warrant dated August 30, 1995 held by Allied Capital Corporation and the Common Stock Purchase Warrant dated June 30, 1998 held by Allied Capital Corporation to be treated as follows:

          (i) At the Effective Time, all then outstanding Company Warrants shall be canceled and in lieu thereof, each holder of Company Warrants shall receive from the Surviving Corporation, an amount in cash (if any) equal to the product of (i) the excess, if any, of the per share Merger Consideration over the per share exercise price of such Company Warrant and
     (ii) the number of shares of Company Common Stock subject to such Company Warrant exercisable as of the Effective Time, net of any applicable withholding taxes (the "Warrant Consideration").

          (ii) The Company shall use all commercially reasonable efforts to obtain all necessary consents, waivers or releases from holders of Company Warrants and shall take such action as may be reasonably necessary to give effect to, and accomplish, the transactions contemplated by this Section 2.01(g); provided, however, that in no event shall this Section 2.01(g)(ii) require the Company to pay any consideration to the holders of the Company Warrants to obtain such consents, waivers or releases.

          (iii) Except as otherwise provided herein or agreed to by the parties, the Company Warrants shall terminate effective as of the Effective Time.

     SECTION 2.02 Payment for Company Common Stock, Company Preferred Stock Company Stock Options and Company Warrants in the Merger.

          (a) Paying Agent. Prior to the Effective Time, Buyer shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock and Company Preferred Stock and, at the option of the Surviving Corporation, of the Option Consideration and the Warrant Consideration. Buyer shall take all steps necessary to provide to the Paying Agent at the Effective Time cash necessary to pay for the shares of Company Common Stock and Company Preferred Stock, and, if the Surviving Corporation elects to use the Paying Agent for such payments, for the Company Stock Options and the Company Warrants converted into the right to receive cash pursuant to Section 2.01 hereof (such cash being hereinafter referred to as the "Payment Fund"). If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock and Company Preferred Stock, and, if the Surviving Corporation elects to use the Paying Agent for such payments, for the Company Stock Options and the

Company Warrants shall be entitled under Section 2.01 hereof, the Surviving Corporation shall promptly, but in any event within five (5) business days, deposit in trust additional cash with the Paying Agent sufficient to make all payments required under Section 2.01 hereof, and the Surviving Corporation shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

          (b) Payment Procedures for Company Common Stock and Company Preferred Stock. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (other than holders of Rollover Shares), whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Buyer may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates, other than Rollover Shares, in exchange for Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock or Company Preferred Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock or Company Preferred Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Buyer that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate, other than those with respect to Rollover Shares, shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock or Company Preferred Stock theretofore represented by such Certificate have been converted pursuant to
Section 2.01(b) hereof. If any holder of shares of Company Common Stock or Company Preferred Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and, if required by the Paying Agent, an indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

          (c) Buyer and Rollover Procedures. At the Closing, each holder of Buyer Shares (each, a "Buyer Stockholder" and collectively, the "Buyer Stockholders") and each Rollover Stockholder shall surrender the certificate(s) representing the Buyer Shares or the Rollover Shares held by such Buyer Stockholder or Rollover Stockholder and the Surviving Corporation shall issue to each such Buyer Stockholder and Rollover Stockholder a certificate or certificates representing the number of shares of Surviving Corporation Class C Common Stock and Surviving Corporation Class P Common Stock to which such Buyer Stockholder and Rollover Stockholder is entitled pursuant to Sections 2.01(c) and 2.01(d) hereof and Schedule I hereto.

          (d) Procedures for Company Stock Options and Company Warrants. Promptly after the Effective Time, the Surviving Corporation shall or shall cause the Paying Agent to mail to each holder of an option agreement (each, an "Option Agreement") that immediately prior to the Effective Time represented Company Stock Options, whose Company Stock Options were converted into the right to receive Option Consideration pursuant to Section 2.01(f) hereof, such materials and instructions for use in effecting the surrender of such Option Agreement in exchange for Option Consideration. Promptly after the Effective Time, the Surviving Corporation shall or shall cause the Paying Agent to mail to each holder of a Company Warrant that was converted into the right to receive Warrant Consideration pursuant to Section 2.01(g) hereof, such materials and instructions for use in effecting the surrender of such Company Warrant in exchange for Warrant Consideration. Upon surrender of an Option Agreement to the Paying Agent or the Surviving Corporation, as the case may be, together with such other documents as may reasonably be required by the Paying Agent or the Surviving Corporation, the holder of such Option Agreement shall be entitled to receive in exchange therefor the amount of cash into which the Company Stock Options theretofore represented by such Option Agreement shall have been converted pursuant to Section 2.01(f). Upon surrender of a Company Warrant to the Paying Agent or the Surviving Corporation, as the case may be, together with such other documents as may reasonably be required by the Paying Agent or the Surviving Corporation, the holder of such Company Warrant shall be entitled to receive in exchange therefor the amount of cash into which the Company Warrant shall have been converted pursuant to Section 2.01(g) hereof. Until surrendered as contemplated by this Section 2.02(d), each Option Agreement and Company Warrant shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Company Options theretofore represented by such Option Agreement shall have been converted pursuant to Section 2.01(f) hereof or into which the Company Warrant shall have been converted pursuant to Section 2.01(g) hereof. If any holder of Company Stock Options or Company Warrants shall be unable to surrender such holder's Option Agreement or Company Warrant because such Option Agreement or Company Warrant has been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Option Agreement or Company Warrant.

          (e) No Further Ownership Rights in Company Common Stock, Company Preferred Stock, Rollover Shares, Company Stock Options or Company Warrants. The Merger Consideration, Option Consideration and Warrant Consideration paid in accordance with the terms of this Article II and the exchange of Rollover Shares for shares of the Surviving Corporation in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, Company Preferred Stock, Rollover Shares, Company Stock Options or Company Warrants, and after the Effective Time there shall be no further registration on the stock transfer books of the Surviving Corporation (i) of transfers of shares of Company Common Stock, Company Preferred Stock or Rollover Shares or (ii) of the exercise of Company Stock Options or Company Warrants, in any case that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock or Company Preferred Stock, any Option Agreements formerly representing Company Stock Options or any Company Warrants are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (f) Payment Fund for Appraisal Shares. Any portion of the Payment Fund made available to the Paying Agent pursuant to Section 2.02(a) hereof to pay for shares of Company Common Stock or Company Preferred Stock that become Appraisal Shares shall be returned to the Surviving Corporation upon written demand.

          (g) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Company Common Stock, Company Preferred Stock, Company Stock Options or Company Warrants for nine months after the Effective Time shall be delivered to Buyer or the Surviving Corporation, upon demand, and any holder of Company Common Stock, Company Preferred Stock, Company Stock Options or Company Warrants who has not theretofore complied with this
Article II shall thereafter look only to Surviving Corporation for payment of its claim for Merger Consideration, Option Consideration or Warrant Consideration as the case may be, without interest or dividends thereon.

          (h) No Liability. None of Buyer, the Company, the Surviving Corporation or the Paying Agent, nor any of their respective officers, directors, employees, agents or counsel, shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate, Option Agreement or Company Warrant has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration, Option Consideration or Warrant Consideration in respect of such Certificate, Option Agreement or Company Warrant, as the case may be, would otherwise escheat to or become the property of any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity")), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (i) Investment of Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

          (j) Withholdings. Buyer or the Surviving Corporation, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock, Company Preferred Stock, Company Stock Options or Company Warrants pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Preferred Stock, Company Stock Options or Company Warrants in respect of which such deduction and withholding was made by the Surviving Corporation or Buyer, as the case may be.

          (k)  Adjustments Regarding Dilution.

          (i) In the event that prior to the Effective Time, solely as a result of a reclassification, stock split (including a reverse split), or stock dividend or stock distribution, made on a pro rata basis to all holders of such class of stock of the entity making such a stock dividend or stock distribution, there is a change in the number of shares of Company Common Stock, Company Preferred Stock, Buyer Class C Common Stock or Buyer Class P Common Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable into or exercisable for shares of Company Common Stock, Company Preferred Stock, Buyer Class C Common Stock or Buyer Class P Common Stock, then the Merger Consideration, Option Consideration, Warrant Consideration, and the number of shares of Surviving Corporation Class C Common Stock and Surviving Corporation Class P Common Stock into which the Rollover Shares and Buyer Shares are entitled to be converted pursuant to Sections 2.01(c) and 2.01(d) hereof and Schedule I hereto shall all be equitably adjusted to eliminate the effects of such event.

          (ii) In the event that prior to the Effective Time there occurs a "Distribution Date" (as defined in the Company Rights Agreement), (X) the Merger Consideration, Option Consideration and Warrant Consideration shall be equitably adjusted such that the aggregate amounts to be paid in respect of the shares of Company Common Stock and Company Preferred Stock pursuant to Section 2.01(b) hereof and the aggregate amounts to be paid to the holders of Company Stock Options or Company Warrants pursuant to Sections 2.01(f) and (g) shall be equal to the aggregate amounts that would have been payable to all such holders of Company Common Stock, Company Preferred Stock, Company Stock Options and Company Warrants had such Distribution Date not occurred and (Y) the number of shares of Surviving Corporation Class C Common Stock and Surviving Corporation Class P Common Stock into which the Rollover Shares are entitled to be converted pursuant to Sections 2.01(c) and 2.01(d) hereof and Schedule I hereto shall be equitably adjusted to eliminate the effects of such event. In the event there shall be any rights that have separated from the Common Stock or shares of Series A Preferred Stock outstanding as a result of a Distribution Date, the provisions of Section 2 shall be deemed to be amended to provide for the pro rata payment to rights or the Series A Preferred Stock holders taking into account this clause (i).

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Buyer that, except as specified in the applicable section of the Disclosure Schedule furnished by the Company to Buyer prior to the execution of this Agreement (the "Company Disclosure Schedule") corresponding to the Sections and subsections set forth below:

     SECTION 3.01 Organization and Qualification; Subsidiaries.

          (a) Except as set forth in Section 3.01(a) of the Company Disclosure Schedule, the Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be organized, existing, in good standing or to have such power or authority has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger. Except as set forth in Section 3.01(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger.

          (b) Section 3.01(b) of the Company Disclosure Schedule lists each Company Subsidiary and its jurisdiction of organization. All of the outstanding shares of capital stock of each Company Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.01(b) of the Company Disclosure Schedule, are owned by the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for its interests in the Company Subsidiaries and except for the ownership of interests set forth in
Section 3.01(b) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, or have any outstanding contractual obligation to acquire, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.02 Certificate of Incorporation and By-Laws. The Company has heretofore provided or made available to Buyer a complete and correct copy of the Company Charter and the Company's By-Laws, as amended to date ("Company By-Laws"). The Company Charter and Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter or Company By-Laws. The Company has provided or made available to Buyer complete copies of the charter, By-Laws or organizational documents of each Company Subsidiary and, except as set forth in Section 3.02 of the Company Disclosure Schedule, no Company Subsidiary is in violation of such documents, except for such violations that have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or would not, or would not be reasonably likely to, prevent or delay the consummation of the Merger.

     SECTION 3.03 Capitalization.

          (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, consisting of

(A) 2,484,320 shares of Series A preferred stock, par value $0.001 per share ("Company Series A Preferred Stock"), (B) 2,500,000 shares of Series C preferred stock, par value $0.001 per share ("Company Series C Preferred Stock"), (C) 1,063,830 shares of Series D preferred stock, par value $0.001 per share ("Company Series D Preferred Stock" and collectively with the Company Series A Preferred Stock and the Company Series C Preferred Stock, the "Company Preferred Stock") and (D) 120,000 shares of Series A junior preferred stock, par value $0.001 per share ("Company Series A Junior Preferred Stock" and collectively with the Company Common Stock and the Company Preferred Stock, the "Company Capital Stock"). At the close of business on August 2, 2002 (i) 6,544,953 shares of Company Common Stock were issued and outstanding, (ii) 1,023,694.11 shares of Series A Preferred Stock were issued and outstanding, which shares were convertible into 300,966 shares of Company Common Stock in accordance with the terms of the Company Charter, (iii) 2,499,940 shares of Series C Preferred Stock were issued and outstanding, which shares were convertible into 624,985 shares of Company Common Stock in accordance with the terms of the Company Charter,
(iv) 1,063,830 shares of Series D Preferred Stock were issued and outstanding, which shares were convertible into 265,957.5 shares of Company Common Stock in accordance with the terms of the Company Charter, (v) 230,510 shares of Company Common Stock were held in the Company's treasury, (vi) no shares of Company Preferred Stock were held in the Company's treasury, (vii) 597,737 shares of Company Common Stock were subject to Company Stock Options granted pursuant to the Company Option Plans, (viii) 243,250 shares of Company Common Stock were subject to Scheduled Options, (ix) 840,298 shares of Company Common Stock were subject to outstanding Company Warrants, and (x) 120,000 shares of Company Series A Junior Preferred Stock were reserved for issuance (but not issued and outstanding) in connection with the Company Rights. The Company has made available to Buyer a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement.

          (b) Except as set forth above, at the close of business on August 2, 2002 no shares of the Company's capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-Laws or any Company Material Contract (as defined in Section 3.11 hereof) to which the Company is a party or otherwise bound.

          (c) There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company capital stock may vote ("Voting Company Debt").

          (d) Except as set forth above or as set forth in Section 3.03(d) of the Company Disclosure Schedule, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary currently is a party or by which any of them currently is bound (i) obligating the Company or any Company Subsidiary to issue or sell, or cause to be issued or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt; (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, right, security, stock appreciation right, stock-based performance unit, commitment, Contract, arrangement or undertaking; or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. Section 3.03(d) of the Company Disclosure Schedule sets forth the total number of outstanding Company Stock Options and the exercise prices thereof, and lists all Company Warrants and the exercise prices thereof. The Company has provided Buyer with a Schedule of all of the Company Stock Options, including the relevant vesting times, exercise prices and exercise periods, and copies of all Company Option Plans and forms of Option Certificates granted thereunder, and copies of all Company Warrants and documents related to the Scheduled Options.

          (e) Except as set forth in Section 3.03(e) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or of any Company Subsidiary, contingent or otherwise, to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary other than as provided in the Company Charter. Except as set forth in the Company Charter, the Company Rights Agreement and in Section 3.03(e) of the Company Disclosure Schedule, there are no issued and outstanding shares of Company Capital Stock that are subject to a repurchase or redemption right in favor of the Company.

     SECTION 3.04 Authority Relative to This Agreement.

          (a) The Company has all requisite corporate power and corporate authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.04(c)) with respect to the Merger, to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered assuming the due authorization, execution and delivery by Buyer, this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Stockholder Approval with respect to the Merger), enforceable against it in accordance with its terms.

          (b) The Company Board, on August 5, 2002, and the Special Committee, on August 5, 2002, in each case at a meeting duly called and held, duly adopted resolutions (i) approving this Agreement and the Merger, (ii) determining that the terms of the Merger are fair to and in the best interests of the Company and its stockholders (other than the Rollover Stockholders), (iii) determining that the Merger Agreement is fair to the stockholders of the Company (other than the Rollover Stockholders) and (iv) recommending that the Company's stockholders approve this Agreement and directing that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting.

          (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of not less than a majority of the outstanding shares of Company Common Stock and Company Preferred Stock (voting on an as-converted basis pursuant to the Company Charter), voting together as a single class (the "Company Stockholder Approval").

     SECTION 3.05 No Conflict; Required Filings and Consents.

          (a) Except as set forth in Section 3.05(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-Laws or the comparable charter or organizational documents of any Company Subsidiary,
(ii) Company Material Contract (as defined in Section 3.11 hereof) or (iii) subject to the filings and other matters referred to in Section 3.05(b) hereof, any judgment, order, injunction or decree, domestic or foreign, of any Governmental Entity (each a "Judgment"), or Law, applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger.

          (b) Except as set forth in Section 3.05(b) of the Company Disclosure Schedule, no consent, approval, license, permit, order or authorization (each, a "Consent") of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) if required, compliance with and filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the U.S. Securities and Exchange Commission (the "SEC") of a proxy statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"), (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) compliance with and filings under the Laws of any foreign jurisdictions, if and to the extent required, and (v) such other items that, individually and in the aggregate, would not and would not reasonably be expected to have a Material Adverse Effect or would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger.

     SECTION 3.06      Permits; Compliance.

          (a) Except (i) as disclosed in Section 3.06(a) of the Company Disclosure Schedule; or (ii) to the extent that the lack of possession of any such Company Permits (as defined below), individually or in the aggregate, would not and would not reasonably be expected to have a Material Adverse Effect or would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger; (A) each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), and (B) no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, overtly threatened.

          (b) Except (i) as disclosed in Section 3.06(b) of the Company Disclosure Schedule; or (ii) to the extent such conflicts, defaults or violations, individually or in the aggregate, would not, and would not reasonably be expected to have a Material Adverse Effect or would not, or would not be reasonably likely to, prevent or delay the consummation of the Merger, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, any Company Permits.

     SECTION 3.07      SEC Filings; Financial Statements.

          (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 2000, including (i) all Annual Reports on Form 10-K, (ii) all Quarterly Reports on Form 10-Q, (iii) all proxy statements relating to meetings of stockholders (whether annual or special) and
(iv) all Reports on Form 8-K, (v) all other reports or registration statements (collectively, the "Company SEC Reports"). The Company SEC Reports, as well as all forms, reports and documents to be filed by the Company with the SEC after the date hereof and prior to the Effective Time, (i) were, at the time filed, and, in the case of Company SEC Reports filed after the date hereof, will at the time they are filed be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in each case the published rules and regulations of the SEC thereunder, each as applicable to such Company SEC Reports and (ii) did not as of the time they were filed, and in the case of such forms, reports and documents filed by the Company with the SEC after the date of this Agreement, will not as of the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were and will be made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act. To the knowledge of the Company, there is no material unresolved violation of the Exchange Act or the published rules and regulations of the SEC asserted by the SEC with respect to the Company SEC Reports.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with the published rules and regulations of the SEC and United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and each presented at the time they were filed or, in the case of Company SEC Reports filed after the date hereof, will present fairly at the time they are filed, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which are not expected to be material, individually or in the aggregate). The balance sheet of the Company contained in the Company SEC Reports as of June 30, 2001 is hereinafter referred to as the "Company Balance Sheet".

          (c) The Company has heretofore furnished to Buyer a complete and correct copy of any effective amendments or modifications (which have not yet been filed with the SEC but which are required to be filed) to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 3.08 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in Section 3.08 of the Company Disclosure Schedule, or actions expressly contemplated by this Agreement, from the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or that would, or would reasonably be likely to, prevent or delay the consummation of the Merger;

          (ii) any authorization, declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase or redemption for value by the Company of any Company Capital Stock;

          (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) any issuance by the Company or any Company Subsidiary of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for the issuance of any shares of Company Common Stock pursuant to the exercise of any stock options pursuant to the Company Option Plans, the exercise of any Scheduled Options or the exercise of Company Warrants;

          (v) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in their compensation, except to the extent required under employment agreements in effect as of the date of the Company Balance Sheet, or with respect to employees (other than directors, officers or regional vice presidents) in the ordinary course of business consistent with prior practice and except for Company Stock Options that are reflected as outstanding in clause (vii) of Section 3.03(a) hereof, (B) any granting by the Company or any Company Subsidiary to any current or former director, officer or regional vice president of any increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the Company Balance Sheet or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or regional vice presidents) that were entered into in the ordinary course of business consistent with prior practice;

          (vi) any termination of employment or departure of any officer or regional vice president of the Company or any Company Subsidiary;

          (vii) any entry by the Company or any Company Subsidiary into any commitment or transaction material to the Company and the Company Subsidiaries taken as a whole;

          (viii) any material revaluation by the Company of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable);

          (ix) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in U.S. GAAP;

          (x) any elections with respect to Taxes (as defined in Section 3.15 hereof) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund;

          (xi) any occurrence of any action or event described in Section 5.01(b)(i) - (iii), (vi)-(x), (xii), (xiv)-(xv); or

          (xii) any agreement by the Company or any Company Subsidiary to take any of the actions described in this Section 3.08 except as expressly contemplated by this Agreement.

     SECTION 3.09 Absence of Litigation. Except as specifically disclosed in the Filed Company SEC Documents or in Section 3.09 of the Company Disclosure Schedule, (i) there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of the Company, overtly threatened against the Company or any Company

Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, that, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect, or would, or would be reasonably likely to, prevent or delay the consummation of the Merger (and the Company is not aware of any basis for any such Action); nor (ii) is there any Judgment outstanding against the Company or any Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or that would, or would reasonably be likely to, prevent or delay the consummation of the Merger.

     SECTION 3.10      Employee Benefit Matters.

          (a) Section 3.10(a) of the Company Disclosure Schedule lists each Employee Benefit Plan other than those Employee Benefit Plans set forth in the Company SEC Documents. The Company has delivered or made available to Buyer correct and complete copies of the plan documents and of any summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report (for which annual reports are required), and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) conforms in all material respects to, and is being administered and operated in material compliance with, the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), the Code, and other applicable Laws.

          (ii) Except as set forth in Section 3.10(a)(ii) of the Company Disclosure Schedule, all required reports and descriptions (including Form 5500 Annual Reports and PBGC-l's) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code
     Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

          (iii) Except as set forth in Section 3.10(a)(iii) of the Company Disclosure Schedule, the Company and each Company Subsidiary has made all contributions which are due under each Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (iv) Except as set forth in Section 3.10(a)(iv) of the Company Disclosure Schedule, any Employee Benefit Plan that is intended to be qualified under Code Section 401(a) and exempt from tax under Code Section 501(a) has been determined by the Internal Revenue Service to be so qualified or exempt and, to the knowledge of the Company, no reason currently exists for such determination to be revoked.

          (b) No Employee Pension Benefit Plan is, or since July 1, 1996 has been, subject to Title IV of ERISA and none of the Company, the Company Subsidiaries or any member of the Controlled Group of Corporations that includes the Company and the Company Subsidiaries since July 1, 1996 has incurred or has any reason to expect that any of the Company and the Company Subsidiaries will incur, any liability (contingent or otherwise) (or to the knowledge of the Company and the Company Subsidiaries on or prior to July 1, 1996 has incurred any liability (contingent or otherwise) but only to the extent any such liability (contingent or otherwise) continues past June 30, 1996) to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability, contingent or otherwise) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (c) There have been no Prohibited Transactions involving any such Employee Benefit Plan that could subject the Company or any Company Subsidiary to any material penalty or material tax imposed under the Code or ERISA. There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any Employee Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Benefit Plan, alleging any breach of fiduciary duty on the part of the Company or any Company Subsidiary under ERISA or any other applicable regulations, or claiming benefits payments other than those made in the ordinary operation of such plans.

          (d) Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has or since January 1, 1996 has had an obligation to contribute to any Multiemployer Plan, and to the knowledge of the Company and the Company Subsidiaries, prior to January 2, 1996, neither the Company nor any Company Subsidiary has become subject to an obligation to contribute to any Multiemployer Plan other than such obligations satisfied prior to July 1, 1996.

          (e) Except as set forth in Section 3.10(e) of the Company Disclosure Schedule, none of the Company and the Company Subsidiaries maintains or since January 1, 1996 has maintained or been required to contribute to any Employee Welfare Benefit Plan (and, to the knowledge of the Company and the Company Subsidiaries, none of the Company and Company Subsidiaries, prior to July 1, 1996 maintained or have been required to contribute to any Employee Welfare Benefit Plan, other than any such plans where the Company and Company Subsidiaries did not have any liability in respect of after June 30, 1996) providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

          (f) No binding promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of the Company or any Company Subsidiary which is not reflected in the documentation provided or made available to Buyer has been made.

          (g) Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, the transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Company or any of the Company Subsidiaries.

          (h)   For purposes of this Agreement:

          (i) "Controlled Group of Corporations" has the meaning set forth in Code Section 1563.

          (ii) "Employee Benefit Plan" means any material "employee benefit plan" as defined in Section 3(3) of ERISA and any profit sharing, stock option, stock purchase, equity, stock appreciation, incentive deferred compensation, severance plan, material fringe benefit, material bonus or other material benefit plan (other than any agreements referred to in Section 3.11(a)(i) hereof), sponsored or maintained by the Company or any Company Subsidiary or for which the Company or any Company Subsidiary may have any liability.

          (i) "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

          (ii) "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

          (iii) "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

          (iv)  "PBGC" means the Pension Benefit Guaranty Corporation.

          (v)   "Prohibited Transaction" has the meaning set forth in ERISA
     Section 406 and Code Section 4975.

     SECTION 3.11    Material Contracts.

          (a) Subsections (i) through (viii) of Section 3.11(a) of the Company Disclosure Schedule contain a list of the following types of contracts and agreements (including all amendments thereto) to which the Company or a Company Subsidiary is currently a party, other than those contracts and agreements listed as exhibits in the Company's Form 10-K for the fiscal year ended June 30, 2001 (such contracts, agreements and arrangements as are required to be set forth in Section 3.11(a) of the Company Disclosure Schedule, together with all contracts, agreements and arrangements of the Company or any Company Subsidiary required to be set forth in Section 3.10(a) of the Company Disclosure Schedule or listed or required to be listed as exhibits in the Company's Form 10-K for the fiscal year ended June 30, 2001, being the "Company Material Contracts"):

          (i) all employment, consulting, severance, termination or indemnification agreements between the Company or any Company Subsidiary and any director, officer or regional vice president of the Company or any Company Subsidiary;

          (ii) all contracts, credit agreements, indentures and other similar agreements evidencing outstanding or currently available indebtedness, including guaranties, of more than $500,000 individually to unaffiliated third parties;

          (iii) all agreements under which the Company or any Company Subsidiary has advanced or loaned any funds in excess of $100,000 individually other than to the Company or to any wholly-owned Subsidiary of the Company;

          (iv)  all joint venture or other similar material agreements;

          (v) all real property lease agreements with annual lease payments in excess of $200,000 (exclusive of common area maintenance fees and Taxes) individually and all other lease agreements with annual lease payments in excess of $200,000 individually;

          (vi) agreements that are currently in effect under which the Company has granted any Person registration rights (including demand and piggy-back registration rights), preemptive rights, redemption rights, subscription rights, rights of first refusal, purchase options or call options with respect to the capital stock of the Company or any Company Subsidiary;

          (vii) all written or material oral contracts and agreements with Affiliates of the Company or any Company Subsidiary.

          (b) Except as set forth in Section 3.11(b) of the Company Disclosure Schedule, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or would not, or would not reasonably be likely to prevent or delay the consummation of the Merger, (i) each Company Material Contract is a legal, valid and binding agreement enforceable against the Company or Company Subsidiary that is a party thereto and, to the Company's knowledge, the other parties thereto, in accordance with its terms and (ii) neither the Company nor any Company Subsidiary is in violation or default, or has received notice that it is in violation or default, under any Company Material Contract and (iii) to the Company's knowledge no other party is in default under any Company Material Contract. The Company has provided the Buyer with, or made available to the Buyer, copies of all Company Material Contracts.

     SECTION 3.12 Environmental Matters. To the knowledge of the Company, except as described in Section 3.12 of the Company Disclosure Schedule: (a) the Company and the Company Subsidiaries are not in violation of any Environmental Law applicable to any of them; (b) neither the Company nor any of the Company Subsidiaries are liable for any off-site contamination by Hazardous Substances;
(c) the Company and the Company Subsidiaries have all permits, licenses and other authorizations required under any Environmental Law ("Environmental Permits"); (d) the Company and the Company Subsidiaries are in compliance in all material respects with their Environmental Permits; and (e) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Entities or third parties, pursuant to any applicable Environmental Law or Environmental Permit, except in each such case for Section 3.12(a) through (e), for such matters that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or that would not, or would not reasonably be likely to, prevent or delay the consummation of the Merger. To the knowledge of the Company, none of the properties currently or formerly owned, leased or operated by the Company or the Company Subsidiaries are contaminated with any Hazardous Substance except for such contamination that has not had and would not reasonably be expected to have a Material Adverse Effect. None of the Company or the Company Subsidiaries has received written notice of a violation of, or any liability under, any Environmental Law (whether with respect to properties presently or previously owned or used). The Company and the Company Subsidiaries have made available to Buyer all material environmental audits, reports and other environmental documents relating to their properties, facilities or operations which are in their possession or control. Neither the Company nor any of the Company Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, handled, or released any substance, or owned or operated its business or any property or facility in a manner that has given or would reasonably be expected to give rise to any Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has arranged for the disposal or treatment or for the transportation for disposal or treatment, of any substance at any off-site location where such arrangement has had or would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.13 Title to Properties; Absence of Liens and Encumbrances. Except as described in Section 3.13(a) of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its respective properties and assets, real, personal and mixed, owned, used or held for use in its business, free and clear of any Liens except (i) statutory liens, security interests, mortgages, charges or encumbrances arising out of operation of law with respect to a liability incurred in the ordinary course of business and which is not delinquent or is not material, (ii) such liens, security interests, mortgages, charges or encumbrances and other imperfections of title as do not materially detract from the value or impair the use of the property subject thereto, provided that there are adequate reserves for any such liens, security interests, mortgages, charges or encumbrances set forth on the face of the Company Balance Sheet to the extent such liens, security interests, mortgages, charges or encumbrances are required to be reserved for in accordance with GAAP, (iii) liens for Taxes not yet subject to penalties for nonpayment of which are being actively contested in good faith by appropriate proceedings, provided that there are adequate reserves for any such liens set forth on the face of the Company Balance Sheet, (iv) mechanics', materialmen's, workmen's, warehousemen's, carrier's repairmen's, landlords' or other like liens and security obligations that are not delinquent or that are not material and (v) as reflected in the financial statements contained in the Filed Company SEC Documents. Except as described in Section 3.13(b) of the Company Disclosure Schedule, the Company neither owns nor leases any real property. The real property listed in Sections 3.13(a) and 3.13(b) of the Company Disclosure Schedule constitutes all of the real property used, leased or occupied by the Company or any Company Subsidiary as of the date hereof.

     SECTION 3.14   Intellectual Property.

          (a)   To the knowledge of the Company, (i) except as set forth in
Section 3.14(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries own or otherwise have the right to use all Intellectual Property necessary for the operation of the

Company's business as presently conducted and (ii) each item of Intellectual Property owned or used by the Company or any Company Subsidiary will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing, in either case except where the inability to own or use such Intellectual Property would not have or would not reasonably be expected to have a Material Adverse Effect and in either case with the exception that no representations or warranties are made with respect to commercial licensed computer software, databases, or systems or to software or databases which were developed solely for the Company and are not material to the Company's operations. Except as set forth in Section 3.14(a) of the Company Disclosure Schedule, the Company is not in receipt of any pending written claims that its use or the use by any Company Subsidiary of the Intellectual Property currently used in operating its properties or carrying on its business as presently conducted infringes any Intellectual Property rights of a third party, and has not made any pending written claims that any third party has infringed the Intellectual Property rights of the Company, except where such claim of infringement would not have or would not reasonably be expected to have a Material Adverse Effect. Section 3.14(a) of the Company Disclosure Schedule sets forth an accurate list of each material patent, registered trademark and service mark, and registered copyright owned by the Company.

          (b) The Company and the Company Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their material trade secrets and other confidential Intellectual Property. To the knowledge of the Company, since August 1, 2001 (i) there has been no misappropriation or improper disclosure of any material trade secrets or other confidential Intellectual Property of the Company or any Company Subsidiary by any Person, (ii) no employee of the Company or any Company Subsidiary has misappropriated any material trade secrets of any other Person in the course of such performance as an employee, and (iii) no employee of the Company or any Company Subsidiary is in material default or material breach of any term of any provision relating to trade secrets or confidential Intellectual Property in the employment agreements, non-disclosure agreements, or assignment of invention agreements listed in Section 3.11(a)(i) 3-11 of the Company Disclosure Schedule.

    SECTION 3.15   Taxes.

          (a) Each of the Company and the Company Subsidiaries has filed on a timely basis all Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been timely paid in full, except for any Taxes being contested in good faith as described in Section 3.15(a) of the Company Disclosure Schedule, to the extent they are reflected as a reserve for current tax liability on the Company Balance Sheet. The Company and the Company Subsidiaries have complied with all requirements for timely extensions to file Tax Returns. No claim has been made in writing by an authority in a jurisdiction where any of the Company and the Company Subsidiaries does not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no material liens or other encumbrances on any of the assets of any of the Company and the Company Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and the Company Subsidiaries has complied in all material respects with all reporting requirements and has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no ongoing dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company or the Company Subsidiaries either (i) claimed or raised by any authority in writing or
(ii) as to which the Company has knowledge based upon contact with any such authority. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, (i) none of the federal, state, local, and foreign income Tax Returns filed with respect to the Company and the Company Subsidiaries have been the subject of an audit for any taxable year beginning after December 31, 1998 and
(ii) none are currently the subject of audit or notice of intention to audit. The Company has delivered or made available to Buyer correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and the Company Subsidiaries for the last three taxable years.

          (d) None of the Company or any of the Company Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension remains outstanding.

          (e) Since December 31, 1998, none of the Company or any of the Company Subsidiaries is or has been a party to any Tax allocation or sharing agreement or a member of an Affiliated Group filing a consolidated federal income Tax Return (other than the Affiliated Group the common parent of which is the Company). The Company does not have any Liability for the Taxes of any Person other than the Company and the Company Subsidiaries under Treas. Reg.
Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract, or otherwise.

          (f) None of the Company or any of the Company Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the Company and the Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (each a "Contract") that as a result of either prior transactions or the Merger could obligate it to make any payments that will not be deductible under Code Sections 162(m) or 280G or that will be subject to an excise tax under Code Section 4999.

          (g) None of the Company or any of the Company Subsidiaries has been a "distributing corporation" or a "controlled corporation" in connection with a distribution that the parties involved treated as described in Section 355 of the Code within the past two years.

          (h) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings that have continuing effect have been entered into or issued by any taxing authority with or in respect of the Company or any Company Subsidiary.

          (i) To the Company's knowledge, the unpaid Taxes of the Company and the Company Subsidiaries (1) did not, as of June 30, 2001, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Company Balance Sheet (rather than in any notes thereto) and (2) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company and the Company Subsidiaries in filing their Tax Returns.

          (j)   For the purposes of this Agreement:

          (i) "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign Law.

          (ii) "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (iii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     SECTION 3.16 Insurance. Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list of all material insurance policies in force naming the Company, or, to the Company's knowledge, any Company Subsidiary or directors or executive officers thereof as a loss payee, for which the Company or, to the Company's knowledge, any Company Subsidiary has paid or is obligated to pay all or part of the premiums. Except as set forth on Section
3.16 of the Company Disclosure Schedule neither the Company nor any Company Subsidiary has received written notice of any pending or overtly threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and to the Company's knowledge, each of the Company and the Company Subsidiaries is in compliance with all material conditions contained therein.

     SECTION 3.17   State Takeover Statutes; Company Rights Agreement.

          (a) The Company has taken such actions, if any, as it reasonably determined necessary for the consummation of the Transactions under Section 203 of the DGCL and to permit Buyer, Gryphon Partners II, L.P., Cadigan Investment Partners, Inc., the Rollover Stockholders and their respective spouses, associates, affiliates and subsidiaries, or any combination thereof, to become "interested stockholders" (within the meaning of Section 203 of the DGCL), in connection with developing agreements, arrangements or understandings among themselves relating to the participation of all or any of them in the Transactions and by taking any and all actions relating to the consummation of, and by consummating, the Transactions.

          (b) Except for the Company Rights Agreement, neither the Company nor any of the Company Subsidiaries is a party to any "stockholder rights" plan or any similar anti-takeover plan or device. The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement and the transactions contemplated hereby and (ii) ensure that (A) neither Buyer nor any of its stockholders, Affiliates or associates, or any Rollover Stockholders is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement or the Merger, (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement or the Merger and (C) the Company Rights shall expire immediately prior to the Effective Time.

     SECTION 3.18 Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents or in Section 3.18 of the Company Disclosure Schedule, to the Company's knowledge the Company and the Company Subsidiaries are in compliance with all Laws applicable to the Company or the Company Subsidiaries or by which any property or asset of the Company or any Company Subsidiary is bound or affected, including those relating to labor and employment, occupational health and safety and the environment, except where such noncompliance would not and would not reasonably be expected to have a Material Adverse Effect or would not, or would not reasonably be likely to, delay the consummation of the Merger. Except as set forth in the Filed Company SEC Documents or in Section 3.20 of the Company Disclosure Schedule, to the Company's knowledge neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law, which failure to be in compliance remains uncured.

     SECTION 3.19 School Licenses. Except as set forth in Section 3.19 of the Company Disclosure Schedule, to the Company's knowledge, the Company and each of the Company Subsidiaries possess and are in compliance with all school licenses necessary to operate its facilities and conduct its business and have not received any written notices from any Governmental Entity of violations with respect to any such school licenses that remain uncured, except where the failure to possess or be in compliance with any such school licenses, individually or in the aggregate, has not had, or would not reasonably be expected to have a Material Adverse Effect or would not, or would not be reasonably likely to, prevent or delay the consummation of the Merger.

     SECTION 3.20 Opinion of Financial Advisor. The Company has received the written opinion of Legg Mason dated the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by the holders of Company Common Stock and Company Preferred Stock, other than holders of Rollover Shares, is fair to such holders from a financial point of view, and a copy of the signed opinion has been provided to Buyer.

     SECTION 3.21 Brokers. No broker, investment banker, financial advisor or other Person, other than Legg Mason, financial advisor to the Special Committee, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company. The Company has delivered to Buyer a complete and accurate copy of all agreements pursuant to which Legg

Mason is entitled to any fees and expenses payable directly or indirectly by the Company in connection with any of the transactions contemplated by this Agreement.

     SECTION 3.22 Fee and Expense Estimate. Section 3.22 of the Company Disclosure Schedule sets forth a list of the fees and expenses, estimated in good faith as of the date of this Agreement, incurred and to be incurred by the Company and any of the Company Subsidiaries in connection with the transactions contemplated hereby (including without limitation the fees and expenses of Legg Mason and of the Company's legal counsel and accountants) and noting which fees and expenses, if any, have been paid as of the date hereof or accrued as of the date hereof.

     SECTION 3.23 Employees. To the knowledge of the Company, no officer or regional vice president has any plans to terminate employment with the Company or any Company Subsidiaries. The Company and the Company Subsidiaries have not experienced any labor disputes or work stoppages due to labor disagreements. The Company and the Company Subsidiaries are not, nor have any of them ever been, a party to any collective bargaining agreements and to the knowledge of the Company none of the Company or any of the Company Subsidiaries has been the subject of any organizational activity.

     SECTION 3.24 Transactions with Affiliates. Except as set forth in the Filed Company SEC Documents, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.24 of the Company Disclosure Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as the term is used in Rule 144 under the Securities Act), of the Company as of the date of this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrant to the Company that:

     SECTION 4.01 Organization and Qualification; Subsidiaries. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be organized, existing, in good standing or to have such power, authority or governmental approvals would not reasonably be expected to prevent or materially delay the ability of Buyer to consummate the transactions contemplated hereby (a "Buyer Material Adverse Effect"). Buyer is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be likely to have a Buyer Material Adverse Effect.

     SECTION 4.02 Ownership of Buyer; No Prior Activities. Buyer was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Buyer (i) has not conducted, and will not prior to the Effective Time conduct, any business and (ii) has no, and prior to the Effective Time will have no, assets or liabilities, except, in either case, in connection with the Transactions. No shares of Company Common Stock or Company Preferred Stock are held by Buyer or any subsidiary or Affiliates of Buyer. As of the date hereof, the authorized capital stock of Buyer, consists of 3,000 shares of common stock, par value $0.01 per share, 1,000 of which have been validly issued, are fully paid and nonassessable. All of the issued and outstanding capital stock of Buyer is owned by Gryphon Partners II, L.P.

     SECTION 4.03 Authority Relative to this Agreement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     SECTION 4.04   No Conflict; Required Filings and Consents.

          (a) The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Lien upon any of the properties or assets of Buyer under, any provision of (i) its charter, by-laws or other organizational documents, (ii) any Contract to which Buyer is a party or by which any of its respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Buyer or any of its subsidiaries or respective properties or assets, other than, in the case of clauses (ii) and
(iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) if required, compliance with and filing of a pre-merger notification report under the HSR Act, (ii) the filing with the SEC of such reports under
Section 13 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Buyer is qualified to do business, (iv) compliance with and filings under the Laws of any foreign jurisdictions, if and to the extent required, and
(v) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

     SECTION 4.05 Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

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     SECTION 4.06   Financing. Buyer has provided the Company with a commitment letter from (i) BNP Paribas, dated as of the date hereof, (ii) Gryphon Partners II, L.P., dated as of the date hereof and (iii) Cadigan Investment Partners, Inc., dated as of the date hereof (the "Commitment Letters" and the financing to be provided thereunder, the "Financing"). The obligations to fund the commitments under the Commitment Letters are not subject to any condition other than as set forth in the Commitment Letters. Buyer is not aware of any fact or occurrence existing on the date of this Agreement that makes any of the assumptions or statements set forth in the Commitment Letters inaccurate or that causes the Commitment Letters to be ineffective or that precludes the satisfaction of the conditions set forth in the Commitment Letters. The Commitment Letters have been duly executed by Buyer and, to the knowledge of Buyer, all other parties thereto, and are in full force and effect as of the date hereof. All commitment and other fees required to be paid under the Commitment Letters on or prior to the date hereof have been paid.

     SECTION 4.07 Absence of Litigation. There is no Action pending or, to the knowledge of Parent or Buyer, overtly threatened against Parent or Buyer, before any court, arbitrator or Governmental Entity, domestic or foreign, that would, or would reasonably be likely to, prevent or delay the consummation of the Merger (and neither Parent nor Buyer is aware of any basis for any such Action), nor (ii) is there any Judgment outstanding against either Parent or Buyer that would, or would reasonably be likely to, prevent or delay the consummation of the Merger.

     SECTION 4.08 No Agreements or Understandings to Sell Assets or Stock. As of the date of this Agreement, neither Parent nor Buyer is a party to any agreement, arrangement or understanding to sell all or substantially all of the assets of the Surviving Corporation after the Closing or to sell more than 20% of the stock of the Surviving Corporation to be owned by Parent and the Rollover Stockholders.

                                    ARTICLE V
                    CONDUCT OF BUSINESSES PENDING THE MERGER

     SECTION 5.01 Conduct of Business by the Company Pending the Merger. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as specifically contemplated by any other provision of this Agreement, unless Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld (provided, that for purposes of this Section 5.01 only, any assessment as to the unreasonableness of any decision of Buyer to withhold consent shall be made with reference to the perspective of a similarly-situated buyer):

          (a) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (b) the Company shall use all commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, students, suppliers, licensors, licensees and other Persons with which the Company or any Company Subsidiary has significant business relations.

By way of amplification and not limitation, except (x) as contemplated by this Agreement, (y) for transfers of cash among the Company and the Company Subsidiaries pursuant to the Company's existing cash management policies or (z) as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Buyer which consent shall not be unreasonably withheld (provided, that for purposes of this Section 5.01 only, any assessment as to the unreasonableness of any decision of Buyer to withhold consent shall be made with reference to the perspective of a similarly-situated buyer):

          (i) amend or change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

          (ii) transfer, issue, sell, pledge, lease, license, dispose, grant, encumber, or authorize for transfer, issuance, sale, pledge, lease, license, disposition, grant or encumbrance (whether to a third party or any Affiliate) any shares of its stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except (a) for the issuance of shares of Company Common Stock pursuant to the Company Stock Options or Company Warrants outstanding on the date of this Agreement, or (b) the conversion of shares of Company Preferred Stock into Company Common Stock in accordance with the terms of the Company Charter);

          (iii) except with respect to trademarks in the ordinary course of business and consistent with past practice, (a) grant any license in respect of any Intellectual Property of the Company or any Company Subsidiary, (b) develop any Intellectual Property jointly with any third party, or (c) disclose any confidential Intellectual Property of the Company or any Company Subsidiary other than in the ordinary course of business and consistent with past practice unless such Intellectual Property is subject to a confidentiality agreement protecting against any further disclosure;

          (iv) authorize, declare or set aside any dividend payment or other distribution, payable in cash, stock, property or otherwise, with respect to any of its stock other than the payment of dividends required to be paid to holders of Company Preferred Stock;

          (v) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its stock or issue or authorize the issuance of any other securities in respect of, or in lieu of or in substitution for shares of its capital stock;

          (vi) acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets thereof for a purchase price in excess of $250,000;

          (vii) incur any additional indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any Person (other than its subsidiaries consistent with past practice), or make any loans or advances to any Person (other than its subsidiaries and employees consistent with past practice (provided that such loans or advances to employees do not exceed $50,000 in the aggregate)), except for indebtedness under the Company's existing Loan and Security Agreement dated as of March 9, 1999 between the Company, the Company Subsidiaries, Fleet National Bank (in its capacity as Agent) and the other financial institutions signatory thereto, as amended and in effect, incurred in the ordinary course of business and consistent with past practice and for other indebtedness with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $150,000;

          (viii) enter into any contract or agreement requiring the payment, or receipt of payment, of consideration in excess of $100,000 individually or $500,000 in the aggregate, or modify, amend, renew, waive any material provision of, or terminate any existing Company Material Contract, other than in the ordinary course of business consistent with past practice;

          (ix) make or authorize any capital expenditures, other than as set forth in Section 5.01(ix) of the Company Disclosure Schedule;

          (x) waive any stock repurchase or acceleration rights, amend or change the terms of any options, warrants, or restricted stock, or reprice options granted under any Company Option Plan or warrants or, except pursuant to the terms of Company Options or Company Warrants outstanding as of the date hereof with respect to fractional shares, authorize cash payments in exchange for any options granted under any Company Option Plans, any Scheduled Options, or Company Warrants;

          (xi) (a) increase the compensation payable or to become payable to the Company's or any Company Subsidiary's officers or employees, except for increases in salaries or wages accordance with past practices and consistent with current budgets, as disclosed in Section 5.01(xi) of the Company Disclosure Schedule, (b) grant or amend any rights to severance or termination pay to, or enter into or amend any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary (other than the entering into of employment agreements with new employees of the Company (other than new officers or directors) in accordance with the Company's past practice and existing policies) or (c) forgive any indebtedness of any employee of the Company or any Company Subsidiary;

          (xii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $300,000 in the aggregate (not including any amounts covered by insurance not resulting in an increase in the premium under such insurance), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or cancel any indebtedness in excess of $50,000 in the aggregate or waive any claims or rights of substantial value, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

          (xiii) make or revoke any Tax elections, adopt or change any method of Tax accounting, request any ruling or similar determination, enter into any closing agreement or settle any Tax liabilities or take any action (including communications with a Governmental Entity) with respect to the computation of Taxes or the preparation of a Tax Return that is inconsistent with past practice;

          (xiv) take any action, other than as required by U.S. GAAP or by the SEC, with respect to accounting principles or procedures, including, without limitation, any revaluation of assets;

          (xv) establish, adopt, enter into or amend any collective bargaining agreement or Employee Benefit Plan other than in the ordinary course of business consistent with prior practice and except as would not result in any material increase in the amounts payable by the Company or any Company Subsidiary thereunder, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Employee Benefit Plan; or

          (xvi) agree in writing or otherwise to take any of the actions described in clauses (i) through (xv) above.

     SECTION 5.02 Notification of Certain Matters. Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to Buyer, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any representation or warranty contained in this Agreement made by such Person to be untrue or inaccurate or (B) any covenant, condition or agreement contained in this Agreement applicable to such Person not to be complied with or satisfied and (ii) any failure of Buyer or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     SECTION 6.01   Preparation of Proxy Statement; Stockholders Meeting.

          (a) The Company shall, as soon as practicable following the date of execution of this Agreement, prepare and file with the SEC the Proxy Statement in preliminary form (provided that Buyer, and its counsel shall be given reasonable opportunity to review and comment on the Proxy Statement and any amendments thereto prior to its filing with the SEC), and each of the Company and Buyer shall use all commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Buyer promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company

Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall use all commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC. Subject to Section 6.01(d) hereof, unless the Company shall have terminated this Agreement pursuant to Section 8.01(h) the Proxy Statement shall contain the recommendation of the Company Board that the stockholders of the Company vote to adopt and approve this Agreement and the Merger. If requested to do so by Buyer at any time prior to the Company Stockholders Meeting (as defined in Section 6.01(b)) and subject to compliance with applicable Laws, if there shall have been publicly announced an alternative Acquisition Proposal, the Company Board shall within a reasonable period of time following such request, but in no event more than ten business days after such request (and, in any event, prior to the Company Stockholders Meeting) publicly reaffirm such recommendation and/or shall publicly announce that it is not recommending that the stockholders of the Company accept an alternative Acquisition Proposal; provided, however, that if the Company shall fail to reaffirm such recommendation and/or fail to publicly announce that it is not recommending that the stockholders of the Company accept an alternative Acquisition Proposal within such ten business day period following such request, Buyer shall have no more than 30 days to elect to exercise its rights pursuant to Section 8.01(d)(v); provided, further, that the failure of Buyer to exercise its rights pursuant to Section 8.01(d)(v) in one instance shall not be deemed to constitute a waiver of such rights in any other instance.

          (b) The Company shall, as soon as reasonably practicable following the date of execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. Subject to Section 6.01(d) hereof, unless the Company shall have terminated this Agreement pursuant to
Section 8.01(h), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal.

          (c) Buyer shall cause any and all shares of Company Common Stock or Company Preferred Stock owned by Buyer, to be voted in favor of the approval of this Agreement.

          (d) Nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation that the stockholders of the Company vote to adopt and approve this Agreement and the Merger if the Company Board determines in good faith (after consultation with legal counsel) that the failure to take such action would reasonably be expected to constitute a breach by the Company Board of its fiduciary duties to the Company's stockholders under applicable Law. Unless this Agreement shall have been terminated in accordance with its terms, nothing contained in this Section 6.01(d) shall limit the Company's obligation to convene and hold the Company Stockholders Meeting (regardless of whether the Company Board's recommendation shall have been withheld, withdrawn, amended or modified).

          (e) None of the information supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement or a Statement on Schedule 13E-3 ("Schedule 13E-3") shall, at (i) the time filed with the SEC, in the case of the Schedule 13E-3, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, in the case of the Proxy Statement, (iii) the time of Company's Stockholders' Meetings, in the case of each of the Schedule 13E-3 and the Proxy Statement, in each case as then amended or supplemented, and (iv) the Effective Time, in the case of each of the Schedule 13E-3 and the Proxy Statement, in each case as then amended or supplemented, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Buyer, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E-3 should be discovered by Buyer, Buyer shall promptly inform the Company thereof. All documents that Buyer is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (f) None of the information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or a Schedule 13E-3 shall, at (i) the time filed with the SEC, in the case of the Schedule 13E-3, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, in the case of the Proxy Statement, (iii) the time of Company's Stockholders' Meetings, in the case of each of the Schedule 13E-3 and the Proxy Statement, in each case as then amended or supplemented, and (iv) the Effective Time, in the case of each of the
Schedule 13E-3 and the Proxy Statement, in each case as then amended or supplemented, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, that should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E-3 should be discovered by the Company, the Company shall promptly inform Buyer. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

     SECTION 6.02 Access to Information; Confidentiality. The Company shall, and shall cause each Company Subsidiary to afford to Buyer, and to Buyer's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, promptly make available to Buyer such information concerning its business, properties, assets, customers, consultants and personnel as Buyer may reasonably request. The Company hereby consents, and shall cause each Company Subsidiary to consent, to Buyer and Buyer's officers, employees, accountants, counsel, financial advisors, financing sources and other representatives contacting, in a reasonable fashion, real estate developers and landlords of the Company and such Company Subsidiary and will, upon reasonable notice from Buyer, request such real estate developers and landlords to cooperate during normal business hours during the period prior to the Effective Time with any reasonable requests made by or on behalf of Buyer. Subject to the requirements of Law, Buyer shall, and shall cause its officers, employees, agents, consultants and affiliates to, hold all information obtained pursuant to this Agreement in confidence under the Buyer Confidentiality Agreement, and in the event of termination of this Agreement for any reason, Buyer shall promptly comply with its obligations under the Buyer Confidentiality Agreement.

      SECTION 6.03 No Solicitation of Transactions.

           (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement in accordance with Section 8.01 hereof, except as provided in clause (b) below, the Company shall not, and shall not permit any of the Company Subsidiaries to directly or indirectly, initiate, solicit, negotiate, encourage or provide nonpublic confidential information to facilitate, and the Company shall, and shall use its reasonable best efforts to cause any officer, director or employee of the Company, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or any of the Company Subsidiaries, not to directly or indirectly initiate, solicit, negotiate, encourage or provide nonpublic or confidential information to facilitate, any proposal or offer to acquire any part of the business or properties of the Company constituting 30% or more of the net revenues, net income or the assets of the Company or more than 30% of the capital stock of the Company (including any capital stock then owned by the Person or group making such offer or proposal), whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise and whether for cash, securities or any other consideration or combination thereof (any such transaction being referred to herein as an "Acquisition Transaction"). The Company immediately shall cease and cause to be terminated all activities, discussions or negotiations with any parties with respect to any Acquisition Proposal as defined below.

           (b) Notwithstanding the provisions of clause (a) above, the Company Board or the Special Committee may:

           (i) furnish information to any Person in response to an unsolicited written bona fide offer or proposal with respect to an Acquisition Transaction (an "Acquisition Proposal") if, and only to the extent that
      (I) the Company Board or the Special Committee determines, in good faith and after consultation with its independent financial advisor and legal counsel, that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as hereinafter defined); (II) prior to furnishing such information to such Person, the Company provides written notice to Buyer to the effect that it is furnishing such information to such Person (which notice shall be in compliance with clause (c) of this Section 6.03); and (III) the Company Board or the Special Committee receives, prior to furnishing any such information to such Person, an executed confidentiality agreement (a "Confidentiality Agreement") which does not contain exclusivity provisions which would prevent the Company from complying with its obligations hereunder and which is substantially similar to the confidentiality agreement between the Company and Cadigan Investment Partners dated November, 2001 (the "Buyer Confidentiality Agreement").

           (ii) engage in discussions or negotiations with any Person in response to an Acquisition Proposal if, and only to the extent that (I) the Company Board or the Special Committee determines, in good faith and after consultation with its independent financial advisor and legal counsel, that such Acquisition Proposal is, or could reasonably be expected to lead to, a Superior Proposal (as hereinafter defined); (II) the Company Board or the Special Committee determines in good faith (after consultation with legal counsel) that the failure to engage in discussions or negotiations with such person could reasonably be expected to constitute a breach by the Company Board or the Special Committee of its fiduciary duties to the Company's stockholders under applicable Law; (III) prior to engaging in discussions or negotiations with such Person, the Company provides written notice to Buyer to the effect that it is engaging in discussions or negotiations with such Person (which notice shall be in compliance with clause (c) of this Section 6.03 and shall identify the material terms of the proposal (if different from any notice previously provided)); and (IV) if not previously obtained, the Company Board or the Special Committee receives, prior to engaging in discussions or negotiations with such Person, a Confidentiality Agreement.

           (iii) (A) approve, recommend, or propose to approve or recommend any Acquisition Proposal, (B) cause the Company to accept any Acquisition Proposal and/or (C) enter into any letter of intent, acquisition agreement or other similar agreement or arrangement to consummate an Acquisition Proposal, if and only to the extent that (I) the Company Board or the Special Committee determines, in good faith and after consultation with its independent financial advisor and legal counsel, that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined);
      (II) the Company Board or the Special Committee determines in good faith (after consultation with legal counsel) that the failure to take such action would reasonably be expected to constitute a breach by the Company Board or the Special Committee of its fiduciary duties to the Company's stockholders under applicable Law; and (III) prior to taking such action, the Company complies with the requirements contained in clause (c) of this
      Section 6.03.

For purposes of this Agreement, "Superior Proposal" shall mean a bona fide Acquisition Proposal made by a third party (A) that the Company Board or the Special Committee determines in its good faith judgment (after consultation with its financial advisor) to be more favorable to the Company's stockholders (other than the Rollover Stockholders) from a financial point of view than the Merger (after taking into account any adjustment to the terms of this Agreement and the transactions contemplated hereby proposed by Buyer in response to such Acquisition Proposal), (B) that is expected to result in the acquiring person or group and any of its or their respective Affiliates owning more than eighty-five percent of the outstanding shares of Company Common Stock and Company Preferred Stock (including any capital stock of the Company then owned by such person or group) or substantially all of the assets of the Company, and (C) that the Company Board or the Special Committee determines in its good faith judgment is reasonably likely to be consummated, taking into account all legal and regulatory aspects of the proposal and all contingencies (including, without limitation, any financing contingencies) of the proposal. The Company's Board of Directors may take and disclose to the Company's stockholders a position required by Rule 14e-2 under the Exchange Act. It is understood and agreed that negotiations and other activities conducted in accordance with this paragraph (b) shall not constitute a violation of paragraph
(a) of this Section 6.03.

           (c) The Company shall notify Buyer orally within one business day and in writing within two business days after receipt of any Acquisition Proposal, indication of interest or request for nonpublic information relating to the Company or a Company Subsidiary in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Company Subsidiary by any Person or group that informs the Board of Directors of the Company or such Company Subsidiary or the Special Committee that it is considering making, or has made, an Acquisition Proposal. Such notice to Buyer shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall use its reasonable efforts to keep Buyer informed of the status and details (including any change to the terms thereof) of any such Acquisition Proposal. In addition, in the event the Company intends to take any actions set forth in clause
(b)(iii) of this Section 6.03 in connection with a Superior Proposal, the Company will notify Buyer in writing at least three business days prior to taking such action, which notice will identify and detail the proposed terms of such Superior Proposal. The Company may only take any action set forth in clause
(b)(iii) of this Section 6.03 with respect to such Superior Proposal if (a) the proposal continues to be a Superior Proposal in light of any improved transaction proposed by Buyer prior to the expiration of the three business day period and (b) the Company terminates the agreement in accordance with Section 8.01(h) of this Agreement and complies with Section 8.03(b) of this Agreement.

      SECTION 6.04 Directors' and Officers' Indemnification and Insurance.

           (a) Buyer shall, to the fullest extent permitted by Law, cause the Surviving Corporation (from and after the Effective Time) to honor all of the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and the Company Subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-Laws, the contractual obligations set forth on Schedule 6.04 or the DGCL and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-Laws, any such contractual obligations and the DGCL from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification under this Section 6.04(a), such director or officer shall be entitled to reimbursement from the Surviving Corporation for reasonable attorney's fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment unless it shall be adjudicated that such current or former director or officer was entitled to such payment.

           (b) The Company shall maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage. From and after the Effective Time and for a period of six years after the Effective Time, Buyer shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Buyer may substitute therefore policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insureds) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Buyer shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Buyer shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Buyer that the last annual premium paid prior to the date of this Agreement was $66,183.

           (c) The Certificate of Incorporation or By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in Article 4 of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company (and during such period the Certificate of Incorporation of the Surviving Corporation shall not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying any such provisions of the By-Laws).

           (d) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section 6.04, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of Law or otherwise, the obligations set forth in this Section 6.04.

     SECTION 6.05 Further Action; Consents; Filings.

           (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and
(iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated hereby and to carry out fully the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and the Company Board shall, at the request of Buyer: (i) take all action within its power reasonably requested by Buyer as necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the transactions contemplated hereby, and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the transactions contemplated hereby, take all action within its power (unless the taking of such action would reasonably be expected to be a breach of its fiduciary obligations to the Company's stockholders), reasonably requested by Buyer as necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the transactions contemplated hereby. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

           (b) Buyer and the Company shall file as soon as practicable after the date of this Agreement any required notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests that may be made pursuant to the HSR Act for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

      SECTION 6.06 Public Announcements. Buyer, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements (including any filings with any federal or state governmental or regulatory agency or with the NASDAQ National Market) with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange.

      SECTION 6.07 Certain Employee Benefits Matters. For a period of one year following the Effective Time and effective upon the Merger, Buyer shall, or shall cause the Surviving Company to, provide medical, 401(k), life and disability benefits and cash compensation to Surviving Company employees (except to the extent that any such employee is party to a contract covered by Section 3.11(a)(i) that governs such compensation and benefits) that, in the aggregate, are comparable to the medical, 401(k), life and disability benefits and cash compensation (other than employee benefit plans, programs, contracts or arrangements providing for stock options, stock purchase rights, restricted stock, phantom stock or other stock-based compensation) customarily provided to the similarly situated employees of comparable companies engaged in for-profit businesses substantially similar to that of the Company and the Company Subsidiaries.

     SECTION 6.08 Rights Agreement. The Company Board has taken all action in order to render the Company Rights inapplicable to the transactions contemplated hereby (including, without limitation, the execution and delivery of the Voting Agreements set forth in Exhibit 1 hereto). Except as approved in writing by Buyer, the Company Board shall not (i) authorize, approve or effectuate any amendment to the Company Rights Agreement, (ii) authorize, approve or effectuate any redemption of the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case to permit or facilitate the consummation of any Acquisition Proposal unless this Agreement has been terminated in accordance with the terms and conditions set forth herein.

     SECTION 6.09 Stockholder Litigation. The Company shall give Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to this Agreement or the transactions contemplated hereby; provided, however, that Buyer shall have the right to prevent the Company from entering into any such settlement without Buyer's consent, which consent shall not be unreasonably withheld or delayed.

     SECTION 6.10 Solvency. Buyer shall deliver to the Company a certificate from the Chief Financial Officer of the Surviving Corporation, dated as of the Closing Date, to the effect that, immediately after the Effective Time and after giving effect to the Merger, the Financing and the other transactions contemplated in connection therewith (and any changes in the Surviving Corporation's assets and liabilities as a result thereof) the Surviving
Corporation: (i) will be solvent (i.e., in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) will not have unreasonably small capital with which to engage in its business; and (iii) will not have incurred and does not plan to incur debts beyond its ability to pay as they become absolute and matured.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

     SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following conditions:

           (a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

           (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, injunction, executive order or award (an "Order") that is then in effect or pending and has, or would have, the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

           (c) Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act and any foreign regulations, if any, shall have expired or been terminated or obtained.

           (d) Consents and Authorizations from Governmental Entities. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained and made with all Governmental Entities.

           (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity that seeks to prevent the consummation of the transactions contemplated by this Agreement.

     SECTION 7.02 Conditions to the Obligations of Buyer . The obligations of Buyer to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

           (a)  Representations and Warranties.

           (i) Each of the representations and warranties of the Company contained in Sections 3.03, 3.04, 3.17 and 3.21 of this Agreement (A) that do not have materiality or Material Adverse Effect qualifications shall be true and correct in all material respects as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date and (B) that have materiality or Material Adverse Effect qualifications shall be true and correct in all respects as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters as of a particular date shall remain true and correct in all respects as of such date; and

           (ii) each of the representations and warranties of the Company contained in this Agreement and not listed in clause (i) above shall be true and correct as of the Closing Date, as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date except where the failure of any of the representations and warranties either at the Closing Date or as of such particular date would not and would not reasonably be expected to have a Material Adverse Effect and would not and would not be reasonably likely to prevent or delay consummation of the Merger, (provided, that for purposes of this Section 7.02(a)(ii) only, any materiality or Material Adverse Effect qualifications to the representations and warranties shall be disregarded).

Buyer shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company as to the satisfaction of the conditions set forth in this Section 7.02(a).

           (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Buyer shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of the Company to that effect.

           (c) Consents. The consents, approvals and authorizations from third parties listed on Schedule 7.02(c) required as a result of the transactions contemplated by this Agreement or the Merger shall have been obtained or Buyer shall be reasonably satisfied that such consents, approvals and authorizations are not required.

           (d) Material Adverse Effect. There shall have been no circumstance, event, occurrence, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect since the date of this Agreement.

           (e) Actions. No Action shall have been brought and remain pending by any Governmental Entity or other Person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

           (f) Financing. The Financing contemplated in the Commitment Letters shall have been consummated on the terms set forth therein; provided, however, that in the event the Financing contemplated in the Commitment Letters shall not have been consummated on the terms set forth therein, the Buyer shall have used commercially reasonable efforts to obtain financing with no greater cost of capital to the Buyer and other terms no less favorable in the aggregate to the Buyer than the terms contained in the Commitment Letters, in order to consummate the Merger and the transactions contemplated hereby.

           (g) Certified Copies. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Company Board on August 5, 2002 and the Special Committee on August 5, 2002 authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) Company Charter and Company By-Laws and (iii) the tabulation of the stockholder vote taken at the Stockholders Meeting.

     SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Effective Time of the following additional conditions:

           (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date except where the failure of any of the representations and warranties either at the Closing Date or as of such particular date would not and would not reasonably be expected to have a Buyer Material Adverse Effect, (provided, that for purposes of this Section 7.03(a) only, any materiality or Buyer Material Adverse Effect qualifications to the representations and warranties shall be disregarded), and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Buyer to that effect.

           (b) Agreements and Covenants. Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Buyer to that effect.

           (c) Certified Copies. At the Closing, Buyer shall deliver certified copies of (i) the resolutions duly adopted by Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby applicable to it and the Transactions, (ii) the resolutions duly adopted by Buyer's stockholders approving this Agreement and the Transactions, and (iii) the certificate of incorporation and the by-laws of Buyer.

           (d) Solvency Certificate. The Company shall have received a certificate in form and substance satisfactory to the Company, to the effects set forth in Section 6.10 hereof.

                                  ARTICLE VIII
                   TERMINATION, AMENDMENT, WAIVER AND EXPENSES

     SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

           (a) by mutual written consent duly authorized by the Boards of Directors of each of Buyer and the Company;

           (b) by either Buyer or the Company, if the Effective Time shall not have occurred on or before December 5, 2002; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose improper action or failure to act has caused the failure of the Merger to occur on or before such date;

           (c) by either Buyer or the Company, if there shall be any Law or Order of a Governmental Authority which is final and nonappealable preventing the consummation of the Merger;

           (d) by Buyer if (X) the Company Board or the Special Committee (i) withdraws or modifies in a manner adverse to Buyer, or publicly resolves to withdraw or modify in a manner adverse to Buyer, its approval or recommendation of this Agreement or the Merger, (ii) fails to recommend to the Company's stockholders that they approve the Merger and give the Company Stockholder Approval, (iii) publicly approves or recommends, or resolves to approve or recommend, any alternative Acquisition Proposal, (iv) enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Proposal, or (v) fails to reconfirm the recommendation referred to in clause (ii) above if requested in accordance with the applicable provisions of Section 6.01(a), or fails to publicly announce (in accordance with the applicable provisions of Section 6.01(a)) that the Company Board is not recommending any alternative Acquisition Proposal, (Y) the Company shall have materially or Intentionally breached its obligations under Section 6.03, or (Z) a tender offer or exchange offer for 30% or more of the outstanding shares of the Company Common Stock (assuming conversion of the Company Preferred Stock and taking into consideration any shares of Company Common Stock and/or Company Preferred Stock already held by the Person or group commencing such tender or exchange offer) is commenced, and the Board of Directors or the Special Committee of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders) within ten business days from the commencement thereof; provided that Buyer's right to terminate pursuant to this clause (Z) shall expire if not exercised within 30 days of such failure;

           (e) by either Buyer or the Company if this Agreement shall fail to receive the requisite vote for approval at the Company Stockholders' Meeting duly called and held in accordance with Section 6.01(b) hereof;

           (f) prior to the Effective Time, by Buyer upon a breach of any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth either in Section 7.02(a) or 7.02(b) hereof would not be satisfied; provided, that the termination right pursuant to this clause (f) shall not be available if such breach shall have been cured within 15 days of notification by Buyer to the Company of such breach or such breach is otherwise waived by Buyer;

           (g) prior to the Effective Time, by the Company upon a breach of any representation, warranty, covenant or agreement (subject to the materiality threshold, if any, expressed in such representation, warranty, covenant or agreement) on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth either in Section 7.03(a) or Section 7.03(b) hereof would not be satisfied; provided, that the termination right pursuant to this clause (g) shall not be available if such breach shall have been cured within 15 days of notification by the Company to Buyer of such breach or such breach is otherwise waived by the Company;

           (h) prior to the Stockholder Approval, by the Company (A) if the Board of Directors of the Company shall have authorized the Company, subject to complying with the terms of this Agreement (including without limitation, Section 6.03), to enter into a definitive agreement with respect to a Superior Proposal and the Company shall have notified Buyer in writing pursuant to
Section 6.03(c) that it intends to enter into such an agreement, and (B) the Superior Proposal on which the agreement is based continues to be a Superior Proposal after taking into account any adjustment to the terms and conditions hereof proposed in writing by Buyer within three business days of receipt of the Company's written notification of its intention to enter into such definitive agreement with respect to the Superior Proposal; provided, however, that such termination pursuant to this clause (h) shall not be effective unless and until the Company shall have paid to Buyer the fee described in Section 8.03(b) hereof.

     SECTION 8.02 Effect of Termination. Except as provided in Section 9.01 hereof, in the event of termination of this Agreement pursuant to Section 8.01 hereof, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Buyer or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the obligations set forth in Section 8.03 hereof; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 8.03 Expenses.

           (a) Except as set forth below, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses. "Expenses" as used in this Agreement shall include all reasonable out of pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Schedule 13E-3 and the Proxy Statement, the solicitation of stockholder approval, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

           (b) The Company agrees to pay to Buyer a non-refundable fee equal to $1,500,000 plus all Expenses not to exceed $1,500,000 incurred by Buyer if:

           (i)   Buyer terminates this Agreement pursuant to Section 8.01(d);

           (ii)  (A) Buyer or the Company terminates this Agreement pursuant to
      Section 8.01(e), (B) prior to the time of such termination an Acquisition Proposal had been made known to the Company's stockholders generally or any Person shall have publicly announced its intention (whether or not conditional) to make an Acquisition Proposal; and (C) on or prior to the 12-month anniversary of the termination of this Agreement, the Company or any of the Company Subsidiaries or affiliates (x) enters into an agreement or letter of intent (or if the Company Board resolves or announces an intention to do so) with respect to any Business Combination with any Person, entity or group or (y) consummates any Business Combination with any Person, entity or group;

           (iii) The Company terminates this Agreement pursuant to Section 8.01(h); or

           (iv) Buyer terminates this agreement pursuant to Section 8.01(f) and within 12 months of such termination, the Company (x) enters into an agreement or letter of intent (or if the Company Board resolves or announces an intention to do so) with respect to any Business Combination with any Person, entity or group or (y) consummates any Business Combination with any Person, entity or group.

           (c) Any payment required to be paid pursuant to Section 8.03(a) shall be made by wire transfer of same day funds:

           (i) prior to the occurrence of (a) any event described in Section 8.03(b)(iii), (b) any event described in subclause (x) or (y) of Section 8.03(b)(ii) in the case of termination by the Company or Buyer pursuant to such Section 8.03(b)(ii) or (c) any event described in subclause (x) or
      (y) of Section 8.03(b)(iv) in the case of termination by Buyer pursuant to such Section 8.03(b)(iv); or

           (ii) within two business days of a termination by Buyer pursuant to
      Section 8.03(b)(i).

           (d) Without duplication of any payment required by Section 8.03(b), if Buyer terminates this Agreement pursuant to Section 8.01(f), the Company agrees to reimburse Buyer for all Expenses not to exceed $1,500,000 incurred by Buyer, such payment to be made by wire transfer of same day funds within two business days of such termination.

           (e)  For purposes of this Section 8.03, "Business Combination" means
(i) a merger, consolidation, share exchange, business combination or similar transaction involving the Company as a result of which the Company stockholders prior to such transaction cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) in the proportion they owned such shares prior to such transaction, (ii) a sale, lease, exchange, transfer, public offering in respect of, or other disposition of more than 50% of the assets of the Company and the Company Subsidiaries, taken as a whole, in either case, in a single transaction or a series of related transactions, or (iii) the acquisition, by a Person (other than Buyer or any affiliate thereof) or group of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Company Common Stock (assuming conversion of the Company Preferred Stock and taking into consideration any shares of Company Common Stock and/or Company Preferred Stock already held by such Person or group), in either case, whether by tender or exchange offer or otherwise.

           (f)  The Company acknowledges that the agreements contained in this
Section 8.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails to pay the amounts due pursuant to this Section 8.03, and, in order to obtain any such payment, Buyer commences a legal proceeding which results in a judgment against the Company for the amounts set forth in this Section 8.03, the Company shall pay to Buyer its costs and expenses (including attorneys' fees) in connection with such proceeding, together with interest on the amounts set forth in this Section 8.03 at the prime rate of Citibank N.A. in effect on the date any such payment was required to be made.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     SECTION 9.01 Non Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon termination of this Agreement pursuant to Article VIII hereof. The covenants and agreements in this Agreement shall survive the Effective Time in accordance with their terms.

     SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) five days after mailing by certified mail (postage prepaid, return receipt requested), (ii) when delivered by hand, (iii) upon confirmation of receipt by facsimile, delivered during normal business hours, or (iv) one business day after sending by overnight delivery service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

     if to Buyer:

              Socrates Acquisition Corporation
              One Embarcadero Center, Suite 2750
              San Francisco, CA 94111
              Facsimile No.: (415) 217-7400
              Attention: Jeff Ott

     with a copy to:

              Ropes & Gray
              One International Place
              Boston, MA 02110
              Facsimile No.: (617) 951-7050
              Attention: David C. Chapin, Esq.


     if to the Company:

              Nobel Learning Communities, Inc.
              1615 West Chester Pike
              West Chester, PA 19382
              Facsimile No.: (484) 947-2003
              Attention: Chief Executive Officer

     with a copy to:

              Nobel Learning Communities, Inc.
              1615 West Chester Pike
              West Chester, PA 19382
              Facsimile No.: (484) 947-2003
              Attention: General Counsel

     with a copy to:

              Dechert
              1717 Arch Street
              4000 Bell Atlantic Tower
              Philadelphia, PA 19103

           Facsimile No.: 215-994-2222
           Attention: Geraldine A. Sinatra, Esq.

     SECTION 9.03 Certain Definitions. For purposes of this Agreement, the term:

           (a) "Affiliate" of a specified Person means a Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;

           (b) "business day" means any day on which both the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or a Sunday) on which banks are not required or authorized to close in The City of New York;

           (c) "Company Subsidiary" means any subsidiary of the Company.

           (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

           (e) "Environmental Laws" means any federal, state, local or foreign Laws relating to (A) releases or overtly threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution or protection of the environment, health, safety or natural resources;

           (f) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon;
(v) any other contaminant; and (vi) any substance, material or waste regulated by any federal, state, local or foreign Governmental Entity pursuant to any Environmental Law;

           (g) "Intellectual Property" means patents, patent applications, copyrights, trade secrets, inventions, know-how, confidential information and data, trademarks, service marks, trade names, domain names, rights of privacy and publicity and moral rights.

           (h) "Intentionally" means deliberately acting or failing to act with the purpose of causing a result, whether such result is achieved or not.

           (i) "knowledge" means, with respect to the Company, the actual knowledge, after reasonable inquiry, of any of the persons set forth on Section
(A) of Exhibit 3 hereto and with respect to Buyer, the actual knowledge, after reasonable inquiry, of any of the persons set forth on Section (B) of Exhibit 3 hereto.

           (j) "Material Adverse Effect" means any circumstance, event, occurrence, change or effect that materially and adversely affects the business, operations, condition (financial or otherwise), assets (tangible or intangible) or results of operations of the Company and the Company Subsidiaries taken as a whole other than any circumstance, event, occurrence, change or effect resulting from the public announcement of the transactions contemplated by this Agreement.

           (k) "person" or "Person" means an individual, corporation, partnership, limited partnership, syndicate, Person (including, without limitation, a "Person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

           (l) "subsidiary" or "subsidiaries" of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 9.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors and by the Special Committee at any time prior to the Effective Time; provided, however, that after this Agreement is adopted by the Company's stockholders, no such amendment shall be made that reduces the amount or changes the type of consideration into which each share of Company Common Stock or Company Preferred Stock shall be converted upon consummation of the Merger without the further approval of the Company's stockholders. This Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

     SECTION 9.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby; provided, however, that any such waiver by the Company shall be effective only if authorized or approved by the Special Committee. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

     SECTION 9.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.07 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that Buyer shall be entitled to assign this Agreement and any rights, interests or obligations hereunder to any of its Affiliates without the consent of the Company, provided that any such assignment shall not relieve Buyer of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, other than the Company's current and former directors and officers in the case of Section 6.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

     SECTION 9.09 Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

     SECTION 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.11 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 Entire Agreement. This Agreement (including the Exhibits the Company Disclosure Schedule) and the Buyer Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            [The rest of this page has intentionally been left blank]

         IN WITNESS WHEREOF, Buyer and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           SOCRATES ACQUISITION CORPORATION

                                           By:   /s/ Jeffrey Ott
                                                -------------------------------
                                                 Name:  Jeffrey Ott
                                                 Title: Co-President

                                           By:   /s/ David Luttway
                                                -------------------------------
                                                 Name:  David Luttway
                                                 Title: Co-President

                                           NOBEL LEARNING COMMUNITIES, INC.


                                           By:   /s/ Peter Havens
                                                -------------------------------
                                                 Name:  Peter Havens
                                                 Title: Director

                                                                       Exhibit 3

                         List of "knowledge" Individuals

Section A

Jack Clegg
John Frock
Robert Zobel
William Bailey
Kathy Herman

Section B

Jeff Ott
Josh Donfeld
Pericles Navab
David Luttway

                                 FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

          THIS FIRST AMENDMENT, dated as of October 2, 2002 (the "Amendment"), is by and between Socrates Acquisition Corporation, a Delaware corporation (the "Buyer") and Nobel Learning Communities, Inc., a Delaware corporation (the "Company") and amends the Agreement and Plan of Merger, dated as of August 5, 2002, by and between the Buyer and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined herein have the meaning assigned to those terms in the Merger Agreement.

          WHEREAS, pursuant to Section 9.04 of the Merger Agreement, on September 30, 2002, the Special Committee of the Board of Directors of the Company and the Board of Directors of the Company approved an amendment of certain provisions of the Merger Agreement as set forth below; and

          WHEREAS, pursuant to Section 9.04 of the Merger Agreement, on September 30, 2002, the Board of Directors of the Buyer approved an amendment of certain provisions of the Merger Agreement as set forth below.

          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.   Amendments to Merger Agreement

     1.1. Amendment to Section 3.03(a)(v). Section 3.03(a)(v) of the Merger Agreement is hereby amended by deleting the number "230,510" and replacing it with the number "230,501".

     1.2. Amendment to to Section 8.01(b). Section 8.01(b) of the Merger Agreement is hereby amended by deleting the date "December 5, 2002" and replacing it with the date "January 31, 2003".

     1.3. Amendment to Section 4.06. Section 4.06 of the Merger Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following sentence: "Buyer has provided the Company with a commitment letter from (i) BNP Paribas, dated as of August 5, 2002 and amended as of October 2, 2002, (ii) Gryphon Partners II, L.P., dated as of August 5, 2002 and amended as of October 2, 2002, and (iii) Cadigan Investment Partners, Inc., dated as of August 5, 2002, (the "Commitment Letters" and the financing to be provided thereunder, the "Financing")."

     1.4. Schedule I to the Merger Agreement shall be superseded and replaced in its entirety by Schedule I attached hereto as Exhibit 1.4.

     1.5. The list of "Outstanding Options and Warrants" contained in Section 3.03(d) of the Company Disclosure Schedule to the Merger Agreement shall be superseded and replaced in its entirety by the list of "Outstanding Options and Warrants" attached hereto as Exhibit 1.5.

2.   Miscellaneous.

     2.1. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     2.2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law principles.

     2.3. Headings. The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

     2.4. Effectiveness of Merger Agreement. Except as expressly set forth herein, the Merger Agreement is not modified, amended, released or otherwise affected by this Amendment. The parties hereby agree that all references to the Merger Agreement contained in any documents delivered in connection with or at the closing under the Merger Agreement be deemed to refer to the Merger Agreement as amended hereby.

     2.5. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect to the subject matter contained herein.

            [The rest of this page has intentionally been left blank]

     IN WITNESS WHEREOF, Buyer and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            SOCRATES ACQUISITION CORPORATION

                                            By: /s/ Jeffrey Ott
                                                --------------------------------
                                                Name: Jeffrey Ott
                                                Title: Co-President

                                            By: /s/ David Luttway
                                                --------------------------------
                                                Name: David Luttway
                                                Title: Co-President

                                            NOBEL LEARNING COMMUNITIES, INC.

                                            By: /s/ Peter Havens
                                                --------------------------------
                                                Name: Peter Havens
                                                Title: Director

                                                                     Exhibit 1.4

                                                                      Schedule I

                             Rollover Shares/Options
                             -----------------------

------------------------------------------------------------------------------------------------------------------------------------
   Individual          Rollover Shares         Surviving        Surviving      Rollover         Surviving            Surviving
                                              Corporation      Corporation      Options     Corporation Class    Corporation Class
                                            Class C Common   Class P Common                     C Options            P Options
                                                 Stock            Stock
------------------------------------------------------------------------------------------------------------------------------------
                     Common    Preferred
------------------------------------------------------------------------------------------------------------------------------------
Jack Clegg           108,991    880,726/1/                                            0
------------------------------------------------------------------------------------------------------------------------------------
John Frock            17,500      50,000                                              0
------------------------------------------------------------------------------------------------------------------------------------
Scott Clegg                0           0                                              0
------------------------------------------------------------------------------------------------------------------------------------
Robert Zobel               0           0                                              0
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------

/1/ Consists of 477,500 shares of Series A Preferred Stock and 403,226 shares of Series C Preferred Stock

                                                                      Appendix B


[LEGG MASON]  Investment
              Banking


   Legg Mason Wood Walker, Incorporated
   Suite 1100, 1735 Market Street, Philadelphia, PA  19103
   215.496.8300  Fax: 215.568.2031

   Member New York Stock Exchange, Inc. / Member SIPC



                                                                  August 5, 2002
The Board of Directors and
The Special Committee of the Board of Directors
Nobel Learning Communities, Inc.
C/o Peter Havens, Chairman
Baldwin Investment Management, LLC
Four Falls Corporate Center, Suite 202
West Conshohocken, PA  19428

Members of the Special Committee and the Board of Directors:

       Cadigan Investment Partners, Inc. and Gryphon Partners II L.P. (the "Investor Group") have proposed the purchase of 94.24% of the common stock of Nobel Learning Communities, Inc. ("Nobel" or the "Company") for $7.75 per share in cash in a merger transaction (the "Transaction") in which Socrates Acquisition Corporation (the "Buyer") will be merged with and into the Company. The remaining 5.76% of the Company's outstanding common stock (the "Rollover Shares") is owned by certain members of the Company's management and will be converted to capital stock of the newly merged company in the Transaction. You have requested our opinion (the "Opinion"), as investment bankers, as to the fairness, from a financial point of view, of the amount of consideration to be received in the Transaction to the Company's common stockholders, other than holders of Rollover Shares.

       In connection with our Opinion set forth below, we have, among other things:

  (i) reviewed the material terms of the Transaction, including a draft dated July 12, 2002, of the agreement and plan of merger for the Transaction and the commitment letter of the lender;

  (ii) reviewed certain publicly available audited and unaudited financial statements of Nobel and certain other publicly available information concerning Nobel;

  (iii) reviewed certain internal information, primarily financial in nature, concerning Nobel prepared by its management;

  (iv) reviewed forecast financial statements of Nobel prepared and furnished to us by the senior management of Nobel;

Page 2                                                            August 5, 2002


  (v) held discussions with certain officers and employees of Nobel concerning the operations, financial condition and future prospects of Nobel;

  (vi) reviewed certain publicly available financial and stock market data relating to selected public companies that we considered relevant to our inquiry;

  (vii) reviewed certain publicly available data regarding transactions that we considered relevant to our inquiry; and

  (viii) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate.

       In connection with our review, we have assumed and relied upon the accuracy and completeness of all financial and other information supplied to us by Nobel, and all publicly available information, and we have not independently verified such information. We have further relied on the assurances of the Company's management that they are unaware of any facts that would make the information provided to us incomplete or misleading. We also have relied upon the management of Nobel as to the reasonableness and achievability of the financial projections (and the assumptions and bases therein) provided to us by Nobel and we have assumed that such projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of Nobel. Nobel does not publicly disclose internal management projections of the type provided to Legg Mason in connection with Legg Mason's review of the Transaction. Such projections were not prepared with the expectation of public disclosure. The projections were based on numerous variables and assumptions that are inherently uncertain, including without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projections. We have relied on these forecasts and do not in any respect assume any responsibility for the accuracy or completeness thereof.

       We have not been requested to make, and we have not made, an independent appraisal or evaluation of the assets, properties, facilities or liabilities of Nobel and we have not been furnished with any such appraisals or evaluations. Estimates of values of Nobel and its assets do not purport to be appraisals or necessarily reflect the prices at which Nobel or its assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy.

       Our Opinion is necessarily based on share prices and economic and other conditions and circumstances as in effect on, and the information made available to us as of, July 31, 2002. We have assumed that the Transaction will be consummated on the terms and conditions as presented to us by management, without any waiver of material terms or conditions by Nobel. Subsequent developments may affect our Opinion and we have no obligation to update, reissue or reaffirm our Opinion.

Page 3                                                            August 5, 2002


       This letter is directed to the Special Committee of Nobel's Board of Directors (the "Special Committee") and Nobel's Board of Directors (the "Board") and the Opinion expressed herein is provided for the use of the Special Committee and the Board in their evaluation of the proposed Transaction. This letter does not constitute a recommendation of the Transaction over any other alternative transaction (including the alternative to not effect the Transaction) that may be available to Nobel and does not address the underlying business decision of the Special Committee or the Board to proceed with or to effect the Transaction. Also Legg Mason is not making any recommendation to Nobel's stockholders as to whether or not they should vote for or against the Transaction or seek their statutory dissenters' rights in respect of the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated, provided that this Opinion may be included in its entirety in any filing made by Nobel with the Securities and Exchange Commission with respect to the Transaction.

       Legg Mason has acted as the financial advisor to the Special Committee in connection with the Special Committee's analyses and evaluation of the Company's strategic alternatives, including the proposed Transaction. We were not engaged to, and we have not attempted to locate other potential acquirers of Nobel or its assets or conducted an auction thereof. Legg Mason has received a retainer as an initial payment. Legg Mason will also receive a fee upon delivery of this fairness opinion and a fee upon the closing of the Transaction. In addition, Legg Mason has represented the Company in the past as an investment banker for which it has received customary fees.

       Based upon and subject to the foregoing, we are of the opinion that, as of August 5, 2002, the amount of consideration to be paid to Nobel's common stockholders (other than holders of Rollover Shares) in the Transaction is fair to such stockholders, from a financial point of view.




                                                        Very truly yours,




                                                        LEGG MASON WOOD WALKER,
                                                        INCORPORATED

                                                                      Appendix C

                                  DELAWARE CODE
                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

(S) 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S)251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

              b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to (S) 228 or
     (S) 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      Appendix D

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 10-K

              [x] Annual Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934
                     For the fiscal year ended June 30, 2002

                                       or

            [_] Transition Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934
                          Commission File Number 1-1003

                        NOBEL LEARNING COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                                     22-2465204
          (State or Other Jurisdiction                        (I.R.S. Employer
       of Incorporation or Organization)                     Identification No.)


             1615 West Chester Pike                                 19382
                West Chester, PA
    (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code: (484) 947-2000 Securities Registered Pursuant to Section 12(b) of the Act:

            Title of each class        Name of each exchange on which registered
                    None                                 None
Securities Registered Pursuant to
 Section 12(g) of the Act:

                             Common Stock, par value
                                 $.001 per share
                              (Title of each class)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes  x   No_____
                                              ---

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

As of September 3, 2002, 6,544,953 shares of common stock were outstanding.

The aggregate market value of the shares of common stock owned by non-affiliates of the Registrant as of September 3, 2002 was approximately $30,256,000 (based upon the closing sale price of these shares on such date as reported by Nasdaq). Calculation of the number of shares held by non-affiliates is based on the assumption that the affiliates of the Company include the directors, executive officers and stockholders who have filed a Schedule 13D or 13G with the Company which reflects ownership of at least 10% of the outstanding common stock or have the right to designate a member of the Board of Directors, and no other persons. The information provided shall in no way be construed as an admission that any person whose holdings are excluded from the figure is an affiliate or that any person whose holdings are included is not an affiliate and any such admission is hereby disclaimed. The information provided is included solely for record keeping purposes of the Securities and Exchange Commission.

                                TABLE OF CONTENTS

Item
No.                                                                                       Page
                                            PART I

1.     Business .......................................................................     1
       Executive Officers of the Company ..............................................     8
2.     Properties .....................................................................    10
3.     Legal Proceedings ..............................................................    10
4.     Submission of Matters to a Vote of Security Holders ............................    10

                                            PART II

5.     Market for Registrant's Common Equity
       and Related Stockholder Matters ................................................    11
6.     Selected Financial Data ........................................................    13
7.     Management's Discussion and Analysis
       of Financial Condition and Results of Operations ...............................    14
7A.    Quantitative and Qualitative Disclosures About Market Risk .....................    22
8.     Financial Statements and Supplementary Data ....................................    22
9.     Changes in and Disagreements with Accountants
       on Accounting and Financial Disclosure .........................................    22

                                           PART III

10.    Directors and Executive Officers of the Registrant .............................    23
11.    Executive Compensation .........................................................    26
12.    Security Ownership of Certain Owners and Management ............................    37
13.    Certain Relationships and Related Transactions .................................    43

                                            PART IV

14.    Exhibits, Financial Statement Schedules, and Reports on Form 8-K ...............    44

                                     PART I

ITEM 1.    BUSINESS.

Recent Developments

         Nobel Learning Communities, Inc. ("NLCI" or "the Company") has entered into an Agreement and Plan of Merger, dated as of August 5, 2002, with Socrates Acquisition Corporation ("Socrates"), a corporation newly formed by Gryphon Partners II, L.P. and Cadigan Investment Partners, Inc. (the "Buying Group"), both of which are engaged principally in the business of investing in companies. Under the merger agreement, Socrates will be merged into NLCI, with NLCI as the surviving corporation (the "Merger"). If the Merger is completed, each issued and outstanding share of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) will be converted into the right to receive $7.75 in cash, without interest, except for certain shares and options held by the NLCI directors and executive officers identified in the merger agreement as a rollover stockholder, which will continue as, or be converted into, equity interests of the surviving corporation. In addition, if the Merger is completed, each outstanding option and warrant that is exercisable as of the effective time of the Merger will be canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant multiplied by (2) the number of shares of common stock subject to the option or warrant exercisable as of the effective time of the merger, net of any applicable withholding taxes. Following the Merger, NLCI will continue its operations as a privately held company. The Merger is contingent upon satisfaction of a number of conditions, including approval of NLCI's stockholders, the receipt of regulatory and other approvals and consents, the absence of any pending or threatened actions that would prevent the consummation of the transactions contemplated by the merger agreement and receipt of financing. There can be no assurance that these or other conditions to the Merger will be satisfied or that the Merger will be completed. If the Merger is not completed for any reason, it is expected that the current management of NLCI, under the direction of the NLCI Board of Directors, will continue to manage NLCI as an ongoing business.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

         Certain statements set forth in or incorporated by reference in this 10-K constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, whether and when the Merger will be consummated, our outlook for Fiscal 2003, other statements in this report other than historical facts relating to the financial conditions, results of operations, plans, objectives, future performance and business of the Company. In addition, words such as "believes," "anticipates," "expects," "intends," "estimates," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are based on our currently available operating budgets and forecasts, which are based upon detailed assumptions about many important factors such as market demand, market conditions and competitive activities. While we believe that our assumptions are reasonable, we caution that there are inherent difficulties in predicting the impact of certain factors, especially those affecting the acceptance of our newly developed schools and businesses and performance of recently acquired businesses, which could cause actual results to differ materially from predicted results. Readers are cautioned that the forward-looking statements reflect management's analysis only as of the date hereof, and the Company assumes no obligation to update these statements. Actual future results, events and trends may differ materially from those expressed in or implied by such statements depending on a variety of factors set forth throughout this 10-K. With respect to any forward-looking statements regarding the Merger, these factors include, but are not limited to, the risks that stockholder approval, financing and regulatory and other governmental and third-party clearances and consents may not be obtained in a timely manner or at all and that other conditions to the Merger may not be satisfied.

General

     The Company is a for-profit provider of education for the pre-elementary through 12th grade market and school management services. Our programs are offered through a network of private schools, charter schools, schools for learning challenged students, and special purpose high schools, under the global brand name "Nobel Learning Communities." These schools typically provide summer camps and before-and-after school programs. Our credo is "Quality Education Maximizing a Child's Life Opportunities."

     Our schools are located in Arizona, California, Florida, Georgia, Illinois, Maryland, Nevada, New Jersey, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Virginia and Washington. The schools operate under various names, including Chesterbrook Academy (East, South and Midwest), Merryhill School (West), Evergreen Academy (Northwest), Paladin Academy (learning challenged) and Houston Learning Academy and Saber Academy (special purpose high schools). As of September 3, 2002, we operated 179 schools in 15 states, with an aggregate capacity of approximately 28,000 children.

     We are pursuing a four-pronged strategy to take advantage of the significant growth opportunities in the private education market:

         . internal organic growth at existing schools, including expansions of campus facilities;

         .    new school development in both existing and new markets;

         .    strategic acquisitions; and

         .    development of new businesses.

     Our pre-elementary and elementary strategy is based on meeting the educational needs of children, beginning with infancy. We encourage our children to stay with our schools as they advance each school year, within our geographic clusters called "Nobel Learning Communities." Through the use of strategically designed clusters, we seek to increase market awareness, achieve operating efficiencies, and provide cross-marketing opportunities, particularly by providing feeder populations from pre-elementary school to elementary school, and elementary school to middle school, and to and from our other specialty programs. Centralized administration provides control of program quality and development and significant operating efficiencies.

     We seek to distinguish our schools from our competition with qualitative and quantitative program outcomes. At each level, we support a child's development with age-appropriate curriculum-based programs. We foster a more individualized approach to learning through our small schools with small classes, with curricula that integrates community-based learning and that is supported by technology. Further, in certain locations, we serve those with special needs through our schools for learning challenged and special purpose high schools. We believe that the empirical results support the quality of our programs. Standardized test results have shown that, on average, our students perform one and one-half to three grade levels above national norms in reading and mathematics.

     Many of our pre-elementary and elementary schools operate from 6:30 a.m. to 6:00 p.m., allowing early drop-off and late pick-up by working parents. In most locations, programs are available for children starting at six weeks of age. For a competitive price, parents can feel comfortable leaving their children at one of our schools knowing the children will receive both a quality education and engage in well-supervised activities.

     Most of our pre-elementary and elementary schools complement their programs with before and after school programs and summer camps (both sports and educational). Some of our schools have swimming pools. Our schools also seek to improve margins by providing ancillary services and products, such as book sales, uniform sales and portrait services.

     We were organized in 1984 as The Rocking Horse Childcare Centers of America, Inc. In 1985, The Rocking Horse Childcare Centers of America, Inc. merged into a publicly-traded entity that had been incorporated in 1983. In 1993, new management changed our strategic direction to expand into private elementary education. This change in direction coincided with the change of our name to Nobel Education Dynamics, Inc. In 1998, we changed our name to Nobel Learning Communities, Inc. to reflect the organizational model that we use today, which supports cross-marketing and operational synergies within the "Nobel Learning Communities."

     Our corporate office is located at 1615 West Chester Pike, West Chester, PA 19382. Our telephone number is (484) 947-2000.

Educational Philosophy and Implementation

     Our educational philosophy is based on a foundation of sound research, innovative instructional techniques and quality practice and proprietary curricula developed by experienced educators. Our programs stress the development of the whole child and are based on concepts of integrated and age-appropriate learning. Our curricula recognize that each child develops according to his or her own abilities and timetable, but also seek to prepare every student for achievement in accordance with national content standards and goals. Each child's individual educational needs and skills are considered upon entrance into one of our schools. Progress is regularly monitored in terms of both the curriculum's objectives and the child's cognitive, social, emotional and physical skill development. The result is the opportunity for each of our students to develop a strong foundation in academic learning, positive self-esteem and emotional and physical well-being, based on a personalized approach.

     Under the direction of our Chief Education Officer, we have developed curriculum guidelines for each grade level and content area to assist principals and teachers in planning their daily and weekly programs. At our educator's Web site we have linked the curriculum guidelines to the products and services that are most appropriate for addressing our guidelines. The Web site also provides our educators with links to our framework and philosophy as well as other resources that support our educational mission.

     We maintain that small schools, small classes, qualified teachers, clearly articulated curricula guidelines and excellent educational materials are basic ingredients of quality education. Our philosophy is based on personalized instruction that leads to a student's active involvement in learning and understanding. The program for our schools is a skills-based and developmentally-appropriate comprehensive curriculum. We implement the curriculum in ways that stimulate the learner's curiosity, enhance students' various learning styles and employ processes that contribute to lifelong achievement. Academic areas addressed include reading readiness and reading, spelling, writing, handwriting, mathematics readiness and mathematics, science, social studies, visual and graphic arts, music, physical education and health and foreign language. Computer literacy and study skills are integrated into the program, as appropriate, in all content areas. Most schools in the Nobel Learning Communities introduce a second language between the ages of three and four and continue that instruction into the pre-K, kindergarten and school age programs.

     We offer sports activities and supplemental programs, which include day field trips coordinated with the curriculum to such places as zoos, libraries, museums and theaters and, at the middle schools, overnight trips to such places as Yosemite National Park, California and Washington, D.C. Schools also arrange classroom presentations by parents, community leaders and other volunteers, as well as organize youngsters as presenters to community groups and organizations. To enhance the child's physical, social, emotional and intellectual growth, schools are encouraged to provide fee-based experiences specifically tailored to particular families' interests in such ancillary activities as dance, gymnastics and instrumental music lessons.

     We recognize that maintaining the quality of our teachers' capabilities and professionalism is essential to sustaining our students' high level of academic achievement and our profitability. We sponsor professional development days covering various aspects of teaching and education, using both internal trainers and external consultants. Staff members are recognized for the completion of continuing education experiences, encouraged to pursue formal advanced learning and rewarded for outstanding performance and achievement. Our educators serve on task forces and committees who regularly review and revise guidelines, programs, tools and current teaching methods.

     We seek to assure that our schools meet or exceed the standards of appropriate licensing and accrediting agencies through an internal quality assurance program. Many of our schools are accredited, or are currently seeking accreditation, by the National Association for the Education of Young Children (NAEYC), the National Independent Private Schools Association (NIPSA), or the Commission on International and Trans-Regional Accreditation (CITA) and its regional affiliates.

Operations/School Systems

     In order to maintain uniform standards, our schools share consistent educational goals and operating procedures. To respond to local demands, principals are encouraged to tailor curricula, within the standards of Nobel Learning Communities, to meet local needs. Members of our management visit all schools and centers on a regular basis to review program and facility quality.

     Critical to our educational and financial success are our school principals, who are responsible to manage school personnel and finances, to ensure teacher adherence to our curriculum guidelines, and to implement local sales and marketing strategies. We treat each school as a separate cost center, holding each accountable for its own performance. Each school prepares an annual budget and submits weekly financial data to the corporate office and to appropriate district and division managers. Tuition revenue, operating costs and utilization rates are continually monitored, with each school measured weekly in relation to our business plan and prior year performance. Executive Directors, another critical component to our success, oversee the principals in their management responsibilities and report to regional Vice Presidents of Operations. School principals and Executive Directors work closely with regional and corporate management, particularly in the regular assessment of program quality.

     Principals and Executive Directors are also responsible to raise additional revenues through ancillary programs, such as sales of school uniforms, children's portraits and school stores. Our corporate office undertakes central management of several significant ancillary programs. This central management has enabled us to obtain more favorable terms from vendors and to encourage more active participation from schools.

     We hire qualified individuals and prefer to promote from within. Employment applicants are reviewed with background checks made to verify accurate employment history and establish understanding of the candidate's background, reputation and character. After hiring, our faculty is reviewed and evaluated annually through a formal evaluation Process. All of our principals and Executive Directors are eligible for incentive compensation based on the profitability of their schools.

Marketing and Customers

     We generate the majority of new enrollments from our reputation in the community and word-of-mouth recommendations of parents. Further, we group our pre-elementary schools geographically to increase local market awareness and to supply a student population for our elementary and middle schools. Our educational continuum from pre-elementary school through elementary and middle school also helps demonstrate to parents our educational focus. We market our services through yellow page advertising, print ads in local publications, radio and through distribution of promotional materials in residential areas. Marketing campaigns are conducted throughout the year, primarily at the local level by our school directors and principals. In addition, the various regional offices conduct targeted marketing programs, such as mass mailings and media advertising.

     In our marketing, we strive to differentiate ourselves from our competition through the quality of our programs. We emphasize the features and benefits of our schools, including a more individualized approach to learning, comprehensive curricula, small class sizes, accreditation, credentialed teachers, before and after school programs and summer camps. We promote early age introduction of foreign language and technology use. We evaluate student progress regularly, including the administration of standardized tests, which show that, on average, our school age children perform one and one-half to three grade levels above national norms.

Corporate Development - Nobel Learning Communities Strategy and Implementation

     Our growth has been primarily through the opening of new schools and making strategic acquisitions of existing schools. Before we enter a new market, we devote resources to evaluating that market's potential. Evaluation criteria include the number and age of children living in proximity to the site; family income data; incidence of two-wage earner and single parent families; traffic patterns; wage and fixed cost structure; competition; price elasticity; family educational data; local licensing requirements; and real estate costs.

New School Development

     Since June 2001 through June 2002, we opened four pre-elementary schools and two Paladin Academy schools. From July 1, 2002 through September 3, 2002, we have opened four pre-elementary schools, two elementary schools and one Saber Academy special purpose high school. Throughout the remainder of the twelve months ended June 30, 2003 ("Fiscal 2003") we plan to open approximately, six Paladin Academy schools.

     Proposed development sites are presented to us through a network of developers and land realtors across the United States. After site selection, we engage a developer or contractor to build a facility to our specifications. We currently work with several developers who purchase the land, build the facility and lease the premises to us under a long-term lease. Alternatively, we purchase land, construct the building with our own or borrowed funds and then seek to enter into a sale and lease-back transaction with an investor. Our development plans are dependent on the continued availability of developer and financing arrangements.

Acquisitions

     Since 1994, we have acquired 74 schools: 47 pre-elementary schools, 21 elementary schools and six special purpose high schools. We strive to make only acquisitions that are strategic in nature: to enhance our presence within an existing cluster; to establish a base in a new geographic area with growth potential; or to provide an entry into a new business (e.g., learning challenged students). Key acquisition criteria are reputation, accretion to earnings, geographic location in markets with excellent demographics and growth prospects, ability to integrate into existing, or become the foundation for new, Nobel Learning Communities and quality of personnel.

     We have used strategic acquisitions to expand our market offerings. These acquisitions not only allow us to enter markets we believe have strong potential, but also present opportunities for profitable synergies with our other educational offerings. In August 1998, we commenced our special education offerings with the acquisition of the Developmental Resource Centers in Southern Florida. With our September 1999 acquisition of the Houston Learning Academy schools, we offer special purpose high schools for children who require a more individualized learning environment. This acquisition also gave us potential to expand into the summer school market. The acquisition of The Activities Club facilitated our entry into the summer program and after school program curriculum-based products for the public, charter and private school markets.

Paladin Academy

     Our Paladin Academy schools serve the needs of children with learning challenges. Through these schools, our mission is to improve the learning process and achievement levels of children and adults with dyslexia, attention deficit disorder and other learning difficulties. We offer clinical day schools, tutoring clinics and summer programs, as well as psycho-educational and developmental testing and community outreach programs.

     Paladin Academy schools offer full day programs serving the special needs of students from kindergarten through high school. The goal of Paladin Academy is to enable students to re-enter mainstream school programs after two to three years. We offer one-on-one tutorial clinics to students in our general education program, as well as to students from other schools who require a clinical educational approach.

     As of September 3, 2002, we operated 14 Paladin Academy schools. These include three "stand-alone" private schools in South Florida acquired in our August 1998 purchase of the assets of Development Resource Centers, one additional school acquired in February 2000, also in South Florida, one additional stand-alone school in Seattle, Washington and nine schools located within our elementary schools. As a part of our combination school strategy, most of our new Paladin Academy schools are conducted in classrooms of Nobel Learning Communities elementary schools. Paladin Academy schools are now located in Florida, Nevada, New Jersey, North Carolina, Virginia and Washington.

     We plan to expand Paladin Academy schools within our school clusters across the United States. Further, as Paladin Academy develops broader market recognition independent of our private elementary schools, we plan to roll out the program independently across the United States. Our ultimate goal is to be a recognized national operator of special education schools.

     Expanding our initiatives in special education, since May 2000, under terms of a credit agreement, we have advanced funds to Total Education Solutions, which provides special education services to charter schools and public schools who, because of lack of internal capabilities or other reasons, wish to out-source their provision of special education programs (which, under federal law, they are required to provide to select students).

Charter Schools

     In July 1999, we began management of our first charter school, The Philadelphia Academy Charter School in Philadelphia, Pennsylvania, which serves 624 students in kindergarten through eighth grade. Our performance under management of that contract resulted in the March 2000 award of two additional contracts to manage new charter schools in Philadelphia (one opened in September 2000 and the other opened in September 2001). Under these management agreements, we provide services such as, administrative and development/construction management services to the charter schools pursuant to four or five-year terms, subject to extension. The actual holders of the charters, non-profit entities managed by a board of directors or trustees, fund their own operations, through payments from the School District of Philadelphia. In some cases, as part of the arrangements with the charter schools, we lease the charter school premises from a third party and sublease the premises to the non-profit entity.

     Further adding to our charter school operations, in May 2000, we acquired two charter schools in Arizona: the Fletcher Heights Charter Elementary School in Peoria, Arizona and the Desert Heights Elementary School, which opened in Glendale, Arizona in August 2000. In contrast to our Philadelphia charter schools and charters contracts, we hold the charter and own and operate the Arizona charter schools independently, as Arizona law permits the charter funds to be paid directly to a for-profit corporation.

     We also plan to pursue moderate growth in charter school management by competing for contracts at existing charter schools. These include both charter management contracts, which are up for renewal and charters currently being managed by the local not-for-profit administration.

     Since our charter schools operate under a charter granted by a state or school board authority, we would lose the right to operate a school if the charter authority were to revoke the charter. Typically, the charter holder is a community group that engages us to manage the school under a management agreement, so the charter authority could base such revocation on actions of the charter holder, which are outside of our control. Also, many state charter school statutes require periodic reauthorization. If state charter school legislation in such states were not reauthorized or were substantially altered, our charter opportunities in the charter school market could be materially adversely affected.

Houston Learning Academy / Saber Academy

     In September 1999, we acquired all the capital stock of Houston Learning Academy ("HLA"), an operator of five special purpose high schools in the Houston metropolitan marketplace. HLA schools offer a half-day high school program, as well as summer school, tutorials and special education classes to residential hospitals that are fully accredited by the Southern Association of Colleges and Schools. HLA schools' programs feature small class sizes and individualized attention. Many students who attend HLA desire to engage in other activities in the afternoons or are attracted to the flexibility of the schools' curriculum. We plan to grow the HLA concept by leveraging our existing school model and accreditation to other Texas metropolitan areas (Dallas, San Antonio) under the name Saber Academy, followed by introduction into existing and future Nobel Learning Community markets. We believe HLA / Saber Academy and Paladin Academy schools will have significant marketing and other synergies. For example, since HLA / Saber Academy programs run primarily in the morning, we can use the same facilities to conduct Paladin Academy programs in the afternoons.

Industry and Competition

     Education reform movements in the United States are posing alternatives to the public schools. Among others, these reforms include charter schools, private management of public schools, home schooling, private schools and, on a limited basis, voucher programs. Our strategy is to provide parents a quality alternative through our privately owned and operated schools utilizing a proven curriculum in a safe and challenging environment.

     To attract school age children, we compete with other for-profit private schools, with non-profit schools and, in a sense, with public school systems. We anticipate that, given the perceived potential of the education market, well-financed competition may emerge, including possible competition from the large for-profit child care companies. The only material for-profit competitor that integrates elementary and pre-elementary schools of which we are aware which currently competes beyond a regional level is Children's World, a subsidiary of Aramark Corporation.

     We offer a national curriculum based program with excellent standards. We believe that persons in our target market - parents seeking curriculum-based learning programs for their children - seek services beyond those provided by child care providers without curriculum based learning. We believe these parents desire to give their children the best educational advantage available, since, as educators have found, the learning process should start earlier, preferably somewhere between the ages of two and three.

     While price is an important factor in competition in both the school age and pre-elementary school markets, we believe that other competitive factors also are important, including: professionally developed educational programs, well-equipped facilities, trained teachers and a broad range of ancillary services, including transportation and infant care. Particularly in the pre-elementary school market, many of these services are not offered by many of our competitors.

Regulation

     Schools and pre-elementary schools are subject to a variety of state and local regulations and licensing requirements. These regulations and licensing requirements vary greatly from jurisdiction to jurisdiction. Governmental agencies generally review the safety, fitness and adequacy of the buildings and equipment, the ratio of staff personnel to enrolled children, the dietary program, the daily curriculum, compliance with health standards and the qualifications of our personnel.

     Our charter schools are subject to substantial additional federal and state regulation since they are funded by public monies. Under our charter school management agreements, the charter entity is ultimately responsible for compliance with these regulations; we are responsible for such compliance in our Arizona charter schools. Significant among federal laws is the Individuals with Disabilities in Education Act. This act requires that students with qualified disabilities receive an appropriate education through special education and related services provided in a manner reasonably calculated to enable the child to receive educational benefits in the least restrictive environment. The charter school's obligation to provide these potentially extensive services and the attendant financial exposure, varies depending on state law. Other laws applicable to our charter schools include the Family Educational Rights and Privacy Act (which protects the privacy of a student's educational record), the Gun-Free Schools Act (which requires us to effect certain policies, assurances and reports at our charter schools regarding the discipline of students who bring weapons to our schools) and various civil rights laws.

Insurance

     We currently maintain comprehensive general liability, workers' compensation, automobile liability, property, excess umbrella liability and student accident insurance. The policies provide for a variety of coverage and are subject to various limits. Companies involved in the education and care of children, however, may not be able to obtain insurance for the total risks inherent in their operations. In particular, general liability coverage can have sublimits per claim for child abuse. We believe we have adequate insurance coverage at this time. There can be no assurance that in future years we will not become subject to lower limits or substantial increase in insurance premiums.

Service Marks

     We have registered various service marks in the United States Patent and Trademark Office, including, among others, Chesterbrook Academy(R), Merryhill Country School(R), Camp Zone (R) and The Activities Club (R). We believe that certain of our service marks have substantial value in our marketing in the respective areas in which our schools operate.

Seasonality

     Our elementary and middle schools historically have lower operating revenues in the summer due to lower summer enrollments. Summer revenues of pre-elementary schools tend to remain somewhat more stable. We continue to seek to improve summer results through camps and other programs.

Employees

     On September 3, 2002, we employed approximately 3,900 persons, approximately 1,170 of whom were employed on a part-time or seasonal basis. We believe that our relationship with our employees is satisfactory.

EXECUTIVE OFFICERS OF THE COMPANY

     Our executive officers are as follows:

Name                 Age  Position
----                 ---  --------

A. J. Clegg          63   Chairman of the Board of Directors and Chief Executive
                          Officer; Director

John R. Frock        59   Vice Chairman - Corporate Development; Assistant
                          Secretary; Director

Robert E. Zobel      54   Vice Chairman - Corporate Affairs and Chief Financial
                          Officer; Director

D. Scott Clegg       39   Vice Chairman - Operations, President and Chief
                          Operating Officer

Dr. Lynn A. Fontana  54   Executive Vice President - Education and Chief
                          Education Officer

Gary V. Lea          48   Vice President - Southern Operations

Kimberly D. Pablo    39   Vice President - Western Operations

Kathleen L. Willard  53   Vice President - Northern Operations

     The following description contains certain information concerning the foregoing persons:

     A. J. Clegg. Mr. A. J. Clegg was named Chairman of the Board of Directors and Chief Executive Officer of NLCI in May, 1992. Since 1996, Mr. A. J. Clegg has also served as a member of the Board of Trustees of Drexel University. From June 1990 to December 1997 (but involving immaterial amounts of time between 1994 and 1997), Mr. A. J. Clegg also served as the Chairman and CEO of JBS Investment Banking, Ltd., a provider of investment management and consulting services to businesses, including NLCI. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. A. J. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-1993), a manufacturer of electronic senswitches. Mr. A. J. Clegg served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991. In August 2000, Mr. A. J. Clegg was recognized as "Education Entrepreneur of the Year" by the Association of Education Practitioners and Providers. Mr. A. J. Clegg is the father of D. Scott Clegg, NLCI's Vice Chairman - Operations, President and Chief Operating Officer.

     John R. Frock. Mr. Frock was appointed Vice Chairman - Corporate Development of NLCI in April 2002. Prior to such appointment, Mr. Frock had been Executive Vice President - Corporate Development since August 1, 1994. Mr. Frock was elected to the Board of Directors of NLCI on May 29, 1992. In March 1992, Mr. Frock became the President and Chief Operating Officer of JBS Investment Banking, Ltd., a provider of investment management and consulting services to businesses, including NLCI.

     Robert E. Zobel. Mr. Zobel was appointed Vice Chairman - Corporate Affairs and Chief Financial Officer of NLCI in April 2002. Between February 2001 and April 2002, Mr. Zobel served as Vice President, Chief Administrative Officer and Secretary of MARS, Inc., a start up retail organization. Mr. Zobel was Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. from February 1996 until February 2001. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont

McKenna College, a J.D. degree from Willamette University College of Law and a LLM degree in tax from Boston University. Mr. Zobel has been a director of NLCI since 1998.

     D. Scott Clegg. Mr. D. Scott Clegg rejoined NLCI as Vice Chairman - Operations, President and Chief Operating Officer in February 2002. Previously, Mr. D. Scott Clegg had been with NLCI from 1993 until 1997, commencing with his appointment as Vice President - Operations for the Merryhill Country Schools division in June 1993, and culminating with his appointment in early 1996 as Vice President - Operations, with responsibility for nationwide operations. Mr.
D. Scott Clegg left NLCI in 1997, to become a principal and founder of Pathways Education Group, L.L.C., a management consulting firm serving the public and private sectors in education. He was formerly Vice President of New Business development at JBS Investment Banking, Ltd. Mr. D. Scott Clegg also served as General Manager and Chief Operating Officer of Dynasil Corporation of America, a public company, and also served as a member of Dynasil's board of directors. Mr.
D. Scott Clegg is the son of A. J. Clegg, our Chairman and Chief Executive Officer.

     Dr. Lynn A. Fontana. Dr. Fontana joined NLCI August of 1999 as Executive Vice President - Education and Chief Education Officer. She is responsible for the educational programs, professional development, technology integration and quality assurance in NLCI's network of schools. Dr. Fontana has been actively involved in educational research and development for more than twenty-five years. As a research associate professor at George Mason University she directed educational projects funded by public and private foundations including the National Science Foundation, Bell Atlantic Foundation, Corporation for Public Broadcasting, the Defense Advanced Research Projects Agency, and the Department of Defense Education Activity. Prior to joining the research faculty at George Mason University, Dr. Fontana was Vice President for Educational Activities at WETA. Dr. Fontana has a B.A. in history and political science from Juniata College and a Ph.D. in social studies education from Indiana University. She taught high school history for eight years in public schools in Pennsylvania and New Jersey. Dr. Fontana has served on the Board of Trustees of National History Day for 10 years and on the editorial board for World Book Publishing for six of the last eight years.

     Gary V. Lea. Mr. Lea was appointed Vice President - Southern Operations in June of 2001. Mr. Lea joined NLCI in January of 2000 as Executive Director. Mr. Lea was formerly with KinderCare Learning Centers, Inc. from July 1988 through August of 1996, as a Regional Vice President covering 11 states and 150 schools. He has also had extensive experience in the restaurant and service industry. He was formerly the Director of Operations with Boston Market for a large southwest territory. Mr. Lea attended Southwest Missouri State University where he earned a B.S in Business and Psychology.

     Kimberly D. Pablo. Ms. Pablo has been with NLCI since it acquired Merryhill Schools in 1989. She ran one of NLCI's three largest schools for approximately four years as a principal, during which time enrollment grew at that school from 150 students to 250 students. In 1997 Ms. Pablo was promoted to one of two District Managers, and ran a successful district of 13 elementary, middle and preschools. In 1999, she was promoted to Vice President - Western Operations. Ms. Pablo graduated with a BA from Humboldt State University in CA and received her Masters Degree in Organizational Management in 1999.

     Kathleen L. Willard. Ms. Willard was named Vice President - Northern Operations in December of 1999. Between January 1997 and December of 1999, Ms. Willard was the Executive Director for the Florida district schools of NLCI. From 1985 to 1997, prior to the acquisition of the schools in Florida by NLCI, Ms. Willard served as a school administrator with Another Generation Preschools (a privately held preschool company in the Ft. Lauderdale area).

Item 2. Properties.

     At September 3, 2002, we operated 179 schools on 10 owned and 169 leased properties in 15 states. Our schools are geographically distributed as follows: four in Arizona, 29 in California, 17 in Florida, one in Georgia, 13 in Illinois, one in Maryland, seven in Nevada, 15 in New Jersey, 24 in North Carolina, three in Oregon, 23 in Pennsylvania, two in South Carolina, ten in Texas, 22 in Virginia and eight in Washington. Our schools generally are located in suburban settings.

     The land and buildings which we own are subject to mortgages on the real property. Our leased properties are leased under long-term leases which are typically triple-net leases requiring us to pay all applicable real estate taxes, utility expenses and insurance costs. These leases usually contain inflation related rent escalators.

     From time to time, we purchase undeveloped land for future development; however, at June 30, 2002, we did not hold any such properties. We also own the land and building of three properties in Florida and Maine at which we formerly operated day care centers; two of these properties are leased to third parties.

     We lease 22,500 square feet of space for our corporate offices in West Chester, Pennsylvania.

Item 3. Legal Proceedings.

     We are a party in various suits and claims that arise in the ordinary course of our business. Our management currently believes that the ultimate disposition of all such matters will not have a material adverse effect on our consolidated financial position or results of operations. The significance of these matters on our future operating results and cash flows depends on the level of future results of operations and cash flows as well as on the timing and amounts, if any, of the ultimate outcome.

     On August 7, 2002, a civil action was commenced in the Court of Chancery in the State of Delaware in New Castle County. The plaintiff seeks to represent a putative class consisting of the public stockholders of NLCI. Named as defendants in the complaint are NLCI, members of the NLCI Board of Directors and one former member of the NLCI Board of Directors. The plaintiff alleges, among other things, that the proposed merger is unfair and that the current and former NLCI directors breached their fiduciary duties by failing to disclose fully material non-public information related to the value of NLCI and by engaging in self-dealing. The complaint seeks an injunction, damages and other relief. NLCI was served with the complaint on August 22, 2002.

Item 4. Submission of Matters to a Vote of Security Holders.

     None.

                                     PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters.

Market Information

     Our common stock trades on The Nasdaq National Market under the symbol
NLCI.

     The table below sets forth the quarterly high and low bid prices for our common stock as reported by Nasdaq for each quarter during the period from July 1, 2000 through June 30, 2002 and for the first quarter to date in Fiscal 2003.

                                                           High            Low

 Fiscal 2001 (July 1, 2000 to June 30, 2001)

 First Quarter ........................................   10.000          7.750
 Second Quarter .......................................    8.875          4.688
 Third Quarter ........................................   10.250          5.516
 Fourth Quarter .......................................   10.000          7.550

 Fiscal 2002 (July 1, 2001 to June 30, 2002)

 First Quarter ........................................    9.000          6.250
 Second Quarter .......................................    8.250          4.800
 Third Quarter ........................................    7.480          5.050
 Fourth Quarter .......................................    7.230          5.150

 Fiscal 2003

 First Quarter (through September 3, 2002 .............    7.600          5.010

Holders

     At September 3, 2002, there were approximately 342 holders of record of shares of common stock.

Dividend Policy

     We have never paid a dividend on our common stock and do not expect to do so in the foreseeable future. Although the payment of dividends is at the discretion of the Board of Directors, we intend to retain our earnings in order to finance our ongoing operations and to develop and expand our business. Our credit facility with our lenders prohibits us from paying dividends on our common stock or making other cash distributions without the lenders' consent. Further, our financing documents relating to our private placement of our $10,000,000 Subordinated Note with Allied Capital Corporation prohibit us from paying cash dividends on our common stock without Allied's approval and our financing documents relating to our private placement of the Series C Convertible Preferred Stock to Edison Venture Fund II, L.P. prohibit us from paying cash dividends on our common stock, unless the dividend is permitted under our bank agreement and the amount of the dividend is less than or equal to 50% of our operating income less income tax.

Equity Compensation Plan Information

The following table summarizes our equity compensation plans as of June 30, 2002:

                                                                                            Number of securities
                                                                                          remaining available for
                                                                                           future issuance under
                                Number of securities to be       Weighted-average        equity compensation plans
                                  issued upon exercise of        exercise price of         (excluding securities
                                   outstanding options,        outstanding options,       reflected in column (a))
        Plan category               warrants and rights         warrants and rights
        -------------
                                            (a)                         (b)                         (c)
Equity compensation plans
approved by security holders              728,237                      7.228                      662,273
Equity compensation plans not
approved by security holders              100,000                      8.363                         --
                                          -------                      -----                         --
         Total:                           828,237                      7.365                      662,273
                                          =======                      =====                      =======

Options issued outside of the stockholder-approved plans have been issued with features substantially similar to those of the stockholder-approved plans.

Item 6.    Selected Financial Data.

                                                                                              Six Months
                                                            For the years ending June 30,        Ended        Year Ended
                                                -------------------------------------------  -------------   -------------
         Operating Data                            2002       2001       2000        1999    June 30, 1998   December 1997
                                                ---------  ---------  ----------  ---------  -------------   -------------
Revenue                                         $ 156,279  $ 147,952  $  127,407  $ 109,762   $  48,995       $  80,980
School operating expenses                         136,190    129,786     110,078     96,475      42,643          70,258
                                                ---------  ---------  ----------  ---------  -------------   -------------
School operating profit                            20,089     18,166      17,329     13,287       6,352          10,722
General and administrative expenses                11,776     11,004       9,742      7,717       3,391           5,973
Restructuring expense                                   -          -           -          -           -           2,960
                                                ---------  ---------  ----------  ---------  -------------   -------------
Operating income                                    8,313      7,162       7,587      5,570       2,961           1,789
Interest expense                                    3,637      4,171       3,373      2,998       1,044           2,047
Other income                                         (160)      (424)       (145)      (248)       (102)           (158)
Minority interest                                      34         23          88         74          35              86
                                                ---------  ---------  ----------  ---------  -------------   -------------
Income (loss) before income taxes                   4,802      3,392       4,271      2,746       1,984            (186)
Income tax expense                                  1,968      1,596       1,793      1,153         833             250
                                                ---------  ---------  ----------  ---------  -------------   -------------
Net (loss) income before Cumulative effect
  of change in accounting principal and
  extraordinary item                                2,834      1,796       2,478      1,593       1,151            (436)
Cumulative effect of accounting change                  -        295           -          -           -
Extraordinary item                                      -          -           -          -           -             449
                                                ---------  ---------  ----------  ---------  -------------   -------------
Net income (loss)                                   2,834      1,501       2,478      1,593       1,151            (885)
Preferred dividends                                    82         81          82         83          51             102
                                                ---------  ---------  ----------  ---------  -------------   -------------
Net income available to common stockholders'    $   2,752      1,420       2,396      1,510       1,100            (987)
                                                =========  =========  ==========  =========  =============   =============

Basic earnings per share:
Net income (loss) before Cumulative effect
  of change in accounting principle and
  extraordinary item                            $    0.44  $    0.29  $     0.40  $    0.25   $    0.18       $   (0.09)
Cumulative effect of accounting change                  -      (0.05)          -          -           -               -
Extraordinary item                                      -          -           -          -           -           (0.07)
                                                ---------  ---------  ----------  ---------  -------------   -------------
Net income (loss)                               $    0.44  $    0.24  $     0.40  $    0.25   $    0.18       $   (0.16)
                                                =========  =========  ==========  =========  =============   =============

Dilutive earnings per share:
Net income (loss) before Cumulative effect
  of change in accounting principle and
  extraordinary item                            $    0.38  $    0.24  $     0.33  $    0.22   $    0.15       $   (0.09)
Cumulative effect of accounting  change (a)             -      (0.04)          -          -           -               -
Extraordinary item                                      -          -           -          -           -           (0.07)
                                                ---------  ---------  ----------  ---------  -------------   -------------
Net income (loss)                               $    0.38  $    0.20  $     0.33  $    0.22   $    0.15       $   (0.16)
                                                =========  =========  ==========  =========  =============   =============

EBITDA (b)
  (earnings before interest, taxes,
  depreciation and amortization expense)        $  14,514  $  14,624  $   13,943  $  11,123   $   5,243       $   4,803
                                                ---------  ---------  ----------  ---------  -------------   -------------

Balance Sheet Data:
Working capital deficit                         $ (13,325) $ (15,453) $  (16,946) $ (12,087)  $ (10,221)      $  (7,946)
Goodwill and intangibles, net                      49,521     50,012      51,447     47,319      43,754          37,923
Total assets                                      102,980    101,784      98,618     81,025      75,020          74,398
Short-term debt and
Current portion of long-term debt                   4,488      6,414       6,293      2,209       2,031           2,793
Long-term debt                                     35,729     36,941      36,509     29,147      26,477          28,470
Stockholders' equity                               42,487     38,601      36,558     34,145      32,736          31,636

(a) Cumulative effect of accounting change represents the effect of the adoption of Staff Accounting Bulletin 101, Revenue Recognition.

(b) EBITDA is defined by the Company as its net income before interest expense, income taxes, depreciation, amortization and cumulative effect of a change in accounting principle. EBITDA is not intended to indicate that cash flow is sufficient to fund all of the Company's cash needs or represent cash flow from operations as defined by accounting principals generally accepted in the United States of America. EBITDA should not be used as a tool for comparison as the computation may not be similar for all companies.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

General

         The Company has entered into an Agreement and Plan of Merger, dated as of August 5, 2002, with Socrates Acquisition Corporation ("Socrates"), a corporation newly formed by Gryphon Partners II, L.P. and Cadigan Investment Partners, Inc. (collectively with Gryphon Partners II-A, L.P., the "Buying Group"), both of which are engaged principally in the business of investing in companies. Under the merger agreement, Socrates will be merged into NLCI, with NLCI as the surviving corporation (the "Merger"). If the Merger is completed, each issued and outstanding share of NLCI common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) will be converted into the right to receive $7.75 in cash, without interest, except for certain shares and options held by the NLCI directors and executive officers identified in the merger agreement as a rollover stockholder, which will continue as, or be converted into, equity interests of the surviving corporation. In addition, if the Merger is completed, each outstanding option and warrant that is exercisable as of the effective time of the Merger will be canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant multiplied by (2) the number of shares of common stock subject to the option or warrant exercisable as of the effective time of the merger, net of any applicable withholding taxes. Following the Merger, NLCI will continue its operations as a privately held company. The Merger is contingent upon satisfaction of a number of conditions, including approval of NLCI's stockholders, the receipt of regulatory and other approvals and consents, the absence of any pending or threatened actions that would prevent the consummation of the transactions contemplated by the merger agreement and receipt of financing. There can be no assurance that these or other conditions to the Merger will be satisfied or that the Merger will be completed. If the Merger is not completed for any reason, it is expected that the current management of NLCI, under the direction of the NLCI Board of Directors, will continue to manage NLCI as an ongoing business.

         It is currently anticipated that the total amount of funds necessary to complete the Merger and the related transactions is approximately $108,900,000 (assuming that no NLCI stockholders exercise and perfect their appraisal rights). The Buying Group has received commitments, subject to various conditions, from financial institutions in an aggregate amount sufficient, taking into account the amounts to be contributed as equity financing, to fund these requirements. The receipt of third-party financing is a condition to completion of the Merger. Of this amount, $47,500,000 is expected to be funded from a equity investment in the Company by Socrates and stockholders who are converting their shares into equity interests in the surviving corporation and an additional $50,000,000 is expected to be funded through new credit facilities. These funds are expected to be used to pay NLCI's stockholders and certain option holders and warrant holders, other than stockholders who are converting their shares into equity interest in the surviving corporation, to refinance debt, and to pay fees and expenses related to the Merger. Following completion of the Merger, the senior secured credit facility and the senior subordinated notes are expected to be repaid through cash flow generated from operations in the ordinary course of business and/or through refinancing.

         The Company anticipates that it will expense in the first and second quarter of Fiscal 2003 approximately $800,000 of legal, professional and other registration fees incurred in connection with the Merger.

Results of Operations

Fiscal Year ended June 30, 2002 ("Fiscal 2002") compared to Fiscal Year ended June 30, 2001("Fiscal 2001")

     At June 30, 2002, the Company operated 174 schools. Since June 30, 2001, the Company has opened six new schools: four preschools and two schools for learning challenged (the Paladin Academy schools). The Company has also closed three schools.

     Revenues for Fiscal 2002 increased $8,327,000 or 5.6% to $156,279,000 from $147,952,000 for Fiscal 2001. The increase in revenues is primarily attributable to tuition increases, the maturing of schools opened in Fiscal 2001 and the opening of nine new schools.

     Same school revenue (schools that were opened in both periods) increased $6,908,000 or 4.7% in Fiscal 2002 compared to Fiscal 2001. This increase is related to tuition increases of approximately 5% and the maturing of schools opened in Fiscal 2001 offset by a decrease in enrollment in many of the Company's preschools due primarily as a result of the economy which often times results in the loss of employment by at least one parent with a child in preschool. The increase in revenues related to the new schools opened totaled $1,766,000. Revenues related to The Activities Club increased $257,000. These increases were offset by a decrease in revenues of $604,000 related to school closings.

     School operating profit in Fiscal 2002 increased $1,923,000 or 10.6% to $20,089,000 from $18,166,000 for Fiscal 2001. Total school operating profit margin increased from 12.3% for Fiscal 2001 to 12.9% for Fiscal 2002. The results for Fiscal 2002 include the effect of adopting Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which resulted in a $1,677,000 reduction in goodwill amortization expense. (See
Note 7 to the financial statements.)

     Same school operating profit increased $3,324,000 or 17.6% in Fiscal 2002 compared to Fiscal 2001. Same school operating profit margin improved from 12.9% in Fiscal 2001 to 14.4% in Fiscal 2002. Excluding the effect of the adoption of SFAS 142, same school operating profit increased $1,695,000 or 9.0%. The increase in same school operating profit is due to the effect of the adoption of SFAS 142, the maturing of schools opened in Fiscal 2001 and lower school level expenses as a percentage of revenue. New schools opened in Fiscal 2002 incurred a loss of $1,126,000. Pre-opening expense (start-up cost) for schools to open in Fiscal 2003 was $516,000. The Activities Club ("TAC"), a business purchased in December 1999, reduced its operating loss for Fiscal 2002 by $294,000 from $474,000 in Fiscal 2001 to $180,000 in Fiscal 2002. School closings negatively affected the change in school operating profit by $53,000.

     General and administrative expenses increased $772,000 or 7.0% from $11,004,000 in Fiscal 2001 to $11,776,000 in Fiscal 2002. As a percentage of revenue, general and administrative expense was 7.5% for Fiscal 2002 and 7.4% for Fiscal 2001. This increase in general and administrative expenses was primarily related to additional corporate staffing, increased rent related to new corporate office location and increased fees for professional and legal services.

     As a result of the factors mentioned above, operating income increased $1,151,000 from $7,162,000 in Fiscal 2001 to $8,313,000 in Fiscal 2002.
Operating income as a percentage of revenue increased from 4.8% in Fiscal 2001 to 5.3% in Fiscal 2002.

     Other income decreased $264,000 during Fiscal 2002 as compared to the comparable period in the prior year. This decrease was primarily due to a decrease in interest income from investments and notes receivable. Other income for Fiscal 2002 also includes the gain recognized on the settlement of a promissory note of $383,000 and the write-off of expenses related to unsuccessful transactions of $344,000.

     For Fiscal 2002, EBITDA (defined as earnings before interest, income taxes, depreciation and amortization) totaled $14,514,000. This represents a decrease of $110,000 over the comparable period. EBITDA is not intended to indicate that cash flow is sufficient to fund all of the Company's cash needs or represent cash flow from operations as defined by accounting principles generally accepted in the United States of America. In addition, EBITDA should not be used as a tool for comparison as the computation may not be similar for all companies.

     Interest expense decreased $534,000 or 12.8% from $4,171,000 for Fiscal 2001 to $3,637,000 for Fiscal 2002. The decrease is due to decreased interest rates on the Company's senior credit facility and a decrease in interest associated with subordinated notes due to repayments. The decreases were offset by an increase in the Company's senior subordinated debt which increased from 10.0% to 12.0% in October 2001.

     Income tax expense totaled $1,968,000 for Fiscal 2002, which reflects a 41% effective tax rate. The reduction in the tax rate from Fiscal 2001 is principally caused by the implementation of FAS 142, as the Company is no longer amortizing non-deductible goodwill.

Fiscal 2001 compared to the twelve months ended June 30, 2000 ("Fiscal 2000")

     The Company's fiscal year ends on June 30. The fiscal year ended June 30, 2001 was a 52-week year and the fiscal year ended June 30, 2000 was a 53-week year.

     At June 30, 2001, the Company operated 171 schools. Since June 2000 through June 2001, the Company opened 24 schools and acquired two new schools: three elementary schools, eleven preschools, six schools for learning challenged (the Paladin Academy schools), one alternative high school (HLA) and three charter schools (including the two Arizona charter schools purchased in 2000). The Company also closed three underperforming schools.

     Revenues in Fiscal 2001 increased $20,545,000 or 16.1% to $147,952,000 in
Fiscal 2001 from $127,407,000 for Fiscal 2000. After adjusting Fiscal 2000 to a comparable 52-week basis, revenues would have increased approximately $22,345,000 or 17.9%. The increase in revenues is primarily attributable to the increased enrollment, tuition increases and the increase in the number of new and acquired schools.

     Same school revenue (schools that were opened in both periods) increased $7,974,000 from $124,926,000, in Fiscal 2000 to $132,900,000 in Fiscal 2001 or
6.4%. This increase was related to tuition and enrollment increases and the maturing of schools opened in Fiscal 1999. The increase in revenues that related to the 24 new schools totaled $12,503,000. Acquired schools contributed additional revenues of $1,962,000. The revenues for TAC decreased $238,000 from $640,000 in Fiscal 2000 to $402,000 in Fiscal 2001. These increases were offset by a decrease in revenues of $1,656,000 related to closed schools.

     School operating profit for Fiscal 2001 increased $837,000 or 4.8% to $18,166,000 from $17,329,000 in Fiscal 2000. Total school operating profit as a percentage of revenue decreased from 13.6% to 12.3%.

     Same school operating profit increased $1,898,000 from $17,397,000 in Fiscal 2000 to $19,295,000 in Fiscal 2001 or 10.9%. Same school operating profit margin improved from 13.9% in Fiscal 2000 to 14.5% in Fiscal 2001. The increase in same school operating profit was due to the revenue increases and the maturing of the schools opened in Fiscal 1999. For Fiscal 2001, new schools incurred losses of $711,000. Included in these losses was $923,000 associated with the Company's two Arizona based charter schools. The losses associated with the Arizona schools are attributable to lower than expected enrollment. Acquired schools increased school operating income by $253,000. In Fiscal 2001, operating results from TAC were a loss of $474,000 or a decrease of $550,000 as compared to Fiscal 2000. If TAC is unsuccessful in receiving additional orders or contracts to purchase its products, the future operations of TAC could continue to be negatively affected. The net effect of school closings decreased school operating profit by $53,000.

     General and administrative expenses increased $1,262,000 or 13.0% to $11,004,000 in the Fiscal 2001. As a percentage of revenue, general and administrative expenses decreased from 7.6% of revenues in Fiscal 2000 to 7.4% of revenues in Fiscal 2001. The increase in general and administrative expense related primarily to management additions necessary to support the continued growth in the Company's private schools and specialty schools. Other increases in general and administrative expenses include an increase in fees for professional services and expenses related to new school locations that were canceled.

     As a result of the factors mentioned above, operating income decreased $425,000 to $7,162,000 for Fiscal 2001 as compared to that for Fiscal 2000. Operating income as a percentage of revenue increased from 5.9% in Fiscal 2000 to 4.8% in Fiscal 2001.

     EBITDA (defined as earnings before interest, income taxes, depreciation and amortization) before the cumulative effect of a change in accounting principles, totaled $14,624,000 for Fiscal 2001 which was $681,000 above Fiscal 2000. As a percentage of revenue, EBITDA for Fiscal 2001 equaled 9.9% versus 10.9% in Fiscal 2000. EBITDA is not intended to indicate that cash flow is sufficient to fund all of the Company's cash needs or represent cash flow from operations as defined by accounting principles generally accepted in the United States of America. In addition, EBITDA should not be used as a tool for comparison as the computation may not be similar for all companies.

     Interest expense increased by $798,000 or 23.7% for Fiscal 2001 as compared to Fiscal 2000. The increase in interest expense was a result of increased borrowings under the Company's senior debt facility and an increase in interest rates on the Company's floating rate senior debt.

     The provision for income taxes of $1,596,000 for Fiscal 2001 was in excess of amounts computed by applying statutory federal income tax rates to income before income taxes due primarily to non-deductible goodwill incurred with acquisitions for stock and state income taxes. For acquisitions of stock of a company, purchase accounting applies for accounting purposes; but, for tax purposes, the Company inherits the historic basis of the purchased company in its assets, without any goodwill.

Change in Revenue Recognition

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin ("SAB") 101, Revenue Recognition in Financial Statements, which provides guidance related to revenue recognition. SAB 101 allows companies to report any changes in revenue recognition related to adopting its provisions as an accounting change at the time of implementation in accordance with Accounting Principles Board Opinion No. 20, Accounting Changes.

     Previously, the majority of registration fees were deferred when received and recorded in September to coincide with fall enrollment. Registration fees for students enrolled during the school year were recorded when received. Under the accounting method adopted retroactive to July 1, 2000, the Company recognizes school registration fees over the typical school year of August to June. Summer camp registration fees are now recognized during months June, July and August. The cumulative effect of the change on prior years resulted in a charge to income (net of taxes) of $295,000 that was recognized during 2001. SAB 101 modifies the recognition of fee income but has no impact on cash flow or the operations of the Company.

Liquidity and Capital Resources

Fiscal 2002 Cash Flows

     Total cash and cash equivalents increased $466,000 from $1,321,000 at June 30, 2001 to $1,787,000 at June 30, 2002. The net increase was primarily related to cash provided from operations totaling $10,548,000, repayments on notes receivable of $1,680,000, proceeds from the exercise of stock options and warrants of $1,510,000 and an increase in borrowings under the Senior Credit Facility of $819,000. These sources of cash were offset by $8,673,000 in capital expenditures, a decrease in cash overdraft liability of $1,864,000 and repayments of subordinated debt of $3,865,000.

     The working capital deficit decreased $2,128,000 from $15,453,000 at June 30, 2001 to $13,325,000 at June 30, 2002. The decrease is primarily the result of a decrease of $1,864,000 in cash overdraft liability and a decrease of $1,926,000 in current maturities of long-term debt. This decrease was offset by an increase in unearned income totaling $370,000 and a decrease of $1,585,000 in notes receivable. The increase in unearned income is related to the prepayment of annual and semi-annual tuition by parents and by registration fees collected at the beginning of the school year.

     The Company anticipates that its existing available principal credit facilities, cash generated from operations and continued support of site developers to build and lease schools will be sufficient to satisfy working capital needs, capital expenditures and renovations and the building of new schools during Fiscal 2003, but acquisitions will be limited in number.

     In addition, the Company is committed to a plan and is actively marketing approximately $6,000,000 in real estate for a potential sale leaseback transaction.

Long-Term Obligations and Commitments

     In May 2001, the Company entered into its current Amended and Restated Loan and Security Agreement, which increased the Company's borrowing capacity to $40,000,000. Three separate facilities were established under the Amended and Restated Loan and Security Agreement: (1) $10,000,000 Working Capital Credit Facility, (2) $15,000,000 Acquisition Credit Facility and (3) $15,000,000 Term Loan. The Term Loan Facility will mature on

April 1, 2006 and provides for $2,143,000 annual interim amortization with the balance paid at maturity. Under the Acquisition Credit Facility, no principal payments are required until April 2004. At that time, the outstanding principal under the Acquisition Credit Facility will be converted into a term loan that will require principal payments in 16 quarterly installments. The Working Capital Credit Facility is scheduled to terminate on April 1, 2004. In addition, the credit facilities provide that NLCI must meet or exceed defined interest coverage ratios and must not exceed leverage ratios.

     At June 30, 2002, the Company was not in compliance with two credit facility financial covenant ratios. The Company, however, received a waiver for the breach of the interest coverage ratio and adjusted leverage ratio at June 30, 2002. In addition, the breached ratios were amended and restated to lower ratio requirements for Fiscal 2003. The Company's interest coverage ratio increased from a ratio of EBITDA of 3.5 times interest expense or higher to 4.0 times interest expense or higher at June 30, 2002. The Company's ratio was 3.99 times EBITDA at June 30, 2002. The Company's adjusted leverage ratio decreased from 4.5 times EBITDA or plus rent expenses to 4.25 times EBITDA plus rent expense at June 30, 2002. The Company's ratio was 4.37 times EBITDA plus rent expense at June 30, 2002. The Company is in compliance with all other bank covenant requirements.

     At June 30, 2002, a total of $28,217,000 was outstanding and $9,353,000 was available under the Amended and Restated Loan Agreement. There was $2,084,000 outstanding under the Working Capital Credit Facility, $13,276,000 was outstanding under the Acquisition Credit Facility, $12,857,000 was outstanding under the Term Loan and $287,000 in outstanding letters of credit. In addition, the Company has $12,000,000 outstanding under subordinated debt agreements as well as significant commitments under operating lease agreements. The following is a summary of these obligations (dollars in thousands):

Contractual Obligations                                   Less than        2-4        Year 5 and
                                              Total        1 year         years          after
                                        ---------------------------------------------------------
Long-term obligations                         $40,217        4,488        26,781         8,948

Interest rate swap                                376           63           313
Operating leases                              228,682       25,127        69,890       133,665
                                        ---------------------------------------------------------
Total                                        $269,275      $29,678       $96,984      $142,613
                                        =========================================================

     The Company announced on August 6, 2002 that it had entered into a merger agreement with Socrates under which the Company would be the surviving corporation. The Company has incurred, and will continue to incur, substantial fees for services in connection with this transaction that heretofore have been capitalized. If the transaction is consummated, these fees will be allocated to the equity and debt financing of the transaction and thereafter treated in accordance with generally accepted accounting principles. In the event the transaction is not consummated, these fees will be expensed at that time. The resulting write off may be material and may be sufficiently large that the Company will find itself out of compliance with the covenants associated with its existing senior debt. We cannot determine at this time whether any such write off would be material or would cause the Company to be in default under the credit facility with its senior lender.

     The Company also has significant commitments with certain of its executives that would be triggered upon a change in control and certain termination events.

Capital Expenditures

     The Company is continuously maintaining and, where necessary, upgrading the property and equipment of each school. During Fiscal 2002, the Company spent approximately $8,673,000 on capital expenditures, which included $2,259,000 for new school development, $5,758,000 on upgrading existing facilities and $656,000 related to new corporate offices. During Fiscal 2001, the Company spent approximately $15,224,000 on capital expenditures, which included $9,587,000 for new school development and $5,637,000 on upgrading existing facilities.

     During Fiscal 2002, the Company received $390,000 from the sale of 2 closed schools. During Fiscal 2001, the Company received $8,268,000 from sale and leaseback transactions of new schools.

Insurance

     Companies involved in the education and care of children may not be able to obtain insurance for the total risks inherent in their operations. In particular, general liability coverage can have sublimits per claim for child abuse. The Company believes it has adequate insurance coverage at this time. There can be no assurance that in future years the Company will not become subject to lower limits or substantial increases in insurance premiums.

Recently Issued Accounting Standards

     SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and expands on the guidance provided by

     SFAS No. 121 with respect to cash flow estimations. SFAS No. 144 becomes effective for the Company in Fiscal 2003. The Company is evaluating SFAS No. 144 and has not yet determined the full impact of adoption on its financial position but will reclass property and equipment held for sale as part of total property and equipment as the assets are still in use.

     On April 30, 2002 the Financial Accounting Standards Board ("FASB") issued Statement 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. FASB 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Early application of the provisions of FASB 145 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which FASB 145 is issued. The Company has elected to adopt FASB 145 as of the beginning of Fiscal 2002.

     The Company had a promissory note obligation related to the purchase of a school in Arizona of $1,408,000 issued in June 2000. The promissory note was settled for $1,025,000 on February 14, 2002 resulting in a gain of $383,000. As a result of the adoption of FASB 145, the Company recorded the gain as other income during the quarter ended March 31, 2002. The impact on diluted earnings per share for the quarter and year to date March 31, 2002 was $0.03 per share (net of tax).

     On July 30, 2002, FASB issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. FASB 146 is to be applied prospectively to exit or disposal activities initiated after December 21, 2002.

Critical Accounting Policies

     The preparation of financial statements in conformity with generally accepted accounting principles requires that management make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Actual results may vary from estimates in amounts that may be material to the financial statements.

     The Company's significant accounting policies are described in note 1 to the consolidated financial statements. The following accounting policies are considered critical to the preparation of the Company's financial statements due to the estimation processes and business judgment involved in their application.

Revenue Recognition

     Tuition revenues, net of discounts and other revenues are recognized as services are performed. Any tuition payments received in advance of the time period for which service is to be performed is recorded as unearned revenue. Charter school management fees are recognized based on a contractual relationship with the charter school and do not include any tuition revenue received by the charter school. Certain fees may be received in advance of services being rendered, in which case the fee revenue is deferred and recognized over the appropriate period of service. The Company's net revenues meet the criteria of SAB No. 101, including the existence of an arrangement, the rendering of services, a determinable fee and probable collection.

Accounts Receivable

     The Company's accounts receivable are comprised primarily of tuition due from governmental agencies and parents. Accounts receivable are presented at estimated net realizable value. The Company uses estimates in determining the collectibility of its accounts receivable and must rely on its evaluation of historical trends, governmental funding processes, specific customer issues and current economic trends to arrive at appropriate reserves. Material differences may result in the amount and timing of bad debt expense if actual experience differs significantly from management estimates.

     The Company provides its services to the parents and guardians of the children attending the schools. The Company does not extend credit for an extended period of time, nor does it require collateral. Exposure to losses on receivables is principally dependent on each person's financial condition. The Company also has investments in other entities. The collectibility of such investments is dependent upon the financial performance of these entities. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

Long-lived and Intangible Assets

     Under the requirements of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets, the Company assesses the potential impairment of property and equipment and identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset's value is impaired if management's estimate of the aggregate future cash flows, undiscounted and without interest charges, to be generated by the asset are less than the carrying value of the asset. Such cash flows consider factors such as expected future operating income and historical trends, as well as the effects of demand and competition. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the asset over the fair value of the asset. Such estimates require the use of judgment and numerous subjective assumptions, which, if actual experience varies, could result in material differences in the requirements for impairment charges.

Goodwill

     The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, effective July 1, 2001. Under SFAS No. 142, goodwill is no longer amortized but reviewed for impairment annually, or more frequently if certain indicators arise. As a result, the Company ceased amortization of goodwill, the effect of which was a reduction of $1,677,000 of amortization expense for the year ended June 30, 2002.

     The net carrying value of goodwill was $48,376,000 as of July 1, 2001 (the Company's adoption date of SFAS 142). The Company completed the "first step" impairment test as required under SFAS 142 at December 31, 2001 and determined that the recognition of an impairment loss was not necessary. The fair value of the Company's ten reporting units was estimated using the expected present value of future cash flows. In estimating the present value the company used assumptions based on the characteristics of the reporting unit including discount rates (ranging from 13% to 20%). For two of the reporting units fair value approximated their carrying value while for the remaining eight reporting units fair value exceeded carrying value. For the two reporting units where fair value approximated carrying value, goodwill allocated to these reporting units totaled $7,806,000 and $4,676,000. Accordingly, the Company updated its analysis at June 30, 2002 and concluded that no impairment was required for these two reporting units. Goodwill will be assessed for impairment at least annually or upon an adverse change in operations. The annual impairment testing required by SFAS No. 142 will require judgments and estimates and could require us to write down the carrying value of our goodwill and other intangible assets in future periods.

Long Term Note Receivable

     The Company has a $2,600,000 note receivable pursuant to a Credit Agreement with Total Education Solutions ("TES") due May 2005, of which $2,250,000 is convertible into 30.0% ownership of TES. TES, established in 1997, provides special education services to charter schools and public schools which, because of lack of internal capabilities or other reasons, wish to out-source their provision of special education programs (which, under federal law, they are required to provide to select students). The proceeds received by TES have been used for the expansion of its product throughout California and plans to enter other states. Although TES's revenues have grown since the origination of the credit agreement, TES has also incurred losses as a result of building the infrastructure to service other regions.

     As part of our evaluation of the carrying value of TES, we consider a number of positive and negative factors affecting TES including:

     .   Operating results and outlook for TES;

     .   Expected future cash flows;

     .   Current conditions and trends in the industry;

     .   Other industry comparables; and

     .   Our plans and ability to continue to hold this investment.

     In evaluating the investment in TES, a discounted cash flow analyses was prepared for TES based on a recent financing discussion memorandum. The cash flow analyses indicated that the investment in TES has a value greater than our current carrying value. In addition, we reviewed other objective evidence including recent comparable transactions similar to TES, industry publications supporting the market and growth rates and TES's ongoing discussions with third parties regarding additional financing.

Income Taxes

     The Company accounts for income taxes using the asset and liability method, in accordance with FAS 109, Accounting for Income Taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized as income in the period of enactment. A valuation allowance is recorded based on the uncertainty regarding the ultimate realizability of deferred tax assets.

     The Company files a U.S. federal income tax return and various state income tax returns, which are subject to examination by tax authorities. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. The Company's estimated tax liability is subject to change as examinations of specific tax years are completed in the respective jurisdictions including possible adjustments related to the nature and timing of deductions and the local attribution of income.

Item 7A.   Quantitative and Qualitative Disclosures about Market Risk

     Market risk represents the risk of loss that may impact the consolidated financial position, results of operations or cash flows of the Company. The Company is exposed to market risk in the areas of interest rates and interest rate swaps agreements.

Interest Rates

     The Company's exposure to market risk for changes in interest rates relate primarily to debt obligations. The Company has no cash flow exposure due to rate changes on its 12.0%, $10,000,000 senior subordinated debt at June 30, 2002 and June 30, 2001. The Company also has no cash flow exposure on certain mortgages, notes payable and subordinate debt agreements aggregating $2,386,000 and $6,471,000 at June 30, 2002 and June 30, 2001, respectively. However, the Company does have cash flow exposure on two of its credit facilities under the Amended and Restated Loan and Security Agreement. The Working Capital and the Acquisition Credit Facility are subject to variable LIBOR or prime base rate pricing. Accordingly, a 1.0% change in the LIBOR rate and the prime rate would have resulted in interest expense changing by approximately $143,000 and $206,000 in Fiscal 2002 and Fiscal 2001, respectively.

Interest Rate Swap Agreement

     In connection with the May 2001 amendment to the Company's Amended and Restated Loan and Security Agreement, it entered an interest rate swap agreement on the $15,000,000 Term Loan Facility. The Company uses this derivative financial instrument to manage its exposure to fluctuations in interest rates. The instrument involves, to varying degrees, market risk, as the instrument is subject to rate and price fluctuations and elements of credit risk in the event the counterparty should default. The Company does not enter into derivative transactions for trading purposes. At June 30, 2002 the Company's interest rate swap contract outstanding had a total notional amount of $12,857,000. Under the interest rate swap contract, the Company agrees to pay a fixed rate of 5.48% and the counterparty agrees to make payments based on 3-month LIBOR. The market value of the interest rate swap agreement at June 30, 2002 was a liability of $376,000, net of taxes and is included as a component of Accumulated Other Comprehensive Loss, of which a portion is expected to be reclassified to the consolidated statement of income within one year.

Item 8.    Financial Statements and Supplementary Data.

     Financial statements and supplementary financial information specified by this Item, together with the Reports of the Company's independent accountants thereon, are included in this Annual Report on Form 10-K on pages F-1 through F-26 below.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

     None.

                                    PART III

Item 10.   Directors and Executive Officers of the Registrant.

     The information required by this Item with respect to the directors of the Company is listed below. The information required by this Item with respect to executive officers of the Company is furnished in a separate item captioned "Executive Officers of the Company" and included in Part I of this Annual Report on Form 10-K.

     The names of the directors and certain information about them, are set forth below:

                                                                                 Director
  Name of Director        Age                Principal Occupation                Since
--------------------------------------------------------------------------------------------

Continuing Director with a term expiring in 2004 (Class II Directors):

Daniel L. Russell          37    Principal Private Finance Group, Allied            2001
                                 Capital Corporation

Continuing Director with a term expiring in 2002 (Class III Directors):

Edward Chambers            65    Executive Vice President - Finance and             1988
                                 Administration of Wawa, Inc.

A.J. Clegg                 63    Chairman of Board of Directors and Chief           1992
                                 Executive Officer of the Company

Peter H. Havens            48    Chairman of Baldwin Management, LLC                1991

Continuing Director with a term expiring in 2003 (Class I Directors):

John R. Frock              59    Vice Chairman - Corporate Development of           1992
                                 the Company

Eugene G. Monaco           74    Judge, Delaware County District Court              1995
                                 (retired)

Robert E. Zobel            54    Vice Chairman - Corporate Affairs and Chief        1998
                                 Financial Officer of the Company

     The following description contains certain information concerning the directors, including current positions and principal occupations during the past five years.

         Edward H. Chambers. Mr. Chambers has served as Executive Vice President
- Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President - Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Riddle Memorial Hospital.

         A. J. Clegg. Mr. A. J. Clegg was named Chairman of the Board and Chief Executive Officer of NLCI in May 1992. Since 1996, Mr. A. J. Clegg has also served as a member of the Board of Trustees of Drexel University. From June 1990 to December 1997 (but involving immaterial amounts of time between 1994 and 1997), Mr. A. J. Clegg served as the Chairman and CEO of JBS Investment Banking, Ltd., a provider of investment management and consulting services to businesses, including NLCI. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. A.
J. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components; and Design Mark Industries (1988-1993), a manufacturer of electronic senswitches. Mr. A. J. Clegg served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991; and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991. In August 2000, Mr. A. J. Clegg was recognized as "Education Entrepreneur of the Year" by the Association of Education Practitioners and Providers. Mr. A. J. Clegg is the father of Mr. D. Scott Clegg, NLCI's Vice Chairman - Operations, President and Chief Operating Officer.

         John R. Frock. Mr. Frock was appointed Vice Chairman - Corporate Development of NLCI in April 2002. Prior to such appointment, Mr. Frock had been Executive Vice President - Corporate Development since August 1, 1994. Mr. Frock was elected to the Board of Directors of NLCI on May 29, 1992. In March 1992, Mr. Frock became the President and Chief Operating Officer of JBS Investment Banking, Ltd., a provider of investment management and consulting services to businesses, including NLCI.

         Peter H. Havens. Mr. Havens is Chairman of Baldwin Management, LLC, an investment management concern. Previously, he was the Executive Vice President of Bryn Mawr Bank Corporation overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also chairman of the board of directors of Petroferm, Inc., a director of Independence Seaport Museum and Lankenau Hospital Foundation and a Trustee Emeritus of Ursinus College.

         Eugene G. Monaco. Mr. Monaco has both a J.D. from Temple Law School and M.S. in Mechanical Engineering from the University of Delaware and, from January 1, 1990 until his retirement in late 1995, served as a Judge for the Delaware County District Court. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University and was the Chief Negotiator for the Rose Tree Media School Board. He also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years.

         Daniel L. Russell. Mr. Russell is a Principal in the Private Finance Group at Allied Capital Corporation. Prior to joining Allied Capital in 1998, Mr. Russell served in the financial services practice of KPMG Peat Marwick LLP from 1991 to 1998, including serving as a Senior Manager from 1996 to 1998. Mr. Russell is a director of The Hillman Group, SunSource Technology Services, Inc. and HealthASPex. Mr. Russell is a Certified Public Accountant.

         Robert E. Zobel. Mr. Zobel was appointed Vice Chairman - Corporate Affairs and Chief Financial Officer of NLCI in April 2002. Between February 2001 and April 2002, Mr. Zobel served as Vice President, Chief Administrative Officer and Secretary of MARS, Inc., a start up retail organization. Mr. Zobel was Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. from February 1996 until February 2001. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont McKenna College, a J.D. degree from Willamette University College of Law and a LLM degree in tax from Boston University. Mr. Zobel has served as a director of NLCI since 1998.

     During the last five years, no director or executive officer of the Company has:

                  (i)      filed a petition for bankruptcy;

                  (ii)     been convicted in a criminal proceeding; or

                  (iii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

         On March 11, 2002, Pamela Lewis resigned from the NLCI Board of Directors for personal reasons unrelated to the Company. On April 30, 2002, the Company's Board of Directors reduced the number of directors on the Company's Board, from eight to seven.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and ten percent stockholders are required by SEC regulations to furnish the Company with a copy of all Section 16(a) forms ("Forms 3, 4, and 5") that they file. To the Company's knowledge, based solely on a review of copies of the Forms 3, 4 and 5 furnished to the Company and written representations with respect to all transactions in the Company's securities effected during the period from July 1, 2001 through June 30, 2002, all officers, directors and beneficial owners complied with the applicable
Section 16(a) filing requirements except that (i) Mr. A.J. Clegg inadvertently failed to file a report on Form 4 in connection with the exercise of a warrant to purchase 20,161 shares of the Company's Common Stock, (ii) Mr. Robert E. Zobel inadvertently failed to report timely on Form 4 dispositions of Common Stock beneficially owned by him, and (iii) Messrs. D. Scott Clegg and Robert E. Zobel each inadvertently failed to report timely a grant of options (made both under the 1995 Stock Incentive Plan and outside of NLCI's option plans) to purchase Common Stock in Fiscal 2002. We have been advised by Messrs. A.J. Clegg, D. Scott Clegg and Robert E. Zobel that they are in the process of completing their filings.

Item 11.   Executive Compensation.

     The information required by this Item is listed below.

Compensation Tables

     The following tables contain compensation data for the Chief Executive Officer and certain other of the Company's four other most highly compensated executive officers (based on total annual salary and bonus for Fiscal 2002) (the "Named Executive Officers").

Summary Compensation Table

                                                -----------------------------------------------------------------------------------
                                                                                                  Long Term
                                                                                                Compensation
                                                            Annual Compensation                    Awards
                                                ---------------------------------------------------------------

                                                                                Other            Securities             All
           Name and               Fiscal                                        Annual           Underlying            Other
      Principal Position           Year           Salary        Bonus      Compensation(1)      Options/SARs      Compensation(2)
------------------------------------------------------------------------------------------------------------------------------------
A.J. Clegg                         2002      $   329,648    $   80,644(3)        -                      -      $      6,752
Chairman, President and            2001          316,154       144,639(4)        -                      -             7,383
Chief Executive Officer            2000          314,007       141,477           -                110,000             6,391
-----------------------------------------------------------------------------------------------------------------------------------

John R. Frock                      2002      $   180,869    $        -           -                      -      $      2,164
Vice Chairman -                    2001          145,846             -  $   14,626                      -             2,073
Corporate Development              2000          141,846        66,636           -                      -             2,676
-----------------------------------------------------------------------------------------------------------------------------------

Robert E. Zobel(5)
Vice Chairman -                    2002      $    35,385    $        -  $    3,792                 65,000      $          -
Corporate Affairs and              2001                -             -           -                      -                 -
Chief Financial Officer            2000                -             -           -                      -                 -
-----------------------------------------------------------------------------------------------------------------------------------

D. Scott Clegg(5)
Vice Chairman -                    2002      $   126,923 (6)$        -  $    3,000                 65,000      $          -
Operations, President and          2001                -             -           -                      -                 -
Chief Operating Officer            2000                -             -           -                      -                 -
-----------------------------------------------------------------------------------------------------------------------------------

Dr. Lynn A. Fontana
Executive Vice President -         2002      $   126,040    $        -  $   21,389                      -      $      1,561
Education and Chief                2001          113,960             -      22,468                      -               368
Education Officer                  2000           98,526        20,360           0                      -                 -
-----------------------------------------------------------------------------------------------------------------------------------

Daryl A. Dixon (7)                 2002      $   174,540 (8)$        -  $   97,777                      -      $      1,159
Former President and               2001          265,000             -      49,326                      -               312
Chief Operating Officer            2000          260,615       117,205      49,858                      -               302
-----------------------------------------------------------------------------------------------------------------------------------

     (1) The amounts reported for Mr. Frock consist of $7,800 for automobile expenses in Fiscal 2001 and $6,826 for health insurance in Fiscal 2001. The amounts reported for Mr. Zobel in Fiscal 2002 consist of $1,200 for automobile expense and $2,592 for health insurance. The amounts reported for Mr. D. Scott Clegg in Fiscal 2002 consist of $3,000 for automobile expense. The amounts reported for Dr. Fontana consist of $9,362 and $9,362 for loan forgiveness for relocation or moving expenses in Fiscal 2002 and 2001, respectively, $6,000and $6,000 for automobile expenses for Fiscal 2002 and 2001 , respectively and $6,026 and $7,106 for health insurance in Fiscal 2002 and 2001 , respectively. The amounts reported for Mr. Dixon consist of $36,750, $34,100 and $35,303 in respect of loan forgiveness in Fiscal 2002, 2001 and 2000, respectively, $4,200, $8,400 and $8,400 for automobile expenses in Fiscal 2002, 2001 and 2000, respectively, $6,027, $6,826 and $6,155 for health insurance in Fiscal 2002, 2001 and 2000, respectively, $7,644 in Fiscal 2002 for unused vacation and $43,156 in Fiscal 2002 for options exercised. Perquisites and other personal benefits for Messrs. A. J. Clegg for all years; Mr. Frock in Fiscal 2002 and 2000 and Dr. Fontana in fiscal 2000 did not exceed 10% of such executive officer's salary and bonus and accordingly have been omitted from the table as permitted by the rules of the SEC.

(2) Other compensation in Fiscal 2002 for Messrs. A. J. Clegg, Frock and Dixon and Dr. Fontana consisted of payments of (i) $5,848, $2,164, $216, and $260, respectively, in respect of life insurance, and (ii) $905, $0, $943, and $1,301, respectively; in respect of Company matching 401(k) plan contributions.

(3) Payment date for $80,644 of bonus payable under Mr. A. J. Clegg's Special Incentive Agreement was accelerated by NLCI's compensation committee from November 20, 2001 to August 19, 2001 in connection with his exercise of warrants to purchase shares of NLCI's Common Stock. Mr. A. J. Clegg has voluntarily deferred payment to him of the remaining $56,689 of this bonus.

(4) Includes $7,306 of interest accrued from November 20, 2000, the date bonus payment was due, until June 22, 2001, the date bonus payment was actually made.

(5) Mr. Zobel joined the Company in April 2002 and Mr. D. Scott Clegg joined the Company in February 2002.

(6) Includes $50,000 Mr. D. Scott Clegg received during Fiscal 2002 as a consultant immediately preceding his employment with the Company.

(7) Mr. Dixon resigned form the Company effective November 30, 2001 and continued to serve as a consultant through February 18, 2002.

(8) Includes $71,598 Mr. Dixon received during Fiscal 2002 as a consultant immediately following his resignation.

Options/Stock Appreciation Rights Granted in Fiscal 2002

                                  ---------------------------------------------------------------------------------------
                                                                                               Potential Realized Value
                                                     Individual Grants                         at Assumed Annual Rates
                                                                                                    of Stock Price
                                  ------------------------------------------------------------ Appreciation for Option
                                                                                                  Term (10 yrs) (3)
                                                                                              ---------------------------

                                                   % of Total
                                    Number of       Options/
                                   Securities         SARs
                                   Underlying        Granted       Exercise                    At 5%         At 10%
                                     Option/         to all           or                       Annual        Annual
             Name of                  SARs        Employees in    Base Price   Expiration      Growth        Growth
            Executive              Granted (1)   Fiscal 2002 (2)  per Share       Date          Rate          Rate
-------------------------------------------------------------------------------------------------------------------------
A.J. Clegg                                0           0.00%          n/a           n/a        $      0      $      0
John R. Frock                             0           0.00%          n/a           n/a        $      0      $      0
Robert E. Zobel                      65,000          48.15%         $5.85      02/21/2012     $239,137      $299,531
D. Scott Clegg                       65,000          48.15%         $5.85      02/21/2012     $239,137      $299,531
Dr. Lynn A. Fontana                       0           0.00%          n/a           n/a        $      0      $      0

     (1) Options granted vest in increments of one-third of the total number of options granted on the first, second and third anniversary dates of the date of grant.
     (2) During Fiscal 2002, the Company granted to employees options to purchase an aggregate of 135,000 shares of Common Stock.
     (3) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account contractual provisions of the options which provide for termination of an option following termination of employment, nontransferability, or vesting. These amounts are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

Aggregated Option/Stock Appreciation Rights Exercised in Fiscal 2002 and Value of Options at June 30, 2002

                                         Exercised in            Number of Unexercised        Value of Unexercised
                                          Fiscal 2002           Options at June 30, 2002     In-the-Money Options at
                                                                                                  June 30, 2002
                                  -------------------------------------------------------------------------------------
                                     Shares
                                    Acquired
             Name of                   on            Value                       Un-                          Un-
            Executive               Exercise       Realized     Exercisable  exercisable   Exercisable    exercisable
-----------------------------------------------------------------------------------------------------------------------
A.J. Clegg                              0              0          238,333        36,667     $120,030       $     0
John R. Frock                           0              0           92,682             0     $107,220       $     0
Robert E. Zobel                         0              0            6,561        65,000     $      0       $62,595
D. Scott Clegg                          0              0                         65,000     $      0       $62,595
Dr. Lynn A. Fontana                     0              0            3,333         1,667     $  3,126       $ 1,564

     None of the above named executive officers held any stock appreciation rights at June 30, 2002.

Compensation of Directors

     The Company pays directors an annual retainer of $10,000 (except directors who are also employees of the Company, who receive $6,000), which is paid quarterly, and pays members of committees of the Board of Directors $750 per meeting for each committee meeting attended. In addition, members of the Company's special committee of the Board of Directors will be paid a retainer in the amount of $15,000, and the Chair of the special committee of the Board of Directors will be paid a retainer in the amount of $25,000 (plus, in each such case, such other amounts as may be deemed to be appropriate by the Board of Directors following the date on which such retainers are paid), such retainers to be in lieu of the normal policy of the Company for the attendance of meetings of the special committee. (Executive officers' compensation reported in the Summary Compensation Table does not include these fees.)

     The Company's 1995 Stock Incentive Plan, as amended, provides that as of the date 90 days following the closing of each fiscal year that the Plan is in effect, each individual serving as a director of the Company who is not an officer or employee of the Company will be granted a nonqualified stock option to purchase 5,000 shares of Common Stock if the Company's pre-tax income for such fiscal year increased at least 20% from the prior fiscal year and if the individual served as a director for the entire fiscal year then ended (or a proportionate lesser number of shares if the individual served as a director for less than the entire fiscal year). In Fiscal 2002, no shares were subject to annual grant, and, pursuant to the Plan, no director received an option to purchase any shares of Common Stock.

Executive Severance Plan

     In March 1997, the Company adopted an Executive Severance Pay Plan (the "Severance Pay Plan"). The Severance Pay Plan covered certain officers and key executives of the Company and such other additional employees or positions as determined by written resolution of the Board from time to time (collectively, the "Eligible Executives"). Under the Severance Pay Plan, if the employment of an Eligible Executive with the Company terminates following a Change in Control (as defined in the Severance Pay Plan) of the Company, under specified circumstances, the Eligible Executive will be entitled to receive the severance benefit specified in the Severance Pay Plan. The amount payable to an Eligible Executive would equal (a) the Eligible Executive's salary for a period of months equal to six plus the number of years of service of the Eligible Executive as of the date of termination (or two times the number of years of service, if he or she has completed at least three years of service as of the termination date), subject to a maximum of 18 months' pay, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination. In December 2001, the Severance Pay Plan was amended to remove a provision which would have given Eligible Executives the right to receive benefits under the Severance Pay Plan by terminating their employment voluntarily, for any reason, within one month following the date of a Change of Control.

Senior Executive Severance Plan

     In February 2000, the Company adopted an amended Senior Executive Severance Pay Plan (the "Executive Severance Pay Plan"), which replaced the Executive Severance Pay Plan adopted in March 1997, for five of the Company's executive officers. Under the Senior Executive Severance Pay Plan, if the employment of an Executive Officer covered by the Executive Severance Pay Plan (collectively, the "Eligible Senior Executives") terminates following a Change in Control (as defined therein) of the Company, under specified circumstances, the Eligible Senior Executive will be entitled to receive the severance benefit specified in the Executive Severance Pay Plan. The amount payable to an Eligible Senior Executive would equal (a) the Eligible Executive's salary for a period of months equal to (i) twelve plus the number of years of service of the Eligible Executive as of the date of termination if he has completed less than three years of services, (ii) twelve plus two times the number of years of service, if he has completed three or four years of service as of the termination date, or
(iii) twelve plus 2.99 times the number of years of service, if he has completed at least five years of service as of the termination date; but in no event more
35.99 months, plus (b) the bonus which would have been payable to the Eligible Executive for the year in which employment was terminated pro rated based on the number of months of employment in the year of termination. In December 2001, the Executive Severance Pay Plan was amended to remove a provision that would have given Eligible Senior Executives the right to receive benefits under the Executive Severance Pay Plan by terminating their employment voluntarily, for any reason, within one month following the date of a Change in Control.

Employment Agreements with Executive Officers

Daryl A. Dixon - President and Chief Operating Officer

     The Company entered into a three-year employment agreement with Daryl Dixon upon his commencement of employment in February 1999. Mr. Dixon's annual base salary was $265,000 and beginning in the Fiscal 2000, Mr. Dixon became eligible to receive an annual bonus of up to 50% of his base salary for achieving the Company's business plan and up to an additional 50% of his base salary for achieving above business plan targets. Pursuant to his employment agreement, on his first day of employment, the Company granted Mr. Dixon options to purchase

150,000 shares of Common Stock, vesting over a three-year period. The Company also agreed to provide Mr. Dixon with a $8,400 per year car allowance, term life insurance in the amount of $260,000 for his benefit and other benefits provided to the Company's senior executives. Further, upon commencement of his employment, the Company loaned Mr. Dixon the sum of $90,000 (to repay a loan with his prior employer) (the "Dixon Loan"), accruing interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company forgave 1/36 of the principal amount and associated interest of the Dixon Loan. Mr. Dixon agreed not to compete against the Company during the term of his employment and for two years thereafter.

     The Company entered into a certain Separation Agreement and Mutual Release with Mr. Dixon dated November 30, 2001. Pursuant to that agreement, Mr. Dixon's employment with the Company terminated on that date, and he agreed to continue to serve the Company as a consultant through February 18, 2002 (the "Transition Period"). During the Transition Period, Mr. Dixon was compensated at a pro rated amount equivalent to $265,000 per year. In addition, Mr. Dixon received a lump sum payment equal to the number of days of vacation which had accrued but were unused, multiplied by his prorated daily compensation. The Company also agreed to permit Mr. Dixon, during the Transition Period, to continue to participate in any health and insurance plans maintained by the Company for its employees generally, and permitted the stock options granted to Mr. Dixon under his employment agreement to continue to vest through the Transition Period. The Company also agreed that, during the Transition Period, it would continue to forgive 1/36 of the principal amount and associated interest of the Dixon Loan. Finally, Mr. Dixon agreed that, until the ninetieth day following the end of the Transition Period, he would not publicly sell more than 1,200 shares of NLCI common stock in any one day, in a public sale (provided, that Mr. Dixon would be permitted to sell any amount of shares as a private trade (i.e., any trade not reflected on any securities exchange, quotation system or SRO) to any beneficial owner of less than 5% of the Company's Common Stock).

Dr. Lynn Fontana - Executive Vice President - Education and Chief Education Officer

     The Company entered into a three-year employment agreement with Dr. Lynn Fontana upon her commencement of employment in August 1999. Dr. Fontana's annual base salary was $110,000 and she was eligible for an annual bonus according to a bonus plan established by the Company annually. The Company also agreed to provide Dr. Fontana with a $6,000 per year car allowance and loaned to Dr. Fontana the sum of $25,000 for relocation expenses, accruing interest at a rate of 8% per annum. On each anniversary date during Dr. Fontana's employment, the Company forgave 1/3 of the principal amount and associated interest of this loan. In connection with her employment agreement, on her first day of employment, the Company granted Dr. Fontana options to purchase 5,000 shares of Common Stock, vesting over a three-year period.

     On February 3, 2000, the Company and Dr. Fontana amended her employment agreement to provide that the loan to Dr. Fontana for moving expenses would be forgiven if her employment with the Company was terminated due to a Change in Control (as defined in her employment agreement). Dr. Fontana is currently paid $131,000 under the terms of her employment agreement.

D. Scott Clegg - Vice Chairman - Operations, President and Chief Operating
Officer

     On March 18, 2002, we named D. Scott Clegg our Vice Chairman - Operations, President and Chief Operating Officer. It is expected that Mr. D. Scott Clegg will execute a three-year employment agreement that will provide for, among other things, an annual base salary of $200,000, and an annual bonus of up to 100% of his base salary for achieving business plan targets. In connection with this anticipated employment agreement, on his first day of employment, the Company granted Mr. D. Scott Clegg options to purchase 65,000 shares of Common Stock, vesting over a three-year period. The Company also agreed to provide Mr.
D. Scott Clegg with a $7,200 per year car allowance, term life insurance in the amount of $200,000 for his benefit and other benefits provided to the Company's senior executives. Further, upon commencement of his employment, the Company advanced to Mr. D. Scott Clegg the sum of $35,000 for relocation expenses (the "D. Scott Clegg Relocation Allowance"). Each month during Mr. D. Scott Clegg's employment, the Company will forgive 1/36 of the principal amount and associated interest of the D. Scott Clegg Relocation Allowance. It is also anticipated that Mr. D. Scott Clegg will agree not to compete against the Company during the term of his employment and for two years thereafter.

Robert E. Zobel - Vice Chairman - Corporate Affairs and Chief Financial Officer

     On April 29, 2002, we named Robert E. Zobel our Vice Chairman - Corporate Affairs and Chief Financial Officer. It is expected that Mr. Zobel will execute a three-year employment agreement that will provide for, among other things, an annual base salary of $230,000, and an annual bonus of up to 100% of his base salary for achieving business plan targets. In connection with this anticipated employment agreement, on his first day of employment, the Company granted Mr. Zobel options to purchase 65,000 shares of Common Stock, vesting over a three-year period. The Company also agreed to provide Mr. Zobel with a $7,200 per year car allowance, term life insurance in the amount of $230,000 for his benefit and other benefits provided to the Company's senior executives. Further, upon commencement of his employment, the Company advanced to Mr. Zobel the sum of $50,000 for relocation expenses (the "Zobel Relocation Allowance"). Each month during Mr. Zobel's employment, the Company will forgive 1/36 of the principal amount and associated interest of the Zobel Relocation Allowance. It is also anticipated that Mr. Zobel will agree not to compete against the Company during the term of his employment and for two years thereafter.

Other Agreements with Executive Officers

     The Company and Mr. A. J. Clegg are parties to a Special Incentive Agreement entered into November 20, 1999 which provides that on each of the first, second and third anniversaries of the date of such agreement, if Mr. A.
J. Clegg is employed by the Company on such anniversary date, the Company will pay him an incentive payment in the amount of $137,333. Such agreement also provides that if there is a Change in Control (as defined in the agreement) of the Company, within 30 days of the occurrence of such Change in Control, the Company will pay to Mr. A. J. Clegg any such incentive payments which have not yet been paid (in lieu of making payment on the applicable anniversary date).

     The Company and Mr. Frock are parties to a Noncompete Agreement which provides that the Company will make a payment to Mr. Frock of $255,000 following his termination for any reason if, within 30 days of his termination date, Mr. Frock delivers a letter to the Company agreeing not to engage in specified activities in competition with the Company for four years. The Company and Mr. Frock are also parties to a Contingent Severance Agreement which provides that if Mr. Frock's employment is terminated because (i) the Company terminates Mr. Frock's employment without Cause (as defined in the agreement), or (ii) Mr. Frock resigns following a Change in Control (as defined in the agreement), within 20 days following the date of termination, the Company must make a severance payment to Mr. Frock in such amount. The Company will not under any circumstance be required to make a payment to Mr. Frock under both the Noncompete Agreement and the Contingent Severance Agreement.

     On August 29, 2001, the Company entered into Employment and Termination Agreements with each of Mr. A. J. Clegg and Mr. Frock. These agreements provide, as to each of these executives, that if the Company terminates the executive's employment other than for cause or his death or disability, the Company will pay to that executive, as severance, an amount equal to 2.99 times his average earnings for the five full calendar years preceding such termination. In addition, upon such termination, the Company will continue to provide, at its cost, family health insurance coverage to the executive and his spouse for the remainder of their lives or, in the event that the Company is unable under its then-current group health insurance plan to provide such family health insurance coverage, the Company will reimburse the executive and his spouse up to $24,000 per year for the cost of obtaining similar health insurance coverage. Upon such termination, the Company will also provide the executive with two full, annual scholarships per year for life to the Company school of his choice.

     In the Employment and Termination Agreements, each executive also agrees not to compete with the Company for a period of three years following termination of his employment, in exchange for which the Company would, for each such year, pay to Mr. A. J. Clegg the sum of $100,000 and to Mr. Frock the sum of $50,000. In the event that the executive voluntarily terminates his employment with the Company, the Company will provide the executive with a five-year consulting contract, for which Mr. A. J. Clegg would be paid not less than $200,000 per year and Mr. Frock not less than $100,000 per year and which would provide each executive with the health insurance and scholarships described above. Finally, the Company agrees to provide Mr. A. J. Clegg with a life insurance policy with a benefit of $640,000 and Mr. Frock with a life insurance policy with a benefit of $360,000.

     The aggregate amount of payments and benefits provided under each executive's Employment and Termination Agreement will be offset against the aggregate amount of any payments or benefits owed to that executive under the

Company's Severance Pay Plan, but not, in the case of Mr. Frock, by any payments or benefits under Mr. Frock's Noncompete Agreement or Contingent Severance Agreement.

Executive Compensation

     Report of the Compensation Committee. At the beginning of Fiscal 2002, the Company's Compensation Committee was comprised of three outside directors of the Company, Messrs. Chambers (Chairman), Walton and Zobel. In November 2001, following Mr. Daniel Russell's election to the Board of Directors to succeed Mr. Walton, Mr. Russell replaced Mr. Walton on the Company's Compensation Committee, Ms. Lewis replaced Mr. Chambers, and Mr. Russell became the Chairman of the Compensation Committee. In April 2002, when Mr. Zobel became the Company's Vice Chairman - Corporate Affairs and Chief Financial Officer and following Ms. Lewis' resignation as a director of the Company, Eugene Monaco was named to the Company's Compensation Committee to replace Mr. Zobel, and Mr. Chambers replaced Ms. Lewis.

     At least annually, the Compensation Committee reviews the compensation levels of the Company's executive officers and certain other key employees and makes recommendations to the Board of Directors regarding compensation of such persons. In general, the Compensation Committee endeavors to base the compensation of the executive officers on individual performance, performance against established financial goals based on the Company's strategic plan, and comparative compensation paid to executives of direct competitors and of non-financial service companies.

     The Compensation Committee's review of compensation, other than that of the Chairman and Chief Executive Officer, is based on the recommendations of the Company's internal compensation committee, which consists of Mr. A. J. Clegg (Chairman and Chief Executive Officer) and Mr. Frock (Vice Chairman -Corporate Development). Executive officers' compensation generally consists of base salary (which comprises a significant portion of total compensation), bonus (which is based on the Company's performance and/or specific goals), fringe benefits and stock options. All executive officers are reviewed annually for performance. Salary changes are effective in October. Bonuses are distributed after the results of the audit of the financial statements have been verified.

     The Chairman and Chief Executive Officer's compensation for Fiscal 2002 included an annual base salary of $333,300, a bonus plan based on the Company's net income as compared to the annual plan submitted to and approved by the Board of Directors in June 2001, and the Compensation Committee's subjective evaluation of the Company's and the Chief Executive Officer's performance, and customary fringe benefits. Mr. A. J. Clegg's salary reflected a 4.2% increase over the prior period. In November 1999, in order to provide additional incentive to Mr. A. J. Clegg, the Compensation Committee entered into a Special Incentive Agreement with Mr. A. J. Clegg which provides that on each of the first, second and third anniversaries of the date of such agreement, if employed by the Company on such anniversary date, Mr. A. J. Clegg will receive an incentive payment (apart from any other compensation) in the amount of $137,333.

     In August 2001, in order to provide additional incentive to Messrs. A. J. Clegg and Frock, the Compensation Committee approved Employment and Termination Agreements with each of Mr. A. J. Clegg and Mr. Frock. These agreements provide, as to each of these executives, that if the Company terminates the executive's employment other than for cause or his death or disability, the Company will pay to that executive, as severance, an amount equal to 2.99 times his average earnings for the five full calendar years preceding such termination. In addition, upon such termination, the Company will continue to provide, at its cost, family health insurance coverage to the executive and his spouse for the remainder of their lives or, in the event that the Company is unable under its then-current group health insurance plan to provide such family health insurance coverage, the Company will reimburse the executive and his spouse up to $24,000 per year for the cost of obtaining similar health insurance coverage. Upon such termination, the Company will also provide the executive with two full, annual scholarships per year for life to the Company school of his choice.

     In Fiscal 2002 the bonus plan of each executive officer included a formula component, providing a bonus of up to 100% of base salary based on the Company's performance as compared to the Company's Business Plan. Based on such formula, no executive officer received a bonus. Further, at the discretion of the Company's internal executive committee and the Compensation Committee together, bonuses could be awarded based on accomplishments of individual goals, which is in addition to the bonus percentage awarded under the formula component, up to a maximum total bonus (together with the formula-based component) of 100% of base salary. No discretionary bonuses were approved.

Compensation Committee

                                                  Mr. Edward H. Chambers
                                                  Mr. Daniel L. Russell
                                                  Mr. Eugene G. Monaco



Report of the Audit Committee

Membership and Role of the Audit Committee

     At the beginning of Fiscal 2002, the Audit Committee of the Company's Board of Directors (the "Audit Committee") was comprised of three outside directors, Messrs. Chambers, Havens and Zobel, appointed by the Board of Directors. In April 2002, when Mr. Zobel became the Company's Vice Chairman - Corporate Affairs and Chief Financial Officer, Daniel Russell was named to the Audit Committee to replace Mr. Zobel. Each member of the Audit Committee is independent as defined under the National Association of Securities Dealers' listing standards, and at least one member has past experience in accounting or related financial management experience. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors.

Review of the Company's Audited Financial Statements for Fiscal 2002

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2002 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP relating to their independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with PricewaterhouseCoopers LLP the independence of that firm.

     The Audit Committee has also considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Based on the Audit Committee's reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the SEC.

                                                  Audit Committee
                                                  Mr. Edward H. Chambers
                                                  Mr. Peter H. Havens
                                                  Mr. Daniel L. Russell

Audit and Related Fees

Fees to Accountants for Services Rendered During Fiscal 2002

Audit Fees

     The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services for the audit of the Company's annual financial statements for Fiscal 2002 and the review of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for Fiscal 2002 totaled $130,000.

Financial Information Systems Design and Implementation Fees

     The Company did not engage PricewaterhouseCoopers LLP to provide, during Fiscal 2002, any services for the Company regarding the design or implementation of the Company's financial information systems, within the meaning of Rule 2-01(c)(4)(ii) of Regulation S-X.

All Other Fees

     Fees billed to the Company by PricewaterhouseCoopers LLP during Fiscal 2002 for all other non-audit services rendered to the Company, including tax related services, totaled $260,000.

Stock Performance

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock with the total return of the Nasdaq Stock Market (U.S. Companies) and an index of peer group companies for the period June 30, 1997 through June 30, 2002 as calculated by the Center for Research in Security Prices. The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1997 and that all dividends paid by the companies included in the indexes were reinvested.

                                    [GRAPHIC]

                 Comparison of Five Year Cumulative Total Return

                   CRSP Total Returns Index for:    6/97     6/98      6/99      6/00      6/01      6/02
                                                    ----     ----      ----      ----      ----      ----
-------    Nobel Learning Communities, Inc.         100.0    105.9      58.8      92.6      89.1      68.1
-- -- --   Nasdaq Stock Market                      100.0    131.6     189.1     279.6     151.6     103.3
   -       (U.S Companies)
- - - -    Self-Determined Peer Group               100.0    148.0     130.5     109.0     173.9     133.8

     The self determined peer group includes: Bright Horizons Family Solutions, Inc.; Childtime Learning Centers, Inc.; DeVry Inc.; ITT Educational Services, Inc.; Sylvan Learning Systems, Inc. and Tesseract Group Inc.

Notes:

         A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

         B. The indexes are reweighted daily, using the market capitalization of the previous trading day.

         C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

         D.   The index level for all series was set to $100 at 6/30/97.

Item 12. Security Ownership of Certain Beneficial Owners and Management

Common Stock

         The following table sets forth certain information regarding the beneficial ownership of NLCI common stock as of September 3, 2002 (1) all those known by NLCI to be beneficial owners of more than 5% of its common stock (including preferred stock convertible into common stock); (2) each director;
(3) each Named Executive Officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner                                                          Beneficial       Ownership
----------------                                                           Number of       Percent of
                                                                            Shares        Total (1) (2)
                                                                          ----------      -------------
KU Learning, L.L.C. (3) ...............................................    1,903,500          30.1%
Edison Venture Fund II, L.P. (4) ......................................      654,018           9.6
Allied Capital Corporation (5) ........................................    1,106,256          14.9
Dimensional Fund Advisors Inc. (6) ....................................      354,900           5.6
Socrates Acquisition Corporation (7) ..................................      853,501          12.3
Cadigan Investment Partners, Inc. (7) .................................      853,501          12.3
Gryphon Partners II, L.P. (7) .........................................      853,501          12.3
Gryphon Partners II-A, L.P. (7) .......................................      853,501          12.3
A.J. Clegg (8) ........................................................      713,354          10.5
Robert E. Zobel (9) ...................................................       15,265           *
John R. Frock (10) ....................................................      124,882           1.9
Daniel L. Russell (11) ................................................            0           *
Peter H. Havens (12) ..................................................       20,109           *
Edward H. Chambers (13) ...............................................       27,730           *
Eugene G. Monaco (14) .................................................       10,500           *
D. Scott Clegg (15) ...................................................            0           *
Daryl A. Dixon (16) ...................................................            0           *
Lynn A. Fontana (17) ..................................................        5,000           *

All executive officers and directors as a group (9 persons) (18) ......      916,840          13.2%

--------------------

* Less than one percent

(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the SEC. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to voting agreements with Socrates under which each agreed to vote shares of common stock and preferred stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of common stock and preferred stock owned by him for the adoption and approval of the merger agreement and the merger and (b) as otherwise indicated in the footnotes to this table.

(2) Applicable percentages are based on 6,314,452 shares outstanding on September 3, 2002, adjusted as required by rules promulgated by the SEC.

(3) Based on Schedule 13D/A filed with the SEC on November 10, 1999. KU Learning, L.L.C. ("KU Learning") may be deemed to share voting and dispositive power with its sole member, Knowledge Universe Learning, Inc., and Knowledge Universe, Inc., the sole stockholder of Knowledge Universe Learning, Inc. Includes 20,000 shares over which KU Learning and its affiliates do not have dispositive power and as to which KU Learning and its affiliates disclaim beneficial ownership. The address of the principal business office of KU Learning, Knowledge Universe Learning, Inc. and Knowledge Universe, Inc. is 844 Moraga Drive, Los

     Angeles, CA 90049.

(4) Based on information provided to NLCI in connection with its 2001 annual meeting. Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner. Includes 524,179 shares issuable upon conversion of 2,096,714 shares of Series C Convertible Preferred Stock. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 997 Lenox Drive #3, Lawrenceville, NJ 08648.

(5) Includes warrants to purchase 840,298 shares and 265,958 shares issuable upon conversion of 1,063,830 shares of Series D Convertible Preferred Stock owned by Allied Capital Corporation and its affiliates, all of which are closed-end management investment companies registered under the Investment Company Act of 1940, as amended. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue N. W., Suite 300, Washington, D.C. 20006.

(6) Based on Schedule 13G/A filed with the SEC on February 12, 2002. Dimensional Fund Advisors Inc. is an investment advisor registered under
     Section 203 of the Investment Company Act of 1940, as amended and serves as investment manager to certain other commingled group trusts and separate accounts that own the shares. In its role as investment advisor or manager, Dimensional Fund Advisors Inc. possesses voting and/or investment power over the shares owned by the funds it manages or advises. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address of the principal business office of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11/th/ Floor, Santa Monica, CA 90401.

(7) As a result of the voting agreements between Socrates and each of A.J. Clegg, D. Scott Clegg, John Frock and Robert Zobel, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 853,501 shares of NLCI's common stock (determined on an as-converted basis), which includes options to acquire 337,576 shares exercisable within 60 days of September 3, 2002, 159,789 shares issuable upon the conversion of 543,500 shares of Series A preferred stock and 100,806 shares issuable upon conversion of 403,226 shares of Series C preferred stock, representing approximately 12.3% of the outstanding NLCI common stock. Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates, Gryphon and Gryphon Partners II-A, L.P. is One Embarcadero Center, San Francisco, CA 94111. The address of the principal business of Cadigan is 712 Fifth Avenue, 45th Floor, New York, NY 10019.

(8) Includes options to acquire 238,333 shares exercisable within 60 days of September 3, 2002, 140,385 shares issuable upon conversion of 477,500 shares of Series A Convertible Preferred Stock and 100,806 shares issuable upon conversion of 403,226 shares of Series C Convertible Preferred Stock. Also includes 24,854 shares held by Mr. A.J. Clegg's children, over which Mr. A.J. Clegg has sole voting authority, 6,000 shares held by Mr. A.J. Clegg's grandchildren, over which Mr. A.J. Clegg has sole voting and dispositive power, and 170,815 shares held jointly by Mr. A.J. Clegg and his spouse, over which Mr. A.J. Clegg and his spouse have joint voting and dispositive authority. Does not include 8,500 shares of common stock owned by Mr. A.J. Clegg's wife, as to which Mr. A.J. Clegg disclaims beneficial ownership. Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(9) Includes options to acquire 6,561 shares exercisable within 60 days of September 3, 2002. Also includes 4,000 shares held of record by a closely-held Florida corporation over which Mr. Zobel has sole voting power. Also includes 4,704 shares issuable upon conversion of 16,000 shares of Series A Convertible Preferred Stock held by a family partnership of which Mr. Zobel is a general partner and over which he has sole voting power, and as to which Mr. Zobel disclaims beneficial ownership. Does not include 1,000 shares held in a custodian account for Mr. Zobel's children, of which Mr. Zobel's wife is custodian, as to which Mr. Zobel disclaims beneficial ownership. Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(10) Includes options to acquire 92,682 shares exercisable within 60 days of September 3, 2002 and 14,700 shares issuable upon conversion of 50,000 shares of Series A Convertible Preferred Stock. Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(11) Does not include 265,958 shares issuable upon conversion of 1,063,830 shares of Series D Convertible Preferred Stock owned by Allied Capital Corporation and 840,298 shares of common stock issued upon the exercise of warrants held by Allied Capital Corporation that may be deemed to be beneficially owned by Mr. Russell. Mr. Russell disclaims beneficial ownership of any shares held by Allied Capital Corporation. Mr.

     Russell's address is c/o Allied Capital Corporation, 1919 Pennsylvania Avenue N.W., Suite 300, Washington, D.C. 20006.

(12) Includes options to acquire 14,750 shares exercisable within 60 days of September 3, 2002 and 3,234 shares issuable upon conversion of 11,000 shares of Series A Convertible Preferred Stock. Does not include 375 shares held by J.P. Havens TFBO his son and 500 shares held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership. Also does not include 6,250 shares held by his spouse over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.

(13) Includes options to acquire 14,750 shares exercisable within 60 days of September 3, 2002 and 1,470 shares issuable upon conversion of 5,000 shares of Series A Convertible Preferred Stock.

(14) Includes options to acquire 7,500 shares exercisable within 60 days of September 3, 2002 and 3,000 shares held in joint tenancy with his wife.

(15) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(16) Mr. Dixon's address is c/o Reflectx Staffing Services, 3317 Oakmonst Terrace, Longwood, FL 32779.

(17) Includes options to acquire 5,000 shares exercisable within 60 days of September 3, 2002.

(18) Includes information contained in the notes above, as applicable.

Series A Convertible Preferred Stock

The following table sets forth certain information regarding the beneficial ownership of the Company's Series A Convertible Preferred Stock as of September 3, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its Series A Convertible Preferred Stock; (2) each director; (3) each Named Executive Officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

Beneficial Owner                                                      Beneficial    Ownership
----------------                                                       Number of    Percent of
                                                                        Shares     Total (1) (2)
                                                                        ------     -------------
Socrates Acquisition Corporation (3) ................................   543,500      53.1%
Cadigan Investment Partners, Inc. (3) ...............................   543,500      53.1
Gryphon Partners II, L.P. (3) .......................................   543,500      53.1
Gryphon Partners II-A, L.P. (3) .....................................   543,500      53.1
A.J. Clegg (4) ......................................................   477,500      46.6
Robert E. Zobel (5) .................................................    16,000       1.6
John R. Frock (6) ...................................................    50,000       4.9
Daniel L. Russell ...................................................         0         *
Peter H. Havens (7) .................................................    11,000       1.1
Edward H. Chambers ..................................................     5,000         *
Eugene G. Monaco ....................................................         0         *
D. Scott Clegg (8) ..................................................         0         *
Daryl A. Dixon ......................................................         0         *
Lynn A. Fontana .....................................................         0         *
Emanuel Shemin (9) ..................................................   101,487        9.9

All executive officers and directors as a group (9 persons) (10) ....   559,500       54.7%

--------------------

* Less than one percent

(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the SEC. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to voting agreements with Socrates under which each agreed to vote shares of preferred stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of common stock and preferred stock owned by him for the adoption and approval of the merger agreement and the merger and (b) as otherwise indicated in the footnotes to this table.

(2) Applicable percentages are based on 1,023,694.11 shares outstanding on September 3, 2002, adjusted as required by rules promulgated by the SEC.

(3) As a result of the voting agreements between Socrates and each of A.J. Clegg, Scott Clegg, John Frock and Robert Zobel, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 543,500 shares of Series A preferred stock. Socrates, Gryphon, Gryphon Partners II-A, L.P. and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates, Gryphon and Gryphon Partners II-A, L.P. is One Embarcadero Center, San Francisco, California, 94111. The address of the principal business office of Cadigan is 712 Fifth Avenue, 45th Floor, New York, New York, 10019.

(4) Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(5) Consists of 16,000 shares of Series A Convertible Preferred Stock held by a family partnership of which Mr. Zobel is a general partner and over which he has sole voting power. Mr. Zobel disclaims beneficial ownership of these shares. Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(6) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(7) Does not include 4,000 shares of Series A Convertible Preferred Stock held by J.P. Havens TFBO his son and 5,000 shares of Series A Convertible Preferred Stock held by J.P. Havens TFBO his daughter over which Mr. Havens has sole voting and dispositive authority and as to which Mr. Havens disclaims beneficial ownership.

(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(9) As reflected on the records of the Company's transfer agent, Mr. Shemin's address is 800 South Ocean Blvd. LPH4, Boca Raton, Florida 33432.

(10) Includes information contained in the notes above, as applicable.

Series C Convertible Preferred Stock

The following table sets forth certain information regarding the beneficial ownership of the Company's Series C Convertible Preferred Stock as of September 3, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its Series C Convertible Preferred Stock ; (2) each director; (3) each Named Executive Officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purposes. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania 19382.

      Beneficial Owner                                                     Beneficial       Ownership
      ----------------                                                      Number of       Percent of
                                                                             Shares       Total (1) (2)
                                                                             ------       -------------
      Socrates Acquisition Corporation (3) ..............................    403,226          16.1%
      Cadigan Investment Partners, Inc. (3) .............................    403,226          16.1
      Gryphon Partners II, L.P. (3) .....................................    403,226          16.1
      Gryphon Partners II-A, L.P. (3) ...................................    403,226          16.1
      Edison Venture Fund II, L.P. (4) ..................................  2,096,714          83.9
      A.J. Clegg (5) ....................................................    403,226          16.1
      Robert E. Zobel (6) ...............................................          0             *
      John R. Frock  (7) ................................................          0             *
      Daniel L. Russell .................................................          0             *
      Peter H. Havens ...................................................          0             *
      Edward H. Chambers ................................................          0             *
      Eugene G. Monaco ..................................................          0             *
      D. Scott Clegg (8) ................................................          0             *
      Daryl A. Dixon ....................................................          0             *
      Lynn A. Fontana ...................................................          0             *

      All executive officers and directors as a group
      (9 persons) (9) ...................................................    403,226          16.1%

--------------------

* Less than one percent

(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the SEC. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except (a) for shares indicated as beneficially owned by any of the rollover stockholders, which are subject to preferred agreements with Socrates under which each agreed to vote shares of common stock and preferred stock owned by him in favor of the merger and granted to Socrates an irrevocable proxy to vote shares of voting stock owned by him for the adoption and approval of the merger agreement and the merger and (b) as otherwise indicated in the footnotes to this table.

(2) Applicable percentages are based on 2,499,940 shares outstanding on September 3, 2002, adjusted as required by rules promulgated by the SEC.

(3) As a result of the voting agreements between Socrates and each of A.J. Clegg, Scott Clegg, John Frock and Robert Zobel, Socrates and each member of the buying group may be deemed to have acquired beneficial ownership of 403,226 shares of Series C preferred stock. Socrates, Gryphon and Cadigan each disclaim any beneficial ownership of the shares of NLCI capital stock that are covered by the voting agreements. The address of the principal business office of Socrates and Gryphon is One Embarcadero Center, San Francisco, California, 94111. The address of the principal business office of Cadigan is 712 Fifth Avenue, 45th Floor, New York, New York 10019.

(4) Based on information provided to NLCI in connection with its 2001 annual meeting. Edison Venture Fund II, L.P. may be deemed to share voting and dispositive power with Edison Partners II, L.P., its sole general partner. Edison Venture Fund II, L.P. is a private limited partnership engaged primarily in making private placement investments. The address of the principal business office of Edison Venture Fund II, L.P. is 997 Lenox Drive #3, Lawrenceville, NJ 08648.

(5) Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(6) Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(7) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates an irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(9)  Includes information contained in the notes above, as applicable.

Series D Convertible Preferred Stock

The following table sets forth certain information regarding the beneficial ownership of the Company's Series D Convertible Preferred Stock as of September 3, 2002 by (1) all those known by NLCI to be beneficial owners of more than 5% of its Series D Convertible Preferred Stock; (2) each director; (3) each Named Executive Officer; and (4) all executive officers and directors of NLCI as a group. The number of shares beneficially owned by each person is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, the address for each of the stockholders listed below is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, PA 19382.

          Beneficial Owner                                              Beneficial        Ownership
          ----------------                                               Number of        Percent of
                                                                           Shares        Total (1) (2)
                                                                           ------        -------------
          Allied Capital Corporation (3) ............................      1,063,830          100%
          A.J. Clegg (4) ............................................              0             *
          Robert E. Zobel (5) .......................................              0             *
          John R. Frock (6) .........................................              0             *
          Daniel L. Russell (7) .....................................              0             *
          Peter H. Havens ...........................................              0             *
          Edward H. Chambers ........................................              0             *
          Eugene G. Monaco ..........................................              0             *
          D. Scott Clegg (8) ........................................              0             *
          Daryl A. Dixon ............................................              0             *
          Lynn A. Fontana ...........................................              0             *

All executive officers and directors as a group (9 persons) (9) ....               0             *

--------------------

* Less than one percent

(1) This table is based on information supplied by officers, directors and principal stockholders of NLCI and on any Schedules 13D or 13G filed with the SEC. On that basis, NLCI believes that each of the stockholders named in this table has sole voting and dispositive power with respect to the shares indicated as beneficially owned except as otherwise indicated in the footnotes to this table.

(2) Applicable percentages are based on 1,063,830 shares outstanding on September 3, 2002, adjusted as required by rules promulgated by the SEC.

(3) Consists of 1,063,830 shares of Series D Convertible Preferred Stock owned by Allied Capital Corporation and its affiliates, all of which are closed-end management investment companies registered under the Investment Company Act of 1940, as amended. The address of the principal business office of Allied Capital Corporation is 1919 Pennsylvania Avenue N.W., Suite 300, Washington, D.C. 20006.

(4) Mr. A.J. Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(5) Mr. Zobel has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(6) Mr. Frock has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(7) Does not include 1,063,830 shares of Series D Convertible Preferred Stock owned by Allied Capital Corporation that may be deemed to be beneficially owned by Mr. Russell. Mr. Russell disclaims beneficial ownership of any shares held by Allied Capital Corporation. Mr. Russell's address is c/o Allied Capital Corporation, 1919 Pennsylvania Avenue N. W., Suite 300, Washington, D.C. 20006.

(8) Mr. D. Scott Clegg has agreed to vote all of his shares in favor of the merger agreement and the merger and has granted Socrates and irrevocable proxy to vote his shares in favor of the merger agreement and the merger.

(9)  Includes information contained in the notes above, as applicable.

Item 13.   Certain Relationships and Related Transactions.

     In July 1998, the Company issued a $10,000,000 10% senior subordinated note (the "Allied Note") to Allied Capital Corporation, of which Daniel L. Russell, a director of the Company, is a principal. Payments on the Allied Note are subordinate to the Company's senior bank debt. In connection with the financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of Common Stock and granted to Allied Capital Corporation certain rights to require the Company to register the shares of Common Stock issuable upon exercise of the warrants under the Securities Act of 1933.

     In May 2001, the Company amended the Allied Note. Under the original Allied Note, interest accrued at the rate of 10% until the Note had been repaid. The amendments now provide that interest will accrue at the rate of 10% until October 31, 2001; at the rate of 12% from November 1, 2001 through June 30, 2005 and at the rate of 13% from July 1, 2005 until the Note has been repaid. In connection with the modification of the Allied Note, the Company paid to Allied Capital Corporation a fee of $150,000. The entire principal of the Allied Note is currently outstanding.

     The Company loaned to Daryl Dixon, the Company's President and Chief Operating Officer, the sum of $90,000 upon the commencement of his employment (to repay a loan with his prior employer). The loan accrued interest at a rate of 8% per annum. Each month during Mr. Dixon's employment, the Company forgave 1/36 of the principal amount and associated interest of this loan. The loan was forgiven in full on February 18, 2002.

     In June 2001, the Company sold a school property in Manalapan, New Jersey, to Mr. A. J. Clegg and his wife, Stephanie Clegg, d/b/a Tiffany Leasing, a Pennsylvania sole proprietorship, in a transaction approved by the Board of Directors. The purchase price for the property was $3,857,000, based on the appraised value of the property as determined by an independent third party appraiser. Simultaneously with the closing of the sale, the Company leased the property back from Tiffany Leasing under a 20-year lease, with an initial annual rent of approximately $450,000 per year. The lease is a triple net lease, pursuant to which the Company is responsible for all costs of the property, including maintenance, taxes and insurance. The Company also has two 5-year options to renew the lease at the end of the original lease term. Apart from increasing the length of the original lease term, the terms and conditions of the purchase and lease are substantially the same as the final terms and conditions previously negotiated by the Company with a disinterested third party which had been interested in buying and leasing the property, but which did not ultimately consummate the transaction for reasons unrelated to the Company or the proposed terms.

     During Fiscal 2002 but prior to the time he was employed by the Company, D. Scott Clegg, the son of A. J. Clegg, received $50,000 for payment of services as a consultant to the Company.

                                     PART IV

ITEM 14.   EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

         (a)      Documents filed as a part of this Report:

                                                                                                  Page
                                                                                                  ----
         (1)      Financial Statements.

                  Report of Independent Accountants .............................................  F-1
                  Consolidated Balance Sheets ...................................................  F-2
                  Consolidated Statements of Income .............................................  F-3
                  Consolidated Statements of Stockholders' Equity ...............................  F-4
                  Consolidated Statements of Cash Flows .........................................  F-5
                  Supplemental Schedules for Consolidated Statements of Cash Flow ...............  F-6
                  Notes to Consolidated Financial Statements ....................................  F-7

         (2)      Financial Statement Schedules.

                  Financial Statement Schedules have been omitted as not applicable or not required under the instructions contained in Regulation S-X or the information is included elsewhere in the financial statements or notes thereto.

         (b)      Reports on Form 8-K.

     None.

         (c)      Exhibits required to be filed by Item 601 of Regulation S-K.

Exhibit
Number        Description of Exhibit

2.1 Agreement and Plan of Merger by and between Socrates Acquisition Corporation and Nobel Learning Communities, Inc., dated as of August 5, 2002. (Filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on August 8, 2002, and incorporated herein by reference).

3.1 Registrant's Certificate of Incorporation, as amended and restated. (Filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, and incorporated herein by reference.)

3.2 Registrant's Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock. (Filed as Exhibit 7(c) to the Registrant's Current Report on Form 8-K, filed on June 14, 1993 and incorporated herein by reference.)

3.3 Registrant's Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock. (Filed as Exhibit 4(ae) to the Registrant's Quarterly Report on Form 10-Q with respect to the quarter ended June 30, 1994, and incorporated herein by reference.)

3.4 Registrant's Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock. (Filed as Exhibit 4E to the Registrant's Current Report on Form 8-K, filed on September 11, 1995, and incorporated herein by reference.)

3.4 Registrant's Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock. (Filed as Exhibit A to Exhibit 1.1 to Registrant's Registration Statement on Form 8-A, dated May 30, 2000, and incorporated herein by reference.)

3.5 Registrant's Amended and Restated By-laws as modified November 15, 2001. (Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and incorporated herein by reference.)

4.1 Rights Agreement, dated as of May 16, 2000, between Registrant and Stocktrans, Inc., as Rights Agent, which includes, as Exhibit B, thereto the Form of Rights Certificate. (Filed as Exhibit 1.1 to Registrant's Registration Statement on Form 8-A, dated May 30, 2000, and incorporated herein by reference.)

4.2 Amendment No. 1 to the Rights Agreement of Nobel Learning Communities, Inc., dated as of August 4, 2002, between Nobel Learning Communities, Inc. and Stocktrans, Inc., as Rights Agent. (Filed as Exhibit 4.1 to Registrant's Current Report on Form 8-K, filed on August 8, 2002, and incorporated herein by reference.)

4.3 Amendment No. 2 to the Rights Agreement of Nobel Learning Communities, Inc., dated as of August 5, 2002, between Nobel Learning Communities, Inc. and Stocktrans, Inc., as Rights Agent. (Filed as Exhibit 4.2 to Registrant's Current Report on Form 8-K, filed on August 8, 2002, and incorporated herein by reference.)

10.1 Amended and Restated Loan and Security Agreement dated March 9, 1999 between the Registrant and its subsidiaries, as borrowers, and Summit Bank, in its capacity as Agent and the financial institutions listed on Schedule A attached thereto (as such schedule may be amended, modified or replaced from time to time), in their capacity as Lenders. (Certain schedules (and similar attachments) to Exhibit 10.1 have not been filed. The Registrant will furnish supplementally a copy of any omitted schedules or attachments to the SEC upon request.) (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference.)

10.2 First Amendment, dated December 17, 1999, to Amended and Restated Loan and Security Agreement by and among Registrant and its subsidiaries and Summit Bank, as Agent and Lender. (Filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, and incorporated herein by reference.)

10.3 Second Amendment, dated May 24, 2000, to Amended and Restated Loan and Security Agreement by and among Registrant and its subsidiaries and Summit Bank, as Agent and Lender. (Filed as Exhibit 4.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, and incorporated herein by reference.)

10.4 Investment Agreement dated as of June 30, 1998 between Registrant and its subsidiaries and Allied Capital Corporation. (Filed as Exhibit 4.11 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.5 Amended and Restated Senior Subordinated Note dated as of May 24, 2001 in the principal amount of $10,000,000 payable to the order of Allied Capital Corporation. (Filed as Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

              The Registrant has omitted certain instruments defining the rights of holders of long-term debt in cases where the indebtedness evidenced by such instruments does not exceed 10% of the Registrant's total assets. The Registrant agrees to furnish a copy of each of such instruments to the SEC upon request.

10.6 Third Amendment, dated as of May 24, 2001, to Amended and Restated Loan and Security Agreement by and among Registrant and its subsidiaries and Fleet National Bank, as successor by merger to Summit Bank, as Agent and Lender. (Filed as Exhibit 4.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.7 Fourth Amendment, dated as of July 5, 2001, to Amended and Restated Loan and Security Agreement by and among Registrant and its subsidiaries and Fleet National Bank, as successor by merger to Summit Bank, as Agent and Lender. (Filed as Exhibit 4.7 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.8 Amended and Restated Acquisition Credit Facility Note, dated as of May 24, 2001 in the principal amount of $11,250,000 payable to Fleet National Bank, as successor by merger to Summit Bank. (Filed as Exhibit 4.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.9 Amended and Restated Term Note, dated as of May 24, 2001 in the principal amount of $11,250,000 payable to Fleet National Bank, as successor by merger to Summit Bank. (Filed as Exhibit 4.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.11 1986 Stock Option and Stock Grant Plan of the Registrant, as amended. (Filed as Exhibit 10(1) to the Registrant's Registration Statement on Form S-1 (Registration Statement No. 33-1644) filed on August 12, 1987, and incorporated herein by reference.)

10.12    1988 Stock Option and Stock Grant Plan of the Registrant. (Filed as
         Exhibit 19 to the Registrant's Quarterly Report on Form 10-Q dated March 31, 1988, and incorporated herein by reference.)

10.13    1995 Stock Incentive Plan of the Registrant, as amended. (Filed as
         Exhibit 10.3 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.14 Form of Non-Qualified Stock Option Agreement, for stock option grants under 1995 Stock Incentive Plan. (Filed as Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.15 Form of Incentive Stock Option Agreement, for stock option grants under 1995 Stock Incentive Plan. (Filed as Exhibit 10.4 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.16 Stock and Warrant Purchase Agreement between the Registrant and various investors, dated April 14, 1992. (Filed as Exhibit 10(r) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference.)

10.17 Registration Rights Agreement dated May 28, 1992 among the Registrant, JBS Investment Banking, Ltd., and Pennsylvania Merchant Group, Ltd. (Filed as Exhibit 4(a) to the Registrant's Current Report on Form 8-K dated June 11, 1992, date of earliest event reported May 28, 1992, and incorporated herein by reference.)

10.18 Stock Purchase Agreement dated May 28, 1992 between Registrant and a limited number of accredited investors at $0.50 per share totaling 3,200,000 shares of common stock. (Filed as Exhibit 4(d) to the Registrant's Current Report on Form 8-K dated June 11, 1992, date of earliest event reported May 28, 1992, and incorporated herein by reference.)

10.19 Series 1 Warrants for shares of Common Stock issued to Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. (Filed as Exhibit 4(ad) to the Registrant's Quarterly Report on Form 10-Q with respect to the quarter ended June 30, 1994, and incorporated herein by reference.)

10.20 Registration Rights Agreement between Registrant and Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. (Filed as Exhibit 4(af) to the Registrant's Quarterly Report on Form 10-Q with respect to the quarter ended June 30, 1994, and incorporated herein by reference.)

10.21 Amendment dated February 23, 1996 to Registration Rights Agreement between Registrant and Edison Venture Fund II, L.P. and Edison Venture Fund II-PA, L.P. (Filed as Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated herein by reference.)

10.22 Investment Agreement dated as of August 30, 1995 by and among the Registrant, certain subsidiaries of the Registrant and Allied Capital Corporation and its affiliated funds. (Certain schedules (and similar attachments) to Exhibit 4.1 have not been filed. The Registrant will furnish supplementally a copy of any omitted schedules or attachments to the SEC upon request.) (Filed as Exhibit 4A to the Registrant's Current Report on Form 8-K, filed on September 11, 1995, and incorporated herein by reference.)

10.23 Common Stock Purchase Warrant dated August 30, 1995 entitling Allied Capital Corporation to purchase up to 23,178.25 shares (subject to adjustment) of the Common Stock of the Registrant. (Filed as Exhibit 4C to the Registrant's Current Report on Form 8-K, filed on September 11, 1995, and incorporated herein by reference.)

Exhibit 10.23 is one in a series of four Common Stock Purchase Warrants issued pursuant to the Investment Agreement dated as of August 30, 1995 that are identical except for the Warrant No., the original holder thereof and the number of shares of Common Stock of the Registrant for which the Warrant may be exercised, which are as follows:

                                                                    Number of Shares
                                                                    of Common Stock
 Warrant No.       Holder                                           (subject to adjustment)
 -----------       ------                                           -----------------------
 2                 Allied Capital Corporation II                             142,932.25
 3                 Allied Investment Corporation                              92,713.00
 4                 Allied Investment Corporation II                           50,219.50

10.24 Common Stock Purchase Warrant dated as of June 30, 1998 entitling Allied Capital Corporation to purchase up to 531,255 shares (subject to adjustment) of the Common Stock of the Registrant. (Filed as Exhibit
         10.13 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.25 First Amended and Restated Registration Rights Agreement dated as of June 30, 1998 by and between the Registrant and Allied Capital Corporation. (Filed as Exhibit 10.14 to the Registrant's Annual Report on Form 10-K for the transitional fiscal year ended June 30, 1998, and incorporated herein by reference.)

10.26 Nobel Learning Communities, Inc. Senior Executive Severance Pay Plan Statement and Summary Plan Description as modified February 3, 2000 and December 21, 2001. (Filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and incorporated herein by reference.)

10.27 Nobel Learning Communities, Inc. Executive Severance Pay Plan Statement and Summary Plan Description as modified February 3, 2000 and
         December 21, 2001. (Filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and incorporated herein by reference.)

10.28 Employment Agreement dated January 25, 1999 between the Registrant and Daryl Dixon. (Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, and incorporated herein by reference.)

10.29 Employment Agreement dated August 9, 1999 between the Registrant and Lynn Fontana. (Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, and incorporated herein by reference.)

10.30 First Amendment dated February 3, 2000 of Employment Agreement dated as of August 9, 1999 between Registrant and Lynn Fontana. (Filed as
         Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, and incorporated herein by reference.)

10.31 Noncompete Agreement dated as of March 11, 1997 between John R. Frock and the Registrant. (Filed as Exhibit 10.22 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.)

10.32    Contingent Severance Agreement dated as of March 11, 1997 between John
         R. Frock and the Registrant. (Filed as Exhibit 10.23 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996, and incorporated herein by reference.)

10.33 Special Incentive Agreement dated as of November 20, 1999 between A. J. Clegg and the Registrant. (Filed as Exhibit 10.24 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 2000, and incorporated herein by reference.)

10.34    Employment and Termination Agreement dated as of August 2001 between A.
         J. Clegg and the Registrant. (Filed as Exhibit 10.25 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.35 Employment and Termination Agreement dated as of August 2001 between John R. Frock and the Registrant. (Filed as Exhibit 10.26 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, and incorporated herein by reference).

10.36 Separation Agreement and Mutual Release, dated as of November 30, 2001, between Daryl Dixon and Registrant. (Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and incorporated herein by reference)

21       List of subsidiaries of the Registrant.

23       Consent of PricewaterhouseCoopers L.L.P.

     (d)      Financial Statement Schedules.

     None.

                           QUALIFICATION BY REFERENCE

     Information contained in this Annual Report on Form 10-K as to a contract or other document referred to or evidencing a transaction referred to is necessarily not complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this Annual Report or incorporated herein by reference, all such information being qualified in its entirety by such reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 23, 2002                     NOBEL LEARNING COMMUNITIES, INC.


                                             By:   /s/ A. J. Clegg
                                                --------------------------------
                                                   A. J. Clegg
                                                   Chairman of the Board
                                                   and Chief Executive Officer

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.



Signature                 Position                            Date



/s/ A. J. Clegg           Chairman of the Board,              September 23, 2002
----------------          Chief Executive Officer and
A. J. Clegg               Director (Principal Executive
                          Officer)



/s/ Robert E. Zobel       Vice Chairman-- Corporate Affairs   September 23, 2002
--------------------      and Chief Financial Officer and
Robert E. Zobel           Director (Principal Financial
                          and Accounting Officer)



/s/ Edward H. Chambers    Director                            September 23, 2002
----------------------
Edward H. Chambers



/s/ John R. Frock         Vice Chairman-- Corporate           September 23, 2002
-----------------         Development and Director
John R. Frock



/s/ Peter H. Havens       Director                            September 23, 2002
-------------------
Peter H. Havens

/s/ Eugene G. Monaco      Director                            September 23, 2002
--------------------
Eugene G. Monaco

/s/ Daniel L. Russell     Director                            September 23, 2002
---------------------
Daniel L. Russell

                                 CERTIFICATIONS

I, A.J. Clegg, certify that:

1. I have reviewed this annual report on Form 10-K of Nobel Learning Communities, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: September 23, 2002

/s/  A.J. Clegg
---------------

A.J. Clegg
Chief Executive Officer

I, Robert E. Zobel, certify that:

1. I have reviewed this annual report on Form 10-K of Nobel Learning Communities, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: September 23, 2002

/s/  Robert E. Zobel
--------------------

Robert E. Zobel
Chief Financial Officer

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and
  the Board of Directors of
  Nobel Learning Communities, Inc.:

In our opinion, the consolidated financial statements listed in the index appearing under item 14(a)(1) present fairly, in all material respects, the financial position of Nobel Learning Communities, Inc. and its subsidiaries at June 30, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Footnote 1 to the Company's Consolidated Financial Statements, effective July 1, 2000, the Company changed its method of recognizing revenue.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 3, 2002

                Nobel Learning Communities, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                             (Dollars in thousands)

                                                                          June 30, 2002       June 30, 2001
                                                                        -----------------    ----------------
ASSETS
Cash and cash equivalents                                               $           1,787    $          1,321
Accounts receivable, less allowance for doubtful                                    2,685               2,858
   accounts of $468 in 2002 and $351 in 2001
Notes receivable                                                                      251               1,836
Prepaid rent                                                                        2,408               2,142
Prepaid insurance and other                                                         2,543               1,896
                                                                        -----------------    ----------------
         Total Current Assets                                                       9,674              10,053
                                                                        -----------------    ----------------
Property and equipment, at cost                                                    60,287              52,218
Accumulated depreciation                                                          (26,303)            (20,792)
                                                                        -----------------    ----------------
                                                                                   33,984              31,426
                                                                        -----------------    ----------------
Property and equipment held for sale                                                5,605               5,995
Goodwill                                                                           48,376              48,376
Intangible assets, net                                                              1,145               1,636
Long term note receivable                                                           2,600               2,225
Deposits and other assets                                                           1,596               2,073
                                                                        -----------------    ----------------
Total Assets                                                            $         102,980    $        101,784
                                                                        =================    ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term obligations                                $           4,488    $          6,414
Current portion of swap contract                                                       63                   -
Cash overdraft liability                                                            3,564               5,428
Accounts payable and other current liabilities                                      7,528               6,678
Unearned income                                                                     7,356               6,986
                                                                        -----------------    ----------------
         Total Current Liabilities                                                 22,999              25,506
                                                                        -----------------    ----------------
Long-term obligations                                                              25,411              25,526
Long-term subordinated debt                                                        10,318              11,415
Swap contract                                                                         313                   -
Deferred gain on sale/leaseback                                                        28                  15
Deferred taxes                                                                      1,192                 460
Minority interest in consolidated subsidiary                                          232                 261
                                                                        -----------------    ----------------
Total Liabilities                                                       $          60,493    $         63,183
                                                                        -----------------    ----------------

Commitments and Contingencies (Notes 14 and 20)
Stockholders' Equity:
   Preferred stock, $0.001 par value; 10,000,000 shares
   authorized, issued and outstanding 4,587,464 in
   both 2002 and 2001. $5,524 aggregate liquidation
   preference at June 30, 2002 and 2001                                                 5                   5
Common stock, $0.001 par value; 20,000,000 shares
   authorized, issued and outstanding 6,544,953 in 2002 and
   6,212,561 in 2001.                                                                   6                   6
Treasury stock, cost; 230,510 shares in 2002 and 2001                              (1,375)             (1,375)
Additional paid-in capital                                                         41,389              39,879
Retained earnings                                                                   2,838                  86
Accumulated other comprehensive loss                                                 (376)                  -
                                                                        -----------------    ----------------
         Total Stockholders' Equity                                                42,487              38,601
                                                                        -----------------    ----------------
Total Liabilities and Stockholders' Equitiy                             $         102,980    $        101,784
                                                                        =================    ================

        The accompanying notes are an integral part of these consolidated financial statements.

                Nobel Learning Communities, Inc. and Subsidiaries
                        Consolidated Statements of Income
                  (Dollars in thousands except per share data)

                                                          For the year ended June 30,
                                                      -----------------------------------
                                                           2002         2001         2000
                                                      ---------    ---------    ---------
Revenues                                              $ 156,279    $ 147,952    $ 127,407
                                                      ---------    ---------    ---------
Operating expenses:
     Personnel costs                                     74,616       72,057       60,541
     School operating costs                              23,410       23,183       19,514
     Insurance, taxes, rent and other                    31,790       27,369       23,493
     Depreciation and amortization                        5,671        6,586        5,826
     New school development                                 703          591          704
                                                      ---------    ---------    ---------
                                                        136,190      129,786      110,078
                                                      ---------    ---------    ---------
School operating profit                                  20,089       18,166       17,329
                                                      ---------    ---------    ---------

General and administrative expenses                      11,776       11,004        9,742
                                                      ---------    ---------    ---------
Operating income                                          8,313        7,162        7,587
Interest expense                                          3,637        4,171        3,373
Other income                                               (160)        (424)        (145)
Minority interest in income of
     consolidated subsidiary                                 34           23           88
                                                      ---------    ---------    ---------
Income before income taxes and change in
      accounting principle                                4,802        3,392        4,271
Income tax expense                                        1,968        1,596        1,793
                                                      ---------    ---------    ---------
Net income before change in
      accounting principle                            $   2,834    $   1,796    $   2,478
                                                      ---------    ---------    ---------
Cumulative effect of change in accounting
     principle, (net of income tax benefit of
     $242)                                                    -          295            -
                                                      ---------    ---------    ---------
Net income                                                2,834        1,501        2,478
Preferred stock dividends                                    82           81           82
                                                      ---------    ---------    ---------
Net income available to common
  stockholders                                        $   2,752    $   1,420    $   2,396
                                                      =========    =========    =========

Basic earnings per share:
Net income before cumulative effect
    of change in accounting principle                 $    0.44    $    0.29    $    0.40
Cumulative effect of change in accounting principle           -        (0.05)           -
                                                      ---------    ---------    ---------
Net income                                            $    0.44    $    0.24    $    0.40
                                                      =========    =========    =========

Dilutive earnings per share:
Net income before cumulative effect
    of change in accounting principle                 $    0.38    $    0.24    $    0.33
Cumulative effect of change in accounting principle           -        (0.04)           -
                                                      ---------    ---------    ---------
Net income                                            $    0.38    $    0.20    $    0.33
                                                      =========    =========    =========

   The accompanying notes are an integral part of these consolidated financial statements.

                Nobel Learning Communities, Inc. and Subsidiaries
                 Consolidated Statements of Stockholders' Equity
                For the Years Ended June 30, 2002, 2001 and 2000
                    (Dollars in thousands except share data)

                                                                                                      Treasury and     Retained
                                                                                          Additional     Common        Earnings/
                                     Preferred Stock                Common Stock           Paid-In        Stock       Accumulated
                               ----------------------------   -------------------------
                                    Shares        Amount        Shares        Amount        Capital      Issuable        Deficit
                                 -----------    -----------   -----------   -----------   -----------   -----------    -----------

June 30, 1999                      4,593,542    $         5     6,121,365   $         6   $    39,239   $    (1,375)   $    (3,730)
                                 ===========    ===========   ===========   ===========   ===========   ===========    ===========

Net income                                --              0             0             0             0             0          2,478
Stock options exercised                   --             --         3,333            --            17            --             --
Conversion of preferred stock         (6,078)            --         1,470            --            --            --             --
Preferred dividends                       --             --            --            --            --            --            (82)
                                 -----------    -----------   -----------   -----------   -----------   -----------    -----------
June 30, 2000                      4,587,464    $         5     6,126,168   $         6   $    39,256   $    (1,375)   $    (1,334)
                                 ===========    ===========   ===========   ===========   ===========   ===========    ===========

Net income                                --             --            --            --            --            --          1,501
Stock options exercised                   --             --        42,262            --           217            --             --
Common Stock issued related to
   acquisitions                           --             --        44,131            --           406            --             --
Preferred dividends                       --             --            --            --            --            --            (81)
                                 -----------    -----------   -----------   -----------   -----------   -----------    -----------

June 30, 2001                      4,587,464    $         5     6,212,561   $         6   $    39,879   $    (1,375)   $        86
                                 ===========    ===========   ===========   ===========   ===========   ===========    ===========

Comprehensive income:
   Net income                             --             --            --            --            --            --          2,834
   Swap contract, net of tax              --             --            --            --            --            --             --

Total comprehensive income
Stock options and warrants
   exercised                              --             --       332,392            --         1,510            --             --
Preferred dividends                       --             --            --            --            --            --            (82)
                                 -----------    -----------   -----------   -----------   -----------   -----------    -----------

June 30, 2002                      4,587,464    $         5     6,544,953   $         6   $    41,389   $    (1,375)   $     2,838
                                 ===========    ===========   ===========   ===========   ===========   ===========    ===========

                                  Accumulated
                                     Other
                                 Comprehensive

                                     Loss        Total
                                    ------    -----------

June 30, 1999                     $   --    $    34,145
                                  ======    ===========

Net income                            --    $     2,478
Stock options exercised               --    $        17
Conversion of preferred stock         --    $        --
Preferred dividends                   --    $       (82)
                                  ------    -----------
June 30, 2000                     $   --    $    36,558
                                  ======    ===========

Net income                            --    $     1,501
Stock options exercised               --    $       217
Common Stock issued related to
   acquisitions                       --    $       406
Preferred dividends                   --    $       (81)
                                  ------    -----------

June 30, 2001                     $   --    $    38,601
                                  ======    ===========

Comprehensive income:
   Net income                         --    $     2,834
   Swap contract, net of tax        (376)   $      (376)
                                            -----------
Total comprehensive income                  $     2,458
Stock options and warrants
   exercised                          --    $     1,510
Preferred dividends                   --    $       (82)
                                  ------    -----------

June 30, 2002                     $ (376)   $    42,487
                                  ======    ===========

   The accompanying notes are an integral part of these consolidated financial statements

                Nobel Learning Communities, Inc. and Subsidiaries
                      Consolidated Statements of Cash Flow
                             (Dollars in thousands)

                                                          For the year ended June 30,
                                                       ----------------------------------
                                                             2002        2001        2000
                                                       ----------------------------------
Cash Flows from Operating Activities:
Net income                                               $  2,834    $  1,501    $  2,478
                                                         --------    --------    --------
Adjustment to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
  Depreciation and amortization                             6,075       7,061       6,299
  Amortization of debt discount                               129         128         128
  Provision for losses on accounts receivable                 491         900         372
  Provision for deferred taxes                                732         451         970
  Minority interest in income                                  34          23          88
  Other                                                        50         273           -

Changes in Assets and Liabilities
  Net of Acquisitions:
  Accounts receivable                                        (363)     (1,569)         (8)
  Prepaid assets                                             (912)     (1,669)       (384)
  Other assets and liabilities                                421         204         185
  Unearned income                                             370         725         124
  Accounts payable and accrued expenses                       687      (1,769)        (82)
                                                         --------    --------    --------
  Total Adjustments                                         7,714       4,758       7,692
                                                         --------    --------    --------
Net Cash Provided by Operating Activities                  10,548       6,259      10,170
                                                         --------    --------    --------

Cash Flows from Investing Activities:
  Capital expenditures                                     (8,673)    (15,224)    (13,408)
  Proceeds from sale of property and equipment                657       8,268       2,449
  Payment for acquisitions net of cash acquired                 -        (539)     (6,669)
  Issuance of notes receivable                               (425)     (2,788)          -
  Repayment of notes receivable                             1,680           -           -
                                                         --------    --------    --------
Net Cash Used in Investing Activities                      (6,761)    (10,283)    (17,628)
                                                         --------    --------    --------

Cash Flows from Financing Activities:
  Proceeds from term loan and revolving line of credit      2,962      16,498      12,114
  Repayment of long term debt                              (2,143)    (13,864)     (2,116)
  Repayment of subordinated debt                           (3,865)     (2,319)     (2,209)
  Debt issuance cost                                            -        (490)          -
  Proceeds from capital lease                                 311           -           -
  Repayment of capital lease obligation                      (150)        (74)        (84)
  Dividends paid to preferred stockholders                    (82)        (81)        (82)
  Cash overdraft                                           (1,864)      1,660       1,976
  Proceeds from exercise of stock options and warrants      1,510         217          17
                                                         --------    --------    --------
Net Cash Provided by Financing Activities                  (3,321)      1,547       9,616
                                                         --------    --------    --------
Net increase (decrease) in cash and cash equivalents          466      (2,477)      2,158
Cash and cash equivalents at beginning of year              1,321       3,798       1,640
                                                         --------    --------    --------
Cash and cash equivalents at end of year                 $  1,787    $  1,321    $  3,798
                                                         ========    ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                Nobel Learning Communities, Inc. and Subsidiaries
         Supplemental Schedules for Consolidated Statements of Cash Flow
                             (Dollars in thousands)

                                                                  For the year ended June 30,
                                                       -------------------------------------------------
                                                                2002             2001              2000
                                                       --------------   --------------    --------------
Supplemental Disclosures of Cash
  Flow Information

Cash paid during year for:
  Interest                                         $           3,351            4,302             3,206
  Income taxes                                     $           1,175            1,431               302

Acquisitions
  Fair value of tangible assets acquired           $               -              173             5,011
  Goodwill and intangibles                         $               -              809             5,708

  Liabilities assumed                              $               -              (38)             (931)
  Notes issued                                     $               -                -            (3,119)
  Common shares issued                             $               -             (405)                -
                                                       --------------   --------------    --------------
  Total cash paid for acquisitions                 $               -              539             6,669
                                                       ==============   ==============    ==============

  The accompanying notes are an integral part of these consolidated financial statements.

Nobel Learning Communities, Inc. and Subsidiaries
Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies and Company Background:

     Nobel Learning Communities, Inc. (the "Company") was organized in 1984 as The Rocking Horse Childcare Centers of America, Inc. In 1985, The Rocking Horse Childcare Centers of America, Inc. merged into a publicly-traded entity that had been incorporated in 1983. The Company operates private schools, schools for the learning challenged, specialty high schools and charter schools located in Arizona, California, Florida, Georgia, Illinois, Maryland, Nevada, New Jersey, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Virginia and Washington.

Principles of Consolidation and Basis of Presentation:

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Recognition of Revenues:

     Tuition revenues, net of discounts, and other revenues are recognized as services are performed. Any tuition payments received in advance of the time period for which service is to be performed is recorded as unearned revenue. Charter school management fees, which represent approximately 1.2% of revenues, are recognized based on a contractual relationship with the charter school and do not include any tuition revenue received by the charter school. Certain fees may be received in advance of services being rendered, in which case the fee revenue is deferred and recognized over the appropriate period of service. The Company's net revenues meet the criteria of the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 101, Revenue Recognition in Financial Statements, including the existence of an arrangement, the rendering of services, a determinable fee and probable collection.

     In December 1999, the Securities and Exchange Commission issued SAB 101, which provides guidance related to revenue recognition.

     Previously, the majority of registration fees were deferred when received and recorded in September to coincide with fall enrollment. Registration fees for students enrolled during the school year were recorded when received. Under SAB 101 adopted retroactive to July 1, 2000, the Company now recognizes school registration fees over the typical school year of August to June. Summer camp registration fees are now recognized during months June, July and August. The cumulative effect of the change on prior years resulted in a charge to income (net of taxes) of $295,000, which was recognized during fiscal 2001.

Cash and Cash Equivalents:

     The Company considers cash on hand, cash in banks, and cash investments with maturities of three months or less when purchased as cash and cash equivalents. The Company maintains funds in accounts in excess of FDIC insurance limits; however, the Company minimizes the risk by maintaining deposits in high quality financial institutions.

Accounts Receivable and Credit Risk:

     The Company's accounts receivable are comprised primarily of tuition due from governmental agencies and parents. Accounts receivable are presented at estimated net realizable value. The Company uses estimates in determining the collectibility of its accounts receivable and must rely on its evaluation of historical trends, governmental funding processes , specific customer issues and current economic trends to arrive at appropriate reserves. Material differences may result in the amount and timing of bad debt expense if actual experience differs significantly from management estimates.

     The Company provides its services to the parents and guardians of the children attending the schools. The Company does not extend credit for an extended period of time, nor does it require collateral. Exposure to losses on receivables is principally dependent on each person's financial condition. The Company also has investments in other entities. The collectability of such investments is dependent upon the financial performance of these entities. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

Property and Equipment:

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets as follows:

Buildings                     40 years
Leasehold improvements        The shorter of the leasehold period or useful life
Furniture and equipment       3 to 10 years

     Maintenance, repairs and minor renewals are expensed as incurred. Upon retirement or other disposition of buildings and furniture and equipment, the cost of the items, and the related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

Long-Lived and Intangible Assets:

     Under the requirements of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets, the Company assesses the potential impairment of property and equipment, and identifiable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset's value is impaired if management's estimate of the aggregate future cash flows, undiscounted and without interest charges, to be generated by the asset are less than the carrying value of the asset. Such cash flows consider factors such as expected future operating income and historical trends, as well as the effects of demand and competition. To the extent impairment has occurred, the loss will be measured as the excess of the carrying amount of the asset over the fair value of the asset. Such estimates require the use of judgment and numerous subjective assumptions, which, if actual experience varies, could result in material differences in the requirements for impairment charges.

Income Taxes:

     The Company accounts for income taxes using the asset and liability method, in accordance with FAS 109, Accounting for Income Taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect on deferred taxes of a change in tax rate is recognized as income in the period of enactment. A valuation allowance is recorded based on the uncertainty regarding the ultimate realizability of deferred tax assets.

     The Company files a U.S. federal income tax return and various state income tax returns, which are subject to examination by tax authorities. This process involves estimating the actual current tax exposure together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. The Company's estimated tax liability is subject to change as examinations of specific tax years are completed in the respective jurisdictions including possible adjustments related to the nature and timing of deductions and the local attribution of income.

Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risk and Uncertainties:

     Future results of operations of the Company involve a number of risks and uncertainties. Factors that could affect future operating results and cause actual results to vary materially from historical results include, but are not limited to, consumer acceptance of the Company's business strategy with respect to expansion into new and existing markets, the Company's debt and related financial covenants, difficulties in managing the Company's growth including attracting and retaining qualified personnel, a large portion of the Company's assets represent goodwill, increased competition, changes in government policy and regulation, ability to obtain additional capital required to fully implement the business plan, and the Company's recoverability of the note receivable from Total Education Solutions, Inc. ("TES")(See footnote 10).

Negative developments in these areas could have a material effect on the Company's business, financial condition and results of operations.

Accounting for Derivatives:

     Effective July 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard, as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments, Certain Hedging Activities," an amendment of FASB Standard No. 133, establishes accounting and reporting standards requiring that every derivative instrument, such as interest rate swap agreements, be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The company records its derivatives at fair value within the consolidated balance sheet and the changes in fair value of the derivatives are either reported in earnings or are reported in other comprehensive loss in stockholder's equity. The fair value represents the estimated amount the Company would receive or pay to terminate their interest rate swap agreements taking into consideration current interest rates (see Note
11). Derivatives are limited in use and are not entered into for speculative purposes.

New Accounting Pronouncements:

     SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, addresses accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and expands on the guidance provided by SFAS No. 121 with respect to cash flow estimations. SFAS No. 144 becomes effective for the Company's fiscal year 2003. The Company is evaluating SFAS No. 144 and has not yet determined the full impact of adoption on its financial position but will reclass property and equipment held for sale as part of total property and equipment as the assets are still in use.

     On April 30, 2002 the Financial Accounting Standards Board (FASB) issued Statement 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. FASB 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. Early application of the provisions of FASB 145 may be as of the beginning of the fiscal year or as of the beginning of the interim period in which FASB 145 is issued. The Company has elected to adopt FASB 145 as of the beginning 2002.

     The Company had a promissory note obligation related to the purchase of a school in Arizona of $1,408,000 issued in June 2000. The promissory note was settled for $1,025,000 on February 14, 2002 resulting in a gain of $383,000. As a result of the adoption of FASB 145, the Company recorded the gain as other income during the quarter ended March 31, 2002. The impact on diluted earnings per share for the quarter and year to date March 31, 2002 was $0.03 per share (net of tax).

     On July 30, 2002, the Financial Accounting Standards Board (FASB) issued Statement 146, Accounting for Costs Associated with Exit or Disposal Activities. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. FASB 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

Reclassifications:

     Certain prior year amounts for the fiscal year ended June 30, 2001 have been reclassified to conform to the presentation adopted in fiscal 2002.

2. Earnings Per Share:

     Earnings per share are based on the weighted average number of shares outstanding and common stock equivalents during the period. In the calculation of dilutive earnings per share, shares outstanding are adjusted to assume conversion of the Company's options, warrants, and convertible preferred stock if they are dilutive. In the calculation of basic earnings per share, weighted average number of shares outstanding are used as the denominator. Earnings per share are computed as follows (dollars in thousands except per share data):

                                                                        Year ending June 30,
                                                            -------------   -------------  -------------
                                                                    2002            2001           2000
                                                            -------------   -------------  -------------
Basic earnings per share:
---------------------------------
Net income                                                $        2,834  $        1,501  $       2,478

Less preferred dividends                                              82              81             82

Net income available for
                                                            ------------    ------------   ------------
      common stock                                                 2,752           1,420          2,396
                                                            ------------    ------------   ------------

Average common stock outstanding                               6,197,936       5,980,986      5,929,811

                                                            ------------    ------------   ------------
Basic earnings per share                                  $         0.44  $         0.24  $        0.40
                                                            ============    ============   ============

Diluted earnings per share:
---------------------------------

Net income available for common stock
      and dilutive securities                             $        2,834  $        1,501  $       2,478

Average common stock outstanding                               6,197,936       5,980,986      5,929,811

Additional common shares resulting from dilutive securities:

Options, warrants and convertible
      preferred stock                                          1,276,767       1,535,014      1,543,123

Average common stock and dilutive
                                                            ------------    ------------   ------------
      securities outstanding                                   7,474,703       7,516,000      7,472,934

                                                            ------------    ------------   ------------
Dilutive earnings per share                               $         0.38  $         0.20  $        0.33
                                                            ============    ============   ============

3.  Acquisitions and Dispositions:

     During the years ended June 30, 2001, and 2000, the Company completed various acquisitions, all of which are accounted for using the purchase method, as described below. The results of operations for all acquisitions are included in the Consolidated Statement of Income from the date of acquisition.

2001 Acquisition

     In August 2000, the Company acquired the assets of Rainbow World Day Care School in Chalfont, Pennsylvania, with a capacity of 180 students and estimated revenues of $845,000. The purchase price consisted of $493,000 in cash and an aggregate of 44,131 shares of the Company's Common Stock (valued at $9.20 per share).

2000 Dispositions

     On July 30, 1999, the Company sold the business operations of the nine schools located in the vicinity of Indianapolis, Indiana to, Children's Discovery Centers of America, Inc., which is controlled by Knowledge Universe, for a total of $550,000 in cash. Knowledge Universe, through KU Learning, LLC owns a significant percentage of the Company's stock. No gain or loss was recorded for the sale of the operations as the Company had written down the carrying value of the business at December 31, 1997.

2000 Acquisitions

     On September 9, 1999, the Company acquired the capital stock of Houston Learning Academy, Inc., which operates schools in Houston, Texas for a purchase price of $1,350,000 in cash and $615,000 in a subordinated note. Houston Learning Academy is an alternative high school program, consisting of five schools and several hospital contracts. Revenues total approximately $1,600,000, and capacity equals approximately 370 students for the schools for the last fiscal year.

     On August 2, 1999, the Company acquired the land, building and assets of Atlantic City Prep School located in Northfield, New Jersey for approximately $757,000. The school has a capacity of 200 children and annual revenues of approximately $400,000.

     On December 17, 1999, the Company entered into a transaction with Children's Out-of-School Time, Inc. ("COST") to form The Activities Club, Inc. ("TAC"), which is owned 80% by the Company and 20% by COST. In the transaction, the Company contributed $625,000 to the capital of TAC, and TAC distributed such cash to COST. TAC also issued to COST a 7% subordinated promissory note in the amount of $175,000. If a specified earnings threshold is met, Nobel will be required to make an additional cash payment to TAC, which TAC would then distribute to COST. Further, commencing in December 2002, COST has the right to require Nobel to purchase its interest in TAC for the greater of $500,000 and a formula price based on TAC's earnings before interest, taxes, depreciation and amortization.

     On December 3, 1999, the Company acquired the assets of Play and Learn Child Development Center in Illinois, with a capacity of 100 students and estimated annual revenues of $600,000. On February 11, 2000, the Company acquired the assets of High Road Academy in Boca Raton, Florida, with a capacity of 100 students and estimated annual revenues of $700,000. High Road Academy is a specialty school for children with learning disabilities. On February 17, 2000, the Company acquired the assets of David Sikes Child Care, Inc., in Norcross, Georgia with the capacity for 252 children and estimated annual revenues of $822,000. In June 2000, the company acquired the assets of the Cross Creek School in Plano, Texas with a capacity of 180 students and estimated annual revenues of $1,000,000. The purchase price for these four schools totaled $2,724,000 of which $2,342,000 was in cash, $702,000 was in subordinated notes and $100,000 was in assumed liabilities.

     During April 2000, the Company received a statewide charter in the State of Arizona to permit it to own and operate charter schools in that state. This charter enabled the Company to acquire, in May 2000, the business assets and real estate of two charter schools in the greater Phoenix, Arizona metropolitan area with a capacity of 1,367 students. The Company agreed to pay the developer and the operator of the schools (collectively, the "Sellers") an aggregate purchase price of $9,838,000, subject to certain post-closing adjustments. When the Company obtained fee title to the schools in May 2000, the Company (i) paid cash to the Sellers in the combined amount of $7,189,000 on account of the $9,838,000 purchase price, (ii) held back $600,000 of the purchase price pending delivery by one of the seller's certain furniture, fixtures and equipment associated with the operation of the schools and (iii) issued promissory notes to the Sellers (in the aggregate amount of $2,049,000) on account of the purchase price. Simultaneously with the closing of this transaction, the Company entered into a sale and leaseback transaction with a third party developer for one of the two schools (located in the city of Peoria) (the "Peoria School"), pursuant to which the Company received $6,200,000 in sales proceeds and entered into a long-term operating lease that gives the Company the right to occupy and operate the Peoria School. The Company took over operations at the Peoria School immediately upon the end of the 1999-2000 school year.

     The second charter school was an elementary school located in the City of Glendale (the "Glendale School"). Unlike the Peoria School, the Glendale School was not open and operating at the time that the Company obtained fee title to the school in May 2000. The Company completed construction of the Glendale School and placed the facility in service during the 2000-2001 school year. The Company directly funded the cost of completing construction , opening and operating the Glendale School.

     The promissory notes to the Seller's (in the aggregate face amount of $2,049,000) (the "Arizona Promissory Notes") were due and payable by no later than December 28, 2000 (the "Initial Maturity Date"). The Company's obligations under the Arizona Promissory Notes, however, are subject to (i) certain rights of set off under the transaction documents, and (ii) adjustment, based upon, among other things, certain cost overruns experienced, and/or savings realized, by the Company in connection with the completion of construction of the Glendale School. Prior to the Initial Maturity Date, the Company exercised its right of set-off under the transaction documents. Each of the Sellers instituted litigation against the Company seeking collection of the Arizona Promissory Notes, and disputing the Company's exercise of its right of set-off. Management intends to defend vigorously its rights under the transaction documents. The Arizona

Promissory Notes were settled between the Company and the Seller's for $1,025,000 during fiscal year 2002 which resulted in a gain of $383,000. The Company recorded the gain as other income during the quarter ended March 31, 2002 as it did not meet the criteria for treatment as an extraordinary item as provided for in APB opinion 30. (See note 1)

Unaudited Pro Forma Information:

     The operating results of all acquisitions are included in the Company's consolidated results of operations from the date of acquisition. The following pro forma financial information assumes the acquisitions which closed during Fiscal 2001 and Fiscal 2000 all occurred at the beginning of Fiscal 2000. The results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisitions been made at the beginning of Fiscal 2000, or of the results which may occur in the future. Further, the information gathered from some acquired companies are estimates since some acquirees did not maintain information on a period comparable with the Company's fiscal year-end (dollars in thousands).

                                      Year ended         Year ended
                                   June 30, 2001      June 30, 2000
                                     (unaudited)        (unaudited)
                                     -----------        -----------

Revenues                               $148,115           $134,486
Net income before change in
accounting principle                   $  1,980           $  2,860

Earnings per share
Basic                                  $   0.33           $   0.48
Diluted                                $   0.25           $   0.37


4.   Cash Equivalents:

     The Company has an agreement with its primary bank that allows the bank to act as the Company's principal in making daily investments with available funds in excess of a selected minimum account balance. This investment amounted to $572,000 and $537,000 at June 30, 2002 and 2001, respectively. The Company's funds were invested in money market accounts, which exceed federally insured limits. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents as such deposits are maintained in high quality financial institutions.

5.   Notes Receivable:

     At June 30, 2001, the Company had a current note receivable of $1,664,000 due from People for People, Inc. related to construction cost for a proposed charter school financed by the Company. Interest on the note accrued at 2.5% over prime from July 11, 2000 to April 16, 2001 and at 14% through August 13, 2001. The principal amount of the note was repaid August 13, 2001. Accrued interest is being repaid in installments. At June 30, 2002, accrued interest outstanding was $178,000.

6.   Property and Equipment:

     The balances of major property and equipment classes, excluding property and equipment held for sale, were as follows (dollars in thousands):

                                                         June 30, 2002           June 30, 2001
                                                    --------------------    ---------------------
Land                                                          $  2,831                 $  2,832
Buildings                                                        6,128                    5,741
Assets under capital lease obligations                           1,224                      913
Leasehold improvements                                          20,644                   17,686
Furniture and equipment                                         29,452                   25,027
Construction in progress                                             8                       19
                                                    --------------------    ---------------------
                                                              $ 60,287                 $ 52,218
Accumulated depreciation                                       (26,303)                 (20,792)
                                                    --------------------    ---------------------
                                                              $ 33,984                 $ 31,426
                                                    ====================    =====================

Depreciation expense was $5,584,000, $4,879,000, and $4,354,000 for the years ended June 30, 2002, 2001 and 2000, respectively. Amortization of capital leases included in depreciation expense amounted to $183,000, $15,000 for the years June 30, 2002 and 2001, respectively. Accumulated amortization of capital leases amounted to $695,000 and $512,000 at June 30, 2002 and June 30, 2001,
respectively.

7. Goodwill:

     The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, effective July 1, 2001. Under SFAS No. 142, goodwill is no longer amortized but reviewed for impairment annually, or more frequently if certain indicators arise. As a result, the Company ceased amortization of Goodwill, the effect of which was a reduction of $1,677,000 of amortization expense for the year ended June 30, 2002.

     The net carrying value of goodwill was $48,376,000 as of July 1, 2001 (the Company's adoption date of SFAS 142). The Company completed the "first step" impairment test as required under SFAS 142 at December 31, 2001 and determined that the recognition of an impairment loss was not necessary. The fair value of the Company's ten reporting units was estimated using the expected present value of future cash flows. In estimating the present value the company used assumptions based on the characteristics of the reporting unit including discount rates ( ranging from 13% to 20%). For two of the reporting units fair value approximated their carrying value while for the remaining eight reporting units fair value exceeded carrying value. For the two reporting units where fair value approximated carrying value, goodwill allocated to these reporting units totaled $7,806,000 and $4,676,000. Accordingly, the Company updated its analysis at June 30, 2002 and concluded that no impairment was required for these two reporting units. Goodwill will be assessed for impairment at least annually or upon an adverse change in operations. The annual impairment testing required by SFAS No. 142 will require judgments and estimates and could require us to write down the carrying value of our goodwill and other intangible assets in future periods.

The impact on prior year financial results, as if FAS 142 had been in effect is as follows (dollars in thousands):

                                                Year ending June 30,               Year ending June 30,
                                          ----------------- ------------     ---------------- -------------
                                                      2001         2001                 2000          2000
                                               As reported    Pro forma          As reported     Pro forma
                                          ----------------- ------------     ---------------- -------------
Earnings before taxes and change in
accounting principle                                $3,392       $3,392               $4,271        $4,271

Goodwill amortization                                    -        1,629                    -         1,484
                                          ------------------------------     ------------------------------
Adjusted earnings before taxes and
change in accounting principle
                                                     3,392        5,021                4,271         5,755

Income tax expense                                   1,596        2,058                1,793         2,360
                                          ------------------------------     ------------------------------

Net income before change in
accounting principle                                $1,796       $2,963               $2,478        $3,395
                                          ==============================     ==============================

Basic earnings per share                            $ 0.29       $ 0.48               $ 0.40        $ 0.56
                                          ==============================     ==============================

Diluted earnings per share                          $ 0.24       $ 0.39               $ 0.33        $ 0.45
                                          ==============================     ==============================

8. Intangible Assets, net:

     Intangible assets include non-compete agreements, trademarks and other identifiable intangibles acquired in acquisitions. Such intangibles are being amortized over the life of the intangibles ranging from 3 - 20 years.

At June 30, 2002 and 2001 the Company's intangibles assets were as follows (dollars in thousands):

                                            June 30, 2002     June 30, 2001

         Intangible assets
            Non-compete                     $       2,493     $       2,493
            Other                                     901               901
                                            -------------  ----------------
                                                    3,394             3,394
            Accumulated amortization               (2,249)           (1,758)
                                            -------------  ----------------
                                            $       1,145          $  1,636
                                            =============  ================

Amortization expense for intangible assets was $491,000, $454,000 and $496,000 for the years ended June 30, 2002, 2001 and 2000, respectively. Amortization of intangible assets will be as follows: $309,000 in 2003, $96,000 in 2004, $74,000 in 2005, $48,000 in 2006 and $618,000 in 2007 and thereafter.

9. Property Held for Sale:

     The amounts reflected in the table below include certain properties for sale pending sale and leaseback transactions. The balances of property held for sale were as follows (dollars in thousands):

                                    June 30, 2002             June 30, 2001
                                  ------------------      --------------------
Land                                       $   1,645                $    1,839
Buildings                                      3,960                     4,315
Leasehold improvements                           110                       110
Furniture and equipment                           45                       122
Accumulated depreciation                        (155)                     (391)
                                 -------------------      --------------------
                                           $   5,605                $    5,995
                                 ===================      =================---

10. Long Term Note Receivable:

     The Company has a $2,600,000 note receivable pursuant to of a Credit Agreement with TES due May 2005 of which $2,250,000 is convertible into 30% ownership of TES. TES, established in 1997, provides special education services to charter schools and public schools which, because of lack of internal capabilities or other reasons, wish to out-source their provision of special education programs (which, under federal law, they are required to provide to select students). Prior to the financing provided from the Company in May 2000, TES was marginally profitable as it provided its services to schools in a small regional area of Southern California. The proceeds received by TES have been used for the expansion of its product throughout California and plans to enter other states. Although TES's revenues have grown since the origination of the credit agreement, TES has also incurred losses as a result of building the infrastructure to service other regions.

   As part of the evaluation of the carrying value of TES, a number of positive and negative factors affecting TES were considered including:

   .      Operating results and outlook for TES;

   .      Expected future cash flows

   .      Current conditions and trends in the industry;

   .      Other industry comparables; and

   .      The Company's plans and ability hold this investment.

   In evaluating the investment in TES, a discounted cash flow analyses was prepared for TES based on a recent financing discussion memorandum. The cash flow analysis indicated that the investment in TES has a value greater than the current carrying value. In addition, other objective evidence including recent comparable transactions similar to TES, industry publications supporting the market and growth rates and TES's ongoing discussions with third parties regarding additional financing was reviewed.

11. Debt:
Debt consisted of the following (dollars in thousands):

                                                                  June 30, 2002             June 30, 2001
                                                                ----------------          ----------------
Long Term Obligations:
Revolving and term credit facility                              $         28,217          $         27,398

First mortgages and notes payable to sellers due in
varying installments over three to 15 years with
fixed interest rates ranging from 8% to 12%                                  179                       265

Capitalized lease obligation                                                 162                         -

Other                                                                         93                       135
                                                                ----------------          ----------------
                                                                $         28,651          $         27,798
                                                                ----------------          ----------------

Less current portion                                                      (3,240)                   (2,272)
                                                                ----------------          ----------------
                                                                $         25,411          $         25,526
                                                                ================          ================

Long Term Subordinated Debt:
Senior subordinated note due 2005 interest at 12%,
payable quarterly. Net of original issue discount of
$386,000 at June 30, 2002                                       $          9,614          $          9,486
Subordinated debt agreements, due in varying
installments over five to 10 years with fixed interest
rates varying from 7% to 8%                                                1,952                     6,071

                                                                ----------------          ----------------

Total subordinated debt                                                   11,566                    15,557

Less current portion                                                      (1,248)                   (4,142)
                                                                ----------------          ----------------
                                                                $         10,318          $         11,415
                                                                ================          ================

Credit Facility.

     Since 1995, the Company amended its credit facility agreement three times. Each amendment increased borrowing capacity. In May 2001, the Company entered into its most recent Amended and Restated Loan and Security Agreement, which increased the Company's borrowing capacity to $40,000,000. Three separate facilities were established under the Amended and Restated Loan and Security
Agreement: (1) $10,000,000 Working Capital Credit Facility (2) $15,000,000 Acquisition Credit Facility and (3) $15,000,000 Term Loan. The Term Loan Facility will mature on April 1, 2006 and provides for $2,143,000 annual interim amortization with the balance paid at maturity. Under the Acquisition Credit Facility, no principal payments are required until April 2003. At that time, the outstanding principal under the Acquisition Credit Facility will be converted into a term loan which will require principal payments in 16 quarterly installments. The Working Capital Credit Facility is scheduled to terminate on April 1, 2004. Nobel's obligations under the credit facilities are guaranteed by subsidiaries of Nobel and collateralized by a pledge of stock of Nobel subsidiaries.

     The credit facilities bear interest, at Nobel's option, at either of the following rates, which may be adjusted in quarterly increments based on the achievement of performance goals: (1) an adjusted LIBOR rate plus a debt to EBITDA-dependent rate ranging from 1.50% to 2.75%, or (2) a floating rate plus a debt to EBITDA-dependent rate ranging from -0.25% to 100.00%. EBITDA is defined by the credit facilities as net income before interest expense, income taxes, depreciation and amortization.

     At June 30, 2002, a total of $28,217,000 was outstanding and $9,353,000 was available under the amended and restated loan agreement; $2,084,000 was outstanding under Working Capital Credit Facility, $13,276,000 was outstanding under the Acquisition Credit Facility and $12,857,000 was outstanding under the Term Loan.

     The interest rate at June 30, 2002 for the Working Capital Credit Facility of $2,084,000 outstanding and $3,276,000 for the Acquisition Credit Facility was at 5.5%, which was prime plus 0.75%. Interest rate on the remaining $10,000,000 outstanding on the Acquisition Credit Facility was 4.38%, which was adjusted Libor plus 2.5%. The interest rate on the Term Loan was 7.98%, which was fixed Libor of 5.48% (see interest rate swap agreement below) plus 2.5%.

     The interest rate at June 30, 2001 for $24,000,000 outstanding was at 6.53%, which was adjusted Libor plus 2.5%. The remaining $3,398,000 outstanding was at 7.5%.

     Nobel also pays a commitment fee on the Working Capital and Acquisition Facility calculated at a rate, which may be adjusted quarterly in increments based on a debt to EBITDA -dependent ratio, ranging from 0.25% to 0.50% per year on the undrawn portion of the commitments under the credit facilities. At June 30, 2002, the commitment fee rate was 0.375%. This fee is payable quarterly in arrears.

     In addition, Nobel pays a letter of credit fee based on the face amount of each letter of credit calculated at the rate per year then applicable to loans under the revolving credit facility bearing interest based on adjusted LIBOR rate plus a debt to EBITDA-dependent rate ranging from 1.50% to 2.75%. At June 30, 2001, the letter of credit fee rate was 2.50%, which included the fronting fee. These fees are payable quarterly in arrears. In addition, Nobel will pay customary transaction charges in connection with any letter of credit. At June 30, 2002, Nobel had $287,000 committed under outstanding letters of credit.

     The credit facilities contain customary covenants and provisions that restrict Nobel's ability to change its business, declare dividends, grant liens, incur additional indebtedness, make capital expenditures. In addition, the credit facilities provide that Nobel must meet or exceed defined interest coverage ratios and must not exceed leverage ratios.

     At June 30, 2002, the Company was not in compliance with two credit facility financial covenant ratios. As a result, the Company received a waiver for the breach of the interest coverage ratio and adjusted leverage ratio at June 30, 2002. In addition, the breached ratios were amended and restated to lower ratio requirements for fiscal year 2003. The Company's interest coverage ratio increased from a ratio of EBITDA of 3.5 times interest expense or higher to 4.0 times interest expense or higher at June 30, 2002. The Company's ratio was 3.99 times EBITDA at June 30, 2002. The Company's adjusted leverage ratio decreased from 4.5 times EBITDA or plus rent expenses to 4.25 times EBITDA plus rent expense at June 30, 2002. The Company's ratio was 4.37 times EBITDA plus rent expense at June 30, 2002. The Company is in compliance with all other bank covenant requirements.

     In connection with the May 2001 amendment to the Company's Amended and Restated Loan and Security Agreement, the Company entered an interest rate swap agreement in 2002 on the $15,000,000 Term Loan Facility.

     The Company uses this derivative financial instrument to manage its exposure to fluctuations in interest rates. The instrument involves, to varying degrees, market risk, as the instrument is subject to rate and price fluctuations, and elements of credit risk in the event the counterparty should default. The Company does not enter into derivative transactions for trading purposes. At June 30, 2002 the Company's interest rate swap contract outstanding had a total notional amount of $12,857,000. Under the interest rate swap contract, the Company agrees to pay a fixed rate of 5.48% and the counterparty agrees to make payments based on 3-month LIBOR. The market value of the interest rate swap agreement at June 30, 2002 was a liability of $376,000, net of taxes and is included as a component of Accumulated Other Comprehensive Loss, of which a portion is expected to be reclassified to the consolidated statement of income within one year.

     In July 1998, the Company issued a $10,000,000 senior subordinated note to Allied Capital Corporation. In May, 2001, the Company amended its $10,000,000 senior subordinated note. The amendment modified the principal repayments from two installments of $5,000,000 in 2004 and 2005 to two installments of $5,000,000 in 2006 and 2007. In addition, the interest rate on the note increased from 10% at June 30, 2001 to 12% at October 1, 2001. Payments on the note are subordinate to the Company's senior bank debt. In connection with the financing transaction, the Company also issued to Allied Capital Corporation warrants to acquire 531,255 shares of the Company's common stock at $8.5625 per share. The exercise price was reduced to $7.00 per share on May 31, 2000 based on the terms of the warrant requiring adjustment to the trailing 30 day average high and low stock price on that date. The Company recorded a debt discount and allocated $899,000 of the proceeds of the transaction to the value of the warrants. This debt discount is being amortized to interest expense over the term of the note.

     Maturities of long-term obligations are as follows: $4,488,000 in 2003, $7,399,000 in 2004, $5,076,000 in 2005, $14,306,000 in 2006, and $8,948,000 in
2007 and thereafter.
                                      F-17

12. Accounts Payable and Other Current Liabilities:

Accounts payable and other current liabilities were as follows
(dollars in thousands):

                                           June 30, 2002         June 30, 2001
                                       -----------------     -----------------
Accounts payable                       $           2,349     $           2,105
Accrued payroll and related items                  1,805                 1,647
Accrued rent                                         424                   345
Accrued taxes                                        282                   186
Other accrued expense                              2,668                 2,395
                                       -----------------     -----------------
                                       $           7,528     $           6,678
                                       =================     =================


13. Cash Overdraft Liability:

     Cash overdrafts represent unfunded checks drawn on zero balance accounts that have not been presented for funding to the Company's banks. The overdrafts are funded, without bank finance charges, as soon as they are presented.

14. Lease Obligations:

     Future minimum rentals, for the real properties utilized by the Company and its subsidiaries, by year and in the aggregate, under the Company's capital leases and noncancellable operating leases, excluding leases assigned, consisted of the following at June 30, 2002 (dollars in thousands):

Operating Leases
2003                                             $ 25,127
2004                                               24,520
2005                                               23,433
2006                                               21,937
2007                                               20,138
2008 and thereafter                               113,527
                                                 --------
Total minimum lease
    obligations                                  $228,682
                                                 ========

     Most of the above leases contain annual rental increases based on changes in consumer price indexes, which are not reflected in the above schedule. Rental expense for all operating leases was $23,929,000, $21,469,000, and $17,596,000, for the years ended June 30, 2002, 2001 and 2000, These leases are typically triple-net leases requiring the Company to pay all applicable real estate taxes, utility expenses, maintenance and insurance costs.

     The Company's tenancy under 17 leases have been assigned or sublet to third parties. If such parties default, the Company is contingently liable. Contingent future rental payments under the assigned leases are as follows (dollars in thousands):

2003                       $ 1,258
2004                       $ 1,239
2005                       $ 1,187
2006                       $   942
2007 and thereafter        $ 2,214

15. Stockholders' Equity:

Preferred Stock:

     In 1995, the Company issued 1,063,830 shares of the Company's Series D Convertible Preferred Stock for a purchase price of $2,000,000. The Series D Preferred Stock is convertible to Common Stock at a conversion rate, subject to adjustment, of 1/4 share of Common Stock for each share of Series D Convertible Preferred Stock. Holders of Series D are not entitled to dividends, unless dividends are declared on the Company's Common Stock. Upon liquidation, the holders of shares of Series D Convertible Preferred Stock are entitled to receive, before any distribution or payment is made upon any Common Stock, $1.88 per share plus any unpaid dividends. At June 30, 2002 and 2001, 1,063,830 shares were outstanding.

     On August 22, 1994, the Company completed a private placement of an aggregate of 2,500,000 shares of Series C Convertible Preferred Stock and the Series 1 Warrants and Series 2 Warrants for an aggregate purchase price of $2,500,000. The Series C Preferred Stock is convertible into Common Stock at a conversion rate, subject to adjustment, of 1/4 share of Common Stock for each share of Series C Convertible Preferred Stock. Holders of shares of Series C Convertible Preferred Stock are not entitled to dividends unless dividends are declared on the Company's Common Stock. Upon liquidation, the holders of shares of Series C Convertible Preferred Stock are entitled to receive, before any distribution or payment is made upon Common Stock, $1.00 per share plus any unpaid dividends. At June 30, 2002 and 2001, 2,500,000 shares were outstanding.

     The Series 1 Warrants are exercisable at $4.00 per share, subject to adjustment, and were to expire on August 19, 2001. On August 19, 2001, the holders of 125,000 Series 1 Warrants issued in connection with the Series C Convertible Preferred Stock exercised their warrants at $4.00 per share. The Series 2 Warrants have terminated pursuant to their terms.

     In 1993, the Company issued 2,484,320 shares of Company's Series A Convertible Preferred Stock for a purchase price of $1.00 per share. The Series A Preferred Stock is convertible into Common Stock at a conversion rate, subject to adjustment, of .2940 shares of Common Stock for each share of Series A Preferred Stock. The Series A Preferred Stock is redeemable by the Company at any time after the fifth anniversary of its issuance at a redemption price of $1.00 per share plus cumulative unpaid dividends. The Preferred Stock is not redeemable at the option of the holders. Upon liquidation, the holders of shares of Series A Preferred Stock are entitled to receive, before any distribution or payment is made upon any Common Stock, $1.00 per share plus all accrued and unpaid dividends. Shares outstanding at June 30, 2002 and 2001 were 1,023,694. Each share of Series A Preferred Stock entitles the holder to an $.08 per share annual dividend.

     Each share of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock entitles the holder to a number of votes equal to the number of full shares of Common Stock into which such share is convertible. Except as otherwise required by law, holders of Preferred Stock vote together with the Common Stock, and not as a separate class, in the election of directors and on each other matter submitted to a vote of the stockholders.

Stockholder Rights Plan:

     In May 2000, the Board of Directors of the Company approved a Stockholder Rights Plan. Under the Stockholder Rights Plan, preferred stock purchase rights were distributed as a dividend at the rate of one Right for each share of Common Stock outstanding as of the close of business on June 1, 2000. Each Right entitles the holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $18.00.

     The Rights will not be exercisable unless a person or group acquires, or announces the intent to acquire beneficial ownership under certain circumstances. The Rights are redeemable for $.001 per Right at the option of the Board of Directors at any time prior to the close of business on the tenth business day after the announcement of a stock acquisition event. If not redeemed, the Rights will expire on May 31, 2010. Prior to the date upon which the rights would become exercisable under the Plan, the Company's outstanding stock certificates will represent both the shares of Common Stock and the Rights, and the Rights will trade only with the shares of Common Stock.

The Rights are designed to provide the Board of Directors sufficient time to evaluate proposed change-in-control transactions by encouraging potential acquirers to negotiate with the Board of Directors before attempting a tender offer for the Company. The Rights are not intended to prevent transactions on terms that are fair to the Company's stockholders nor to deter any potential acquirer who is willing to complete a transaction on such terms.

Common Stock Warrants:

     In connection with a $10,000,000 senior subordinated note issued to Allied Capital Corporation in July 1998, the Company issued warrants to acquire an aggregate of 531,255 shares of the Company's common stock at $8.5625 per share. The exercise price was reduced to $7.00 per share on May 31, 2000, based on the terms of the warrant requiring adjustment to the trailing 30 day average high and low stock price.

     In connection with a debt refinancing in August, 1995, the Company issued to Allied Capital Corporation warrants to acquire an aggregate of 309,042 shares of the Company's Common Stock at $7.52 per share.

     At June 30, 2002, 2001 and 2000, 840,267, 965,267, and 965,267 warrants were outstanding with an exercise price of $4.00 to $7.52 per share.

2000 Stock Option Plan for Consultants:

     In February 2000, the Company established the 2000 stock option plan for consultants. This plan reserved up to an aggregate of 200,000 shares of common stock of the Company for issuance in connection with non-qualified stock options for non-employee consultants. At June 30, 2002 and 2001, 92,000 options have been granted under this plan. At June 30, 2002 and 2001, $55,000 and $29,000, respectively, in compensation expense have been recorded in accrued liabilities.

1995 Stock Incentive Plan:

     On September 22, 1995, the stockholders approved the 1995 Stock Incentive Plan. On November 18, 1999, the stockholders approved amendments to the 1995 Stock Incentive Plan, including an increase in the number of shares of common stock available for issuance under the Plan to 1,300,000. Under the Plan, common stock may be issued in connection with stock grants, incentive stock options and non-qualified stock options. The purpose of the Plan is to attract and retain quality employees. All grants to date under the Plan (other than a certain stock grant which was terminated) have been non-qualified stock options or incentive stock options which vest over three years (except that options issued to directors vest in full six months following the date of grant).

1988 Stock Option and Stock Grant Plan:

     During 1988, the Company established the 1988 stock option and stock grant plan. This plan reserved up to an aggregate of 125,000 shares of common stock of the Company for issuance in connection with stock grants, incentive stock options and non-qualified stock options.

1986 Stock Option and Stock Grant Plan:

     During 1986, the Company established a stock option and stock grant plan, which was amended in 1987. The 1986 Plan, as amended, reserved up to an aggregate of 216,750 shares of common stock of the Company for issuance in connection with stock grants, incentive stock options and non-qualified stock options.

     The number of options granted under the 1995 Stock Incentive Plan is determined from time to time by the Compensation Committee of the Board of Directors, except for options granted to non-employee directors, which is determined by a formula set forth in the Plan. Incentive stock options are granted at market value or above, and non-qualified stock options are granted at a price fixed by the Compensation Committee at the date of grant. Options are exercisable for up to ten years from date of grant.

Option activity with respect to the Company's stock incentive plans and other employee options was as follows:

                                                                                      Weighted
                                                                                      Average
                                            Number                Range                Price
                                         ------------  ---------------------------   ----------
                                                              (in dollars)
Balance June 30, 1999                        836,804         3.75 to         16.44         6.39
                                         -----------   ----------    -------------   ----------
Granted                                      180,788         5.87 to          8.13         7.53
Exercised                                     (3,333)        5.06             5.06         5.06
Canceled                                     (33,467)        5.06 to         11.62         7.31
                                         -----------   ----------    -------------   ----------
Balance June 30, 2000                        980,792         3.75 to         16.44         6.88
                                         -----------   ----------    -------------   ----------
Granted                                      110,088         8.88             9.13         8.93
Exercised                                    (42,262)        4.68 to          6.00         5.13
Canceled                                     (87,968)        4.68 to         11.63         7.86
                                         -----------   ----------    -------------   ----------

Balance June 30, 2001                        960,650         3.75 to         16.44         7.16
                                         -----------   ----------    -------------   ----------
Granted                                      140,000         5.85 to          8.00         5.93
Exercised                                   (207,392)        4.69 to          5.75         4.87
Canceled                                     (65,021)        3.75 to         11.63         5.31
                                         -----------   ----------    -------------   ----------

Balance June 30, 2002                        828,237         3.75 to         16.44         7.36
                                         ===========   ==========    =============   ==========

     Of the 140,000 options granted during 2002 50,000 options were granted outside of the Company's stock incentive plans. At June 30, 2002 and June 30, 2001, 554,273 and 571,002 shares, respectively, remained available for options or stock grants under the 1995 Stock Incentive Plan and 662,273 options were exercisable under such Plan and earlier stock option plans.

     The Company has adopted the disclosure only provisions of SFAS No. 123 Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the Company's stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company's net income and net income per share would have been decreased to the pro forma amounts indicated below (dollars in thousands except per share data):

                                     For the Year ended June 30,
                               ---------------------------------------
                                    2002        2001         2000

Net income:
-    as reported                 $   2,834    $  1,501     $  2,478
-    pro forma                   $   2,432    $    897     $  2,157

Basic earnings per share
-    as reported                 $    0.44    $   0.24     $   0.40
-    pro forma                   $    0.38    $   0.15     $   0.35

Diluted earnings per share
-    as reported                 $    0.38    $   0.20     $   0.33
-    pro forma                   $    0.32    $   0.12     $   0.29

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants:

                                                      2002             2001
                                                      ----             ----
Expected dividend yield                                  0%              0%
Expected stock price volatility                      36.07%          44.24%
Risk-free interest rate                               4.44%           5.77%
Expected life of options                            3 years         3 years

16. Other (Income) Expense:

Other (income) expense consists of the following (dollars in thousands):

                                                             Year Ending June 30,
                                                 ----------------------------------------------
                                                      2002           2001            2000
                                                 -------------- -------------- ----------------
Interest income                                 $         (161)          (426)           (118)
Rental income (expense)                                     11            (39)            (46)
Depreciation related to rental properties                   29             18              17
Gain on settlement of note payable                        (383)             -               -
Transaction costs                                          344              -               -
Other                                                        -             23               2
                                                 -------------- -------------- ----------------
                                                $         (160)          (424)           (145)
                                                 ============== ============== ================

17. Income Taxes:

Current tax provision (dollars in thousands):

                                                                    Year Ending June 30,
                                                      --------------------------------------------------
                                                           2002             2001              2000
                                                      ---------------  ---------------   ---------------
Federal                                               $        1,070   $          788    $          902

State                                                            166              115              (79)

                                                      ---------------  ---------------   ---------------
                                                               1,236              903               823

Deferred tax provision                                           732              451               970
                                                      ---------------  ---------------   ---------------
                                                      $        1,968   $        1,354    $        1,793
                                                      ===============  ===============   ===============

The difference between the actual income tax rate and the statutory U.S. federal income tax rate is attributable to the following (dollars in thousands):

                                                                    Year Ending June 30,
                                                      --------------------------------------------------
                                                            2002             2001              2000
                                                      ---------------  ---------------   ---------------
U.S. federal statutory rate                           $        1,681   $          984    $        1,495

State taxes, net of federal tax benefit                           83               70               128

Goodwill and other                                               204              300               170

                                                      ---------------  ---------------   ---------------
                                                      $        1,968   $        1,354    $        1,793
                                                      ===============  ===============   ===============

     Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

     Temporary differences and carry forwards which give rise to a significant portion of deferred tax assets and liabilities are as follows (dollars in thousands):

                                                                    Year Ending June 30,
                                                      --------------------------------------------------
                                                                2002             2001              2000
                                                      --------------------------------------------------
                                                                  tax assets (liabilities)
Goodwill amortization                                $       (2,242) $          (702) $           (468)

Depreciation                                                      21            (264)             (174)

Provision for school closings and
   other restructuring                                             -                -                60

AMT credit carryforward and state
   net operating losses                                          986              647               732

Other                                                            184                -                 -

                                                      --------------- ---------------- -----------------
                                                             (1,051)            (319)               150
                                                      --------------- ---------------- -----------------
Valuation allowance                                            (141)            (141)             (141)
                                                      --------------- ---------------- -----------------
Net deferred tax (liability) asset                   $       (1,192) $          (460) $               9
                                                      =============== ================ =================

     A valuation allowance was established against the Company's deferred tax asset related to state tax net operating loss carryforwards due to the Company's lack of earnings history of certain of the Company's subsidiaries in those states and, accordingly, the uncertainty as to the realizability of the asset.

     The Company has state net operating loss carryforwards aggregating to approximately $6,938,000 as of June 30, 2002, which can be carried forward from seven to twenty years depending on the state and will expire between 2005 and 2020, if not utilized.

18.  Employee Benefit Plans:

     The Company has a 401(k) Plan whereby eligible employees may elect to enroll after one year of service. The Company matches 25% of an employee's contribution to the Plan of up to 6% of the employee's salary. The Company's matching contributions under the Plan were $269,000, $238,000, and $169,000 for the years ended June 30, 2002, 2001 and 2000, respectively.

19. Fair Value of Financial Instruments:

     Fair value estimates, methods and assumptions are set forth below for Nobel's financial instruments at June 30, 2002, and June 30, 2001.

     Cash and cash equivalents, receivables, investments and current liabilities: Fair value approximates the carrying value of cash and cash equivalents, receivables and current liabilities as reflected in the consolidated balance sheets at June 30, 2002 and 2001 because of the short-term maturity of these instruments. The fair value of Nobel's investments is not readily determinable as the related securities are not actively traded.

     The fair value of the $2,600,000 note receivable from TES exceeds its carrying value. (see Note 10). This represents management's best estimate using TES's latest available financial projections.

     Long-term debt: Based on recent market activity, the carrying value of Nobel's 12% senior subordinated notes of $9,614,000 at June 30, 2002 and $9,486,000 at June 30, 2001, approximated market value. The carrying values for

Nobel's remaining long-term debt of $30,603,000 and $33,869,000 at June 30, 2002 and 2001, respectively, approximated market value based on current rates that management believes could be obtained for similar debt.

     Interest rate instruments: The fair value of the interest rate swap is the estimated amounts that the Company would pay or receive to terminate the instrument at June 30, 2001, estimated by discounting expected cash flows using quoted market interest rates. At June 30, 2002, the Company would have had to pay $637,000 to terminate the interest rate swap.

20. Commitments and Contingencies:

     In addition to the legal proceedings described below in Note 22, the Company is engaged in other legal actions arising in the ordinary course of its business. The Company believes that the ultimate outcome of all such matters above will not have a material adverse effect on the Company's consolidated financial position. The significance of these matters on the Company's future operating results and cash flows depends on the level of future results of operations and cash flows as well as on the timing and amounts, if any, of the ultimate outcome.

     The Company carries fire and other casualty insurance on its schools and liability insurance in amounts which management believes is adequate for its operations. As is the case with other entities in the education and preschool industry, the Company cannot effectively insure itself against certain risks inherent in its operations. Some forms of child abuse have sublimits per claim in the general liability coverage.

     The Company also has significant commitments with certain of its executives that would be triggered upon a change in control or certain termination events as discussed in Part III of report on Form 10-K contained herein.

21. Related Party Transactions:

     In June 2001, the Company sold a school property in Manalapan, New Jersey, to Mr. A. J. Clegg, d/b/a Tiffany Leasing, a Pennsylvania sole proprietorship, in a transaction approved by the Board of Directors. The purchase price for the property was $3,857,000, based on the appraised value of the property as determined by an independent third party appraiser. Simultaneously with the closing of the sale, the Company leased the property back from Tiffany Leasing under a 20-year lease, with an initial annual rent of approximately $450,000 per year. The Company is responsible for all costs of the property, including maintenance, taxes and insurance. The Company also has two 5-year options to renew the lease at the end of the original lease term. Apart from increasing the length of the original lease term, the terms and conditions of the purchase and lease are substantially the same as the final terms and conditions previously negotiated by the Company with a disinterested third party which had been interested in buying and leasing the property, but which did not ultimately consummate the transaction for reasons unrelated to the Company or the proposed terms.

22. Segment Information:

     The Company manages its schools based on 3 geographical regions within the United States. In FY 2000 the Company acquired Houston Learning Academy and The Activities Club and began managing charter schools. These operations have different characteristics and are managed separately from the school operations. These operations do not currently meet the quantification criteria and therefore are not deemed reportable under Statement of Financial Accounting Standards 131, Disclosures about Segments of an Enterprise and Related Information and are reflected in the "other" category. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies."

The table below presents information about the reported operating income of the company for the fiscal years ended June 30, 2002, 2001 and 2000, (dollars in thousands):

                                    Private
                                    Schools         Other       Corporate       Total
                                  -----------     ---------   ------------   ------------
     June 30, 2002
     -----------------
     Revenues                     $   146,717         9,562              -        156,279
     School operating profit      $    19,507           582              -         20,089
     Depreciation and
        amortization              $     4,819           852            404          6,075
     Goodwill                     $    46,428         1,948              -         48,376
     Segment assets               $    82,505        14,532          5,943        102,980

     June 30, 2001
     -----------------
     Revenues                     $   139,726         8,226              -        147,952
     School operating profit      $    17,945           221              -         18,166
     Depreciation and
        amortization              $     5,983           603            475          7,061
     Goodwill                     $    46,428         1,948              -         48,376
     Segment assets               $    80,798        14,257          6,729        101,784

     June 30, 2000
     -----------------
     Revenues                     $   125,176         2,231              -        127,407
     School operating profit      $    16,910           419              -         17,329
     Depreciation and
        amortization              $     5,739            87            473          6,299
     Goodwill                     $    47,196         2,299              -         49,495
     Segment assets               $    83,426         8,881          6,311         98,618

23. Subsequent events:

     The Stockholder Rights Plan was amended on August 4, 2002, and August 5, 2002, by Amendment No. 1 and Amendment No. 2, respectively, as part of the negotiation and execution of the Agreement and Plan of Merger, dated as of August 5, 2002 (the "Merger Agreement"), with Socrates Acquisition Corporation ("Socrates"), a corporation newly formed by Gryphon Partners II, L.P. and Cadigan Investment Partners, Inc. (collectively, the "Buying Group"), both of which are engaged principally in the business of investing in companies.

     On August 5, 2002, the Company entered into the Merger Agreement. Under the Merger Agreement, Socrates will be merged into the Company, with the Company as the surviving corporation (the "Merger"). If the Merger is completed, each issued and outstanding share of the Company's common stock and preferred stock (calculated on an as-converted basis to the nearest one-hundredth of a share) will be converted into the right to receive $7.75 in cash, without interest, except for certain shares and options held by the the Company's directors and executive officers identified in the merger agreement as a rollover stockholder, which will continue as, or be converted into, equity interests of the surviving corporation. In addition, if the Merger is completed, each outstanding option and warrant that is exercisable as of the effective time of the Merger will be canceled in exchange for (1) the excess, if any, of $7.75 over the per share exercise price of the option or warrant multiplied by (2) the number of shares of common stock subject to the option or warrant exercisable as of the effective time of the merger, net of any applicable withholding taxes. Following the Merger, the Company will continue its operations as a privately held company. The Merger is contingent upon satisfaction of a number of conditions, including approval of the Company's stockholders, the receipt of regulatory and other approvals and consents, the absence of any pending or threatened actions that would prevent the consummation of the transactions contemplated by the merger agreement and receipt of financing. There can be no assurance that these or other conditions to the Merger will be satisfied or that the Merger will be completed. If the Merger is not completed for any reason, it is expected that the current management of the Company, under the direction of the Company's Board of Directors, will continue to manage the Company as an ongoing business.

     It is currently anticipated that the total amount of funds necessary to complete the Merger and the related transactions is approximately $108,900,000 (assuming that no NLCI stockholders exercise and perfect their appraisal rights). The Buying Group has received commitments, subject to various conditions, from financial institutions in an aggregate amount sufficient, taking into account the amounts to be contributed as equity financing, to fund these requirements. The receipt of third-party financing is a condition to completion of the Merger. Of this amount, $47,500,000 is expected to be funded from an equity investment in the Company by Socrates and stockholders who are converting their shares into equity interests in the surviving corporation and an additional $50,000,000 is expected to be funded through new credit facilities. These funds are expected to be used to pay NLCI's stockholders and certain option holders and warrant holders, other than stockholders who are converting their shares into equity interests in the surviving corporation, to refinance debt, and to pay fees and expenses related to the Merger. Following completion of the Merger, the senior secured credit facility and the senior subordinated notes are expected to be repaid through cash flow generated from operations in the ordinary course of business and/or through refinancing.

     The Company's Board of Directors, acting upon the unanimous recommendation of the Special Committee of the Board comprised of three disinterested directors, approved the transaction. In reaching its decision, the Special Committee and the Board received a fairness opinion from the Company's financial advisor, Legg Mason Wood Walker, Incorporated.

     The Company anticipates that it will expense in the first and second quarter of fiscal 2003 approximately $800,000 of legal, professional and other registration fees incurred in connection with the Merger.

     On August 7, 2002, a civil action was commenced in the Court of Chancery in the State of Delaware in New Castle County. The plaintiff seeks to represent a putative class consisting of the public stockholders of the Company. Named as defendants in the complaint are the Company, members of the Company Board of Directors and one former member of the Company's Board of Directors. The plaintiff alleges, among other things, that the Merger is unfair and that the Company's directors breached their fiduciary duties by failing to fully disclose material non-public information related to the value of the Company and by engaging in self-dealing. The complaint seeks an injunction, damages and other relief. The Company was served with the complaint on August 22, 2002.

24.  Quarterly Results of Operations (unaudited):
     In thousands, except per share data and market price of stock)

The following table shows certain unaudited financial information for the Company for the interim periods indicated. As discussed in Note 1, the Company changed its method of revenue recognition related to registration fees effective July 1, 2000. Accordingly, the following unaudited quarterly operating results have been restated for the fiscal year ended June 30, 2001 to reflect the impact of the change in accounting principle as if adopted on July 1, 2000. Additionally, quarterly results may vary from year to year depending on the timing and amount of revenues and costs associated with new center development and acquisitions.

                                          Operating     Net income   Earnings (loss) per share         Market price
                                                                     -------------------------    ---------------------
                            Revenue         Profit        (loss)         Basic        Diluted        High         Low
                          -----------    ------------   ----------   --------------  ---------    ----------   --------
Fiscal 2002  (1)
----------------
September 30, 2001        $   34,423     $        (39)  $     (540)  $      (0.09)   $   (0.09)   $   9.000    $  6.250
December 31, 2001             39,892            2,530          946           0.15         0.13        8.250       4.800
March 31, 2002                40,737            2,633        1,032           0.16         0.14        7.480       5.050
June 30, 2002                 41,227            3,189        1,396           0.22         0.18        7.230       5.150


Fiscal 2001 (2)
---------------
September 30, 2000            31,530             (495)      (1,111)         (0.19)       (0.19)      10.000       7.750
December 31, 2000             37,673            1,985          595           0.10         0.08        8.875       4.688
March 31, 2001                39,204            2,584          820           0.13         0.11       10.250       5.516
June 30, 2001                 39,552            3,094        1,201           0.20         0.16       10.000       7.550


 (1) Results for Fiscal 2002 reflect the adoption of FAS 142 which excludes goodwill amortization

 (2) Results for Fiscal 2001 have been restated to reflect the adoption of SAB 101, Revenue Recognition in the first quarter of Fiscal 2001.

                                                                     APPENDIX E

     INFORMATION RELATING TO THE DIRECTORS AND EXECUTIVE OFFICERS OF NLCI

   The name, position and principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director or executive officer of NLCI are set forth below. A.J. Clegg, John Frock and Robert Zobel, each a director and executive officer of NLCI, and D. Scott Clegg, an executive officer of NLCI, are the rollover stockholders. The business address of each director and executive officer of NLCI is c/o Nobel Learning Communities, Inc., 1615 West Chester Pike, West Chester, Pennsylvania, 19382. The business telephone number of each director and executive officer of NLCI is (484) 947-2000. Each director and executive officer of NLCI is a citizen of the United States.

NAME                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
                              FIVE-YEAR EMPLOYMENT HISTORY

A.J. Clegg..................  Mr. A.J. Clegg was named Chairman of the Board and Chief Executive Officer of NLCI in May 1992. Since 1996, Mr. A.J. Clegg has also served as a member of the Board of Trustees of Drexel University. From June 1990 to December 1997 (but involving immaterial amounts of time between 1994 and 1997), Mr. A.J. Clegg served as the Chairman and CEO of JBS Investment Banking, Ltd., a provider of investment management and consulting services to businesses, including NLCI. In 1979, he formed Empery Corporation, an operator of businesses in the cable television and printing industries, and held the offices of Chairman, President and CEO during his tenure (1979-1993). In addition, Mr. A.J. Clegg served as Chairman and CEO of TVC, Inc. (1983-1993), a distributor of cable television components and Design Mark Industries (1988-1993), a manufacturer of electronic senswitches. Mr. A.J. Clegg served on the board of directors of Ferguson International Holdings, PLC, a United Kingdom company, from March 1990 to April 1991 and was Chairman and CEO of Globe Ticket and Label Company from December 1984 to February 1991. In August 2000, Mr. A.J. Clegg was recognized as "Education Entrepreneur of the Year" by the Association of Education Practitioners and Providers. Mr. A.J. Clegg is the father of D. Scott Clegg, NLCI's Vice Chairman--Operations, President and Chief Operating Officer.

D. Scott Clegg..............  Mr. D. Scott Clegg rejoined NLCI as Vice
                              Chairman--Operations, President and Chief
                              Operating Officer in February 2002. Previously, Mr. D. Scott Clegg had been with NLCI from 1993 until 1997, commencing with his appointment as Vice President--Operations for the Merryhill Country Schools division in June 1993, and culminating with his appointment in early 1997 as Vice President--Operations, with responsibility for nationwide operations. Mr. D. Scott Clegg left NLCI to become a principal and founder of Pathways Education Group, L.L.C., a management consulting firm serving the public and private sectors in education. He was formerly Vice President of New Business development at JBS Investment Banking, Ltd. Mr. D. Scott Clegg also served as General Manager and Chief Operating officer of Dynasil Corporation of America, a public company, and also served as a member of Dynasil's Board of Directors. Mr. D. Scott Clegg is the son of A.J. Clegg, NLCI's Chairman and Chief Executive Officer.

NAME                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
                              FIVE-YEAR EMPLOYMENT HISTORY

Dr. Lynn A. Fontana.........  Dr. Fontana joined NLCI in August of 1999 as
                              Executive Vice President--Education and Chief Education Officer. She is responsible for the educational programs, professional development, technology integration and quality assurance in NLCI's network of schools. Dr. Fontana has been actively involved in educational research and development for more than twenty-five years. As a research associate professor at George Mason University, she directed educational projects funded by public and private foundations including the National Science Foundation, Bell Atlantic Foundation, Corporation for Public Broadcasting, the Defense Advanced Research Projects Agency and the Department of Defense Education Activity. Prior to joining the research faculty at George Mason University, Dr. Fontana was Vice President for Educational Activities at WETA. Dr. Fontana has a B.A. in history and political science from Juniata College and a Ph.D. in social studies education from Indiana University. She taught high school history for eight years in public schools in Pennsylvania and New Jersey. Dr. Fontana has served on the Board of Trustees of National History Day for 10 years and on the editorial board for World Book Publishing for six of the last eight years.

John R. Frock...............  Mr. Frock was appointed Vice Chairman--Corporate
                              Development of NLCI in April 2002. Prior to such appointment, Mr. Frock had been Executive Vice President--Corporate Development since August 1, 1994. Mr. Frock was elected to the Board of Directors of NLCI on May 29, 1992. In March 1992, Mr. Frock became the President and Chief
                              Operating Officer of JBS Investment Banking,
                              Ltd., a provider of investment management and consulting services to businesses, including NLCI.

Robert E. Zobel.............  Mr. Zobel was appointed Vice Chairman--Corporate
                              Affairs and Chief Financial Officer of NLCI in April 2002. Between February 2001 and April 2002, Mr. Zobel served as Vice President, Chief Administrative Officer and Secretary of MARS, Inc., a start up retail organization. Mr. Zobel was Vice President of Finance, Chief Financial Officer, Treasurer and Secretary of MARS, Inc. from February 1996 until February 2001. From 1974 through February 1996, Mr. Zobel was associated with Deloitte & Touche LLP (formerly Touche Ross & Co.) as an employee and since September 1981 as a partner. Mr. Zobel earned a B.A. degree from Claremont McKenna College, a J.D. degree from Willamette University College of Law and a LLM in tax from Boston University.

Edward H. Chambers..........  Mr. Chambers has served as Executive Vice
                              President--Finance and Administration of Wawa, Inc. since March 1988. During the period April 1984 through March 1988, he served as President and Chief Executive Officer, and as a director, of Northern Lites, Ltd., an owner and operator of quick-service restaurants operating pursuant to a franchise from D'Lites of America, Inc. From 1982 to July 1984, Mr. Chambers was President--Retail Operations of Kentucky Fried Chicken Corp., a franchiser of quick-service restaurants. He is also a director of Riddle Memorial Hospital System and the Riddle Memorial Hospital Foundation.

NAME                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
                              FIVE-YEAR EMPLOYMENT HISTORY

Peter H. Havens.............  Mr. Havens is Chairman of Baldwin Management,
                              LLC, an investment management concern.
                              Previously, he was the Executive Vice President of Bryn Mawr Bank Corporation overseeing the Investment Management and Trust Division. From 1982 through May 1995, Mr. Havens served as manager of Kewanee Enterprises, a private investment firm located in Bryn Mawr, Pennsylvania. He is also chairman of the board of directors of Petroferm, Inc., a director of Independence Seaport Museum and Lankenau Hospital Foundation, and a Trustee Emeritus of Ursinus College.

Eugene G. Monaco............  Mr. Monaco is currently a director of NLCI. From
                              January 1, 1990 until his retirement in late
                              1995, Mr. Monaco served as a Judge for the Delaware County District Court of Pennsylvania. He also served as an Instructor in Kinematics and Dynamics at Drexel University, a Lecturer in child abuse at Penn State University, and was the Chief Negotiator for the Rose Tree Media School Board. Mr. Monaco has also served as Assistant District Attorney in Media, Pennsylvania and Engineering Negotiator for Westinghouse Electric for 32 years. Mr. Monaco has both a J.D. from Temple Law School and a M.S. in Mechanical Engineering from the University of Delaware.

Daniel L. Russell...........  Mr. Russell is a Principal in the Private Finance
                              Group at Allied Capital Corporation. Prior to joining Allied in 1998, Mr. Russell served in the financial services practice of KPMG Peat Marwick LLP from 1992 to 1998, including serving as a Senior Manager from 1996 to 1998. Mr. Russell is also a director of The Hillman Group, STS Operating Inc. (dba: SunSource Technology Services, Inc.) and HealthASPex. Mr. Russell is a Certified Public Accountant.

                                                                     APPENDIX F

       INFORMATION RELATING TO THE DIRECTORS, OFFICERS AND AFFILIATES OF
          SOCRATES, GRYPHON, GRYPHON PARTNERS II-A, L.P. AND CADIGAN

Socrates Acquisition Corporation

   The name, position and principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director or executive officer of Socrates are set forth below. Except as noted below, each such individual is a citizen of the United States.

NAME                          PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
                              FIVE-YEAR EMPLOYMENT HISTORY

Jeffrey L. Ott, director,     Mr. Ott is a Principal of Gryphon Investors. Prior to joining Gryphon in 2001, co-president, treasurer and Mr. Ott was a Managing Director and Partner of DB Capital Partners, Inc., the
  assistant secretary........ U.S. merchant banking group of Deutsche Bank. Mr. Ott's business address is
                              c/o Gryphon Partners II, L.P., One Embarcadero Center, Suite 2750, San
                              Francisco, California, 94111 and his business telephone number is (415)
                              217-7400.

David Luttway, director,      Mr. Luttway is vice president of Cadigan. Prior to joining Cadigan, co-president, secretary and Mr. Luttway was a Partner of BFL Capital, LLC, an investment and advisory assistant treasurer........ firm, from April 2000 to May 2001. Previously, Mr. Luttway was a vice president of Schroder & Co., Inc., an investment bank. Mr. Luttway's business address is c/o Cadigan Investment Partners, Inc., 712 Fifth Avenue,
                              45th Floor, New York, New York, 10019 and his business telephone number is (212) 405-5051. Mr. Luttway is a citizen of France.

Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P.

   The general partner of each of Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P. is Gryphon GenPar II, LLC, a Delaware limited liability company, the principal business of which is serving as the general partner of Gryphon. The managing member of Gryphon GenPar II, LLC is Gryphon Investors II, LLC, a Delaware limited liability company, the principal business of which is serving as the managing member of Gryphon GenPar II, LLC. The managing member of Gryphon Investors II, LLC is R. David Andrews. The business address of Gryphon GenPar II, LLC, Gryphon Investors II, LLC and R. David Andrews is One Embarcadero Center, Suite 2750, San Francisco, California, 94111 and the business telephone number of such persons is (415) 217-7400.

NAME             PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND FIVE-
                 YEAR EMPLOYMENT HISTORY

R. David Andrews Mr. Andrews is President and Managing General Partner of Gryphon Investors,
                 which he founded in 1995. Mr. Andrews is a director of Allied Security, Inc. and
                 The Kinetics Group, Inc. Mr. Andrews is a citizen of the United States.

Cadigan Investment Partners, Inc.

   The name, position and principal occupation or employment, business address and material occupations, positions, offices or employment for the past five years, of each director or executive officer of Cadigan are set forth below. Except as noted below, the business address of each director and executive officer of Cadigan is Cadigan Investment Partners, Inc., 712 Fifth Avenue, 45th Floor, New York, New York, 10019, and the business telephone number of such persons is (212) 405-5050. Except as noted below, each such individual is a citizen of the United States.

NAME           PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT AND
               FIVE-YEAR EMPLOYMENT HISTORY

Michael Tokarz Michael Tokarz has been a director and chairman of the board and investment committee of Cadigan since July 2002. Since February 2002, he has been the managing member of The Tokarz Group, LLC, which manages Mr. Tokarz's personal venture capital investments. From January 1996 until February 2002,
               Mr. Tokarz was a member of the limited liability company which serves as the general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Tokarz is a
               director of Walter Industries, Inc. and IDEX Corporation. Mr. Tokarz's
               business address is 287 Bowman Avenue, Purchase, New York, 10577 and his
               business telephone number is (914) 251-1825.

Pericles Navab Mr. Navab is a director and president of Cadigan. Prior to joining Cadigan,
               Mr. Navab was a Principal at Arena Capital Partners, LLC, a leveraged buyout firm, from January 1999 to December 2000. Previously, Mr. Navab was a Principal at GarMark Partners, a private investment firm, from August
               1996 to December 1998. Mr. Navab is also a director of American Coin
               Merchandising, Inc.

David Luttway. Mr. Luttway is a vice president of Cadigan. Prior to joining Cadigan,
               Mr. Luttway was a Partner of BFL Capital, LLC, an investment and advisory firm, from April 2000 to May 2001. Previously, Mr. Luttway was a vice president of Schroder & Co., Inc., an investment bank. Mr. Luttway is a citizen of France.

                        NOBEL LEARNING COMMUNITIES, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               ____________, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of NOBEL LEARNING COMMUNITIES, INC., a Delaware corporation, does hereby constitute
and appoint        and           , or any one of them, with full power or
substitution, to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of stock of Nobel Learning Communities, Inc. that the undersigned would be entitled to vote if personally present at the
Special Meeting of Shareholders to be held at         , on          , 2002 at
      a.m., local time, and at any and all adjournments, postponements and continuations thereof, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

         UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Please mark your vote as indicated in this example [X]

ITEM 1.  APPROVAL OF AGREEMENT AND PLAN OF MERGER

To approve and adopt the Agreement and Plan of Merger, dated as of August 5,
2002, as amended as of      , 2002, between Nobel Learning Communities, Inc. and
Socrates Acquisition Corporation, and the merger contemplated thereby, pursuant to which Socrates Acquisition Corporation will be merged with and into Nobel Learning Communities, Inc., with Nobel Learning Communities, Inc. as the surviving corporation.

                             FOR       AGAINST         ABSTAIN
                             [_]         [_]             [_]

ITEM 2.  POSTPONEMENTS OR ADJOURNMENTS

In their discretion, the proxies are authorized to vote in favor of any postponements or adjournments of the meeting, if necessary.

                             FOR       AGAINST         ABSTAIN
                             [_]         [_]             [_]

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.

JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN SIGNING AS AN ENTITY, PLEASE GIVE NAME OF ENTITY AND HAVE A DULY AUTHORIZED PERSON SIGN, STATING TITLE.

Signature(s) ___________________________________     Date __________________


Signature(s) ___________________________________     Date __________________